PROSPECTUS SUPPLEMENT (TO PROSPECTUS DATED MARCH 14, 2002)

                                 $1,000,000,000
                                  (Approximate)

                        CIT Home Equity Loan Trust 2002-1
            Home Equity Loan Asset Backed Certificates, Series 2002-1

                      The CIT Group/Consumer Finance, Inc.
                           Seller and Master Servicer

              Credit Suisse First Boston Mortgage Acceptance Corp.
                                    Depositor

                                   ----------

      The trust will issue nine classes of senior certificates and eight classes of subordinated certificates. The assets of the trust will include two groups of mortgage loans secured by primarily one-to-four family residential properties. One group will consist of fixed rate, first or second lien mortgage loans. The other group will consist of adjustable rate, first lien mortgage loans.

      The offered certificates will represent interests in the trust only and will not be guaranteed by or represent interests in or obligations of the depositor, the seller, the master servicer or any of their affiliates.

      Interest and principal on the certificates are scheduled to be paid monthly on the 25th day of the month or, if the 25th day is not a business day, on the next business day. The first scheduled distribution date is April 25, 2002. The Class AF-1A, Class AF-1B, Class AF-2, Class AF-3, Class AF-4, Class AF-5, Class AF-6, Class AF-7 and Class AV certificates will be senior certificates. The Class M-1, Class M-2 and Class B certificates of a group will be subordinate to, and provide credit enhancement for, the senior certificates of the related group. The Class M-2 certificates will also be subordinate to, and provide credit enhancement for, the Class M-1 certificates of the related group. The Class B certificates will be subordinate to, and provide credit enhancement for, the Class M-1 and Class M-2 certificates of the related group.

      The offered certificates currently have no trading market.

      Consider carefully the risk factors beginning on page S-10 in this prospectus supplement and on page 5 of the accompanying prospectus. This prospectus supplement may be used to offer and sell the certificates only if accompanied by the prospectus.

                                                                                            Underwriting
   Offered             Principal                                           Price to         Discounts and    Proceeds to
Certificates           Balance*              Certificate Rate              Public(3)         Commissions     Depositor(4)
------------           ---------             ----------------              ---------        -------------    -----------
Class AF-1A .......  $109,320,000      One-month LIBOR plus 0.14%(1)       100.00000%           0.160%        99.84000%
Class AF-1B .......  $ 98,310,000                 3.483%                    99.99913%           0.160%        99.83913%
Class AF-2 ........  $ 67,730,000                 4.570%                    99.98344%           0.210%        99.77344%
Class AF-3 ........  $ 68,590,000                 5.190%                    99.99716%           0.270%        99.72716%
Class AF-4 ........  $ 50,190,000                 5.970%                    99.95830%           0.320%        99.63830%
Class AF-5 ........  $ 31,210,000              6.710%(1)(2)                 99.97566%           0.430%        99.54566%
Class AF-6 ........  $ 47,260,000                6.200%(1)                  99.96684%           0.370%        99.59684%
Class AF-7 ........  $225,000,000              5.610%(1)(2)                 99.98889%           0.265%        99.72389%
Class MF-1 ........  $ 35,670,000              6.570%(1)(2)                 99.98212%           0.400%        99.58212%
Class MF-2 ........  $ 33,690,000              7.060%(1)(2)                 99.95851%           0.500%        99.45851%
Class BF ..........  $ 25,760,000              7.460%(1)(2)                 99.97335%           0.600%        99.37335%
Class AV ..........  $172,030,000    One-month LIBOR plus 0.29%(1)(2)      100.00000%           0.210%        99.79000%
Class MV-1 ........  $ 13,470,000    One-month LIBOR plus 0.70%(1)(2)      100.00000%           0.400%        99.60000%
Class MV-2 ........  $ 10,880,000    One-month LIBOR plus 1.25%(1)(2)      100.00000%           0.500%        99.50000%
Class BV ..........  $ 10,890,000    One-month LIBOR plus 1.90%(1)(2)      100.00000%           0.600%        99.40000%

----------
*     Principal balances subject to variance of plus or minus 5%.
(1)   Subject to an interest rate cap.
(2)   Subject to a step-up if the clean-up call is not exercised.
(3) Plus accrued interest, if any, from March 1, 2002 in the case of the fixed rate certificates.
(4)  Before deducting expenses, estimated to be $1,100,000.

      Delivery of the offered certificates will be made in book-entry form only through the facilities of The Depository Trust Company, Clearstream Banking, societe anonyme and the Euroclear System on or about March 28, 2002.

      Neither the Securities and Exchange Commission nor any state securities commission has approved of the certificates or determined if this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

Credit Suisse First Boston                                  Salomon Smith Barney
            Banc One Capital Markets, Inc.
                               Goldman, Sachs & Co.
                                                JPMorgan

                                 March 14, 2002

      Important notice about information presented in this prospectus supplement and the accompanying prospectus

      We provide information to you about the offered certificates in two separate documents that provide progressively more detail:

      o the accompanying prospectus, which provides general information, some of which may not apply to your certificates; and

      o this prospectus supplement, which describes the specific terms of your certificates.

      You should rely primarily on the description of your certificates in this prospectus supplement.

      You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

      We are not offering the offered certificates in any state where the offer is not permitted.

      Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the offered certificates. In addition, all dealers selling the offered certificates will be required to deliver a prospectus supplement and prospectus until June 12, 2002.

                                TABLE OF CONTENTS

                              Prospectus Supplement

Caption                                                                     Page
-------                                                                     ----

Summary......................................................................S-1
Risk Factors................................................................S-10
Recent Events...............................................................S-27
The Portfolio of Mortgage Loans.............................................S-28
The Mortgage Pool...........................................................S-39
Servicing of Mortgage Loans.................................................S-65
Yield, Prepayment and Maturity Considerations...............................S-66
Formation of the Trust and Trust Property...................................S-89
Description of the Certificates.............................................S-90
The Mortgage Insurers......................................................S-112
The Pooling and Servicing Agreement........................................S-113
Use of Proceeds............................................................S-126
Certain Federal Income
     Tax Considerations....................................................S-127
Certain State Tax Considerations...........................................S-129
ERISA Considerations.......................................................S-129
Legal Investment Considerations............................................S-131
Underwriting...............................................................S-131
Legal Matters..............................................................S-133
Ratings....................................................................S-133

                                   Prospectus

Caption                                                                     Page
-------                                                                     ----

Risk Factors...................................................................5
Description of The Securities..................................................9
Yield, Prepayment and
     Maturity Considerations..................................................14
The Trust Funds...............................................................18
Loan Underwriting Procedures
     and Standards............................................................31
Servicing of Loans............................................................35
Credit Support................................................................45
Description of Mortgage
     and Other Insurance......................................................49
The Agreements................................................................53
Legal Aspects of Loans........................................................65
Material Federal Income
     Tax Consequences.........................................................77
State And Other Tax Consequences..............................................94
ERISA Considerations..........................................................94
Legal Investment.............................................................101
The Depositor................................................................101
Use of Proceeds..............................................................102
Plan of Distribution.........................................................102

--------------------------------------------------------------------------------
                                     SUMMARY

            o This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, you should read carefully this entire prospectus supplement and accompanying prospectus.

            o This summary provides an overview to aid your understanding and is qualified by the full description of this information in this prospectus supplement and the accompanying prospectus.

            o You can find a listing of the pages where capitalized terms used in this prospectus supplement are defined under the caption "Index of Defined Terms" beginning on page S-135 in this prospectus supplement.

Issuer

      o     CIT Home Equity Loan Trust 2002-1.

Depositor

      o Credit Suisse First Boston Mortgage Acceptance Corp., a Delaware corporation and a wholly-owned subsidiary of Credit Suisse First Boston (USA), Inc. (formerly Donaldson, Lufkin & Jenrette, Inc.), a Delaware corporation.

Sellers

      o The CIT Group/Consumer Finance, Inc., a Delaware corporation and a wholly-owned subsidiary of CIT Group Inc., a Nevada corporation.

      o CFHE Funding Company LLC, a Delaware limited liability company, which is a limited purpose entity and a wholly-owned subsidiary of The CIT Group/Consumer Finance, Inc.

      o All of the mortgage loans have been originated or acquired by The CIT Group/Consumer Finance, Inc. or its affiliates in accordance with its underwriting standards.

Master Servicer

      o     The CIT Group/Consumer Finance, Inc.

Trustee

      o     JPMorgan Chase Bank.

Cut-Off Date

      o     The opening of business on March 1, 2002.

      o The cut-off date is the date on and after which the issuer will be entitled to receive all collections on and proceeds of the mortgage loans.

Closing Date

March 28, 2002.

Distribution Date

The 25th day of each month, or if the 25th day is not a business day, then the next succeeding business day. The first distribution date will be April 25, 2002.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Record Date

      o With respect to any distribution date and each class of fixed rate certificates, the last business day of the month immediately preceding the calendar month in which the distribution date occurs.

      o With respect to any distribution date and the variable rate certificates, the last business day immediately preceding the distribution date or, if definitive certificates are issued, the last business day of the month immediately preceding the calendar month in which the distribution date occurs.

The Certificates

On the closing date, the trust will issue the offered certificates, the Class X-IO certificates and the Class R certificates.

Offered Certificates

The Class AF-1A, Class AF-1B, Class AF-2, Class AF-3, Class AF-4, Class AF-5, Class AF-6, Class AF-7, Class MF-1, Class MF-2, Class BF, Class AV, Class MV-1, Class MV-2 and Class BV certificates.

Senior Certificates

The Class AF-1A, Class AF-1B, Class AF-2, Class AF-3, Class AF-4, Class AF-5, Class AF-6, Class AF-7 and Class AV certificates.

Subordinate Certificates

The Class MF-1, Class MF-2, Class BF, Class MV-1, Class MV-2 and Class BV certificates.

References in this prospectus supplement to the Class M-1, Class M-2 and Class B certificates refer to the Class MF-1 and Class MV-1, Class MF-2 and Class MV-2, and Class BF and Class BV certificates, as applicable.

Non-Offered Certificates

The Class X-IO certificates and Class R certificates are not being offered to the public. We have included information with respect to the Class X-IO and Class R certificates in this prospectus supplement solely to provide you a better understanding of the offered certificates.

Group I Certificates

The Group I certificates consist of the Group I senior certificates and the Group I subordinate certificates.

The Group I senior certificates will be the Class AF-1A, Class AF-1B, Class AF-2, Class AF-3, Class AF-4, Class AF-5, Class AF-6 and Class AF-7 certificates. The Group I subordinate certificates will be the Class MF-1, Class MF-2 and Class BF certificates.

Group II Certificates

The Group II certificates consist of the Group II senior certificates and the Group II subordinate certificates.

The Group II senior certificates will be the Class AV certificates. The Group II subordinate certificates will be the Class MV-1, Class MV-2 and Class BV certificates.

Fixed Rate Certificates

The Group I certificates, other than the Class AF-1A certificates.

Variable Rate Certificates

The Group II certificates, together with the Class AF-1A certificates.

Denominations

The offered certificates will be offered for purchase in denominations of $25,000 and multiples of $1,000 above $25,000.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Book-Entry Registration

We will issue the offered certificates in book-entry form. You will hold your interests either through a depository in the United States or through one of two depositories in Europe. While the offered certificates are in book-entry form they will be registered in the name of the nominee of the depository in the United States.

Final Scheduled Distribution Date

The final scheduled distribution date for each class of offered certificates is as follows:

Class AF-1A.............  February 2017
Class AF-1B.............  February 2017
Class AF-2..............  January 2023
Class AF-3..............  January 2027
Class AF-4..............  March 2029
Class AF-5..............  February 2033
Class AF-6..............  February 2030
Class AF-7..............  February 2033
Class MF-1..............  January 2030
Class MF-2..............  December 2029
Class BF................  February 2033
Class AV................  March 2033
Class MV-1..............  September 2030
Class MV-2..............  August 2030
Class BV................  March 2033

Distributions to Offered Certificateholders

Interest

You will be entitled to receive payments of interest on each distribution date to the extent set forth in this prospectus supplement.

Fixed Rate Certificate Interest

The interest rate on any distribution date for a fixed rate certificate will be the applicable interest rate set forth on the cover page of this prospectus supplement.

The interest period with respect to each distribution date and a fixed rate certificate is the calendar month preceding the month of the distribution date. For example, if the distribution date occurs on June 25, 2002, the interest period would be the month of May 2002. Each calendar month will be deemed to have 30 days and each year will be deemed to have 360 days. Therefore, if you are a holder of a fixed rate certificate, you would use the following formula to calculate your interest payment on any distribution date:

30 x IR x PB = your interest payment
--
360

IR = the applicable per annum fixed interest rate, subject to, (1) in the case of the Class AF-5, Class AF-6, Class AF-7, Class MF-1, Class MF-2 and Class BF certificates, the Group I Net WAC Cap and (2) in the case of the Class AF-5, Class AF-7, Class MF-1, Class MF-2 and Class BF certificates an increase of 0.50% per annum after the master servicer first fails to exercise its clean-up call option.

PB = the principal balance of your fixed rate certificate immediately prior to any distributions on the distribution date.

If you are a holder of a fixed rate certificate, we will increase the interest payment we owe to you for a distribution date by any unpaid interest we owe to you from prior distribution dates, plus accrued interest at the applicable certificate rate.

The Group I Net WAC Cap for the Class AF-5, Class AF-6, Class AF-7, Class MF-1, Class MF-2 and Class BF certificates is the weighted average of the net coupon rates of the Group I mortgage loans related to the applicable distribution date.

If you are a holder of a Class AF-5, Class AF-6, Class AF-7, Class MF-1, Class MF-2 or Class BF certificate, we will pay to you, on future distribution dates, the amount by which we reduce the interest payment we owe to you because of the effect of the Group I Net WAC
--------------------------------------------------------------------------------

Cap, including any interest accrued on such amount at the related certificate rate. Payment of these amounts will be made on a subordinated basis, to the extent that money is available to make these payments. However, if the clean-up call option is exercised as described in this prospectus supplement, you will generally not be entitled to receive these amounts upon termination of the trust, except if and to the extent that amounts would otherwise be available to make distributions in respect of the non-offered certificates.

Variable Rate Certificate Interest

The interest rate on any distribution date with respect to the variable rate certificates will be the applicable interest rate set forth on the cover page of this prospectus supplement.

The interest period with respect to each distribution date and the variable rate certificates is the period from and including the previous distribution date (or the closing date in the case of the first distribution date) to and including the day preceding the related distribution date. Interest on the variable rate certificates will accrue during the related interest period on the basis of the actual number of days elapsed in the related interest period and a year consisting of 360 days. Therefore, if you are a holder of a variable rate certificate, you would use the following formula to calculate your interest payment on any distribution date:

 N  x IR x PB = your interest payment
---
360

N =   number of days in the interest period.

IR =  the per annum floating interest rate for the interest period, subject to
      (1) the applicable Net WAC Cap and (2) after the master servicer first fails to exercise its clean-up call, an increase in the applicable margin to 0.58% in the case of the Class AV certificates, 1.05% in the case of the Class MV-1 certificates, 1.875% in the case of the Class MV-2 certificates and 2.85% in the case of the Class BV certificates.

PB = the principal balance of your variable rate certificate immediately prior to any distributions on the distribution date.

If you are a holder of a variable rate certificate, we will increase the interest payment we owe to you for a distribution date by any unpaid interest we owe to you from prior distribution dates, plus accrued interest at the applicable certificate rate.

The Group II Net WAC Cap for the variable rate certificates, other than the Class AF-1A certificates, is equal to the product of the weighted average of the net coupon rates of the Group II mortgage loans related to the applicable distribution date and a fraction, the numerator of which is 30 and the denominator of which is the number of days in the related interest period. The Net WAC Cap for the Class AF-1A certificates is the Group I Net WAC Cap.

If you are a holder of a variable rate certificate, we will pay to you, on future distribution dates, the amount by which we reduce the interest payment we owe to you because of the effect of the applicable Net WAC Cap, including any interest accrued on such amount at the related certificate rate. Payment of these amounts will be made on a subordinated basis, to the extent that money is available to make these payments. However, if the clean-up call option is exercised as described in this prospectus supplement, you will generally not be entitled to receive these amounts upon termination of the trust, except if and to the extent that amounts would otherwise be available to make distributions in respect of the non-offered certificates.

Principal

On each distribution date, the amount available for distributions of principal to the offered certificates of a group will include (1)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
principal collections on the related mortgage loans, plus (2) any excess interest collections on the related mortgage loans, and any excess interest collections available on a subordinate basis from the mortgage loans of the other group after required distributions are made with respect to the other group to satisfy the required level of overcollateralization for the related group, less (3) any decrease in the related required level of overcollateralization.

Group I Senior Certificates

On each distribution date we will distribute the Group I senior principal distribution amount as described under "DESCRIPTION OF THE CERTIFICATES-- Distributions--Distributions of Principal" in this prospectus supplement in the following order of priority:

Concurrently,

      o Approximately 32.25% of the Group I senior principal distribution amount to the Class AF-7 certificates until the principal balance of the Class AF-7 certificates has been reduced to zero; and

      o Approximately 67.75% of the Group I senior principal distribution amount, sequentially, as follows:

            (i) to the Class AF-6 certificates, for each distribution date on or after the distribution date in April 2005 in an amount up to a specified amount;

            (ii) to the Class AF-1A and Class AF-1B certificates, pro rata based on the respective principal balances of each such class on such distribution date, until the principal balance of each such class has been reduced to zero; and

            (iii) to the Class AF-2, Class AF-3, Class AF-4, Class AF-5 and
                  Class AF-6 certificates, in that order, so that each class does not receive any principal payments until the principal balance of the prior class has been reduced to zero.

The Class AF-6 certificate is a "lock-out" certificate. If you are a holder of a Class AF-6 certificate generally you will not be entitled to receive payments of principal until the distribution date in April 2005. From that point on, you will be entitled to receive an increasing percentage of your class's proportionate share of principal payable to the Group I senior certificates, based on a schedule.

Group II Senior Certificates

On each distribution date we will distribute the Group II senior principal distribution amount, as described under "DESCRIPTION OF THE
CERTIFICATES--Distributions--Distributions of Principal", in this prospectus supplement, until the principal balance of the Class AV certificates has been reduced to zero

Subordinate Certificates

On each distribution date we will distribute principal in respect of the mortgage loans in a group to the subordinate certificates of the related group on a subordinate basis. Initially, principal in respect of the mortgage loans in a group will generally be distributed exclusively to the senior certificates of the related group until their principal balances have been reduced to specified levels. At that time, principal distributions in respect of a group not required to maintain the principal balances of the senior certificates of the related group at the required levels will be distributed to the related subordinate classes (provided a related trigger event has not occurred) in the amounts and the order of priority described under

"DESCRIPTION OF THE CERTIFICATES--Distributions of Principal" in this prospectus supplement.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Trust Property

The trust property is held by the trustee for the benefit of the certificateholders. The trust property includes:

o a pool of closed-end fixed rate mortgage loans secured by first and second deeds of trust, security deeds or mortgages on primarily one-to-four family residential properties transferred to the trust on the closing date;

o a pool of closed-end adjustable rate mortgage loans secured by first deeds of trust, security deeds or mortgages on primarily one-to-four family residential properties transferred to the trust on the closing date;

o     payments on the mortgage loans received on and after the cut-off date;

o property that secured a mortgage loan which has been acquired by foreclosure or deed in lieu of foreclosure;

o amounts on deposit in the accounts specified in this prospectus supplement;

o rights under hazard insurance policies, if any, covering the mortgaged properties; and

o rights under one or more mortgage insurance policies, with respect to approximately 11.05% of the Group I mortgage loans; and

o     proceeds of the foregoing.

The Mortgage Loans

We will divide the mortgage loans into two groups, each of which will constitute a separate sub-trust. The Group I mortgage loan group will contain mortgage loans that bear interest at fixed rates. The Group II mortgage loan group will contain mortgage loans that bear interest at rates that adjust based on the applicable mortgage index and the applicable gross margin (subject to the limitations described in this prospectus supplement). The initial rate adjustment date for those mortgage loans that bear interest at an adjustable rate is either six months, one year, two years or three years after the date of origination of the related mortgage loan.

The mortgage loans are not and will not be guaranteed by the depositor, the sellers, the master servicer, the trustee or any of their affiliates.

The information presented in this prospectus supplement is, with respect to 12,191 mortgage loans, of which 10,129 are fixed rate mortgage loans and 2,062 are adjustable rate mortgage loans, in each case as of the cut-off date. On or prior to the closing date, additional mortgage loans may be added to each mortgage loan group and some mortgage loans may be removed from each mortgage loan group.

As a result, the characteristics of the mortgage loans in each mortgage loan group on the closing date may differ from the characteristics presented in this prospectus supplement as of the cut-off date. The sellers do not expect a material change in the weighted average characteristics of either mortgage loan group.

Credit Enhancement

Subordination

The issuance of senior certificates and subordinate certificates by the trust is designed to increase the likelihood that senior certificateholders will receive regular payments of interest and principal.

The certificates that are designated as senior certificates of a group will have a payment

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
priority over the certificates that are designated as subordinate certificates of the related group. Among the classes of subordinate certificates:

      o the Class M-1 certificates of a group will have payment priority over the Class M-2 certificates of the related group and Class B certificates of the related group, and

      o the Class M-2 certificates of a group will have payment priority over the Class B certificates of the related group.

Allocation of Losses

If, on any distribution date, there is insufficient excess interest or overcollateralization in a related group or, to the limited extent described in this prospectus supplement, excess interest available from the other group, to absorb realized losses on the related mortgage loans, then realized losses on such mortgage loans will be allocated to the subordinate certificates of that group as follows: first, to the Class B certificates of the related group, second, to the Class M-2 certificates of the related group and third, to the Class M-1 certificates of the related group, through a reduction in the principal balance of the applicable class equal to the realized losses in excess of such amount of excess interest and overcollateralization on such distribution date. The pooling and servicing agreement does not permit the allocation of realized losses on the mortgage loans to the senior certificates; however, investors in the senior certificates should realize that under certain loss scenarios there will not be sufficient interest and principal collections on the mortgage loans in a group to pay the related senior certificates all the interest and principal amounts to which such certificates are then entitled.

Once realized losses are allocated to the subordinate certificates, the principal balance reduced as a result of such realized losses will not be reinstated thereafter. However, the amount of any realized losses allocated to the subordinate certificates may be paid to the holders of these certificates according to the priorities set forth under "DESCRIPTION OF THE
CERTIFICATES--Distributions" in this prospectus supplement.

Overcollateralization

Overcollateralization is calculated as the amount by which the aggregate principal balance of the mortgage loans in a mortgage loan group exceeds the aggregate principal balance of the offered certificates of the related group. The offered certificates will not have the benefit of any overcollateralization on the closing date. Excess interest from a group and, to a limited extent, from the other group, if any, will be applied as accelerated payments of principal to the class or classes of related offered certificates then entitled to receive distributions of principal until the applicable overcollateralization level equals the related required overcollateralization level.

If there is not sufficient excess interest, the applicable required overcollateralization level will not be reached or maintained. In addition, realized losses on the mortgage loans of a group will reduce the amount of overcollateralization for that group. If realized losses on the mortgage loans of a group result in the related overcollateralization amount becoming negative, the principal balance of the class of related subordinate certificates then outstanding with the lowest relative payment priority will be reduced by such negative amount.

Crosscollateralization

Each mortgage loan group provides for limited crosscollateralization of the offered certificates from the other mortgage loan group on a subordinated basis solely to cause the offered certificates of the other group to reach the targeted level of overcollateralization for such group and to cover realized losses allocated to the
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
subordinate certificates of the other group as more fully described under "DESCRIPTION OF THE CERTIFICATES--Credit Enhancement" in this prospectus supplement.

Mortgage Insurance

Approximately 11.05% (by principal balance as of the cut-off date) of the mortgage loans in Group I, have the benefit of one or more mortgage insurance policies. Each of the mortgage insurance policies are limited in scope and are subject to certain defenses as more fully described under "DESCRIPTION OF THE CERTIFICATES - Credit Enhancement - The Mortgage Insurance Policies" in this prospectus supplement.

Monthly Advances

The amounts received under a mortgage loan may not be sufficient to pay interest due under the terms of the mortgage loan. If a shortfall occurs, the master servicer will advance funds to the trust to compensate for the shortfall. The master servicer will make a monthly advance with respect to delinquent payments of interest on a mortgage loan only if the master servicer expects to be repaid for the monthly advance from future payments and collections on that mortgage loan.

The master servicer will not make a monthly advance to cover any principal portion of a mortgage loan payment.

The master servicer is entitled to be reimbursed by the trust for any monthly advances from the related mortgage loan and, if the monthly advance is a non-recoverable advance, from collections on all the mortgage loans of the related group prior to any distributions to you.

We refer you to "SERVICING OF MORTGAGE LOANS--Monthly Advances" in this prospectus supplement.

Servicing Advances

Unless the master servicer determines that any proposed advance is not recoverable from the related mortgage loan, the master servicer will pay all "out of pocket" costs and expenses incurred in the performance of its servicing obligations, including, but not limited to:

      o expenditures in connection with the preservation, restoration and protection of the related mortgage loan;

      o the cost of any enforcement or judicial proceedings, including foreclosures; and

      o the cost of the management and liquidation of property acquired in satisfaction of the related mortgage loan.

The master servicer is entitled to be reimbursed by the trust for any servicing advances from the liquidation proceeds realized upon the liquidation of the related mortgage loan prior to any distributions to you.

Compensating Interest

The master servicer will pay to the trust an amount of interest with respect to any mortgage loan that has been prepaid in full prior to its final due date. The compensating interest paid by the master servicer for these prepaid mortgage loans will be an amount, not to exceed the master servicing fee for the related due period, equal to the excess of:

      o 30 days' interest on the principal balance of the prepaid mortgage loan as of the beginning of the related due period at the applicable mortgage rate over

      o the amount of interest actually received on the prepaid mortgage loan during that due period.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
We refer you to "SERVICING OF MORTGAGE LOANS--Compensating Interest" in this prospectus supplement.

Termination of Trust

Optional Purchase

Under certain circumstances, the master servicer may elect to repurchase all of the remaining mortgage loans. We refer to this optional repurchase as the clean-up call.

The master servicer may exercise the clean-up call only after the aggregate outstanding principal balance of the mortgage loans in both groups as of the last day of any due period is less than 10% of the aggregate outstanding principal balance of the mortgage loans in both groups as of the cut-off date. The exercise of a clean-up call will effect early retirement of the certificates at the unpaid principal amount of each class of certificates together with any accrued and unpaid interest at the applicable certificate rate.

Certain Federal Tax Considerations

In the opinion of Stroock & Stroock & Lavan LLP, special tax counsel to the depositor and the underwriters, for federal income tax purposes, the trust will include two real estate mortgage investment conduits or "REMICs", subject to the considerations discussed under "CERTAIN FEDERAL INCOME TAX CONSIDERATIONS" in this prospectus supplement. The offered certificates will constitute "regular interests" in a REMIC and will be treated as debt instruments of the REMIC for federal income tax purposes with payment terms equivalent to the terms of the certificates.

ERISA Considerations

Subject to the considerations and conditions described under "ERISA CONSIDERATIONS" in this prospectus supplement, we expect that the offered certificates may be purchased by a pension or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended.

Legal Investment Considerations

The Group I certificates and the Class MV-2 and Class BV certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984. Accordingly, many institutions with legal authority to invest in comparably rated securities may not be legally authorized to invest in such certificates. The Class AV and Class MV-1 certificates will constitute "mortgage related securities." You should consult your own counsel as to whether and to what extent the offered certificates constitute legal investments for you.

Certificate Ratings

It is a condition to the issuance of the offered certificates that they receive the respective ratings set forth below from Moody's Investors Service, Inc. and Standard & Poor's Ratings Service, a division of the McGraw-Hill Companies, Inc.

Class         S&P          Moody's
-----         ---          -------
AF-1A         AAA          Aaa
AF-1B         AAA          Aaa
AF-2          AAA          Aaa
AF-3          AAA          Aaa
AF-4          AAA          Aaa
AF-5          AAA          Aaa
AF-6          AAA          Aaa
AF-7          AAA          Aaa
MF-1          AA           Aa2
MF-2          A            A2
BF            BBB          Baa2
AV            AAA          Aaa
MV-1          AA           Aa2
MV-2          A            A2
BV            BBB          Baa2
--------------------------------------------------------------------------------

                                  RISK FACTORS

         You should consider the following risk factors together with all the information contained in this prospectus supplement and the related prospectus in deciding whether to purchase any of the certificates.

  You may have difficulty selling       The offered certificates will not be
    your certificates                   listed on any securities exchange. As a
                                        result, if you wish to sell your
                                        certificates, you will have to find a
                                        purchaser that is willing to purchase
                                        your certificates. The underwriters
                                        intend to make a secondary market for
                                        the offered certificates. The
                                        underwriters may do so by offering to
                                        buy the offered certificates from
                                        investors that wish to sell. However,
                                        the underwriters will not be obligated
                                        to make offers to buy the offered
                                        certificates and may stop making offers
                                        at any time. In addition, the prices
                                        offered, if any, may not reflect prices
                                        that other potential purchasers, were
                                        they to be given the opportunity, would
                                        be willing to pay. There have been times in the past where there have been very few buyers of similar asset backed securities, and there may be similar times in the future. As a result, you may not be able to sell your certificates when you wish to do so or you may not be able to obtain the price you wish to receive. In addition, the liquidity of your certificates may also be affected by the uncertainty regarding the spin-off or sale of the master servicer and certain of its affiliates, as more fully described under "RECENT
                                        EVENTS" in this prospectus supplement.

  The borrowers have less than          The CIT Group/Consumer Finance, Inc.'s
    perfect credit                      underwriting standards generally are
                                        less stringent than those of Fannie Mae
                                        or Freddie Mac with respect to a
                                        borrower's credit history, collateral
                                        and in other respects. The mortgage
                                        loans originated or acquired by The CIT
                                        Group/Consumer Finance, Inc. or its
                                        affiliates have been made to borrowers
                                        that typically have limited access to
                                        traditional mortgage financing for a
                                        variety of reasons, including impaired
                                        past credit experience, limited credit
                                        history, insufficient home equity value, or high debt-to-income ratios. As a result of this approach to underwriting, the mortgage loans may experience higher rates of delinquencies, defaults and foreclosures than mortgage loans underwritten in accordance with Fannie
                                        Mae or Freddie Mac guidelines.

  Newly originated mortgage loans       Approximately 24.34% of the mortgage
    may default                         loans by principal balance as of the
                                        cut-off date were originated within
                                        twelve months prior to this date.
                                        Although little data is available,
                                        defaults on mortgage loans, including
                                        mortgage loans similar to the mortgage
                                        loans expected to be included in the
                                        trust, are generally expected to occur
                                        with greater frequency in the early
                                        years of the terms of mortgage loans.

  The rate of return of principal is    Overview. Generally, if prevailing
    uncertain due to prepayments        interest rates fall significantly below
                                        the coupon rates on the mortgage loans,
                                        the mortgage loans are likely to be
                                        subject to higher prepayment rates than
                                        if prevailing rates remain at or above
                                        the coupon rates on the mortgage loans.
                                        Conversely, if prevailing interest rates rise significantly above the coupon rates on the mortgage loans, the rate of prepayments is likely to decrease. The average life of your certificates and, if purchased at other than par, the yields realized by you will be sensitive to levels of payment (including prepayments) on the mortgage loans.

                                        In general, if you purchase an offered
                                        certificate at a premium to the
                                        outstanding principal amount of the
                                        certificate the yield on your
                                        certificate may be adversely affected by a higher than anticipated level of prepayments of the mortgage loans. Conversely, if you purchase an offered certificate at a discount to the outstanding principal amount of the certificate, the yield on your certificate may be adversely affected by a lower than anticipated level of prepayments.

                                        Many of the mortgage loans have no
                                        prepayment penalties. Approximately
                                        60.76% of the Group I mortgage loans and approximately 25.12% of the Group II mortgage loans, in each case by principal balance as of the cut-off date, may be prepaid in whole or in part at any time without penalty.
                                        Accordingly, the mortgage loans in the
                                        trust may experience a higher rate of
                                        prepayment than mortgage loans with
                                        prepayment penalties. The trust's
                                        prepayment experience may be affected by a wide variety of factors, including general economic conditions, interest rates, the availability of alternative financing and homeowner mobility.

                                        Due-on-sale clauses. All of the mortgage loans contain due-on-sale provisions and the master servicer may enforce these provisions pursuant to the pooling and servicing agreement, consistent with the master servicer's customary servicing procedures, unless enforcement is not permitted by law or will adversely affect any applicable insurance policy. To the extent permitted by applicable law, any assumption will not release the original borrower from its obligation under any mortgage loan.

                                        1/29, 2/28 and 3/27 adjustable rate
                                        loans. Approximately 2.19%, 80.22% and
                                        14.68% of the Group II mortgage loans,
                                        by principal balance as of the cut-off
                                        date, have a one year fixed rate term
                                        followed by a 29 year adjustable rate
                                        term, a two year fixed rate term
                                        followed by a 28 year adjustable rate
                                        term or a three year fixed rate term
                                        followed by a 27 year adjustable rate
                                        term, respectively. We refer to these
                                        loans in this prospectus supplement as
                                        the 1/29, 2/28 and 3/27 adjustable rate
                                        loans. As with mortgage loans generally, the rate of prepayments on these 1/29, 2/28 and 3/27 adjustable rate loans which are in the initial fixed rate period is sensitive to prevailing interest rates. The prepayment behavior of the 1/29, 2/28 and 3/27 adjustable rate loans may differ from that of the other Group II mortgage loans, although the other Group II mortgage loans also have adjustable interest rates. As a 1/29, 2/28 or 3/27 adjustable rate loan approaches its initial adjustment date, the borrower may become more likely to refinance the loan to avoid an increase in the coupon rate, even if fixed rate loans are only available at rates that are slightly lower or higher than the coupon rate before adjustment. The existence of the applicable periodic rate cap, lifetime cap and lifetime floor also may affect the likelihood of prepayments resulting from refinancings.

  You may be unable to reinvest         Asset backed securities, like the
    distributions in comparable         offered certificates, usually produce
    investments                         more returns of principal to investors
                                        when market interest rates fall below
                                        the interest rates on the mortgage loans and produce less returns of principal when market interest rates rise above the interest rates on the mortgage loans. If borrowers refinance their mortgage loans as a result of lower interest rates, you will receive an unanticipated payment of principal. As a result, you are likely to receive more money to reinvest at a time when other investments generally are producing a lower yield than that on the offered certificates, and are likely to receive less money to reinvest when other investments generally are producing a higher yield than that on the offered certificates. You will bear the risk that the timing and amount of distributions on your offered certificates will prevent you from attaining your desired yield.

  Effect of mortgage loan yield on      Approximately 96.69% of the Group II
    certificate rate of Group II        mortgage loans, as of the cut-off date,
    certificates; basis risk            have interest rates which adjust
                                        semi-annually based upon the London
                                        interbank offered rate for six-month
                                        United States dollar deposits. We refer
                                        to this index in this prospectus
                                        supplement as six-month LIBOR.
                                        Approximately 3.31% of the Group II
                                        mortgage loans, by principal balance as
                                        of the cut-off date, have interest rates which adjust annually based on the one year U.S. Treasury yields. We refer to this index in this prospectus supplement as one year CMT.

                                        The 1/29, 2/28 and 3/27 adjustable rate
                                        loans, following their respective
                                        initial one year, two year or three year fixed interest rate period, provide for interest rate and payment adjustments in a similar manner to the six month LIBOR and one year CMT.

                                        The interest rate for the Group II
                                        certificates is determined in accordance with and adjusts monthly based upon one-month LIBOR, and is subject to the Group II Net WAC Cap. One-month LIBOR and the applicable mortgage index may respond to different economic and market factors, and there is not necessarily a correlation between them. Thus, it is possible, for example, that one-month LIBOR may rise during periods in which the applicable mortgage index is stable or is falling or that, even if both one-month LIBOR and the applicable mortgage index rise during the same period, one-month LIBOR may rise more rapidly than the applicable mortgage index. Furthermore, even if one-month LIBOR and the applicable mortgage index were at the same level, the Group II Net WAC Cap may still limit the amount of interest that would otherwise be distributable on the Group II certificates.

                                        The operation of the Group II Net WAC
                                        Cap may cause the certificate rate of
                                        the Group II certificates to be reduced
                                        for extended periods in a rising
                                        interest rate environment. Although the
                                        pooling and servicing agreement provides for the payment on future distribution dates on a subordinated basis the amount by which we reduce your interest payment because of the Group II Net WAC Cap, we cannot assure you that excess funds will be available to make these payments. Moreover, if the clean-up call option is exercised, you will generally not be entitled to receive those amounts upon termination of the trust, except if and to the extent in the unlikely circumstance that amounts would otherwise be available to make distributions in respect of the non-offered certificates.

                                        In addition, the Group II mortgage loans are subject to periodic adjustment caps and maximum rate caps, and the weighted average margin is subject to change based upon prepayment experience, which also may result in the Group II Net WAC Cap limiting increases in the certificate rate for the class. Finally, the Group II mortgage loans accrue interest on the basis of a 360-day year assumed to consist of twelve 30-day months, while calculations of interest on the Group II certificates will be made on the basis of the actual number of days elapsed in the related interest period and a year of 360 days. This may result in the Group II Net WAC Cap limiting the certificate rate for the Group II certificates to less than LIBOR plus the applicable margin in interest periods that have more than 30 days.

                                        If you are a holder of a Group II
                                        certificate and the certificate rate is
                                        limited in any period by the Group II
                                        Net WAC Cap you may suffer a temporary
                                        or permanent decline in the market value of your certificates.

  Effect of prepayments of mortgage     The Class AF-1A, Class AF-5, Class AF-6,
    loans on certificate rates of       Class AF-7, Class MF-1, Class MF-2 and
    Class AF-1A, Class AF-5, Class      Class BF certificates are subject to
    AF-6, Class AF-7, Class MF-1,       AF-5, Class AF-6, Class AF-7, Class
    Class MF-2 and Class BF             MF-1, the Group I Net WAC Cap. The Group
    certificates; interest rate risk    I Net WAC Cap is the weighted average
                                        net coupon rate of the Group I mortgage
                                        loans. If there is a sufficiently high
                                        prepayment rate with respect to mortgage loans bearing a higher coupon than the weighted average coupon of the Group I mortgage loans, the interest rate payable on the Class AF-1A, Class AF-5,
                                        Class AF-6, Class AF-7, Class MF-1,
                                        Class MF-2 and Class BF certificates may become subject to the Group I Net WAC
                                        Cap. Although the pooling and servicing
                                        agreement provides for the payment on
                                        future distribution dates on a
                                        subordinated basis the amount by which
                                        we reduce your interest payment because
                                        of the Group I Net WAC Cap, together
                                        with any interest thereon, we cannot
                                        assure you that excess funds will be
                                        available to make these payments.
                                        Moreover, if the clean-up call option is exercised, you will generally not be entitled to receive those amounts upon termination of the trust, except if and to the extent in the unlikely circumstance that amounts would otherwise be available to make distributions in respect of the non-offered certificates.

                                        If you are a Class AF-1A, Class AF-5,
                                        Class AF-6, Class AF-7, Class MF-1,
                                        Class MF-2 and Class BF
                                        certificateholder and the certificate
                                        rate payable on your certificates is
                                        reduced as a result of the Group I Net
                                        WAC Cap, you may suffer a temporary or
                                        permanent decline in the market value of your certificates.










  The subordinate certificates of a     The subordinate certificates of a group
    group will absorb cash shortfalls   will not receive any distributions of
    before the senior certificates of   interest until the senior certificates
    the related group                   of the related group receive their
                                        interest distributions and will not
                                        receive any distributions of principal
                                        until the senior certificates of the
                                        related group receive their principal
                                        distributions. If the principal and
                                        interest collections for a group are
                                        insufficient to make all of the required distributions on the offered certificates of the related group, one or more classes of subordinate certificates of the related group will not receive all of their distributions.
                                        In addition, losses due to defaults by
                                        borrowers, to the extent not covered by
                                        the amount of related
                                        overcollateralization and any excess
                                        interest for a group and any excess
                                        interest available on a subordinate
                                        basis from the other group after
                                        required distributions are made with
                                        respect to the other group, will be
                                        allocated to the subordinate
                                        certificates of the related group in the reverse order of payment priority. Any allocation of a loss to a class of subordinate certificates will reduce its principal balance, which will not be recovered unless reimbursed from future excess interest on a subordinated basis.

                                        Distributions to the subordinate
                                        certificates of a group are made in the
                                        following order: to the related Class
                                        M-1 certificates, then to the related
                                        Class M-2 certificates and then to the
                                        related Class B certificates, and losses are allocated to the subordinate certificates in the reverse order, commencing with the related Class B certificates. The Class M-1 certificates of a group will receive distributions before, and are allocated losses after, the other classes of related subordinate certificates. Conversely, the Class B certificates of a group will receive distributions after, and are allocated losses before, the other classes of related subordinate certificates. As a result, the Class B certificates of a group will be affected to a larger degree by any losses on the mortgage loans of the related group.

  Additional risks associated with      The weighted average lives of, and the
    the subordinate certificates        yields to maturity on, the related Class
                                        M-1 certificates, the related Class M-2
                                        certificates and the related Class B
                                        certificates of a group will be
                                        progressively more sensitive, in that
                                        order, to the rate and timing of
                                        borrower defaults and the severity of
                                        ensuing losses on the mortgage loans of
                                        the related group. If the actual rate
                                        and severity of losses on the mortgage
                                        loans of a group is higher than those
                                        assumed by an investor in the related
                                        certificates, the actual yield to
                                        maturity of such certificates may be
                                        lower than the yield anticipated by that holder based on that assumption. The timing of losses on the mortgage loans of a group will also affect an investor's actual yield to maturity, even if the rate of defaults and severity of losses over the life of such mortgage loans are consistent with an investor's expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity.

                                        Realized losses on the mortgage loans of a group, to the extent they exceed the amount of such group's overcollateralization, any excess interest for such group and any excess interest available on a subordinate basis from the other group after required distributions are made with respect to the other group, will reduce the certificate principal balance of the related Class B, the related Class M-2 and the related Class M-1 certificates, in that order. As a result of such reductions, less interest will accrue on such class of subordinate certificates than would otherwise be the case. Once a realized loss is allocated to a subordinate certificate, no interest will be distributable with respect to such written down amount. However, the amount of any realized losses allocated to the subordinate certificates may be reimbursed to the holders of the subordinate certificates according to the priorities set forth under "DESCRIPTION OF THE
                                        CERTIFICATES--Distributions" in this
                                        prospectus supplement.

                                        In addition, the uncertainty regarding
                                        the spin-off or sale of the master
                                        servicer and certain of its affiliates,
                                        as described under "RECENT EVENTS" in
                                        this prospectus supplement, may result
                                        in a disruption of servicing, and other
                                        consequences. As a result, the rate of
                                        delinquencies and defaults may increase
                                        at least for a period of time and may
                                        result in losses on the subordinate
                                        certificates. A higher
                                        delinquency rate may delay payments of
                                        principal to you. A higher default rate
                                        may result in accelerated prepayments on the offered certificates. You will bear any reinvestment risk associated with any accelerated prepayments.

  The return on your certificates       The Soldiers' and Sailors' Civil Relief
    could be reduced by shortfalls      Act of 1940, or Relief Act, provides
    due to the Soldiers' and Sailors'   relief to borrowers who enter active
    Civil Relief Act                    military service and to borrowers in
                                        reserve status who are called to active
                                        duty after the origination of their
                                        mortgage loan. The response of the
                                        United States to the terrorist attacks
                                        on September 11, 2001 has included
                                        rescue efforts and military operations
                                        that will increase the number of
                                        citizens who are in active military
                                        service, including persons in reserve
                                        status who have been called or will be
                                        called to active duty. The Relief Act
                                        provides generally that a borrower who
                                        is covered by the Relief Act may not be
                                        charged interest on a mortgage loan in
                                        excess of 6% per annum during the period of the borrower's active duty. These shortfalls are not required to be paid by the borrower at any future time. The master servicer is not required to advance these shortfalls as delinquent payments and the shortfalls are not covered by any form of credit enhancement on the certificates.
                                        Interest shortfalls on the mortgage
                                        loans due to the application of the
                                        Relief Act or similar legislation or
                                        regulations reduce the amount of
                                        interest available for distribution on
                                        the offered certificates and may reduce
                                        the related interest rate cap with
                                        respect to the applicable classes of
                                        offered certificates.

                                        The Relief Act also limits the ability
                                        of the master servicer to foreclose on a mortgage loan during the borrower's period of active duty and, in some cases, during an additional three month period thereafter. As a result, there may be delays in payment and increased losses on the mortgage loans. Those delays and increased losses will be borne primarily by the outstanding class of certificates with the lowest payment priority.

                                        We do not know how many mortgage loans
                                        have been or may be affected by the
                                        application of the Relief Act.

                                        We refer you to "LEGAL ASPECTS OF THE
                                        LOANS--Soldiers' and Sailors' Civil
                                        Relief Act" in the prospectus.

  The yield on the subordinate          The multiple class structure of the
    certificates will be particularly   offered certificates causes the yield of
    sensitive to prepayments            the subordinate certificates of a group
                                        to be particularly sensitive to changes
                                        in the rates of prepayments of mortgage
                                        loans of the related group. Because
                                        distributions of principal will be made
                                        to the classes of offered certificates
                                        according to the priorities described in this prospectus supplement, the yield to maturity on the subordinate certificates of a group will be sensitive to the rates of prepayment on the mortgage loans of the related group experienced both before and after the commencement of principal distributions on the related subordinate certificates. In particular, the subordinate certificates of a group do not receive (unless the certificate principal balances of the related senior certificates have been reduced to zero) any portion of the amount of principal payable to the offered certificates of the related group prior to the distribution date in April 2005. Thereafter, subject to the delinquency or loss performance of the related mortgage loan pool, the subordinate certificates of a group
                                        (unless the certificate principal
                                        balances of the related senior
                                        certificates have been reduced to zero)
                                        may not receive any portion of the
                                        amount of principal then payable to the
                                        offered certificates of the related
                                        group. The weighted average lives of the related subordinate certificates will therefore be longer than would otherwise be the case. The effect on the market value of the subordinate certificates of changes in market interest rates or market yields for similar securities may be greater than for the senior certificates.

  Yield considerations relating to      If the offered certificates of a group
    excess cash                         are overcollateralized below the
                                        required amount, excess interest for the
                                        related group and, to a limited extent,
                                        for the other group, if any, will be
                                        distributable on the related offered
                                        certificates then entitled to receive
                                        principal distributions as a payment of
                                        principal. If purchased at a premium or
                                        a discount, the yield to maturity on
                                        your certificate will be affected by the
                                        rate at which such excess interest is
                                        distributed as a payment of principal.
                                        If the actual rate of excess interest
                                        distributions is slower than the rate
                                        anticipated by an investor who purchases
                                        a related offered certificate at a
                                        discount, the actual yield to the
                                        investor will be lower than the
                                        investor's anticipated yield. If the
                                        actual rate of excess interest
                                        distributions is faster than the rate
                                        anticipated by an investor who purchases
                                        an offered certificate at a premium, the
                                        actual yield to the
                                        investor will be lower than the
                                        investor's anticipated yield. The amount
                                        of excess interest available for
                                        distribution on any distribution date
                                        will be affected by:

                                           o  the actual amount of interest
                                              received, advanced, collected or
                                              recovered in respect of the
                                              mortgage loans during the calendar
                                              month prior to the related
                                              distribution date;

                                           o  changes in the weighted average
                                              of the coupon rates of the
                                              mortgage loans resulting from
                                              prepayments and liquidations of
                                              such mortgage loans;

                                           o  in the case of Group II,
                                              adjustments in the interest
                                              rates on the Group II mortgage
                                              loans;

                                           o  in the case of the Group II and
                                              Class AF-1A certificates,
                                              adjustments in the certificate
                                              rate on such certificates; and

                                           o  an increase in the certificate
                                              rate of the offered certificates,
                                              other than the Class AF-1A, Class
                                              AF-1B, Class AF-2, Class AF-3,
                                              Class AF-4 and Class AF-6
                                              certificates, if the master
                                              servicer first fails to exercise
                                              the clean-up call.

                                        The amount of excess interest
                                        distributed as principal on the offered
                                        certificates will also be based on the
                                        required amount of overcollateralization and the amount of realized losses on the mortgage loans in each group during the related due period. We cannot assure you that enough excess interest will be generated to absorb losses or to maintain the required level of overcollateralization for either group.

  Liquidation of mortgage loans         Overview. Even assuming that the
    could cause payment delays          mortgaged properties provide adequate
    and/or losses                       security for the related mortgage loans,
                                        substantial delays in receiving proceeds could be encountered by the trust in connection with the liquidation of defaulted mortgage loans. As a result, shortfalls in distributions on offered certificates could occur. Further, liquidation expenses (including legal fees, real estate taxes, and maintenance and preservation expenses) will reduce the proceeds payable on the offered certificates and thereby reduce the security for the mortgage loans. In the event any of the mortgaged properties fail to provide adequate security for the related mortgage loans, holders of offered certificates, and the subordinate certificates in particular, could experience a loss.

                                        We refer you to "RISK FACTORS--The
                                        subordinate certificates of a group will absorb cash shortfalls before the senior certificates of the related group" in this prospectus supplement for more detail.

                                        Second Liens. As of the cut-off date,
                                        approximately 87.77% of the aggregate
                                        principal balance of the Group I
                                        mortgage loans are secured by first
                                        liens on the related properties, and
                                        approximately 12.23% of the aggregate
                                        principal balance of the Group I
                                        mortgage loans are secured by second
                                        liens on the related properties.
                                        Mortgage Loans secured by second
                                        mortgages are entitled to proceeds that
                                        remain from the sale of the related
                                        mortgaged property after any related
                                        senior mortgage loan and prior statutory liens have been satisfied. In the event that the proceeds are insufficient to satisfy the loans and prior liens in the aggregate, the trust and, accordingly, you (1) bear the risk of delay in distributions while a deficiency judgment, if any, against the borrower is sought and (2) may suffer a loss if the deficiency judgment cannot be obtained or is not realized upon.

  Potential conflict of interest

                                        The CIT Group/Consumer Finance, Inc. may hold either a senior mortgage or a second lien on the same mortgaged property included in the mortgage pool (or The CIT Group/Consumer Finance, Inc. may in the future originate or acquire a mortgage loan which is junior or senior to a mortgage loan included in the mortgage pool). In such circumstances, The CIT Group/Consumer Finance, Inc. may, in its role as master servicer, be required to make decisions regarding a mortgage loan which could affect the value or collectability of a mortgage which it holds on the same mortgaged property.

  Risk of commingling                   The CIT Group/Consumer Finance, Inc. may
                                        deposit payments and collections
                                        received on or with respect to the
                                        mortgage loans in the certificate
                                        account on a monthly basis. Until such a monthly deposit is made into the certificate account, The CIT
                                        Group/Consumer Finance, Inc. may invest
                                        collections on the mortgage loans at its own risk and for its own benefit and need not segregate the collections from its own funds or funds of its affiliates. If The CIT Group/Consumer
                                        Finance, Inc were unable to remit such
                                        funds or if it became insolvent, the
                                        holders of the certificates could incur
                                        a loss with respect to collections not
                                        deposited in the certificate account.

  There could be delays in              The sale of the mortgage loans from the
    distributions on your               sellers to the depositor and from the
    certificates if the transfer of     depositor to the trust will be treated
    mortgage loans to the trust is      by the sellers, the depositor and the
    not considered a sale               trust as a of sale of the mortgage
    in the event bankruptcy             loans. In the event of an insolvency of
                                        a seller or depositor, it is possible
                                        that a receiver or conservator for, or a creditor of, the seller or depositor may argue that the transaction between the seller, the depositor and the trust was a pledge of the mortgage loans in connection with a borrowing rather than a true sale. This attempt, even if unsuccessful, could result in delays in distributions on the offered certificates.

  Prepayment interest shortfalls        When a full principal prepayment is made
    may result in loss of interest      on a mortgage loan, the mortgagor is
                                        charged interest only up to the date of
                                        the prepayment instead of for a full
                                        month, which may result in a prepayment
                                        interest shortfall. The master servicer
                                        is obligated to pay those shortfalls in
                                        interest collections that are
                                        attributable to prepayment interest
                                        shortfalls, but only to the extent of
                                        the master servicing fee rate for the
                                        related due period.

  Geographic concentration may affect   Approximately 19.62%, 8.02%, 6.24%,
    performance                         6.03% and 6.02% of the Group I mortgage
                                        loans by principal balance as of the
                                        cut-off date are located in California,
                                        Texas, Pennsylvania, New York and
                                        Florida, respectively, and approximately
                                        13.29%, 8.69%, 6.50% and 5.69%, of the
                                        Group II mortgage loans by principal
                                        balance as of the cut-off date are
                                        located in California, Ohio, North
                                        Carolina and Washington, respectively.
                                        To the extent that those regions have
                                        experienced or may experience in the
                                        future weaker economic conditions or
                                        greater rates of decline in real estate
                                        values than the United States generally, a concentration of the mortgage loans in those regions may be expected to increase the foregoing risks to you. The sellers and the depositor can neither quantify the impact of any recent property value declines on the mortgage loans nor predict whether, to what extent or for how long declines may continue.

                                        In addition, properties in California
                                        may be more susceptible than homes
                                        located in other parts of the country to certain types of uninsured hazards, such as earthquakes, as well as floods, wildfires, mudslides and other natural disasters.

  Balloon loans may have higher rates   Approximately 5.76% of the Group I
    of default which may cause losses   mortgage loans and none of the Group II
                                        mortgage loans by principal balance as
                                        of the cut-off date are balloon loans. A balloon loan has monthly payments that will not fully pay off the loan balance by the maturity date. As a result, the borrower usually will have to refinance the balloon loan in order to pay the amount due. The borrower may not be able to refinance the balloon loan for any number of reasons, including the level of available mortgage rates, the value of the property or the borrower's payment or credit history. The trust will not have any funds to refinance a balloon loan, and the sellers are not obligated to do so. If the borrower is unable to refinance the balloon loan, holders of the offered certificates, and the subordinate certificates in particular, may suffer a loss.

  Violations of consumer protection     Applicable state laws generally regulate
    laws may result in losses           interest rates and other charges and
                                        require specific disclosures. In
                                        addition, other state laws, public
                                        policy and general principles of equity
                                        relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the master servicer to collect all or part of the principal of or interest on the loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the owner of the mortgage loan to damages and administrative enforcement.

                                        The mortgage loans are also subject to
                                        federal laws, including:

                                        (1) the federal Truth in Lending Act and regulation Z promulgated under the Truth in Lending Act, which require particular disclosures to the borrowers regarding the terms of the loans;

                                        (2) the Equal Credit Opportunity Act and regulation B promulgated under the Equal Credit Opportunity Act, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit;

                                        (3) the Americans with Disabilities Act, which, among other things, prohibits discrimination on the basis of disability in the full and equal enjoyment of the goods, services, facilities, privileges, advantages or accommodations of any place of public accommodation; and

                                        (4) the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience.

                                        Violations of particular provisions of
                                        these federal laws may limit the ability of the master servicer to collect all or part of the principal of or interest on the loans and in addition could subject the trust to damages and administrative enforcement. In this event, holders of the offered certificates, and the subordinate certificates in particular, may suffer a loss.

                                        Some of the mortgage loans included in
                                        the trust were underwritten with, and
                                        finance the cost of, credit insurance.
                                        From time to time, originators of
                                        mortgage loans that finance the cost of
                                        credit insurance have been named in
                                        legal actions brought by federal and
                                        state regulatory authorities alleging
                                        that certain practices employed relating to the sale of credit insurance constitute violations of law. Although the master servicer has procedures in place to ensure compliance with applicable law, if such an action was brought against the master servicer with respect to mortgage loans included in the trust and was successful, it is possible that the borrower could be entitled to refunds of amounts previously paid or that the trust could be subject to damages and administrative enforcement.

                                        Generally, any "cash-out" refinance
                                        transaction or other non-purchase money
                                        transaction (except rate/term refinances and certain other narrow exceptions) secured by a Texas resident's principal residence is subject to the provisions set forth in Section 50(a)(6) of Article XVI of the Constitution of Texas, which we refer to as the Texas home equity laws. The Texas home equity laws prohibit recourse to the borrower and provide certain disclosure requirements, caps on allowable fees, required loan closing procedures, restrictions on land parcel size, and other restrictions. Failure, inadvertent or otherwise, by the loan originator to comply with any requirement of the Texas home equity laws may create an opportunity for the borrower to argue that the mortgage loan is unenforceable and/or the lien on the mortgaged property is invalid. Because the Texas home equity laws, which first became effective on January 1, 1998, did not grant authority to any government agency to promulgate interpretive regulations, definitive authority for determining compliance is not available to the same extent as for federal and state mortgage laws and regulations. Any mortgage loan subject to the Texas home equity laws can be foreclosed only pursuant to court order, rather than non-judicial foreclosure as is available for other types of mortgage loans in Texas, which may result in delay and increased losses in connection with foreclosures. If a court were to find that any requirement of the Texas home equity laws was not complied with, the court could refuse to allow foreclosure to proceed, declare the lien on the mortgage property to be invalid, or require the originating lender or the holder of the mortgage note to forfeit some or all principal and interest of the related mortgage loan, which would reduce the proceeds available to the trust for distribution to you. In addition, the Texas home equity laws may be voided in their entirety, possibly affecting the validity of any existing liens originated pursuant to the Texas home equity laws, if it is determined that federal law preempts any portion of the Texas home equity laws. Title insurance generally available on such mortgage loans may exclude coverage for some of the risks described in this paragraph.

                                        In addition, numerous other federal and
                                        state statutory provisions, including
                                        the federal bankruptcy laws, the
                                        Soldiers' and Sailors' Civil Relief Act
                                        of 1940, as amended and state debtor
                                        relief laws, may also adversely affect
                                        the master servicer's ability to collect the principal of or interest on the loans and holders of the offered certificates, and the subordinate certificates in particular, may suffer a loss if the applicable laws result in these loans being uncollectible.

  Reduction in certificate rating       The rating by the rating agencies of the
    could have an adverse effect on     offered certificates is not a
    the value of your certificates      recommendation for you to purchase, hold
                                        or sell the offered certificates,
                                        inasmuch as the rating does not comment
                                        as to the market price or suitability
                                        for a particular investor. We cannot
                                        assure you that the ratings will remain
                                        in place for any given period of time or that the ratings will not be lowered or withdrawn by the rating agencies. In general, the ratings address credit risk and do not address the likelihood of prepayments on mortgage loans, the likelihood of the payment of any interest payable to the Class AF-1A, the Class AF-5, Class AF-6, Class AF-7,
                                        Class AV and subordinate
                                        certificateholders, on a subordinated
                                        basis, due to the application of any
                                        interest rate cap described under the
                                        section "DESCRIPTION OF THE
                                        CERTIFICATES--Certificate Rate" or the
                                        possibility that offered
                                        certificateholders might realize a lower than anticipated yield. The ratings of the offered certificates also do not address the possibility of the imposition of United States withholding tax with respect to non-U.S. persons.

                                        None of the sellers, the master servicer or depositor is required to maintain the ratings of the offered certificates. Any downgrade in the ratings assigned to your certificates will result in a decline in the market value of your certificates.

  Potential liability for               Real property pledged as security to a
    environmental conditions            lender may be subject to environmental
                                        risks. Under the laws of some states,
                                        contamination of a property may give
                                        rise to a lien on the property to assure the payment of costs of clean-up. In several states, this type of lien has priority over the lien of an existing mortgage or owner's interest against real property. In addition, under the laws of some states and under the federal Comprehensive Environmental
                                        Response, Compensation, and Liability
                                        Act of 1980, a lender may be liable, as
                                        an owner or operator, for costs of
                                        addressing releases or threatened
                                        releases of hazardous substances that
                                        require remedy at a property, if agents
                                        or employees of the lender have become
                                        sufficiently involved in the operations
                                        of the borrower, regardless of whether
                                        or not the environmental damage or
                                        threat was caused by a prior owner. A
                                        lender also risks liability on
                                        foreclosure of the mortgaged property.

  Potential loss due to lack of hazard  Although The CIT Group/Consumer Finance,
    insurance                           Inc. requires evidence of valid hazard
                                        insurance policies
                                        prior to closing, The CIT Group/Consumer
                                        Finance, Inc. is not obligated to
                                        maintain hazard insurance policies, and
                                        does not currently pay hazard insurance
                                        premiums if a mortgagor has not paid
                                        insurance premiums to maintain in effect the hazard insurance policy for the related mortgaged property. As a result, there may be mortgaged properties not covered by hazard insurance policies. To the extent such mortgaged properties suffer realized losses as a result of insurable hazards, such realized losses may be allocated to the subordinate certificates as described in this prospectus supplement.

  Potential loss due to lack of title   Prior to July 1, 2001, The CIT/Group
    insurance                           Consumer Finance, Inc. required title
                                        insurance only on its mortgage loans
                                        secured by liens on real property if the principal balance was over $100,000, if the combined loan-to-value ratio was greater than 85% on a first lien position and under certain other circumstances set forth under "THE HOME
                                        EQUITY LENDING PROGRAM - Underwriting -
                                        Other Issues" in this prospectus
                                        supplement. In addition, under the
                                        pooling and servicing agreement, neither the seller nor the conduit seller shall be required to deliver to the trustee any title insurance policies in connection with their delivery of the mortgage documents on the closing date.
                                        As a result, there may be mortgaged
                                        properties not covered by title
                                        insurance policies. Although The
                                        CIT/Group Consumer Finance, Inc. will
                                        represent and warrant in the pooling and servicing agreement that the seller had a valid lien with respect to each mortgaged property, to the extent that The CIT/Group Consumer Finance, Inc.
                                        fails to repurchase or substitute for
                                        the related mortgage loan as a result of a breach of this representation and warranty, any resulting realized losses may be allocated to the subordinate certificates as described in this prospectus supplement.

  The offered certificates are not      The offered certificates, and in
    suitable investments for all        particular the subordinate certificates,
    investors                           are not a suitable investment if you
                                        require a regular or predictable
                                        schedule of payments or payment on any
                                        specific date. The offered certificates, and in particular the subordinate certificates, are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment, and the interaction of these

                                  RECENT EVENTS

      The CIT Group/Consumer Finance, Inc. ("CIT Consumer Finance") is a wholly-owned subsidiary of CIT Group Inc. ("CIT"). CIT, a wholly-owned subsidiary of Tyco International Ltd. ("Tyco"), is a leading global commercial and consumer finance company that has been a consistent provider of financing and leasing capital since 1908. With about $50 billion of managed assets, CIT serves the needs of clients across 30 industries. CIT's clients range from small private companies to many of the world's largest and most respected multinational corporations.

      In connection with Tyco's previously announced plan, on March 12, 2002, CIT filed a registration statement on Form 10 with the SEC relating to the pro rata distribution of the shares of CIT common stock to Tyco shareholders. On January 22, 2002, Tyco had announced that it planned to take its financial services business operated by CIT public through an initial public offering followed by a distribution of the remaining interests in CIT to Tyco shareholders. The plan to take CIT public was part of a plan to take two other Tyco businesses--its healthcare and fire protection and flow control businesses--public in a similar manner. On February 6, 2002, Tyco announced that it planned to complete the distribution of CIT to Tyco shareholders as soon as possible. Tyco stated at the time of this announcement, however, that it would continue to consider other options, including selling CIT. There can be no assurance that the distribution and the related transactions contemplated to occur prior to or contemporaneously with the distribution will occur or will occur as contemplated by Tyco and CIT or as to what affect, if any, it will have on CIT Consumer Finance's performance obligations or ability to service the Mortgage Loans under the Pooling and Servicing Agreement.

CIT is organized into four business segments as follows:

   o  Equipment Financing and Leasing,

   o  Specialty Finance,

   o  Commercial Finance, and

   o  Structured Finance

      CIT is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith files reports and other information with the Securities and Exchange Commission.

      Neither CIT, Tyco, nor any of their respective affiliates will have any liabilities or obligations with respect to any of the Certificates.

                        THE PORTFOLIO OF MORTGAGE LOANS

General

      CIT Consumer Finance as the master servicer (in such capacity, the "Master Servicer"), is responsible for servicing the mortgage loans (the "Mortgage Loans") to be deposited into the trust in accordance with the terms of the Pooling and Servicing Agreement. The CIT Group/Sales Financing, Inc., an affiliate of CIT Consumer Finance, provides the lockbox services and cash application services for CIT Consumer Finance. Notwithstanding any subservicing arrangement, the Master Servicer will remain liable for its servicing duties and obligations under the Pooling and Servicing Agreement as if the Master Servicer alone were servicing the Mortgage Loans.

      As of December 31, 2001, CIT Consumer Finance serviced approximately 38,000 residential first and subordinate mortgages, representing an outstanding balance of approximately $3.3 billion.

Delinquency and Loss Experience

      The following tables set forth the delinquency and loss experience with respect to CIT Consumer Finance's entire portfolio of mortgage loans secured by first or subordinate liens on mortgaged properties originated or acquired and serviced by CIT Consumer Finance (including mortgage loans previously securitized by CIT Consumer Finance), including home equity lines of credit (which are excluded from the Mortgage Pool).

                             Delinquency Experience
                          (Dollar amounts in millions)

                                                               Year Ended December 31,
                                              --------------------------------------------------------
                                                2001        2000        1999        1998        1997
                                              --------    --------    --------    --------    --------
Number of Accounts (in thousands)(1) ......       38.2        43.0        47.9        56.5        57.3
Principal Balance Outstanding(1) ..........   $3,273.2    $2,778.7    $2,642.6    $2,849.5    $2,446.1
Principal Balance of Delinquent Accounts(2)
30-59 Days Past Due .......................   $   96.8    $  105.0    $   78.7    $   92.4    $   84.8
60-89 Days Past Due .......................       30.6        32.2        30.3        33.9        27.5
90 Days or More Past Due(1) ...............       99.6        88.0        81.9        78.8        51.2
                                              --------    --------    --------    --------    --------
Total .....................................   $  227.0    $  225.2    $  190.9    $  205.1    $  163.5
                                              ========    ========    ========    ========    ========
Principal Balance of Delinquent Accounts
as a percentage of Principal Balance ......       6.93%       8.11%       7.23%       7.20%       6.68%
REO Property(3)
Number of Properties ......................        592         519         458         284         132
Book Value(3) .............................   $  23.72    $  20.89    $  19.90    $  13.62    $   7.35

----------
(1) Excludes REO Properties which are presented separately.
(2) Amounts include balances for which the underlying collateral is currently in the foreclosure process.
(3) REO Property represents properties that secured mortgage loans that were acquired by foreclosure or deed in lieu of foreclosure. Book value of REO Properties is adjusted to reflect the lower of estimated fair value of the property or book value of the property at time of foreclosure.

                                 Loss Experience
                          (Dollar amounts in thousands)

                                                          Year Ended December 31,
                                           ---------------------------------------------------
                                             2001       2000       1999       1998       1997
Total Charge-offs(1) ...................   $24,628    $25,038    $21,710    $19,349    $16,580
Total Net Losses as a percentage of
average principal balance outstanding(2)      0.84%      0.89%      0.84%      0.71%      0.75%
Accounts Charged-off ...................       772        682        635        484        258

----------
(1) Represents actual losses (including all expenses of foreclosure and liquidation but not including accrued interest) recorded at the time of liquidation net of recoveries.
(2) Average principal balance outstanding is a rolling 13 month average.

      The increased level of delinquency experienced as of December 31, 2000 is due in part to the interim servicing and the transfer of servicing rights on portfolios of mortgage loans purchased by CIT Consumer Finance in the second half of the year 2000. During this time period, customers continued to send payments to their previous servicer and it may have taken up to 30 days to have the payments sent to CIT Consumer Finance. The interim servicing combined with the seasonal trend of delinquency are contributing factors to the increased level of delinquency.

      CIT Consumer Finance securitized approximately $500 million in mortgages in July of 1997 and approximately $341 million in mortgages in July of 1998. In the table above, losses for these securitized loans are recognized as charge-offs only at the time of liquidation and are not included in the valuation reserve.

      The data presented in the foregoing tables are for illustrative purposes only. Such data relate to the performance of CIT Consumer Finance's entire mortgage loan portfolio, and is not historical data regarding solely the portion of CIT Consumer Finance's portfolio constituting the Mortgage Pool. While the above delinquency and loss rates represent recent experience, there can be no assurance that the future delinquency and loss experience on the Mortgage Pool will be similar.

      Historically, several factors have influenced CIT Consumer Finance's delinquency and loss experience on its portfolio of mortgage loans. These factors include the seasoning of a growing portfolio and varying economic conditions (which may or may not impact real property values). CIT Consumer Finance believes that as the existing loan portfolio becomes more seasoned, the rates of delinquencies, loan losses, foreclosures and REO properties will increase. Accordingly, the information in the tables above are for illustrative purposes only and are not intended to indicate or predict the expected delinquency and loss experience on past, current or future pools of Mortgage Loans for which CIT Consumer Finance is the servicer.

Underwriting Standards

      The underwriting policies employed by CIT Consumer Finance during the period when the Mortgage Loans were originated were substantially similar to those described below under "THE HOME EQUITY LENDING PROGRAM."

                         THE HOME EQUITY LENDING PROGRAM

Overview

      The mortgage lending activities of CIT Consumer Finance consist primarily of originating, purchasing and selling home equity loans, like the Mortgage Loans, secured by Mortgages creating first or subordinate liens on mortgaged properties (each such mortgage loan, a "Home Equity Loan"). Such mortgaged properties include single-family detached homes, single-family attached homes, two-to-four family residential properties, condominiums, townhouses, manufactured homes and planned unit developments. It has been the policy of CIT Consumer Finance generally not to make Home Equity Loans secured by cooperative residences or other categories of properties that its management believes have demonstrated relatively high levels of risk. CIT Consumer Finance makes the majority of its Home Equity Loans to borrowers who own a single-family detached home. CIT Consumer Finance approves Home Equity Loans to enable its borrowers to refinance an existing mortgage (in many cases replacing the existing loan with a loan with a larger principal balance), purchase a home, pay for education, pay for home improvements and consolidate debt, among other purposes.

      Initially, CIT Consumer Finance originated or purchased the majority of its Home Equity Loans with original terms of up to 180 months. Starting in 1994, CIT Consumer Finance began more frequently to originate and purchase Home Equity Loans with original terms of up to 360 months. CIT Consumer Finance believes that the longer term, and correspondingly lower monthly payments, of these Home Equity Loans are attractive to customers who might otherwise refinance an existing loan or obtain a new loan from a bank or other traditional long term lender.

      CIT Consumer Finance's area offices are located throughout the country. Two regional offices supervise the operations of a group of states. All Home Equity Loan area offices have a manager who reports to senior management. The supervision of all of CIT Consumer Finance's underwriting and administrative functions is conducted from the Livingston, New Jersey headquarters.

      The following sections describe the origination, underwriting and servicing procedures which CIT Consumer Finance follows in its Home Equity Loan program.

Home Equity Loan Origination

      The entire application process for Home Equity Loans is generally conducted either in person or by phone, facsimile, or the internet. Each loan application is entered into an automated application processing system which obtains a credit bureau report and calculates CIT Consumer Finance's proprietary internal credit score. CIT Consumer Finance attempts to process the applications as quickly as possible. An underwriter is responsible for completing, evaluating and processing the loan application of a prospective borrower based on information obtained from the borrower, some of which is verified with third parties. Depending on the characteristics of the requested loan, loan applications will be reviewed by an underwriter in the area office, regional office, or the Livingston, New Jersey headquarters.

      Underwriters are trained to structure loans that meet the applicant's needs while satisfying CIT Consumer Finance's underwriting criteria. If an applicant does not meet the underwriting criteria under the applicable loan program, the underwriter may decline the application or suggest a loan on different terms.

      CIT Consumer Finance originates business through mortgage brokers. Prior to January 1999, CIT Consumer Finance also originated business directly to consumers through a direct marketing campaign.

Broker Business

      CIT Consumer Finance originates Home Equity Loans based upon applications received from independent mortgage brokers. CIT Consumer Finance will directly underwrite and fund these broker loans. A nationwide network of CIT Consumer Finance account executives solicits broker business. These account executives are responsible for the development and maintenance of the broker relationships and the coordination between the mortgage broker and CIT Consumer Finance's offices. Mortgage brokers participating in this program must be approved by CIT Consumer Finance by satisfying its established requirements pertaining to experience, credit history, and licensing. A mortgage broker may be paid for its services by CIT Consumer Finance and the borrower. After the mortgage broker is approved, CIT Consumer Finance conducts regular periodic reviews of the relationship and the broker's performance. In these reviews, CIT Consumer Finance will examine the performance of loans originated by the broker and sometimes other factors, including maintenance of required regulatory licenses. Based upon the review, CIT Consumer Finance may adjust or terminate its relationship with the broker.

Correspondent Lending

      Prior to January 1999, CIT Consumer Finance also purchased Home Equity Loans through its correspondent lending program. This program was discontinued so that CIT Consumer Finance could concentrate on originating business through mortgage brokers.

Institutional Bulk Portfolios

      CIT Consumer Finance also purchases portfolios of Home Equity Loans from other lenders ("Institutional Bulk Portfolios") which originated these loans under their own underwriting criteria. Institutional Bulk Portfolios are reviewed at the Livingston, New Jersey headquarters by senior level management, who formulate a bid to purchase the portfolio. CIT Consumer Finance performs a financial analysis on the portfolio as a whole. CIT Consumer Finance performs a due diligence review on all the loans in the portfolio. The due diligence review includes legal and credit file reviews and recertification of property values. When purchasing Institutional Bulk Portfolios, CIT Consumer Finance may rely upon representations and warranties made by the seller to cover certain risks relating to origination, documentation and other matters which might have come to the attention of CIT Consumer Finance during the due diligence review process. CIT Consumer Finance also adjusts the price it offers for an Institutional Bulk Portfolio based upon CIT Consumer Finance's perception of the risk inherent in the portfolio as a whole.

      When CIT Consumer Finance purchases an Institutional Bulk Portfolio, the origination, underwriting, valuation and documentation standards are those of the originating lender. The description of CIT Consumer Finance's origination, underwriting and valuation practices set forth herein may not apply to a transaction from an Institutional Bulk Portfolio. Each Institutional Bulk Portfolio is different, and the loans in its pool have different characteristics. When CIT Consumer Finance reviews an Institutional Bulk Portfolio, it may find certain risks inherent in the portfolio which are different from the risks which CIT Consumer Finance accepts for direct originations. In purchasing an Institutional Bulk Portfolio, CIT Consumer Finance may adjust its offering price or require representations and warranties from the seller to cover any such risks in origination, underwriting, valuation or documentation for loans in the portfolio.

Underwriting Policies and Procedures

Overview

      The following is a brief description of certain of the underwriting policies and procedures used by CIT Consumer Finance to underwrite Home Equity Loans. Underwriting standards are applied by a lender to evaluate the borrower's credit standing and repayment ability, and the value and adequacy of the mortgaged property as collateral for the Home Equity Loan.

      CIT Consumer Finance uses a combination of credit scoring and judgmental credit analysis in making its underwriting decisions. As part of its underwriting process, CIT Consumer Finance will adjust the interest rate it charges on each Home Equity Loan to reflect CIT Consumer Finance's evaluation of the relative risk associated with a particular loan applicant. This practice is known as "risk-based" pricing.

      Initially, CIT Consumer Finance's credit criteria focused on high credit quality loans. These loans generally had shorter terms and were mostly second mortgages. In 1994, CIT Consumer Finance introduced risk-based pricing and changed its credit criteria to include certain specialized loan programs such as high loan to value, no income verification and purchase money loan programs. Under these specialized programs, underwriters can approve applicants with certain positive attributes (such as a high credit score, good credit bureau history, or characteristics of stability) with low equity in the property, without income verification, or if the purpose of the loan is to purchase real estate. These factors might have disqualified the applicant under CIT Consumer Finance's pre-1994 loan programs. CIT Consumer Finance believes that the positive attributes of these applicants overcome the other less favorable indicators that may be present.

      In 1995, CIT Consumer Finance added loan programs accommodating applicants with a record of more serious credit problems. Under the terms of these programs, the underwriter places greater emphasis on the applicant's equity in a home as well as other positive factors which are intended to compensate for the previous blemished credit record.

      CIT Consumer Finance may in the future change the underwriting policies and procedures described herein.

Description of Underwriting Process

      CIT Consumer Finance's underwriting process occurs at the local office, regional office, and the home office. Generally, loan applications are input into an automated application processing system which allows CIT Consumer Finance to track its underwriting systematically and to achieve more uniform underwriting decisions. The system displays both an internal proprietary credit score and in most cases the credit bureau score ("FICO"). The internal credit score which CIT Consumer Finance utilizes is a proprietary model that was purchased from Fair, Isaac Company. CIT Consumer Finance's internal score is calculated by evaluating the characteristics of each individual loan application. The characteristics include: (1) occupancy status; (2) length of time at the residence; (3) length of time at the present employer; (4) debt to income ratio; (5) bank account references; (6) credit bureau information; and
(7) loan-to-value ratio. The FICO scores of CIT Consumer Finance with respect to the Mortgage Loans as of the Cut-Off Date are set forth in the tables under "THE MORTGAGE POOL--Mortgage Pool Characteristics--Group I Distribution by Borrower FICO Score" and"--Group II Distribution by Borrower FICO Score."

         The underwriter evaluates the application and loan package based upon both the applicable credit scores and other characteristics of the application. The underwriter may approve or deny the application even if the credit score does not indicate that approval or denial is warranted if, in the opinion of the underwriter, other factors exist which would support an approval or denial of the application. The extent of an underwriter's credit authority will be based in part on certain minimum internal credit scores and the FICO score.

      The Chief Underwriter of CIT Consumer Finance assigns credit authority to individual underwriters based upon their experience and understanding of CIT Consumer Finance's underwriting policies and procedures. There is a hierarchy of credit authority in the organization beginning at the office level, progressing to the regional office and then to headquarters. If an underwriter believes that an approval is warranted but the underwriter does not have the authority to issue a loan approval, the underwriter recommends the loan application to the next higher credit authority. This more senior underwriter may have the appropriate level of authority to approve the loan. This process insures that an underwriter with the appropriate level of experience is reviewing the loan application. CIT Consumer Finance's Credit Department management monitors the performance of its underwriters.

      CIT Consumer Finance has produced and consistently updates written policies and procedures detailing the loan underwriting process and procedures as well as the loan programs.

      Generally, loan applications are subject to a credit investigation. A prospective borrower applying for a home equity loan directly from CIT Consumer Finance is required to fill out or to submit information to complete an application. The application is designed to provide to the underwriter pertinent credit information with respect to the applicant's liabilities, income, credit history, employment history and personal information. In addition, with respect to each purchase money mortgage, each applicant may be required to have adequate cash to pay the down payment and closing costs.

      Credit reports, whether or not received as part of the original loan application, are generally obtained and reviewed for all lines of business. CIT Consumer Finance requires a credit report on each applicant from a credit reporting company. The credit report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcy, repossession, suits or judgments. All adverse information obtained relative to legal actions, payment records and character may be required to be satisfactorily explained and acceptable to the underwriter. The applicant may also be required to provide a letter explaining all late payments on mortgage and consumer (i.e., non-mortgage) debt noted on the credit report.

      CIT Consumer Finance generally obtains other evidence of employment to verify information provided by the borrower. CIT Consumer Finance sometimes obtains a written verification from the borrower's employer. This verification usually reports the length of employment with that organization, the borrower's current salary and whether it is expected that the borrower will continue such employment in the future. Instead of the written verification from the borrower's employer, CIT Consumer Finance may instead obtain from the applicant recent tax returns or other tax forms (e.g., W-2 forms) or current pay stubs or bank statements or may telephone the applicant's employer to verify an applicant's employment status. If the employer will not verify employment history over the telephone, CIT Consumer Finance may rely solely on the other information provided by the applicant. If a prospective borrower is self-employed, the borrower may be required to submit copies of the two most recent signed tax returns.

      The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts.

      As part of the loan approval, the underwriter will assign a credit risk rating or program code to the proposed loan. The underwriter may also add written conditions required in order to fund the loan.

Institutional Bulk Portfolio Underwriting

      In the case of an Institutional Bulk Portfolio, CIT Consumer Finance underwrites the entire portfolio of loans to determine if these loans would, at the time of their origination, have met the underwriting criteria of CIT Consumer Finance. If, during the credit review of an Institutional Bulk Portfolio, CIT Consumer Finance determines that the loans do not conform to its underwriting standards, CIT Consumer Finance may purchase the Institutional Bulk Portfolio at a price which CIT Consumer Finance believes will reflect the increased risk in the portfolio.

Valuation Underwriting - General

      In determining the adequacy of the mortgaged property as collateral, Combined Loan-to-Value Ratio guidelines are established depending on the type of loan. The maximum Combined Loan-to-Value Ratio is determined by the loan program and credit risk rating. The Combined Loan-to-Value Ratio may be lower for self-employed individuals, and is generally reduced in respect of three and four unit multi-family properties. Generally, CIT Consumer Finance confirms the value of the property to be mortgaged by appraisals performed by independent appraisers or other valuation methods.

Valuation Methods and Standards by Different Lines of Business

      For loans originated by CIT Consumer Finance appraisals are obtained from outside service companies. These appraisals may be ordered by CIT Consumer Finance or the broker. Such appraisals are based upon an appraiser's inspection of the subject property and verification that such property is in acceptable condition. Following each appraisal, the appraiser prepares a report which includes a market data analysis based on recent sales of comparable homes in the area and, when deemed appropriate, a replacement cost analysis based on the current cost of constructing a similar home. All appraisals are required to conform to FNMA or FHLMC appraisal standards then in effect. Every independent appraisal is reviewed by a CIT Consumer Finance collateral risk manager during the application approval process and the final funding is based on the results of that review. If CIT Consumer Finance determines that these valuations are inaccurate, it may reevaluate the appraiser or in some cases require a recourse party to repurchase the transaction.

      CIT Consumer Finance requires a full appraisal for most transactions based upon its underwriting guidelines which take into account the loan amount, the loan to value ratio and the type of property. On a limited basis, CIT Consumer Finance may not require a full appraisal for a loan. Instead, CIT Consumer Finance may accept a "drive-by" valuation, which is made by an appraiser who may not inspect the interior of the building. Some drive-by valuations may only involve a visual observation of the exterior characteristics and condition of the property and the neighborhood. Since the appraiser has not inspected the interior dimensions, improvements and conditions of the property, the drive-by method produces only a general approximation of value for the particular property. If there is an appraisal which was completed within six months of the loan application, in certain cases CIT Consumer Finance may rely on the prior appraisal.

      CIT Consumer Finance will review the accuracy of appraised values of all or a portion of the mortgaged properties securing the loans in an Institutional Bulk Portfolio. This verification may include obtaining review or drive-by appraisals or relying on an external vendor's automated appraised value database. In addition, CIT Consumer Finance's collateral risk managers will generally conduct a desktop review of the appraisals from the statistical sampling of loan files selected for due diligence review.

Underwriting  - Other Issues

      CIT Consumer Finance has several procedures which it uses to verify the applicant's outstanding balance and payment history on any senior mortgage, including direct verification from the senior mortgage lender. If the senior mortgage lender does not verify this information by telephone, CIT Consumer Finance may rely upon information provided by the applicant, such as a recent statement from the senior lender and evidence of payment, such as canceled checks, or upon information provided by national credit bureaus.

      Once all applicable employment, credit and property information is received, CIT Consumer Finance makes a determination as to whether the prospective borrower has sufficient monthly income available to meet the borrower's (i) monthly obligations on the proposed mortgage and any other mortgage debt on the mortgaged property and other expenses related to the mortgaged property (such as property taxes and hazard insurance), (ii) and other financial obligations. Specialized underwriting programs described below may also apply to prospective borrowers.

      Currently, CIT Consumer Finance generally accepts debt service ratios with respect to fixed rate loans and adjustable rate loans of up to 45% of the proposed borrower's estimated monthly gross income, generally based upon historically consistent income over a two year period. For adjustable rate loans, CIT Consumer Finance computes the borrower's monthly obligation on the proposed loan using the initial mortgage amount and the maximum mortgage rate permitted after one year. CIT Consumer Finance makes exceptions to the underwriting criteria described above. For example, for certain types of loans CIT Consumer Finance may approve debt service ratios up to 55% with generally lower maximum Combined Loan-to-Value Ratios.

      CIT Consumer Finance also offers different loan programs with different underwriting standards, particularly with respect to the level of loan documentation and the mortgagor's income and credit history, in appropriate cases where factors such as low Combined Loan-to-Value Ratios or other favorable credit factors exist.

      Certain of the types of loans in CIT Consumer Finance's portfolio have been originated under new programs and may involve additional credit uncertainties not present in traditional types of loans. For example, certain of the loans may provide for escalating or variable payments by the mortgagor. CIT Consumer Finance may underwrite such a loan on the basis of a judgment that the mortgagor can make the initial monthly payments. In some instances, however, a mortgagor may not have sufficient income to continue to make the required loan payments as such payments increase. CIT Consumer Finance may also underwrite such a loan in reliance on Combined Loan-to-Value Ratios or other favorable credit factors.

      CIT Consumer Finance will not purchase or close a Home Equity Loan prior to receiving evidence that the property securing the loan is insured against casualty loss. CIT Consumer Finance requires evidence of fire and extended coverage casualty insurance on the home in an amount at least equal to the principal balance of the related loan plus, in the case of a loan secured by a subordinate priority lien on the mortgaged property, the amount of each mortgage secured by senior priority liens, or, if required by law, the replacement cost of the property if such replacement cost is less than the mortgages. In addition, at the closing, the borrower is required to sign a letter addressed to his insurance carrier naming CIT Consumer Finance as a loss payee under the insurance policy, which CIT Consumer Finance will thereafter mail to the insurer. Accordingly, CIT Consumer Finance normally will not be named as a loss payee with respect to the property securing the Home Equity Loan at the time the loan is made or purchased and insurance proceeds might not be available to cover any loss to CIT Consumer Finance.

      After closing, CIT Consumer Finance monitors the continued existence of casualty insurance on the mortgaged properties. However, CIT Consumer Finance does not generally "force place" casualty insurance coverage if CIT Consumer Finance discovers that casualty insurance coverage has lapsed. Instead, CIT Consumer Finance requires its borrowers to reinstate any lapsed insurance as required by the terms of the mortgage documentation. We refer you to "RISK FACTORS--Potential loss due to lack of hazard insurance."

      CIT Consumer Finance prior to July 1, 2001 required title insurance on all of its mortgage loans secured by liens on real property if the principal balance is over $100,000, if the Combined Loan-to-Value Ratio is greater than 85% on a first lien position, if the borrower is a trust, if there is a transfer of title, if closing is conducted pursuant to a power of attorney, if the home was not subject to an existing mortgage, or if the first lien holder is a not an institutional lender. In cases where CIT Consumer Finance did not require title insurance, it instead obtains a last owner title search which is ordered to verify that the borrower is the last owner of record of the mortgaged property. On July 1, 2001, CIT Consumer Finance began requiring full title insurance on all loans in most states.

      The actual maximum amount that CIT Consumer Finance will lend is determined by an evaluation of the applicant's ability to repay the loan, the value of the applicant's equity in the real estate, and the ratio of such equity to the real estate's appraised value.

Specialized Underwriting Programs

      CIT Consumer Finance also originates or purchases loans pursuant to alternative sets of underwriting criteria under its No Income Verification program. Under this program, relatively more emphasis is placed on property underwriting than on credit underwriting and certain credit underwriting documentation concerning income and employment verification therefore is waived. Home Equity Loans underwritten under these programs are limited to self-employed borrowers and certain wage earners with credit histories that demonstrate an established ability to repay indebtedness in a timely fashion. Self-employed borrowers with poorer credit histories are considered with lower Combined Loan-to-Value Ratios. Permitted maximum Combined Loan-to-Value Ratios under these programs are more restrictive than under CIT Consumer Finance's standard underwriting criteria. These programs are designed to facilitate the loan approval process and thereby improve CIT Consumer Finance's competitive position among other mortgage loan originators. Under the No Income Verification program, the customer does not provide income documentation to CIT Consumer Finance. The stated income must appear reasonable and realistic to the underwriter compared to the customer's assets and credit history. In March 1998, CIT Consumer Finance began accepting No Income Verification program applications secured by non-owner occupied properties.

      CIT Consumer Finance may modify or eliminate these specialized underwriting programs from time to time. CIT Consumer Finance may also introduce new, additional specialized underwriting programs in the future, which may modify the underwriting guidelines set forth herein.

Quality Control

      CIT Consumer Finance implements quality control programs in three areas:
1) lending and documentation standards, 2) re-underwriting of the loan, and 3) re-verification of employment.

      CIT Consumer Finance applies the lending and documentation standards quality control program to its own originations and to purchased loans. The quality control procedures are designed to assure that a consistent level of quality applies to all loans in the portfolio, regardless of source. CIT Consumer Finance may vary quality control procedures based upon the business source for the loan. CIT Consumer Finance also performs general quality control review through a central quality control effort. These procedures include a review of a sample of originated and purchased loans from each of CIT Consumer Finance's production offices. Every office is audited monthly and loans originated during prior months are reviewed for compliance with lending and documentation standards. In addition, loans originated by CIT Consumer Finance are audited on a monthly basis for compliance with lending and documentation standards.

      In addition, CIT Consumer Finance re-verifies employment of its borrowers. These re-verifications are conducted monthly on some of the loans in the portfolio to detect fraud and to confirm the accuracy of the information provided in the application.

Refinancing Policy

      Where CIT Consumer Finance believes that borrowers having existing loans with it are likely to refinance such loans due to interest rate changes or other reasons, CIT Consumer Finance attempts to retain such borrowers through solicitations of such borrowers to refinance with CIT Consumer Finance. Such refinancings may generate fee income for CIT Consumer Finance. CIT Consumer Finance may refinance Home Equity Loans held by a trust. Since the solicited borrowers may refinance their existing loans in any case, CIT Consumer Finance believes that this practice will be unlikely to affect the prepayment experience of the Home Equity Loans in a material respect. CIT Consumer Finance may also solicit its borrowers who are in good standing to apply for additional loans secured by the same property, consistent with its origination standards. As a result, CIT Consumer Finance may, now or in the future, hold a loan (or may sell a loan to another trust) which is also secured by a Mortgaged Property securing a Home Equity Loan held by a trust.

Servicing and Collections

      Borrowers are sent monthly statements which specify the payment due. Due dates for payments occur throughout the calendar month. Generally if payment is not received within 10 working days after the due date, an initial collection effort by telephone is made in an attempt to bring the delinquent account current. CIT Consumer Finance continues to monitor and evaluate the various stages of delinquency on a continuous basis.

      Delinquent accounts are contacted by collection staff by various methods including, but not limited to, telephone calls and collection letters. When an account is 30 days past due, the collection supervisor analyzes the account to determine the appropriate course of action. If a borrower is experiencing difficulty in making payments on time, CIT Consumer Finance may modify the payment schedule consistent with CIT Consumer Finance's procedures.

      The course of action taken by CIT Consumer Finance is dependent upon a number of factors including the borrower's payment history, the amount of equity in the related mortgaged property and the reason for the current inability to make timely payments.

      When a loan is 60 days past due, the related mortgaged property may be reappraised and the results evaluated by CIT Consumer Finance to determine a course of action. Foreclosure laws and practices and the rights of the owner in default vary from state to state, but generally foreclosure procedures may be initiated if: (i) the loan is 90 days or more delinquent; (ii) a notice of default on a senior lien is received or (iii) the loan is otherwise in default. During the foreclosure process, any expenses incurred by CIT Consumer Finance may be added to the amount owed by the borrower, to the extent permitted by applicable law. Upon completion of the foreclosure, the property is sold to an outside bidder, or passes to the mortgagee in which case CIT Consumer Finance proceeds to liquidate the asset.

      CIT Consumer Finance may not foreclose on the property securing a junior lien loan unless it forecloses subject to the related senior mortgages. In such cases, CIT Consumer Finance may pay the amount due on the senior mortgages to the senior mortgagees, if CIT Consumer Finance considers it to be advisable to do so. In the event that foreclosure proceedings have been instituted on a senior mortgage prior to the initiation of CIT Consumer Finance's foreclosure action, CIT Consumer Finance will either satisfy such mortgage at the time of the foreclosure sale or take other appropriate action. In servicing junior lien loans in its portfolio, it has been the practice of CIT Consumer Finance to satisfy the related senior mortgage at or prior to the foreclosure sale only to the extent that it determines any amount so paid will be recoverable from future payments and collections on such junior lien loans or otherwise. In servicing junior lien loans, it is generally the practice of CIT Consumer Finance to advance funds to keep the senior lien current in the event the mortgagor is in default thereunder until such time as CIT Consumer Finance satisfies the senior lien by sale of the mortgaged property, but only to the extent that it determines such advances will be recoverable from future payments and collections on that junior lien or otherwise. Such practice may not be followed by CIT Consumer Finance in servicing loans more junior than second Mortgages or may be modified at any time.

      CIT Consumer Finance's servicing and charge-off policies and collection practices may change over time in accordance with CIT Consumer Finance's business judgment, changes in its serviced loan portfolio and applicable laws and regulations, as well as other items.

      Regulations and practices regarding the liquidation of properties (e.g., foreclosure) and the rights of the borrower in default vary greatly from state to state. CIT Consumer Finance will generally initiate a foreclosure only if the delinquency or other breach will not be cured. If, after determining that purchasing a property securing a mortgage loan will minimize the loss associated with such defaulted loan, CIT Consumer Finance may bid at the foreclosure sale for such property or accept a deed in lieu of foreclosure.

      In addition, the Pooling and Servicing Agreement provides that the Master Servicer may, (i) waive any late payment or other charge in connection with a Mortgage Loan, and (ii) arrange with a mortgagor a schedule for the repayment of delinquent amounts. To the extent the Master Servicer consents to the deferment of the due dates for payments due on a Mortgage Loan, the Master Servicer shall make payment of any required Monthly Advance with respect to the payments so extended to the same extent as if such installment had not been deferred.

                                THE MORTGAGE POOL

General

      The certificates will represent the entire beneficial ownership interest in a trust. The assets of the trust will consist primarily of a pool ("Mortgage Pool" or "Pool") of certain mortgage related assets (the "Mortgage Assets") consisting of the Mortgage Loans, evidenced by promissory notes (each, a "Mortgage Note") secured by mortgages, deeds of trust or similar security instruments (each, a "Mortgage") creating first or subordinate liens on one to four-family residential properties (including townhouses and manufactured housing units on mortgagor-owned land) or condominium units in condominium buildings together with such condominium units' appurtenant interests in the common elements of the condominium buildings (each, a "Mortgaged Property").

      The information presented in this prospectus supplement concerning the pool of Mortgage Loans is based on the pool of Mortgage Loans that Credit Suisse First Boston Mortgage Acceptance Corp. (the "Depositor") expects to transfer to CIT Home Equity Loan Trust 2002-1 (the "Trust") on the date of issuance of the Offered Certificates (the "Closing Date").

      This subsection describes characteristics of the Mortgage Loans. Unless otherwise noted, all percentages in this prospectus supplement are measured by the aggregate principal balance of the related Mortgage Loans as of the Cut-Off Date. Prior to the Closing Date, additional Mortgage Loans may be added to each Mortgage Loan Group (defined below) and other Mortgage Loans may be removed from a Mortgage Loan Group. As a result, the characteristics of the Mortgage Loans in each Mortgage Loan Group as of the Cut-Off Date (defined below) may differ from the characteristics presented in this prospectus supplement. CIT Consumer Finance does not expect any material change in the weighted average characteristics of any Mortgage Loan Group.

      Each Mortgage Loan in the Trust will be assigned to one of two mortgage loan groups ("Group I" and "Group II," respectively, and each a "Mortgage Loan Group"). Each Mortgage Loan Group will constitute a separate sub-trust. The Mortgage Loans in Group I (the "Group I Mortgage Loans") will bear interest at fixed interest rates. The Mortgage Loans in Group II (the "Group II Mortgage Loans") will bear interest at adjustable interest rates.

      References herein to a "Group," when used with respect to a Mortgage Loan Group, shall mean the Group I Mortgage Loans or the Group II Mortgage Loans, as the case may be, or when used with respect to a Certificate Group, shall mean the Group I Certificates or the Group II Certificates, as the case may be.

      The Mortgage Loans to be transferred by CIT Consumer Finance, Inc., in its capacity as Seller and CFHE Funding Company, LLC (the "Conduit Seller" and, together with the Seller, the "Sellers") to the Depositor and from the Depositor to the Trust on the Closing Date are fixed and adjustable rate mortgage loans. Approximately 11.05% of the Mortgage Loans in Group I and none of the Mortgage Loans in Group II (by principal balance as of the Cut-Off Date) have the benefit of a mortgage insurance policy. Each of the mortgage insurance policies are limited in scope and are subject to certain defenses. We refer you to "DESCRIPTION OF THE CERTIFICATES--Credit Enhancement--The Mortgage Insurance Policies." All of the Mortgage Loans in the Trust have been or will be originated by CIT Consumer Finance, by an affiliate of CIT Consumer Finance or were acquired by CIT Consumer Finance from other lenders and reunderwritten to comply with CIT Consumer Finance's underwriting standards. All of the Mortgage Loans will be serviced by CIT Consumer Finance in its capacity as Master Servicer.

Seller Recourse

      Under the Pooling and Servicing Agreement, CIT Consumer Finance will make certain representations, and warranties and covenants relating to certain characteristics of the Mortgage Loans sold by the Seller and Conduit Seller. Subject to the limitations described under "THE POOLING AND SERVICING AGREEMENT--Assignment of the Mortgage Loans," CIT Consumer Finance will be obligated to repurchase or substitute a conforming mortgage loan for any Mortgage Loan as to which there exists an uncured material deficiency in the documentation or an uncured material breach of any such representation, warranty or covenant. Under the Pooling and Servicing Agreement, the Certificateholders will have the benefit of all of CIT Consumer Finance's representations, warranties and covenants relating to the Mortgage Loans (including its repurchase obligation). The Depositor will make no representations or warranties with respect to the Mortgage Loans and will have no obligation to repurchase Mortgage Loans with deficient documentation or which are otherwise defective. CIT Consumer Finance and CFHE Funding Company, LLC, in their respective capacities as Seller and Conduit Seller of the Mortgage Loans to the Depositor, are selling such Mortgage Loans without recourse. Therefore, only CIT Consumer Finance will have obligations arising out of its representations, warranties, covenants and repurchase obligations with respect to the Mortgage Loans. The obligations of CIT Consumer Finance, as Master Servicer under the Pooling and Servicing Agreement, are limited to the Master Servicer's contractual servicing obligations under the Pooling and Servicing Agreement.

Mortgage Pool Characteristics

      The Group I Mortgage Loans are expected to have the following characteristics as of the cut-off date:

         Number of loans:                              10,129
         Aggregate outstanding principal balance:      $792,736,501
         Average outstanding principal balance:        $78,264
         Range of outstanding principal balances:      $1,020 to $946,080
         Range of mortgage rates:                      6.00% to 17.99%
         Weighted average mortgage rate:               9.719%
         Range of original combined loan to value
             ratios:                                   2.85% to 100.00%
         Weighted average combined loan-to-value
             ratio:                                    76.48%
         Range of remaining terms to stated maturity: 4 to 360 months Weighted average remaining term to stated
             maturity:                                 286 months
         Full documentation loans as a percentage of
             cut-off date balance:                     78.29%
         Loan secured by owner occupied properties
             as a percentage of cut-off date balance:  94.74%
         Range of original term:                       60 to 360 months

          Weighted average original term:              313 months
         Lien position:
             First                                     87.77%
             Second                                    12.23%

      The Group II Mortgage Loans are expected to have the following characteristics as of the cut-off date:

         Number of loans:                              2,062
         Aggregate outstanding principal balance:      $207,263,881
         Average outstanding principal balance:        $100,516
         Range of outstanding principal balances:      $1,986 to $847,683
         Range of mortgage rates:                      5.50% to 14.28%
         Weighted average mortgage rate:               10.165%
         Range of original loan-to-value ratios:       17.00% to 100.00%
         Weighted average original loan-to-value
             ratio:                                    79.54%
         Range of remaining terms to stated maturity: 24 to 360 months Weighted average remaining term to stated
             maturity:                                 341 months
         Full documentation loans as a percentage of
             cut-off date balance:                     77.33%
         Loan secured by owner occupied properties
             as a percentage of cut-off date balance:  94.09%
         Range of original term:                       84 to 360 months
         Weighted average original term:               359 months
         Lien position:
             First                                     100.00%

      The "Combined Loan-to-Value Ratio" of a Mortgage Loan at any given time is the ratio, expressed as a percentage, determined by dividing (x) the sum of the original principal balance of the Mortgage Loan plus the then-current principal balance of any loan or loans secured by a senior lien on the Mortgaged Property, by (y) the value of the related Mortgaged Property, based upon the appraisal or other valuation made at the time of origination of the Mortgage Loan.

      The principal balance of any Mortgage Loan will be the unpaid principal balance of such Mortgage Loan as of the cut-off date, after deducting any principal payments paid before the cut-off date, reduced by all principal payments previously distributed with respect to such Mortgage Loan and reported as allocable to principal. The principal balance of any Mortgage Loan as to which the Master Servicer has determined that all Liquidation Proceeds have been received (each, a "Liquidated Mortgage") is zero. The Mortgage Loans provide for the amortization of the amount financed over a series of monthly payments, which payments are due as of various days during each month. The Mortgage Loans to be included in the Mortgage Pool were originated or acquired substantially in accordance with the underwriting criteria specified herein. At origination, all of the Mortgage Loans in the Mortgage Pool had a stated maturity of not more than 360 months.

      The Mortgage Pool includes Mortgage Loans secured by Mortgages which create first liens on one to four-family residential properties, condominium units and town houses and Mortgages which create second liens on such properties. As of the Cut-Off Date, approximately 87.77% and 12.23% of the Group I Mortgage Loans, by aggregate principal balance, are secured by first liens and second liens on the related properties, respectively. All of the Group II Mortgage Loans are secured by first liens on the related proprieties.

      Approximately 96.69% of the Group II Mortgage Loans (by principal balance as of the Cut-Off Date) bear interest at rates that adjust based on six-month LIBOR and approximately 3.31% of the Group II Mortgage Loans (by principal balance as of the Cut-Off Date) bear interest at rates that adjust based on the One-Year CMT. Approximately 2.19% of the Group II Mortgage Loans (by principal balance as of the Cut-Off Date) bear interest at a one-year fixed rate term followed by a 29 year adjustable rate term at the applicable Mortgage Index ("1/29 Loans"), approximately 80.22% of the Group II Mortgage Loans (by principal balance as of the Cut-Off Date) bear interest at a two-year fixed rate term followed by a 28 year adjustable rate term at the applicable Mortgage Index ("2/28 Loans") and approximately 14.68% of the Group II Mortgage Loans (by principal balance as of the Cut-Off Date) bare interest at a three-year fixed rate term followed by a 27 year adjustable rate term at the applicable Mortgage Index ("3/27 Loans").

      "Six-month LIBOR" is the average of the London interbank offered rates for six-month U.S. dollar deposits in the London market as published in The Wall Street Journal. "One-Year CMT" is the weekly average yield on U.S. Treasury securities, adjusted to a constant maturity of one year yields on actively-traded U.S. Treasury securities in the over-the-counter market, calculated from composites of quotations reported by five leading U.S. Treasury securities dealers to the Federal Reserve Bank of New York as published in The Wall Street Journal. We refer to six-month LIBOR and One-Year CMT each as a "Mortgage Index."

      Approximately 5.76% of the Mortgage Loans in Group I (by principal balance as of the Cut-Off Date) require payment of a substantial portion of the original principal balance ("Balloon Loans") on maturity ("Balloon Payments").

      As of the Cut-Off Date, no Mortgage Loan was delinquent more than 89 days. Approximately 0.45% and 0.90% of the Mortgage Loans (by principal balance as of the Cut-Off Date) in Group I and Group II, respectively, were delinquent 60 to 89 days. Approximately 4.29% and 6.55% of the Mortgage Loans (by principal balance as of the Cut-Off Date) in Group I and Group II, respectively, were delinquent 30 to 59 days. The weighted average credit grade score for the Mortgage Loans in Group I and Group II is approximately 615 and 571, respectively.

      The Seller will represent in the Pooling and Servicing Agreement that none of the Mortgage Loans are subject to the Home Ownership and Equity Protection Act of 1994 or any comparable state law.

      No more than 0.22% and 0.41% of the Mortgage Loans (by principal balance as of the Cut-Off Date) in Group I and Group II, respectively, were secured by Mortgaged Properties located in any one postal zip code area.

      The Mortgage Pool includes Mortgage Loans originated or acquired by CIT Consumer Finance under its No Income Verification program, No Income Qualify program and Lite Documentation program. We refer you to "THE HOME EQUITY LENDING PROGRAM--Specialized Underwriting Programs" in this prospectus supplement. In the following tables the references to "Full Documentation Loans" are to Mortgage Loans which were not originated or acquired under these specialized programs.

      The Mortgage Pool also includes Mortgage Loans originated or acquired under CIT Consumer Finance's high loan to value loan program as shown in the following tables entitled "Distribution of CLTVs. We refer you to "THE HOME EQUITY LENDING PROGRAM--Underwriting Policies and Procedures--Overview" in this prospectus supplement.

      Approximately 6.43% and 9.69% of the Mortgage Loans (by principal balance as of the Cut-Off Date) in Group I and Group II, respectively, are secured by Mortgages on manufactured homes as set forth in the Group I and Group II "Distribution by Property Type" tables below.

      The following information sets forth in tabular format certain information, as of the Cut-Off Date, of the Mortgage Loans in each Mortgage Loan Group.

                                     Group I
                 Geographic Distribution of Mortgaged Properties

                                                 Percentage of
                                                  Mortgage Pool                                                         Percent
                                                  by Aggregate                             Weighted     Percent of         of
                                    Aggregate       Principal                Average       Average         Full          Owner-
                     Number        Principal        Balance     Weighted    Principal      Combined    Documentation    Occupied
                  of Mortgage       Balance       of Mortgage    Average     Balance     Loan-to-Value   Mortgage       Mortgage
   State              Loans       Outstanding        Loans       Coupon     Outstanding      Ratio         Loans          Loans
---------------   ------------  ---------------   ------------- ---------   -----------  ------------- --------------   ---------
California           1,189      $155,512,219.02      19.62%       9.564%      $130,792       74.96%        55.12%         94.15%
Texas                  801        63,589,572.98       8.02       10.501         79,388       74.95         77.29          92.75
Pennsylvania           829        49,505,162.15       6.24        9.460         59,717       77.54         92.88          95.84
New York               500        47,817,098.30       6.03        9.787         95,634       74.42         72.72          97.68
Florida                732        47,737,849.15       6.02        9.938         65,216       76.21         80.98          94.26
Ohio                   497        33,974,934.52       4.29        9.813         68,360       79.33         93.40          94.66
North Carolina         466        29,720,155.39       3.75        9.510         63,777       78.85         96.32          95.93
Washington             267        27,300,141.92       3.44        9.409        102,248       78.81         77.39          90.94
Indiana                502        26,370,847.12       3.33        9.602         52,532       76.97         96.04          95.96
Colorado               264        25,639,152.01       3.23        9.314         97,118       78.18         83.43          97.22
New Jersey             314        25,353,505.66       3.20        9.785         80,744       73.76         82.58          96.64
Kentucky               431        23,747,037.85       3.00        9.646         55,098       78.53         95.37          97.94
Georgia                331        23,525,940.65       2.97        9.501         71,075       78.78         85.68          97.20
Arizona                255        20,785,703.55       2.62        9.609         81,513       77.55         76.18          93.93
Virginia               217        17,377,576.58       2.19        9.552         80,081       76.75         81.78          96.98
Illinois               262        16,626,814.09       2.10       10.071         63,461       78.39         88.30          95.08
Oklahoma               282        16,480,528.60       2.08        9.388         58,442       80.52         94.00          97.24
Maryland               171        14,944,895.73       1.89        9.407         87,397       77.77         77.45          96.57
Oregon                 147        14,336,382.15       1.81        9.049         97,526       77.36         77.98          89.11
Michigan               210        13,552,411.98       1.71       10.209         64,535       77.42         86.23          95.71
Utah                   155        13,460,335.66       1.70        9.461         86,841       76.24         77.81          92.92
Missouri               245        12,309,291.38       1.55       10.208         50,242       77.25         96.97          95.37
Nevada                 141        12,137,692.09       1.53        9.572         86,083       75.20         70.02          88.01
Massachusetts           61         7,378,175.57       0.93        9.902        120,954       69.12         39.27          89.72
South Carolina         115         6,584,201.19       0.83        9.905         57,254       78.90         93.64          97.88
New Mexico              81         6,400,402.55       0.81        9.503         79,017       77.41         84.68          88.49
Connecticut             64         4,784,634.68       0.60        9.855         74,760       70.67         63.29          96.46
Louisiana               91         4,585,502.19       0.58       10.722         50,390       73.52         90.64          96.51
Wisconsin               68         3,924,718.84       0.50       10.508         57,716       75.26         96.35          96.42
Delaware                58         3,685,752.37       0.46        9.491         63,547       75.85         98.26          91.72
West Virginia           59         3,069,816.77       0.39        9.714         52,031       77.99         97.66          98.18
Mississippi             61         2,873,274.08       0.36       10.791         47,103       75.23         89.92          96.66
Kansas                  49         2,685,286.50       0.34       10.186         54,802       79.16         97.45          95.59
Minnesota               35         2,617,016.53       0.33        9.884         74,772       77.05         57.07          95.01
Nebraska                39         2,480,145.51       0.31        9.897         63,593       79.70         83.78          85.95
Idaho                   36         2,420,066.22       0.31        9.093         67,224       77.04         67.82          85.50
Washington DC           16         1,559,015.67       0.20       10.258         97,438       75.38         92.95          90.12
Iowa                    35         1,449,656.61       0.18       10.380         41,419       76.45         80.07          94.63
Maine                    9           987,579.90       0.12        9.967        109,731       62.58         82.44          97.19
Montana                 13           876,924.02       0.11        9.511         67,456       76.15         92.97          76.54
New Hampshire            9           816,942.32       0.10        9.653         90,771       74.31         91.68         100.00
Rhode Island             9           811,530.43       0.10       10.148         90,170       75.70         92.55          90.33
Arkansas                 8           416,854.04       0.05       11.007         52,107       62.51         30.79          89.61
Wyoming                  3           415,950.66       0.05       10.977        138,650       60.62        100.00         100.00
Vermont                  1            75,446.66       0.01        8.500         75,447       70.00        100.00         100.00
North Dakota             1            32,359.48       0.00       13.200         32,359       65.00        100.00           0.00
----------------    ------      ---------------     ------       ------       --------       -----        ------        -------
Total               10,129      $792,736,501.32     100.00%       9.719%      $ 78,264       76.48%        78.29%         94.74%
================    ======      ===============     ======       ======       ========       =====        ======        =======

                                     Group I
                   Distribution by Original Principal Balance

                                                        Percentage
                                                        of Mortgage
                                                          Pool by
                                                         Aggregate                            Weighted      Percent of    Percent
                            Number        Aggregate      Principal                Average      Average         Full         of
                              of          Principal      Balance of   Weighted   Principal     Combined    Documentation Owner-Occu-
   Original Principal       Mortgage      Balance         Mortgage    Average     Balance    Loan-to-Value    Mortgage   pied Mort-
        Balance              Loans      Outstanding        Loans      Coupon     Outstanding    Ratio          Loans      gage Loans
------------------------    --------  ---------------   ------------  --------   ----------- ------------- ------------- -----------
$      0.01 -$ 10,000.00         19   $    123,372.26       0.02%     11.571%      $  6,493      67.64%        81.36%      100.00%
$ 10,000.01 -$ 20,000.00        534      7,387,925.41       0.93      11.409         13,835      69.21         92.05        94.06
$ 20,000.01 -$ 30,000.00        967     22,424,160.24       2.83      11.146         23,189      69.30         91.09        90.80
$ 30,000.01 -$ 40,000.00      1,184     38,822,477.64       4.90      10.870         32,789      71.68         88.96        90.05
$ 40,000.01 -$ 50,000.00      1,207     52,045,495.28       6.57      10.454         43,120      73.63         89.76        92.93
$ 50,000.01 -$ 60,000.00      1,246     65,827,073.95       8.30      10.170         52,831      75.27         91.88        92.54
$ 60,000.01 -$ 70,000.00      1,015     63,376,807.24       7.99      10.110         62,440      76.70         91.41        94.15
$ 70,000.01 -$ 80,000.00        746     53,884,037.80       6.80       9.900         72,231      77.74         91.64        94.45
$ 80,000.01 -$ 90,000.00        534     43,816,198.16       5.53       9.767         82,053      76.55         88.79        95.37
$ 90,000.01 -$100,000.00        503     46,487,945.57       5.86       9.581         92,421      77.78         85.62        94.81
$100,000.01 -$120,000.00        604     64,520,085.18       8.14       9.599        106,821      78.10         88.02        95.05
$120,000.01 -$140,000.00        424     53,517,293.28       6.75       9.572        126,220      78.50         84.91        92.64
$140,000.01 -$160,000.00        263     38,365,630.77       4.84       9.453        145,877      77.83         82.44        95.70
$160,000.01 -$180,000.00        170     28,179,935.32       3.55       9.422        165,764      78.10         83.77        96.46
$180,000.01 -$200,000.00        129     23,996,807.96       3.03       9.473        186,022      78.39         78.11        95.22
$200,000.01 -$220,000.00         79     15,904,511.13       2.01       9.092        201,323      80.28         88.42        98.70
$220,000.01 -$240,000.00         58     12,759,228.25       1.61       9.227        219,987      78.71         80.69        96.47
$240,000.01 -$260,000.00         47     11,426,466.76       1.44       9.593        243,116      76.59         78.33        97.82
$260,000.01 -$280,000.00         42     11,064,425.36       1.40       9.213        263,439      78.32         78.28        97.64
$280,000.01 -$300,000.00         65     18,418,177.11       2.32       8.832        283,357      77.51         43.09        93.77
$300,000.01 -$320,000.00         52     15,739,367.49       1.99       8.899        302,680      78.11         42.94        96.03
$320,000.01 -$340,000.00         48     15,340,986.11       1.94       8.564        319,604      78.88         36.00        97.85
$340,000.01 -$360,000.00         24      8,286,106.92       1.05       9.261        345,254      71.14         29.15        95.87
$360,000.01 -$380,000.00         26      9,489,803.13       1.20       8.896        364,992      82.25         61.12       100.00
$380,000.01 -$400,000.00         35     13,682,026.56       1.73       9.011        390,915      76.36         37.28       100.00
$400,000.01 -$450,000.00         24     10,152,267.35       1.28       8.866        423,011      79.71         20.89        95.67
$450,000.01 -$500,000.00         30     14,257,388.69       1.80       8.933        475,246      77.16         33.10       100.00
$500,000.01 -$550,000.00         20     10,333,641.80       1.30       8.464        516,682      73.68         29.65       100.00
$550,000.01 -$600,000.00          6      3,441,836.20       0.43       9.301        573,639      71.54          0.00       100.00
$600,000.01 -$650,000.00         10      6,234,287.58       0.79       8.790        623,429      74.54         19.49        89.64
$650,000.01 -$700,000.00          7      4,706,562.96       0.59       8.637        672,366      74.40         42.38       100.00
$700,000.01 -$750,000.00          4      2,884,685.90       0.36       8.880        721,171      75.57         25.89       100.00
$750,000.01 and Over              7      5,839,485.96       0.74       8.348        834,212      69.28          0.00       100.00
------------------------     ------   ---------------     ------       -----       --------      -----         -----        -----
Total                        10,129   $792,736,501.32     100.00%      9.719%      $ 78,264      76.48%        78.29%       94.74%
========================     ======   ===============     ======       =====       ========      =====         =====        =====

                                     Group I
                    Distribution by Current Principal Balance

                                                         Percentage
                                                         of Mortgage
                                                           Pool by                              Weighted     Percent of     Percent
                                                          Aggregate                              Average         Full          of
                           Number         Aggregate       Principal                Average       Combined     Documenta-     Owner-
                             of           Principal       Balance of  Weighted    Principal       Loan-to-      tion        Occupied
   Current Principal       Mortgage        Balance         Mortgage    Average     Balance         Value       Mortgage     Mortgage
        Balance             Loans        Outstanding        Loans      Coupon    Outstanding       Ratio        Loans        Loans
------------------------   --------    ---------------   -----------  --------   -----------     ---------    ----------    --------
$      0.01 -$ 10,000.00       142     $    893,718.17       0.11%     10.755%    $   6,294        64.54%       95.31%       96.99%
$ 10,000.01 -$ 20,000.00       654       10,346,053.06       1.31      11.129        15,820        67.94        91.93        92.88
$ 20,000.01 -$ 30,000.00     1,018       25,963,084.07       3.28      10.900        25,504        69.23        90.80        90.50
$ 30,000.01 -$ 40,000.00     1,176       41,268,355.72       5.21      10.741        35,092        72.43        90.22        91.13
$ 40,000.01 -$ 50,000.00     1,213       54,972,219.19       6.93      10.386        45,319        74.02        90.18        92.41
$ 50,000.01 -$ 60,000.00     1,181       64,812,281.60       8.18      10.118        54,879        75.41        91.42        93.39
$ 60,000.01 -$ 70,000.00       982       63,721,345.16       8.04      10.090        64,889        76.78        92.01        93.89
$ 70,000.01 -$ 80,000.00       708       53,105,809.05       6.70       9.911        75,008        77.79        90.85        94.46
$ 80,000.01 -$ 90,000.00       496       42,095,486.91       5.31       9.804        84,870        76.99        87.53        95.00
$ 90,000.01 -$100,000.00       481       45,704,981.23       5.77       9.619        95,021        77.99        84.98        94.76
$100,000.01 -$120,000.00       579       63,292,012.77       7.98       9.579       109,313        78.02        88.16        95.34
$120,000.01 -$140,000.00       416       53,843,258.59       6.79       9.576       129,431        78.42        84.40        93.32
$140,000.01 -$160,000.00       232       34,608,413.26       4.37       9.474       149,174        77.86        84.07        94.35
$160,000.01 -$180,000.00       165       28,011,879.96       3.53       9.361       169,769        78.36        83.04        97.54
$180,000.01 -$200,000.00       127       23,983,560.06       3.03       9.493       188,847        79.37        78.01        95.21
$200,000.01 -$220,000.00        75       15,657,586.37       1.98       9.143       208,768        79.30        85.38        98.68
$220,000.01 -$240,000.00        51       11,629,062.73       1.47       9.203       228,021        77.78        82.31        96.13
$240,000.01 -$260,000.00        46       11,479,626.98       1.45       9.566       249,557        76.71        76.22        97.83
$260,000.01 -$280,000.00        47       12,766,005.85       1.61       9.176       271,617        79.17        78.49        97.96
$280,000.01 -$300,000.00        57       16,567,428.11       2.09       8.911       290,657        76.77        35.10        93.07
$300,000.01 -$320,000.00        49       15,243,162.11       1.92       8.799       311,085        78.89        46.94        95.90
$320,000.01 -$340,000.00        44       14,429,918.12       1.82       8.581       327,953        78.31        31.96        97.71
$340,000.01 -$360,000.00        27        9,448,384.87       1.19       9.216       349,940        73.74        37.16        96.37
$360,000.01 -$380,000.00        23        8,495,750.74       1.07       9.015       369,380        80.96        56.38       100.00
$380,000.01 -$400,000.00        33       12,946,668.15       1.63       8.980       392,323        77.28        36.62       100.00
$400,000.01 -$450,000.00        23        9,752,559.40       1.23       8.886       424,024        79.08        17.64        95.49
$450,000.01 -$500,000.00        32       15,243,764.88       1.92       8.905       476,368        76.84        34.17       100.00
$500,000.01 -$550,000.00        18        9,347,265.61       1.18       8.461       519,293        73.84        27.55       100.00
$550,000.01 -$600,000.00         6        3,441,836.20       0.43       9.301       573,639        71.54         0.00       100.00
$600,000.01 -$650,000.00        10        6,234,287.58       0.79       8.790       623,429        74.54        19.49        89.64
$650,000.01 -$700,000.00         8        5,406,353.07       0.68       8.684       675,794        72.54        36.90       100.00
$700,000.01 -$750,000.00         3        2,184,895.79       0.28       8.841       728,299        80.55        34.18       100.00
$750,000.01 and Over             7        5,839,485.96       0.74       8.348       834,212        69.28         0.00       100.00
------------------------    ------     ---------------     ------       -----      --------        -----        -----        -----
Total                       10,129     $792,736,501.32     100.00%      9.719%     $ 78,264        76.48%       78.29%       94.74%
========================    ======     ===============     ======       =====      ========        =====        =====        =====

                                     Group I
                     Distribution by Current Mortgage Rates

                                                   Percentage
                                                       of
                                                    Mortgage
                                                    Pool by
                                                    Aggregate                                                         Percent
                                                    Principal                           Weighted      Percent of        of
                                      Aggregate      Balance                Average     Average          Full         Owner-
                        Number of     Principal        of       Weighted    Principal   Combined     Documentation   Occupied
                        Mortgage      Balance       Mortgage    Average      Balance   Loan-to-Value   Mortgage       Mortgage
     Mortgage Rates      Loans      Outstanding       Loans     Coupon     Outstanding    Ratio          Loans         Loans
 ---------------------  --------  ---------------   --------   ---------   ----------- ------------- -------------   ----------
   5.501%  -  6.000%         7    $  1,316,730.32      0.17%     6.000%     $188,104       65.94%         25.92%       99.09%
   6.001%  -  6.500%         1         398,540.76      0.05      6.500       398,541       47.06         100.00       100.00
   6.501%  -  7.000%        56      12,387,759.31      1.56      6.957       221,210       70.13          62.61        99.42
   7.001%  -  7.500%       166      19,772,251.27      2.49      7.354       119,110       76.43          97.63        99.34
   7.501%  -  8.000%       653      76,523,246.76      9.65      7.901       117,187       75.62          74.56        97.17
   8.001%  -  8.500%       989     103,636,611.04     13.07      8.360       104,789       77.47          82.73        95.71
   8.501%  -  9.000%     1,467     139,578,029.52     17.61      8.863        95,145       77.21          76.04        93.78
   9.001%  -  9.500%       735      62,917,139.16      7.94      9.329        85,602       78.14          76.52        93.90
   9.501%  - 10.000%     1,132      92,692,635.63     11.69      9.859        81,884       77.01          72.15        94.43
  10.001%  - 10.500%       878      56,556,094.95      7.13     10.337        64,415       77.16          84.07        92.49
  10.501%  - 11.000%     1,134      68,293,339.59      8.61     10.829        60,223       76.51          83.45        93.96
  11.001%  - 11.500%       809      45,431,361.49      5.73     11.325        56,157       75.67          84.57        93.24
  11.501%  - 12.000%       746      43,494,272.86      5.49     11.821        58,303       75.31          80.80        94.29
  12.001%  - 12.500%       462      26,790,418.95      3.38     12.327        57,988       74.70          76.25        94.76
  12.501%  - 13.000%       363      19,531,990.16      2.46     12.816        53,807       73.49          71.15        93.85
  13.001%  - 13.500%       231      10,119,338.48      1.28     13.257        43,807       76.64          73.14        97.39
  13.501%  - 14.000%       183       8,229,094.26      1.04     13.769        44,968       73.20          71.21        97.39
  14.001%  - 14.500%        80       3,859,656.24      0.49     14.261        48,246       74.79          64.49        97.52
  14.501%  - 15.000%        27         832,361.68      0.10     14.805        30,828       77.56          58.32        94.18
  15.001%  - 15.500%         6         284,553.43      0.04     15.222        47,426       69.40          65.85       100.00
  15.501%  - 16.000%         3          76,880.41      0.01     15.972        25,627       54.67          58.67        30.25
  17.501%  - 18.000%         1          14,195.05      0.00     17.990        14,195       27.83         100.00       100.00
  ------------------    ------    ---------------    ------      -----      --------       -----          -----        -----
  Total                 10,129    $792,736,501.32    100.00%     9.719%     $ 78,264       76.48%         78.29%       94.74%
  ==================    ======    ===============    ======      =====      ========       =====          =====        =====

                                     Group I

               Distribution by Remaining Months to Stated Maturity

                                                   Percentage
                                                       of
                                                    Mortgage
                                                    Pool by
                                                    Aggregate                                                         Percent
                                                    Principal                            Weighted      Percent of        of
                                      Aggregate      Balance                Average      Average          Full         Owner-
                        Number of     Principal        of       Weighted    Principal    Combined     Documentation   Occupied
   Remaining Months to   Mortgage      Balance       Mortgage    Average      Balance   Loan-to-Value   Mortgage       Mortgage
    Stated Maturity       Loans      Outstanding       Loans     Coupon     Outstanding    Ratio          Loans         Loans
 ---------------------  --------  ---------------   --------   ---------   -----------  ------------   -------------   ----------
         1-12               11  $     39,315.90       0.00%      9.980%     $  3,574      68.56%         100.00%      100.00%
        13-24               17       242,033.19       0.03      10.947        14,237      66.71           64.93       100.00
        25-36               14       137,810.55       0.02       9.156         9,844      52.58          100.00        99.20
        37-48               70     1,005,720.89       0.13       9.800        14,367      68.05           99.88        98.10
        49-60               85     1,420,264.36       0.18      10.274        16,709      63.79          100.00        96.90
        61-72               51       902,757.36       0.11      10.353        17,701      67.66           95.01        99.19
        73-84               72     2,020,866.25       0.25       9.325        28,068      66.17           97.24        98.12
        85-96               50     1,516,018.91       0.19       9.501        30,320      64.29           97.44        89.60
       97-108              198     6,972,890.26       0.88      10.050        35,217      69.04           95.89        95.39
      109-120              431    17,797,972.77       2.25      10.514        41,295      73.48           95.29        94.25
      121-132              463    19,164,835.40       2.42      10.383        41,393      73.08           92.97        94.17
      133-144              732    40,530,370.43       5.11       9.253        55,369      72.66           88.09        90.64
      145-156              335    19,669,604.06       2.48       9.516        58,715      74.33           92.10        96.84
      157-168              695    34,790,012.04       4.39      11.579        50,058      73.21           70.13        93.99
      169-180              604    32,672,030.60       4.12      10.562        54,093      74.41           75.94        97.67
      181-192               98     5,826,308.37       0.73       9.942        59,452      75.14           93.49        95.87
      193-204              213    12,446,424.25       1.57       9.045        58,434      76.67           98.60        97.16
      205-216              129     7,913,622.60       1.00       8.982        61,346      78.11           95.04        97.35
      217-228              143     7,286,972.94       0.92      10.957        50,958      76.42           85.49        95.70
      229-240              114     6,736,623.29       0.85       9.879        59,093      77.74           94.21        97.27
      241-252                3       104,572.09       0.01      11.217        34,857      78.31          100.00       100.00
      253-264               30     1,833,948.80       0.23       8.917        61,132      77.15           97.02        96.91
      265-276               16     1,194,677.16       0.15       9.382        74,667      77.53           93.89       100.00
      277-288               43     3,472,116.79       0.44       9.380        80,747      76.80           88.95        99.21
      289-300              115     9,973,286.97       1.26       9.757        86,724      76.09           97.94        95.94
      301-312              264    21,837,973.70       2.75       9.534        82,720      77.06           91.70        94.56
      313-324            1,286   110,307,821.10      13.91       9.003        85,776      77.29           88.66        92.38
      325-336            1,130   106,803,645.19      13.47       9.090        94,517      77.25           88.58        93.33
      337-348            1,127   103,339,115.91      13.04      10.777        91,694      78.08           78.42        93.80
      349-360            1,590   214,776,889.19      27.09       9.474       135,080      77.72           56.78        96.83
      -------           ------  ---------------     ------       -----      --------      -----           -----        -----
       Total            10,129  $792,736,501.32     100.00%      9.719%     $ 78,264      76.48%          78.29%       94.74%
      =======           ======  ===============     ======       =====      ========      =====           =====        =====

                                     Group I
                Distribution by Number of Months of Seasoning(1)

                                                   Percentage
                                                       of
                                                    Mortgage
                                                    Pool by
                                                    Aggregate                                                         Percent
                                                    Principal                            Weighted      Percent of        of
                                      Aggregate      Balance                Average      Average          Full         Owner-
                        Number of     Principal        of       Weighted    Principal    Combined     Documentation   Occupied
                         Mortgage      Balance       Mortgage    Average      Balance   Loan-to-Value    Mortgage      Mortgage
  Months to Seasoning     Loans      Outstanding       Loans     Coupon     Outstanding    Ratio           Loans        Loans
 ---------------------  --------  ---------------   --------   ---------   -----------  ------------   -------------  ----------
         1 - 6             590    $ 48,425,049.39      6.11%      9.496%    $ 82,076      78.08%          79.79%        96.87%
         7 -12            1109     156,239,598.71     19.71       9.273      140,883      76.94           46.60         96.62
        13 -18            1161      86,327,308.35     10.89      10.973       74,356      78.99           82.64         95.59
        19 -24            1048      75,834,296.54      9.57      11.131       72,361      74.86           71.34         94.55
        25 -30             548      42,511,292.93      5.36      10.294       77,575      77.57           82.31         93.12
        31 -36             893      78,964,613.10      9.96       8.846       88,426      75.38           90.20         93.15
        37 -42            1404     108,618,158.37     13.70       8.890       77,363      77.34           91.70         92.84
        43 -48            1200      82,821,786.50     10.45       9.255       69,018      75.17           87.07         92.62
        49 -54             647      38,295,523.74      4.83       9.743       59,189      74.85           87.36         94.63
        55 -60             314      17,197,488.76      2.17      10.111       54,769      75.68           95.00         97.05
        61 -66             328      15,609,096.22      1.97      10.480       47,589      75.80           95.92         95.85
        67 -72             449      21,837,851.92      2.75      10.319       48,637      74.06           96.40         96.40
        73 -78             306      14,197,078.30      1.79       9.852       46,396      74.07          100.00         97.24
        79 -84             119       5,284,170.94      0.67      10.284       44,405      73.32           99.39         94.37
        85 -90               9         492,630.06      0.06      11.499       54,737      72.12          100.00         86.06
        91 -96               2          50,515.86      0.01       9.533       25,258      62.06          100.00        100.00
       97 -102               2          30,041.63      0.00       8.217       15,021      53.01          100.00        100.00
       --------         ------    ---------------    ------      ------     --------      -----          ------        ------
       Total            10,129    $792,736,501.32    100.00%      9.719%    $ 78,264      76.48%          78.29%        94.74%
       ========         ======    ===============    ======       =====     ========      =====           =====         =====

----------
(1) Seasoning calculated from each Mortgage Loan's interest start date, based upon a calendar month deemed to have 30 days, and a calendar year deemed to have 360 days.

                                     Group I
                 Distribution by Combined Loan-to-Value Ratio(1)

                                                   Percentage
                                                       of
                                                    Mortgage
                                                    Pool by
                                                    Aggregate                                                         Percent
                                                    Principal                            Weighted      Percent of        of
                                      Aggregate      Balance                Average      Average          Full         Owner-
                        Number of     Principal        of       Weighted    Principal    Combined     Documentation   Occupied
        Combined        Mortgage      Balance       Mortgage    Average      Balance   Loan-to-Value   Mortgage       Mortgage
  Loan-to-Value Ration    Loans      Outstanding       Loans     Coupon     Outstanding    Ratio          Loans         Loans
 ---------------------  --------  ---------------   --------   ---------   -----------  ------------ -------------   ----------
   Not Available           72    $  5,614,692.57       0.71%      9.869%     $ 77,982       0.00%         73.36%        95.27%
    0.01% -   5.00%         1           9,553.15       0.00       8.870         9,553       2.85         100.00        100.00
    5.01% -  10.00%         7         251,920.11       0.03       9.840        35,989       9.92          79.24        100.00
   10.01% -  15.00%        12         223,764.11       0.03      10.936        18,647      12.94          94.21        100.00
   15.01% -  20.00%        41       1,563,489.98       0.20       8.949        38,134      18.92          82.29         91.33
   20.01% -  25.00%        44       1,318,066.21       0.17       9.734        29,956      23.01          91.27         98.54
   25.01% -  30.00%        62       2,544,601.34       0.32       9.733        41,042      28.49          82.47         90.85
   30.01% -  35.00%        73       2,384,980.89       0.30       9.778        32,671      32.87          75.10         97.19
   35.01% -  40.00%        98       4,136,588.07       0.52       9.635        42,210      37.61          74.45         91.65
   40.01% -  45.00%       126       5,465,961.47       0.69       9.696        43,381      42.84          80.15         94.55
   45.01% -  50.00%       219      12,387,483.97       1.56       9.671        56,564      48.44          84.24         90.24
   50.01% -  55.00%       218      12,193,722.73       1.54       9.861        55,935      52.74          72.35         95.53
   55.01% -  60.00%       382      51,700,231.62       6.52       9.038       135,341      59.33          32.75         93.36
   60.01% -  65.00%       494      34,129,803.73       4.31       9.901        69,089      63.46          71.36         92.44
   65.01% -  70.00%       710      46,326,709.97       5.84      10.165        65,249      68.24          75.85         92.31
   70.01% -  75.00%     1,226      84,921,928.54      10.71      10.296        69,267      73.42          78.91         91.44
   75.01% -  80.00%     2,711     211,405,694.19      26.67       9.764        77,981      78.90          80.90         94.11
   80.01% -  85.00%     2,299     177,188,438.53      22.35       9.739        77,072      82.48          88.35         96.07
   85.01% -  90.00%     1,037     101,494,285.43      12.80       9.265        97,873      87.40          82.56         98.05
   90.01% -  95.00%       183      25,441,868.08       3.21       9.414       139,027      92.73          76.01         98.55
   95.01% - 100.00%       114      12,032,716.63       1.52       9.681       105,550      99.30          73.70        100.00
   ----------------    ------    ---------------     ------       -----      --------      -----          -----         -----
   Total               10,129    $792,736,501.32     100.00%      9.719%     $ 78,264      76.48%         78.29%        94.74%
   ================    ======    ===============     ======       =====      ========      =====          =====         =====

----------
(1) The Combined Loan-to-Value Ratios for first lien mortgages do not reflect the principal balance of any second lien mortgages, including those financed by CIT Consumer Finance or any of its affiliates.

                                     Group I
                     Distribution by Borrower FICO Score(1)

                                                   Percentage
                                                       of
                                                    Mortgage
                                                    Pool by
                                                    Aggregate                                                         Percent
                                                    Principal                            Weighted     Percent of        of
                                      Aggregate      Balance                Average      Average         Full         Owner-
                       Number of     Principal        of       Weighted    Principal    Combined     Documentation   Occupied
        Borower        Mortgage      Balance       Mortgage    Average      Balance   Loan-to-Value   Mortgage       Mortgage
      FICO Score        Loans      Outstanding       Loans     Coupon     Outstanding    Ratio          Loans         Loans
 -------------------   -------  ---------------   --------   ---------   -----------  ------------   -------------   ----------
  Not Available           29    $  1,896,208.32     0.24%      10.752%     $65,386       67.61%         82.39%        99.01%
     351- 400              1          30,128.63     0.00        8.850       30,129       79.93         100.00        100.00
     401 - 450            19       1,370,545.07     0.17       11.667       72,134       75.32          88.11        100.00
     451 - 500           447      28,737,197.37     3.63       11.178       64,289       75.50          91.59         95.75
     501 - 550         1,825     114,992,464.84    14.51       10.943       63,010       75.34          90.19         97.15
     551 - 600         2,719     187,450,547.68    23.65       10.165       68,941       76.42          84.44         95.62
     601 - 650         2,588     221,838,696.61    27.98        9.392       85,718       77.26          75.31         94.51
     651 - 700         1,607     155,876,669.29    19.66        8.956       96,999       77.49          69.71         94.16
     701 - 750           645      57,784,056.55     7.29        8.789       89,588       75.55          68.74         90.67
     751 - 800           232      21,482,467.90     2.71        8.620       92,597       72.13          61.89         89.38
     801 - 850            17       1,277,519.06     0.16        8.472       75,148       78.72          62.98         96.82
  ------------        ------    ---------------   ------        -----      -------       -----          -----         -----
  Total               10,129    $792,736,501.32   100.00%       9.719%     $78,264       76.48%         78.29%        94.74%
  ============        ======    ===============   ======        =====      =======       =====          =====         =====

----------
(1) Generally, FICO scores are determined at the time of origination of the related Mortgage Loan; except that, in the case of Mortgage Loans from Institutional Bulk Portfolios, FICO scores are determined either at the time of origination or, if such score were unavailable or issued longer than three months prior to acquisition by CIT Consumer Finance or one of its affiliates, at the time of acquisition.

                                     Group I
                          Distribution by Property Type

                                                   Percentage
                                                       of
                                                    Mortgage
                                                    Pool by
                                                    Aggregate                                                         Percent
                                                    Principal                            Weighted     Percent of        of
                                     Aggregate      Balance                Average      Average         Full         Owner-
                       Number of     Principal        of       Weighted    Principal    Combined     Documentation   Occupied
                       Mortgage      Balance       Mortgage    Average      Balance   Loan-to-Value   Mortgage       Mortgage
    Property Type       Loans      Outstanding       Loans     Coupon     Outstanding    Ratio          Loans         Loans
 -------------------   -------  ---------------   --------   ---------   -----------  ------------   -------------   ----------
  Single Family         8,319   $641,135,310.83    80.88%      9.683%      $ 77,069      76.22%        79.60%        95.64%
     Residence
  Manufactured            779     50,990,045.46     6.43      10.038         65,456      79.47         94.36         97.77
     Housing
  2-4 Family              469     44,025,434.60     5.55       9.767         93,871      74.78         71.47         77.07
  PUD                     300     39,592,911.75     4.99       9.878        131,976      77.62         47.10         98.41
  Condo                   231     16,135,660.56     2.04       9.597         69,851      79.06         69.73         88.91
  Townhouse                31        857,138.12     0.11      10.775         27,650      74.30        100.00         89.33
  ------------         ------   ---------------   ------       -----       --------      -----         -----         -----
  Total                10,129   $792,736,501.32   100.00%      9.719%      $ 78,264      76.48%        78.29%        94.74%
  ============         ======   ===============   ======       =====       ========      =====         =====         =====

                                     Group I
                          Distribution by Loan Purpose

                                                   Percentage
                                                       of
                                                    Mortgage
                                                    Pool by
                                                    Aggregate                                                         Percent
                                                    Principal                            Weighted     Percent of        of
                                     Aggregate      Balance                Average      Average         Full         Owner-
                       Number of     Principal        of       Weighted    Principal    Combined     Documentation   Occupied
                       Mortgage      Balance       Mortgage    Average      Balance   Loan-to-Value   Mortgage       Mortgage
    Loan Purpose        Loans      Outstanding       Loans     Coupon     Outstanding    Ratio          Loans         Loans
 -------------------   -------  ---------------   --------   ---------   -----------  ------------   -------------   ----------
  Refinance and/or      7,388   $586,298,230.59     73.96%     9.618%       $79,358     76.45%         83.27%         94.83%
     Cashout
  Purchase                844    114,304,247.97     14.42      9.457        135,432     78.33          50.28          94.81
  Debt Consolidation      912     42,067,376.12      5.31     10.473         46,127     74.70          86.71          94.99
  Home Improvement        675     32,062,669.80      4.04     10.988         47,500     73.65          76.26          95.33
  Other                   310     18,003,976.84      2.27     10.676         58,077     74.90          78.14          89.64
  ------------         ------   ---------------    ------      -----       --------     -----          -----          -----
  Total                10,129   $792,736,501.32    100.00%     9.719%      $ 78,264     76.48%         78.29%         94.74%
  ============         ======   ===============    ======      =====       ========     =====          =====          =====

                                     Group I
                        Distribution by Occupancy Status

                                                   Percentage
                                                       of
                                                    Mortgage
                                                    Pool by
                                                    Aggregate                                                         Percent
                                                    Principal                           Weighted     Percent of        of
                                     Aggregate      Balance                Average      Average         Full         Owner-
                       Number of     Principal        of       Weighted    Principal    Combined    Documentation   Occupied
                       Mortgage      Balance       Mortgage    Average      Balance  Loan-to-Value    Mortgage       Mortgage
  Occupancy Statue      Loans      Outstanding       Loans     Coupon     Outstanding    Ratio         Loans         Loans
 -------------------   -------  ---------------   --------   ---------   -----------  ----------   -------------   ----------
  Owner Occupied        9,463   $751,014,212.85     94.74%     9.707%      $79,363       76.66%        78.28%        100.00%
  Non-owner Occupied      666     41,722,288.47      5.26      9.936        62,646       73.22         78.51           0.00
  ------------         ------   ---------------    ------      -----       -------       -----         -----          -----
  Total                10,129   $792,736,501.32    100.00%     9.719%      $78,264       76.48%        78.29%         94.74%
  ============         ======   ===============    ======      =====       =======       =====         =====          =====

                                     Group I
               Distribution by Borrower Income Documentation Type

                                                   Percentage
                                                       of
                                                   Mortgage
                                                   Pool by
                                                   Aggregate                                                         Percent
                                                   Principal                            Weighted     Percent of        of
                                    Aggregate      Balance                Average       Average         Full         Owner-
                       Number of    Principal        of       Weighted    Principal     Combined    Documentation   Occupied
                       Mortgage     Balance       Mortgage    Average      Balance    Loan-to-Value   Mortgage       Mortgage
 Documentation Type     Loans     Outstanding       Loans     Coupon     Outstanding     Ratio         Loans         Loans
 -------------------   -------  ---------------   ---------  ---------   -----------  ------------  -------------   ----------
 Full                    8,875   $620,660,011.34    78.29%      9.711%     $ 69,934      77.27%       100.00%         94.72%
 No Income               1,012    117,553,202.88    14.83      10.136       116,159      72.01          0.00          93.81
 Verification/Stated
 Lite                      242    54,523,287.10      6.88       8.912       225,303      77.06          0.00          96.90
 -------------------    ------  ---------------    ------       -----      --------      -----         -----          -----
 Total                  10,129  $792,736,501.32    100.00%      9.719%     $ 78,264      76.48%        78.29%         94.74%
 ===================    ======  ===============    ======       =====      ========      =====         =====          =====

                                     Group I
                          Distribution by Product Type

                                                   Percentage
                                                       of
                                                   Mortgage
                                                   Pool by
                                                   Aggregate                                                         Percent
                                                   Principal                            Weighted     Percent of        of
                                    Aggregate      Balance                Average       Average         Full         Owner-
                       Number of    Principal        of       Weighted    Principal     Combined    Documentation   Occupied
                       Mortgage     Balance       Mortgage    Average      Balance   Loan-to-Value    Mortgage       Mortgage
     Product Type       Loans     Outstanding       Loans     Coupon     Outstanding     Ratio         Loans         Loans
 -------------------   -------  ---------------   ---------  ---------   -----------  ----------   -------------   ----------
 Fixed = 30 Year         6,395  $619,796,192.60     78.18%      9.562%     $96,919       77.47%        76.65%         94.86%
 Fixed = 15 Year         3,111   127,256,432.64     16.05      10.201       40,905       72.17         84.11          95.16
 Balloon                   623    45,683,876.08      5.76      10.515       73,329       75.13         84.43          91.97
 -------------------    ------  ---------------    ------      ------      --------      -----         -----          -----
 Total                  10,129  $792,736,501.32    100.00%      9.719%     $78,264       76.48%        78.29%         94.74%
 ===================    ======  ===============    ======      ======      ========      =====         =====          =====

                                     Group I
                            Distribution by Lien Type

                                                   Percentage
                                                       of
                                                   Mortgage
                                                   Pool by
                                                   Aggregate                                                         Percent
                                                   Principal                            Weighted     Percent of        of
                                    Aggregate      Balance                Average       Average         Full         Owner-
                       Number of    Principal        of       Weighted    Principal     Combined    Documentation   Occupied
                       Mortgage     Balance       Mortgage    Average      Balance    Loan-to-Value   Mortgage       Mortgage
     Lien Type           Loans     Outstanding      Loans     Coupon     Outstanding     Ratio         Loans         Loans
 -------------------   -------  ---------------   ---------  ---------   -----------  ------------  -------------   ----------
 First Lien              8,011  $695,808,859.44     87.77%     9.459%      $86,857       76.59%        79.46%         94.38%
 Second Lien             2,118    96,927,641.88     12.23     11.585        45,764       75.69         69.91          97.29
 -------------------    ------  ---------------    ------     ------       -------       -----         -----          -----
 Total                  10,129  $792,736,501.32    100.00%     9.719%      $78,264       76.48%        78.29%         94.74%
 ===================    ======  ===============    ======     ======       =======       =====         =====          =====

                                    Group II
                 Geographic Distribution of Mortgaged Properties

                                                   Percentage
                                                       of
                                                   Mortgage
                                                   Pool by
                                                   Aggregate                                                         Percent
                                                   Principal                            Weighted     Percent of        of
                                    Aggregate      Balance                Average       Average         Full         Owner-
                       Number of    Principal        of       Weighted    Principal     Original    Documentation   Occupied
                       Mortgage     Balance       Mortgage    Average      Balance    Loan-to-Value   Mortgage       Mortgage
     State              Loans     Outstanding       Loans     Coupon     Outstanding     Ratio         Loans         Loans
 -------------------   -------  ---------------   ---------  ---------   -----------  ------------- -------------   ----------
California                151   $ 27,549,347.67     13.29%     9.779%      $182,446      77.80%        65.78%        92.39%
Ohio                      237     18,009,816.66      8.69     10.250         75,991      79.99         91.54         96.68
North Carolina            165     13,480,397.16      6.50      9.976         81,699      80.84         90.59         96.69
Washington                 89     11,788,994.08      5.69      9.944        132,461      80.98         74.01         92.65
Pennsylvania              116      8,845,928.36      4.27     10.278         76,258      81.12         85.63         94.31
Illinois                   94      8,830,504.94      4.26     10.292         93,942      80.84         79.46         98.28
New York                   65      8,804,152.89      4.25     10.173        135,449      76.89         61.42         91.92
Florida                   104      8,550,141.89      4.13     10.540         82,213      77.30         51.92         94.97
Michigan                  110      8,463,167.83      4.08     10.412         76,938      78.82         90.08         93.26
Texas                      73      8,171,595.62      3.94     10.280        111,940      80.68         77.95         92.34
Colorado                   57      7,827,794.47      3.78      9.772        137,330      81.53         84.31         97.22
Arizona                    69      6,285,593.14      3.03     10.274         91,096      77.66         78.73         91.31
Oregon                     41      5,709,078.75      2.75      9.995        139,246      80.71         85.53         92.42
Indiana                    75      5,549,638.64      2.68     10.537         73,995      79.53         83.32         93.25
Virginia                   58      5,297,032.98      2.56     10.356         91,328      81.35         91.11         98.02
Georgia                    47      4,866,399.11      2.35     10.432        103,540      81.76         77.05         95.90
Utah                       35      4,784,524.65      2.31     10.029        136,701      81.99         75.25         91.21
Massachusetts              27      4,388,443.70      2.12     10.234        162,535      72.93         61.30         85.87
New Jersey                 40      4,170,094.09      2.01     10.486        104,252      75.49         68.54         92.67
Maryland                   40      4,115,216.86      1.99     10.372        102,880      81.62         75.72         96.53
Missouri                   59      4,096,645.99      1.98     10.155         69,435      79.94         94.75         97.49
Missouri                   59      4,096,645.99      1.98     10.155         69,435      79.94         94.75         97.49
Connecticut                29      3,448,221.40      1.66     10.262        118,904      79.64         66.07         96.31
Kentucky                   49      3,321,579.25      1.60     10.248         67,787      79.66         92.34         93.06
Wisconsin                  34      3,118,042.15      1.50     10.219         91,707      80.74         74.86         84.07
Nevada                     23      2,488,227.80      1.20     10.115        108,184      83.70         64.81         88.32
South Carolina             29      2,471,799.81      1.19      9.790         85,234      82.53         86.02        100.00
Minnesota                  22      1,886,489.54      0.91     10.819         85,750      79.17         54.53         93.91
Oklahoma                   23      1,746,145.96      0.84      9.786         75,919      81.81         90.44        100.00
New Hampshire              11      1,305,802.45      0.63     10.721        118,709      76.32         51.58         88.72
Idaho                      13      1,266,806.83      0.61     10.155         97,447      82.23        100.00        100.00
Rhode Island               10        959,004.19      0.46     10.540         95,900      71.40         60.20        100.00
New Mexico                 10        952,931.82      0.46      9.767         95,293      78.41         89.40        100.00
Louisiana                   9        918,310.63      0.44     10.906        102,035      81.38         27.03         90.94
West Virginia              11        788,207.21      0.38      9.801         71,655      80.10         78.94        100.00
Delaware                    6        581,948.79      0.28     10.673         96,991      73.88        100.00        100.00
Iowa                       10        558,121.95      0.27     11.658         55,812      81.54         88.01        100.00
Maine                       5        503,747.80      0.24     10.405        100,750      67.19          5.54         41.49
Mississippi                 4        263,633.88      0.13     10.920         65,908      79.85         84.53        100.00
Washington DC               2        247,941.86      0.12      9.471        123,971      85.27        100.00        100.00
Kansas                      3        245,749.82      0.12     10.733         81,917      82.13        100.00        100.00
Montana                     2        188,620.39      0.09      9.594         94,310      82.09        100.00        100.00
Wyoming                     3        184,770.71      0.09     10.901         61,590      75.68         70.00        100.00
Nebraska                    1        121,940.61      0.06     10.750        121,941      84.76        100.00        100.00
Vermont                     1        111,326.77      0.05     11.675        111,327      80.00          0.00        100.00
--------------------    -----   ---------------    ------     ------       --------      -----         -----         -----
Total                   2,062   $207,263,881.10    100.00%    10.165%      $100,516      79.54%        77.33%        94.09%
====================    =====   ===============    ======     ======       ========      =====         =====         =====

                                    Group II
                   Distribution by Original Principal Balance

                                                         Percentage
                                                             of
                                                         Mortgage
                                                         Pool by
                                                         Aggregate                                                         Percent
                                                         Principal                            Weighted      Percent of        of
                                          Aggregate      Balance                Average       Average          Full         Owner-
                             Number of    Principal        of       Weighted    Principal     Original     Documentation   Occupied
  Original Principal         Mortgage     Balance        Mortgage   Average      Balance      Loan-to-       Mortgage       Mortgage
       Balance               Loans      Outstanding       Loans     Coupon     Outstanding  Value Ratio       Loans         Loans
 -------------------         -------- ---------------   ---------  ---------   -----------  -----------   -------------   ----------
$ 10,000.01 -$ 20,000.00        4     $     66,913.85       0.03%    11.880%    $ 16,728       47.34%        100.00%        74.51%
$ 20,000.01 -$ 30,000.00       33          836,536.28       0.40     10.981       25,350        68.92          85.42        80.78
$ 30,000.01 -$ 40,000.00      134        4,741,033.57       2.29     10.668       35,381        73.03          84.46        85.16
$ 40,000.01 -$ 50,000.00      135        6,049,409.59       2.92     10.697       44,810        75.65          86.00        87.43
$ 50,000.01 -$ 60,000.00      203       11,133,955.34       5.37     10.477       54,847        77.70          86.00        92.72
$ 60,000.01 -$ 70,000.00      281       18,095,022.36       8.73     10.331       64,395        78.95          86.15        95.13
$ 70,000.01 -$ 80,000.00      208       15,398,993.54       7.43     10.344       74,034        80.35          89.37        95.75
$ 80,000.01 -$ 90,000.00      168       14,190,928.59       6.85     10.234       84,470        78.91          80.96        91.65
$ 90,000.01 -$100,000.00      136       12,796,661.53       6.17     10.410       94,093        78.35          77.80        94.08
$100,000.01 -$120,000.00      232       25,176,064.69      12.15     10.187      108,518        79.86          77.01        93.46
$120,000.01 -$140,000.00      154       19,792,294.79       9.55     10.194      128,521        81.55          77.24        98.05
$140,000.01 -$160,000.00       98       14,384,137.80       6.94     10.134      146,777        81.36          73.99        96.99
$160,000.01 -$180,000.00       73       12,131,322.23       5.85      9.928      166,182        78.84          68.18        94.60
$180,000.01 -$200,000.00       48        8,849,548.50       4.27     10.124      184,366        81.88          80.65        93.61
$200,000.01 -$220,000.00       31        6,466,213.98       3.12      9.714      208,588        80.94          74.16        96.70
$220,000.01 -$240,000.00       26        5,907,799.65       2.85      9.815      227,223        80.91          64.95        96.24
$240,000.01 -$260,000.00       16        3,940,523.90       1.90      9.631      246,283        82.80          68.46        87.36
$260,000.01 -$280,000.00       20        5,394,067.42       2.60     10.416      269,703        81.27          74.82       100.00
$280,000.01 -$300,000.00       14        4,038,805.53       1.95     10.012      288,486        78.81          63.95        92.93
$300,000.01 -$320,000.00       11        3,380,800.12       1.63     10.447      307,345        75.40          36.37        82.10
$320,000.01 -$340,000.00       11        3,591,552.92       1.73      9.734      326,505        80.85          72.79       100.00
$340,000.01 -$360,000.00        9        3,137,659.23       1.51      9.411      348,629        80.35          55.13        88.56
$360,000.01 -$380,000.00        4        1,464,983.31       0.71      9.957      366,246        81.05          74.99       100.00
$380,000.01 -$400,000.00        3        1,156,772.66       0.56      9.796      385,591        76.06          32.72       100.00
$400,000.01 -$450,000.00        3        1,240,641.06       0.60      8.815      413,547        81.79          65.63       100.00
$450,000.01 -$500,000.00        3        1,393,165.69       0.67      8.828      464,389        85.90         100.00        67.25
$500,000.01 -$550,000.00        2        1,049,238.85       0.51      8.686      524,619        70.00          49.97       100.00
$600,000.01 -$650,000.00        1          611,151.09       0.29      8.750      611,151        80.00         100.00       100.00
$650,000.01 and Over            1          847,683.03       0.41      8.850      847,683        70.00         100.00       100.00
------------------------    -----     ---------------     ------     ------     --------        -----         ------       ------
Total                       2,062     $207,263,881.10     100.00%    10.165%    $100,516        79.54%         77.33%       94.09%
========================    =====     ===============     ======     ======     ========        =====         ======       ======

                                    Group II
                    Distribution by Current Principal Balance

                                                         Percentage
                                                             of
                                                         Mortgage
                                                         Pool by
                                                         Aggregate                                                         Percent
                                                         Principal                            Weighted      Percent of        of
                                          Aggregate      Balance                Average       Average          Full         Owner-
                             Number of    Principal        of       Weighted    Principal     Original     Documentation   Occupied
  Current Principal          Mortgage     Balance        Mortgage   Average      Balance      Loan-to-       Mortgage       Mortgage
       Balance               Loans      Outstanding       Loans     Coupon     Outstanding  Value Ratio       Loans         Loans
 -------------------         -------- ---------------   ---------  ---------   -----------  -----------   -------------   ----------
$      0.01-$ 10,000.00          3    $      7,384.08      0.00%    10.029%     $  2,461       89.59%        100.00%       100.00%
$ 10,000.01-$ 20,000.00          9         153,340.43      0.07     10.970        17,038       66.90          86.96         88.88
$ 20,000.01-$ 30,000.00         31         819,551.65      0.40     11.087        26,437       66.85          87.56         80.38
$ 30,000.01-$ 40,000.00        139       4,951,418.77      2.39     10.631        35,622       73.10          85.12         85.07
$ 40,000.01-$ 50,000.00        139       6,322,979.87      3.05     10.720        45,489       75.83          83.46         87.75
$ 50,000.01-$ 60,000.00        207      11,469,753.25      5.53     10.460        55,409       77.99          87.62         92.88
$ 60,000.01-$ 70,000.00        279      18,109,530.78      8.74     10.346        64,909       78.99          85.73         94.67
$ 70,000.01-$ 80,000.00        202      15,057,394.11      7.26     10.320        74,542       80.03          89.52         96.05
$ 80,000.01-$ 90,000.00        174      14,788,264.57      7.13     10.280        84,990       78.87          81.66         91.92
$ 90,000.01-$100,000.00        133      12,642,997.35      6.10     10.328        95,060       78.81          76.66         94.72
$100,000.01-$120,000.00        229      25,131,015.15     12.13     10.192       109,742       79.64          76.83         93.45
$120,000.01-$140,000.00        149      19,253,335.52      9.29     10.216       129,217       81.97          76.38         98.00
$140,000.01-$160,000.00         99      14,765,867.56      7.12     10.117       149,150       81.40          75.47         97.06
$160,000.01-$180,000.00         71      12,046,262.88      5.81      9.900       169,666       78.93          69.27         94.57
$180,000.01-$200,000.00         44       8,323,417.02      4.02     10.192       189,169       81.07          79.43         93.21
$200,000.01-$220,000.00         31       6,485,760.80      3.13      9.662       209,218       81.66          74.24         96.71
$220,000.01-$240,000.00         29       6,640,183.57      3.20      9.672       228,972       81.23          68.81         96.66
$240,000.01-$260,000.00         13       3,245,155.56      1.57      9.970       249,627       81.30          61.71         84.65
$260,000.01-$280,000.00         21       5,696,337.35      2.75     10.282       271,254       81.87          76.15        100.00
$280,000.01-$300,000.00         12       3,480,282.87      1.68     10.130       290,024       78.21          58.17         91.79
$300,000.01-$320,000.00         12       3,700,523.32      1.79     10.357       308,377       75.88          41.87         83.65
$320,000.01-$340,000.00         10       3,271,829.72      1.58      9.766       327,183       80.85          70.13        100.00
$340,000.01-$360,000.00         10       3,495,263.89      1.69      9.394       349,526       80.32          59.72         89.73
$360,000.01-$380,000.00          4       1,485,903.01      0.72     10.136       371,476       81.02          75.34        100.00
$380,000.01-$400,000.00          2         778,248.30      0.38      9.701       389,124       74.15           0.00        100.00
$400,000.01-$450,000.00          4       1,689,288.64      0.82      8.373       422,322       81.06          74.76        100.00
$450,000.01-$500,000.00          2         944,518.11      0.46      9.626       472,259       89.16         100.00         51.69
$500,000.01-$550,000.00          2       1,049,238.85      0.51      8.686       524,619       70.00          49.97        100.00
$600,000.01-$650,000.00          1         611,151.09      0.29      8.750       611,151       80.00         100.00        100.00
$650,000.01 and Over             1         847,683.03      0.41      8.850       847,683       70.00         100.00        100.00
------------------------      -----   ---------------    ------     ------      --------       -----         ------        ------
Total                         2,062   $207,263,881.10    100.00%    10.165%     $100,516       79.54%         77.33%        94.09%
========================      =====   ===============    ======     ======      ========       =====         ======        ======

                                    Group II
                     Distribution by Current Mortgage Rates

                                                         Percentage
                                                             of
                                                         Mortgage
                                                         Pool by
                                                         Aggregate                                                         Percent
                                                         Principal                            Weighted      Percent of        of
                                          Aggregate      Balance                Average       Average          Full         Owner-
                             Number of    Principal        of       Weighted    Principal     Original     Documentation   Occupied
                             Mortgage     Balance        Mortgage   Average      Balance      Loan-to-       Mortgage       Mortgage
   Mortgage Rates            Loans      Outstanding       Loans     Coupon     Outstanding  Value Ratio       Loans         Loans
 -------------------         -------- ---------------   ---------  ---------   -----------  -----------   -------------   ----------
   5.001% -  5.500%               1   $     30,654.08      0.01%     5.500%     $  30,654      56.86%        100.00%       100.00%
   7.001% -  7.500%              23      3,354,595.34      1.62      7.338        145,852       81.08          83.50        100.00
   7.501% -  8.000%              41      5,140,600.75      2.48      7.885        125,381       80.54          78.38         91.99
   8.001% -  8.500%              67      7,820,171.27      3.77      8.321        116,719       80.59          85.99         89.07
   8.501% -  9.000%             153     18,367,895.34      8.86      8.822        120,052       79.33          84.47         96.72
   9.001% -  9.500%             197     22,284,203.77     10.75      9.335        113,118       80.98          82.54         91.69
   9.501% - 10.000%             363     39,076,710.69     18.85      9.827        107,649       79.63          85.24         93.59
  10.001% - 10.500%             325     32,406,111.44     15.64     10.316         99,711       79.43          72.64         93.07
  10.501% - 11.000%             414     38,620,614.20     18.63     10.787         93,287       79.22          68.54         94.71
  11.001% - 11.500%             212     17,801,884.06      8.59     11.307         83,971       78.44          79.86         95.41
  11.501% - 12.000%             154     14,216,710.82      6.86     11.797         92,316       79.64          68.13         94.92
  12.001% - 12.500%              56      4,517,903.10      2.18     12.264         80,677       80.46          67.39        100.00
  12.501% - 13.000%              36      2,544,768.99      1.23     12.789         70,688       74.36          64.72         98.72
  13.001% - 13.500%              11        563,459.00      0.27     13.208         51,224       77.71          69.75         91.25
  13.501% - 14.000%               6        387,182.21      0.19     13.630         64,530       67.95         100.00         80.19
  14.001% - 14.500%               3        130,416.04      0.06     14.212         43,472       74.72          67.88         67.88
  -----------------           -----   ---------------   ------     ------        --------       -----         ------        ------
  Total                       2,062   $207,263,881.10   100.00%    10.165%       $100,516       79.54%         77.33%        94.09%
  =================           =====   ===============   ======     ======        ========       =====         ======        ======

                                    Group II
                          Distribution by Gross Margin

                                                         Percentage
                                                             of
                                                         Mortgage
                                                         Pool by
                                                         Aggregate                                                         Percent
                                                         Principal                            Weighted      Percent of        of
                                          Aggregate      Balance                Average       Average          Full         Owner-
                             Number of    Principal        of       Weighted    Principal     Original     Documentation   Occupied
                             Mortgage     Balance        Mortgage   Average      Balance      Loan-to-       Mortgage       Mortgage
    Gross Margin             Loans      Outstanding       Loans     Coupon     Outstanding  Value Ratio       Loans         Loans
 -------------------         -------- ---------------   ---------  ---------   -----------  -----------   -------------   ----------
  Less than 2.000%               2    $    125,951.23      0.06%    10.547%     $ 62,976       73.18%       100.00%        100.00%
   2.501%  -  3.000%             1          30,654.08      0.01      5.500        30,654       56.86        100.00         100.00
   3.501%  -  4.000%             5         550,424.81      0.27      8.727       110,085       77.16         59.05         100.00
   4.001%  -  4.500%            34       4,622,316.20      2.23      8.966       135,950       71.61         89.61          92.06
   4.501%  -  5.000%            62       7,116,897.44      3.43      9.606       114,789       74.65         79.78          98.31
   5.001%  -  5.500%           287      31,515,258.42     15.21      9.701       109,809       79.25         74.00          92.38
   5.501%  -  6.000%           480      54,100,583.74     26.10     10.041       112,710       81.29         74.64          91.47
   6.001%  -  6.500%           563      57,718,715.46     27.85     10.341       102,520       80.58         71.33          94.58
   6.501%  -  7.000%           470      38,961,643.39     18.80     10.475        82,897       78.99         88.60          98.43
   7.001%  -  7.500%           120       9,882,946.45      4.77     10.846        82,358       75.82         86.04          95.15
   7.501%  -  8.000%            21       1,649,253.52      0.80     10.973        78,536       75.01         73.17          81.69
   8.001%  -  8.500%             5         235,193.48      0.11     11.835        47,039       68.90        100.00          86.11
   8.501%  -  9.000%             8         523,201.89      0.25     11.096        65,400       73.13        100.00          68.67
   9.001%  -  9.500%             2          80,805.47      0.04     12.919        40,403       75.32        100.00          60.70
   9.501%  - 10.000%             2         150,035.52      0.07     12.808        75,018       81.39         19.89         100.00
  -----------------          -----    ---------------    ------     ------      --------       -----        ------         ------
  Total                      2,062    $207,263,881.10    100.00%    10.165%     $100,516       79.54%        77.33%         94.09%
  =================          =====    ===============    ======     ======      ========       =====        ======         ======

                                    Group II
                     Distribution by Maximum Mortgage Rates

                                                         Percentage
                                                             of
                                                         Mortgage
                                                         Pool by
                                                         Aggregate                                                         Percent
                                                         Principal                            Weighted      Percent of        of
                                          Aggregate      Balance                Average       Average          Full         Owner-
                             Number of    Principal        of       Weighted    Principal     Original     Documentation   Occupied
                             Mortgage     Balance        Mortgage   Average      Balance      Loan-to-       Mortgage       Mortgage
   Mortgage Rates              Loans    Outstanding       Loans     Coupon     Outstanding  Value Ratio       Loans         Loans
 -------------------         -------- ---------------   ---------  ---------   -----------  -----------   -------------   ----------
  Less than 10.000%             5     $    315,964.81      0.15%     9.359%     $ 63,193       78.74%        100.00%       100.00%
  10.001%  - 10.500%            1           67,765.84      0.03      9.200        67,766       80.05         100.00        100.00
  11.001%  - 11.500%            1          122,977.44      0.06     10.500       122,977       80.05         100.00        100.00
  11.501%  - 12.000%            4          404,110.95      0.19      9.216       101,028       80.59          74.08         74.08
  12.501%  - 13.000%            4          437,932.71      0.21      8.803       109,483       86.55         100.00         80.99
  13.001%  - 13.500%           21        2,761,399.75      1.33      7.585       131,495       80.21          91.26        100.00
  13.501%  - 14.000%           43        5,244,121.08      2.53      8.138       121,956       82.36          76.61         88.85
  14.001%  - 14.500%           72        7,620,580.85      3.68      8.749       105,841       78.36          86.25         92.86
  14.501%  - 15.000%          175       19,605,637.03      9.46      8.984       112,032       78.69          87.51         96.87
  15.001%  - 15.500%          204       23,271,714.86     11.23      9.498       114,077       80.90          81.30         93.44
  15.501%  - 16.000%          370       40,492,958.18     19.54      9.835       109,440       79.98          85.13         92.25
  16.001%  - 16.500%          309       30,270,294.16     14.60     10.268        97,962       79.61          71.93         93.33
  16.501%  - 17.000%          394       37,289,454.48     17.99     10.748        94,643       79.13          66.11         95.08
  17.001%  - 17.500%          198       17,358,983.56      8.38     11.142        87,672       78.53          81.19         94.97
  17.501%  - 18.000%          163       14,707,867.64      7.10     11.699        90,232       79.53          68.96         94.81
  18.001%  - 18.500%           47        3,852,598.85      1.86     12.228        81,970       80.86          64.99         99.18
  18.501%  - 19.000%           33        2,374,385.11      1.15     12.766        71,951       74.22          62.18        100.00
  19.001%  - 19.500%           11          637,973.07      0.31     13.072        57,998       78.73          54.45         92.28
  19.501%  - 20.000%            4          301,419.03      0.15     13.619        75,355       67.88         100.00         85.09
  20.001%  - 20.500%            1           41,892.55      0.02     14.275        41,893       70.00           0.00          0.00
  20.501%  - 21.000%            1           54,005.62      0.03     13.550        54,006       70.05         100.00        100.00
  21.001%  - 21.500%            1           29,843.53      0.01     14.050        29,844       70.87         100.00        100.00
  ------------------        -----     ---------------    ------     ------      --------       -----         ------        ------
  Total                     2,062     $207,263,881.10    100.00%    10.165%     $100,516       79.54%         77.33%        94.09%
  ==================        =====     ===============    ======     ======      ========       =====         ======        ======

                                    Group II
                  Distribution by Month of Next Rate Reset Date

                                                         Percentage
                                                             of
                                                         Mortgage
                                                         Pool by
                                                         Aggregate                                                         Percent
                                                         Principal                            Weighted      Percent of        of
                                          Aggregate      Balance                Average       Average          Full         Owner-
                             Number of    Principal        of       Weighted    Principal     Original     Documentation   Occupied
                             Mortgage     Balance        Mortgage   Average      Balance      Loan-to-       Mortgage       Mortgage
 Month of Next Reset Date    Loans      Outstanding       Loans     Coupon     Outstanding  Value Ratio       Loans         Loans
 ------------------------    -------- ---------------   ---------  ---------   -----------  -----------   -------------   ----------
 February 2002                   9    $    664,850.52       0.32%    8.286%     $ 73,872       77.94%        92.67%        100.00%
 March 2002                     78       8,093,247.68       3.90    10.156       103,760       79.50         83.80          95.58
 April 2002                     48       4,715,831.38       2.28    10.108        98,246       82.35         98.52          94.85
 May 2002                       82       6,773,675.32       3.27    10.286        82,606       79.11         91.13          94.66
 June 2002                      85       6,508,889.99       3.14    10.400        76,575       78.03         89.08          90.72
 July 2002                     119      11,146,517.51       5.38    10.206        93,668       81.19         82.79          87.87
 August 2002                   380      39,363,869.79      18.99    10.525       103,589       80.64         63.17          95.14
 September 2002                496      54,819,577.38      26.45    10.196       110,523       78.47         66.97          94.64
 October 2002                   46       3,934,126.44       1.90    10.587        85,524       77.57         93.69          99.09
 November 2002                  52       5,012,296.57       2.42    10.487        96,390       80.85         87.18          92.22
 December 2002                  81       6,823,297.31       3.29    10.636        84,238       78.16         90.63         100.00
 January 2003                   80       6,222,575.71       3.00    10.612        77,782       79.99         91.13         100.00
 February 2003                  83       8,032,832.45       3.88    10.231        96,781       77.54         73.72          88.71
 March 2003                     48       4,597,569.91       2.22     9.273        95,783       81.75        100.00          95.44
 April 2003                     60       6,599,117.38       3.18     9.193       109,985       82.27         83.77          97.57
 May 2003                       28       2,745,478.47       1.32    10.284        98,053       80.75         84.47          95.72
 June 2003                      16       1,397,567.75       0.67     9.905        87,348       81.34         88.61         100.00
 July 2003                      12         970,610.05       0.47    10.085        80,884       81.67        100.00         100.00
 August 2003                    33       2,852,403.33       1.38     9.592        86,436       80.67         81.64          72.13
 September 2003                 18       2,108,901.19       1.02    10.736       117,161       80.14         93.49          92.31
 October 2003                   36       2,869,951.90       1.38     9.371        79,721       77.56         92.02          96.28
 November 2003                   8       1,006,136.87       0.49    11.067       125,767       72.03         91.61         100.00
 December 2003                  53       5,713,726.83       2.76     9.499       107,806       79.45         92.20         100.00
 January 2004                   24       2,903,643.33       1.40    10.626       120,985       76.65         96.86          95.37
 February 2004                  15       1,907,420.27       0.92    10.160       127,161       81.46         90.23          81.22
 March 2004                     11       1,365,714.59       0.66     9.270       124,156       82.10         72.16         100.00
 April 2004                     16       2,113,497.36       1.02     9.459       132,094       77.54         85.39         100.00
 May 2004                        5         652,611.29       0.31     8.727       130,522       83.13         42.50         100.00
 June 2004                       2         221,672.33       0.11     9.992       110,836       83.52        100.00         100.00
 July 2004                       3         318,979.80       0.15     8.995       106,327       78.87         61.04          61.04
 August 2004                     7       1,039,749.77       0.50     8.956       148,536       75.94         59.69          49.70
 September 2004                  1          75,888.66       0.04     9.800        75,889       80.00        100.00         100.00
 October 2004                   13       1,244,264.79       0.60     8.881        95,713       80.60         95.11         100.00
 December 2004                  14       2,447,387.18       1.18     8.138       174,813       79.31         79.26          81.18
 ----------------------      -----    ---------------    ------     ------      --------       -----        ------         ------
 Total                       2,062    $207,263,881.10    100.00%    10.165%     $100,516       79.54%        77.33%         94.09%
 ======================      =====    ===============    ======     ======      ========       =====        ======         ======

                                    Group II
               Distribution by Remaining Months to Stated Maturity

                                                         Percentage
                                                             of
                                                         Mortgage
                                                         Pool by
                                                         Aggregate                                                         Percent
                                                         Principal                            Weighted      Percent of        of
                                          Aggregate      Balance                Average       Average          Full         Owner-
                             Number of    Principal        of       Weighted    Principal     Original     Documentation   Occupied
   Remaining Months to       Mortgage     Balance        Mortgage   Average      Balance      Loan-to-       Mortgage       Mortgage
     Stated Maturity         Loans      Outstanding       Loans     Coupon     Outstanding  Value Ratio       Loans         Loans
 ------------------------    -------- ---------------   ---------  ---------   -----------  -----------   -------------   ----------
        13-24                     1   $     34,168.57      0.02%     9.875%     $ 34,169       88.23%        100.00%       100.00%
        37-48                     1         27,542.59      0.01     10.375        27,543       80.05         100.00        100.00
      109-120                     6        309,857.06      0.15      9.659        51,643       65.16         100.00        100.00
      121-132                     7        230,412.65      0.11     10.455        32,916       56.46         100.00        100.00
      133-144                     6        340,153.69      0.16     10.422        56,692       69.07          70.29        100.00
      145-156                     1         55,629.50      0.03      9.109        55,630       81.76         100.00          0.00
      157-168                     7        254,667.89      0.12     11.176        36,381       65.36          50.29        100.00
      169-180                     1         60,845.48      0.03      9.050        60,845       82.00           0.00        100.00
      193-204                     3        129,335.04      0.06     11.062        43,112       83.63         100.00        100.00
      205-216                     2        115,055.34      0.06      9.346        57,528       78.30         100.00        100.00
      217-228                     2         99,132.27      0.05      9.921        49,566       77.04         100.00        100.00
      241-252                     1         30,654.08      0.01      5.500        30,654       56.86         100.00        100.00
      253-264                     1         39,938.76      0.02      9.990        39,939       75.50         100.00        100.00
      265-276                     1        143,882.25      0.07      9.650       143,882       75.05         100.00        100.00
      277-288                     8        486,931.59      0.23     11.036        60,866       73.73         100.00         68.78
      289-300                    30      2,485,260.68      1.20     10.270        82,842       75.89          91.98         97.37
      301-312                    86      6,919,224.12      3.34     10.644        80,456       75.64          86.42         94.55
      313-324                    93      7,608,567.03      3.67     10.374        81,813       78.96          83.61         92.99
      325-336                   126     12,958,963.40      6.25      9.796       102,849       81.22          90.31         94.39
      337-348                 1,168    122,906,614.83     59.30     10.349       105,228       79.84          70.60         94.17
      349-360                   511     52,027,044.28     25.10      9.718       101,814       79.58          86.70         93.89
 ------------------------     -----   ---------------    ------     ------      --------       -----         ------        ------
    Total                     2,062   $207,263,881.10    100.00%    10.165%     $100,516       79.54%         77.33%        94.09%
 ========================     =====   ===============    ======     ======      ========       =====         ======        ======

                                    Group II
                Distribution by Number of Months of Seasoning(1)

                                                         Percentage
                                                             of
                                                         Mortgage
                                                         Pool by
                                                         Aggregate                                                         Percent
                                                         Principal                            Weighted      Percent of        of
                                          Aggregate      Balance                Average       Average          Full         Owner-
                             Number of    Principal        of       Weighted    Principal     Original     Documentation   Occupied
                             Mortgage     Balance        Mortgage   Average      Balance      Loan-to-       Mortgage       Mortgage
   Months of Seasoning       Loans      Outstanding       Loans     Coupon     Outstanding  Value Ratio       Loans         Loans
 ------------------------    -------- ---------------   ---------  ---------   -----------  -----------   -------------   ----------
          1 - 6                 93    $  8,793,270.98      4.24%     8.447%      $ 94,551      79.34%        90.68%        93.27%
          7 -12                189      19,438,228.51      9.38      9.254        102,848      80.94         85.35         90.93
         13 -18                428      41,644,729.77     20.09     10.409         97,301      79.49         89.24         95.37
         19 -24                915      98,050,759.10     47.31     10.446        107,159      79.49         64.58         94.08
         25 -30                 61       6,596,020.31      3.18      9.533        108,131      81.03         95.65         98.29
         31 -36                 99      10,052,420.29      4.85      9.569        101,540      81.21         92.65         94.29
         37 -42                 41       4,442,938.55      2.14      9.929        108,364      82.84         84.99         90.47
         43 -48                 25       2,179,658.76      1.05     10.100         87,186      80.10         92.70         78.93
         49 -54                 61       5,150,674.66      2.49     10.518         84,437      76.70         77.56         99.38
         55 -60                 80       5,459,898.15      2.63     10.935         68,249      75.38         83.50         93.67
         61 -66                 32       2,274,225.16      1.10     10.374         71,070      73.46        100.00         98.42
         67 -72                 28       2,453,030.26      1.18     10.074         87,608      76.46         91.88         97.34
         73 -78                  3         264,441.38      0.13     10.302         88,147      82.12        100.00         77.97
         79 -84                  5         279,764.21      0.13     11.335         55,953      70.31        100.00         79.31
         85 -90                  1         143,882.25      0.07      9.650        143,882      75.05        100.00        100.00
         97 -102                 1          39,938.76      0.02      9.990         39,939      75.50        100.00        100.00
 -------------------------   -----    ---------------    ------     ------       --------      -----        ------        ------
      Total                  2,062    $207,263,881.10    100.00%    10.165%      $100,516      79.54%        77.33%        94.09%
 =========================   =====    ===============    ======     ======       ========      =====        ======        ======

----------
(1) Seasoning calculated from each Mortgage Loan's interest start date, based upon a calendar month deemed to have 30 days, and a calendar year deemed to have 360 days.

                                    Group II
                 Distribution by Original Loan-to-Value Ratio(2)

                                                         Percentage
                                                             of
                                                         Mortgage
                                                         Pool by
                                                         Aggregate                                                         Percent
                                                         Principal                            Weighted      Percent of        of
                                          Aggregate      Balance                Average       Average          Full         Owner-
                             Number of    Principal        of       Weighted    Principal     Original     Documentation   Occupied
     Original Loan-to-       Mortgage     Balance        Mortgage   Average      Balance      Loan-to-       Mortgage       Mortgage
        Value Ratio           Loans     Outstanding       Loans     Coupon     Outstanding  Value Ratio       Loans         Loans
 ------------------------    -------- ---------------   ---------  ---------   -----------  -----------   -------------   ----------
     15.01% -  20.00%             1   $     31,251.95      0.02%    10.500%     $ 31,252       17.00%          0.00%       100.00%
     20.01% -  25.00%             1         39,370.07      0.02      9.990        39,370       25.00         100.00        100.00
     25.01% -  30.00%             4        149,873.41      0.07     10.987        37,468       28.55          11.09         76.85
     30.01% -  35.00%             3        248,314.66      0.12      9.978        82,772       33.84         100.00        100.00
     35.01% -  40.00%             7        317,720.89      0.15     10.638        45,389       37.88          53.86        100.00
     40.01% -  45.00%            12        751,041.65      0.36     10.221        62,587       41.83          25.80         97.73
     45.01% -  50.00%            23      1,547,817.49      0.75     10.402        67,296       47.85          65.23         98.39
     50.01% -  55.00%            18      1,385,027.92      0.67     10.281        76,946       53.24          20.95         65.17
     55.01% -  60.00%            37      3,078,770.44      1.49     10.256        83,210       58.11          52.24         90.52
     60.01% -  65.00%            65      7,009,059.37      3.38     10.099       107,832       63.83          53.60         90.82
     65.01% -  70.00%           122     11,729,504.49      5.66     10.031        96,143       68.96          52.70         88.76
     70.01% -  75.00%           235     23,752,359.08     11.46     10.430       101,074       74.14          68.28         90.40
     75.01% -  80.00%           595     58,233,385.82     28.10     10.300        97,871       79.04          73.20         93.72
     80.01% -  85.00%           601     59,535,107.66     28.72     10.139        99,060       82.48          89.12         95.02
     85.01% -  90.00%           223     25,560,280.88     12.33      9.664       114,620       87.94          97.07         99.26
     90.01% -  95.00%            77      9,933,700.90      4.79     10.179       129,009       93.33          90.39         96.47
     95.01% - 100.00%            38      3,961,294.42      1.91     10.427       104,245       99.90          26.92        100.00
 ------------------------     -----   ---------------    ------     ------      --------       -----         ------        ------
     Total                    2,062   $207,263,881.10    100.00%    10.165%     $100,516       79.54%         77.33%        94.09%
 ========================     =====   ===============    ======     ======      ========       =====         ======        ======

----------
(2) The Combined Loan-to-Value Ratios for first lien mortgages do not reflect the principal balance of any second lien mortgages, including those financed by CIT Consumer Finance or any of its affiliates.

                                    Group II
                     Distribution by Borrower FICO Score(1)

                                                         Percentage
                                                             of
                                                         Mortgage
                                                         Pool by
                                                         Aggregate                                                         Percent
                                                         Principal                            Weighted      Percent of        of
                                          Aggregate      Balance                Average       Average          Full         Owner-
                             Number of    Principal        of       Weighted    Principal     Original     Documentation   Occupied
                             Mortgage     Balance        Mortgage   Average      Balance      Loan-to-       Mortgage       Mortgage
   Borrower FICO Score       Loans      Outstanding       Loans     Coupon     Outstanding  Value Ratio       Loans         Loans
 ------------------------    -------- ---------------   ---------  ---------   -----------  -----------   -------------   ----------
  Not Available                    8  $    413,080.10      0.20%     9.760%     $ 51,635       77.86%        100.00%       100.00%
  401 - 450                        6       590,857.35      0.29     10.827        98,476       80.37         100.00        100.00
  451 - 500                      163    14,082,100.08      6.79     10.711        86,393       77.20          93.28         97.60
  501 - 550                      756    73,126,841.54     35.28     10.488        96,729       78.18          81.64         97.35
  551 - 600                      600    59,231,255.71     28.58      9.973        98,719       78.85          79.34         94.20
  601 - 650                      349    37,951,253.56     18.31      9.919       108,743       82.86          71.64         91.43
  651 - 700                      139    17,999,880.59      8.68      9.670       129,496       81.31          56.57         86.83
  701 - 750                       30     3,090,620.53      1.49      9.588       103,021       86.01          58.02         74.24
  751 - 800                       11       777,991.64      0.38     10.107        70,727       74.22          35.96         84.42
 ------------------------      -----  ---------------    ------     ------      --------       -----         ------        ------
  Total                        2,062  $207,263,881.10    100.00%    10.165%     $100,516       79.54%         77.33%        94.09%
 ========================      =====  ===============    ======     ======      ========       =====         ======        ======

----------
(1) Generally, FICO scores are determined at the time of origination of the related Mortgage Loan; except that, in the case of Mortgage Loans from Institutional Bulk Portfolios, FICO scores are determined either at the time of origination or, if such score were unavailable or issued longer than three months prior to acquisition by CIT Consumer Finance or one of its affiliates, at the time of acquisition.

                                    Group II
                          Distribution by Property Type


                                                         Percentage
                                                             of
                                                         Mortgage
                                                         Pool by
                                                         Aggregate                                                         Percent
                                                         Principal                            Weighted      Percent of        of
                                          Aggregate      Balance                Average       Average          Full         Owner-
                             Number of    Principal        of       Weighted    Principal     Original     Documentation   Occupied
                             Mortgage     Balance        Mortgage   Average      Balance      Loan-to-       Mortgage       Mortgage
      Property Type          Loans      Outstanding       Loans     Coupon     Outstanding  Value Ratio       Loans         Loans
 ------------------------    -------- ---------------   ---------  ---------   -----------  -----------   -------------   ----------
  Single Family               1,567   $159,734,420.63     77.07%    10.186%     $101,936       79.26%         77.25%        95.45%
     Residence
  Manufactured                  258     20,085,727.78      9.69      9.955        77,852       81.00          95.68         99.23
     Housing
  PUD                            87     12,557,152.07      6.06     10.391       144,335       81.60          62.40         91.23
  2-4 Family                     99      9,958,315.25      4.80     10.096       100,589       77.78          69.72         71.96
  Condo                          50      4,904,733.72      2.37      9.912        98,095       80.98          58.38         80.81
  Townhouse                       1         23,531.65      0.01      9.250        23,532       40.55         100.00        100.00
 ------------------------     -----   ---------------    ------     ------      --------       -----         ------        ------
  Total                       2,062   $207,263,881.10    100.00%    10.165%     $100,516       79.54%         77.33%        94.09%
 ========================     =====   ===============    ======     ======      ========       =====         ======        ======

                                    Group II
                          Distribution by Loan Purpose

                                                         Percentage
                                                             of
                                                         Mortgage
                                                         Pool by
                                                         Aggregate                                                         Percent
                                                         Principal                            Weighted     Percent of        of
                                          Aggregate      Balance                Average       Average         Full         Owner-
                             Number of    Principal        of       Weighted    Principal     Original    Documentation   Occupied
                             Mortgage     Balance       Mortgage    Average      Balance      Loan-to-       Mortgage      Mortgage
      Loan Purpose           Loans      Outstanding       Loans     Coupon     Outstanding  Value Ratio       Loans         Loans
 ------------------------    -------- ---------------   ---------  ---------   -----------  -----------   -------------   ----------
  Refinance and/or            1,388   $143,389,054.77     69.18%    10.075%     $103,306       78.42%        78.03%        94.45%
     Cashout
  Purchase                      569     56,066,116.05     27.05     10.393        98,534       82.84         73.61         93.80
  Debt Consolidation             46      3,543,022.14      1.71     10.208        77,022       75.71         91.74         98.64
  Home Improvement               31      2,452,285.63      1.18      9.921        79,106       76.06         85.89         76.85
  Other                          28      1,813,402.51      0.87     10.568        64,764       78.58         97.05         88.69
 ------------------------     -----   ---------------    ------     ------      --------       -----        ------        ------
  Total                       2,062   $207,263,881.10    100.00%    10.165%     $100,516       79.54%        77.33%        94.09%
 ========================     =====   ===============    ======     ======      ========       =====        ======        ======

                                    Group II
                        Distribution by Occupancy Status

                                                         Percentage
                                                             of
                                                         Mortgage
                                                         Pool by
                                                         Aggregate                                                         Percent
                                                         Principal                            Weighted      Percent of        of
                                          Aggregate      Balance                Average       Average          Full         Owner-
                             Number of    Principal        of       Weighted    Principal     Original     Documentation   Occupied
                             Mortgage     Balance        Mortgage   Average      Balance      Loan-to-       Mortgage       Mortgage
    Occupancy Status         Loans      Outstanding       Loans     Coupon     Outstanding  Value Ratio       Loans         Loans
 ------------------------    -------- ---------------   ---------  ---------   -----------  -----------   -------------   ----------
  Owner Occupied              1,921   $195,009,086.27     94.09%    10.173%     $101,514       79.78%        78.76%        100.00%
  Non-owner Occupied            141     12,254,794.83      5.91     10.037        86,913       75.65         54.57           0.00
 ------------------------     -----   ---------------    ------     ------      --------       -----         -----         ------
  Total                       2,062   $207,263,881.10    100.00%    10.165%     $100,516       79.54%        77.33%         94.09%
 ========================     =====   ===============    ======     ======      ========       =====         =====         ======

                                    Group II
               Distribution by Borrower Income Documentation Type

                                                         Percentage
                                                             of
                                                         Mortgage
                                                         Pool by
                                                         Aggregate                                                         Percent
                                                         Principal                            Weighted      Percent of        of
                                          Aggregate      Balance                Average       Average          Full         Owner-
                             Number of    Principal        of       Weighted    Principal     Original     Documentation   Occupied
     Borrower Income         Mortgage     Balance        Mortgage   Average      Balance      Loan-to-       Mortgage       Mortgage
    Documentation Type        Loans      Outstanding       Loans     Coupon     Outstanding  Value Ratio       Loans         Loans
 ------------------------    -------- ---------------   ---------  ---------   -----------  -----------   -------------   ----------
   Full                       1,669   $160,275,663.35     77.33%    10.096%     $ 96,031       80.55%        100.00%       95.83%
   No Income                    367     44,158,149.25     21.31     10.397       120,322       75.79           0.00        87.90
   Verification/Stated
   Lite                          26      2,830,068.50      1.37     10.451       108,849       80.60           0.00        92.04
 ------------------------     -----   ---------------    ------     ------      --------       -----         ------        -----
   Total                      2,062   $207,263,881.10    100.00%    10.165%     $100,516       79.54%         77.33%       94.09%
 ========================     =====   ===============    ======     ======      ========       =====         ======        =====

                                 Group II
                          Distribution by Product Type

                                                         Percentage
                                                             of
                                                         Mortgage
                                                         Pool by
                                                         Aggregate                                                         Percent
                                                         Principal                            Weighted      Percent of        of
                                          Aggregate      Balance                Average       Average          Full         Owner-
                             Number of    Principal        of       Weighted    Principal     Original     Documentation   Occupied
                             Mortgage     Balance        Mortgage   Average      Balance      Loan-to-       Mortgage       Mortgage
        Product Type          Loans      Outstanding       Loans     Coupon     Outstanding  Value Ratio       Loans         Loans
 ------------------------    -------- ---------------   ---------  ---------   -----------  -----------   -------------   ----------
   2/28 ARM                   1,676   $166,266,927.47     80.22%    10.187%     $ 99,205       79.75%        74.68%        94.21%
   3/27 ARM                     245     30,421,768.78     14.68      9.971       124,170       79.65         86.16         93.54
   6 Month LIBOR                 80      6,035,823.30      2.91     10.691        75,448       76.48         92.68         91.69
   1/29 ARM                      61      4,539,361.55      2.19      9.971        74,416       75.15         94.94         96.34
 ------------------------      -----   ---------------    ------     ------      --------       -----         -----         ------
    Total                      2,062   $207,263,881.10    100.00%    10.165%     $100,516       79.54%        77.33%        94.09%
 ========================      =====   ===============    ======     ======      ========       =====         =====         ======

                                    Group II
                           Distribution by Index Type

                                                         Percentage
                                                             of
                                                         Mortgage
                                                         Pool by
                                                         Aggregate                                                         Percent
                                                         Principal                            Weighted      Percent of        of
                                          Aggregate      Balance                Average       Average          Full         Owner-
                             Number of    Principal        of       Weighted    Principal     Original     Documentation   Occupied
                             Mortgage     Balance        Mortgage   Average      Balance      Loan-to-       Mortgage       Mortgage
        Product Type          Loans      Outstanding       Loans     Coupon     Outstanding  Value Ratio       Loans         Loans
 ------------------------    -------- ---------------   ---------  ---------   -----------  -----------   -------------   ----------
   Libor - 6 Month            1,969   $200,411,575.03     96.69%    10.159%     $101,783       79.72%        77.16%        94.09%
   Treasury - 1 Year             93      6,852,306.07      3.31     10.338        73,681       74.31         82.38         94.12
 ------------------------     -----   ---------------    ------     ------      --------       -----         -----         ------
   Total                      2,062   $207,263,881.10    100.00%    10.165%     $100,516       79.54%        77.33%        94.09%
 ========================     =====   ===============    ======     ======      ========       =====         =====         ======

                           SERVICING OF MORTGAGE LOANS

      To the extent that the servicing-related provisions summarized in this prospectus supplement differ from the related provisions described in the prospectus, the provisions of this prospectus supplement supercede such provisions in the prospectus.

Servicing Compensation and Payment of Expenses

      The servicing fees for each Mortgage Loan are generally payable out of the interest payments on the related Mortgage Loan. The servicing compensation payable to the Master Servicer in respect of its master servicing activities (the "Master Servicing Fee") will be payable on each Distribution Date in an amount equal to 1/12 of the product of 0.50% per annum (the "Servicing Fee Rate") and the principal balance of each Mortgage Loan as of the first day of the related Due Period. In addition, any late fees, prepayment fees and other similar fees on the Mortgage Loans shall be retained by the Master Servicer as additional compensation. The Master Servicing Fee will be payable before any distributions are made on the Certificates on a Distribution Date, and will reduce the amount available to make distributions of interest and principal on the Certificates. The Master Servicer will be responsible for the compensation of the Trustee and any sub-servicer or custodian.

      The Master Servicer is obligated to pay certain ongoing expenses associated with the trust and incurred by the Master Servicer in connection with its responsibilities under the Pooling and Servicing Agreement. The Master Servicer will pay these amounts out of the Master Servicing Fee. The Master Servicer is also entitled to retain all investment income earned on amounts on deposit in the Certificate Account.

Compensating Interest

      When a Mortgage Loan is prepaid between monthly payment dates ("Due Dates"), the mortgagor is required to pay interest on the amount prepaid to the date of prepayment and not thereafter. Prepayments received during a calendar month will be distributed to Certificateholders on the Distribution Date in the month following the month of receipt. Pursuant to the Pooling and Servicing Agreement, the Master Servicer will pay to the trust, but only to the extent of the Master Servicing Fee for such month, with respect to each Mortgage Loan as to which the Master Servicer received a principal prepayment during the related Due Period an amount ("Compensating Interest") equal to the excess of (1) 30 days' interest on the principal balance of each such Mortgage Loan as of the beginning of the related Due Period at the Mortgage Rate over (2) the amount of interest actually received on such Mortgage Loan during such Due Period. Any shortfalls in interest as a result of prepayments which cause the Compensating Interest to exceed the amount of the Master Servicing Fee for the month, or any shortfalls in interest due to a partial prepayment, will reduce the amount of interest available to be distributed to Certificateholders from the amount which would otherwise have been available.

Monthly Advances

      The Master Servicer will be required to make an advance of its own funds no later than the day prior to the Distribution Date and in no event earlier than the seventh Business Day of such month, in the amount, if any, by which 30 days' interest at the mortgage rate on the then outstanding principal balance of a Mortgage Loan exceeds the amount received by the Master Servicer in respect of interest on the Mortgage Loan during the related Due Period (any such advance, a "Monthly Advance"), subject to limitations set forth below.

      Monthly Advances are intended to maintain a regular flow of scheduled interest payments on the certificates and not to guarantee or insure against losses. The Master Servicer is obligated to make Monthly Advances with respect to payments of interest on each Mortgage Loan only if in its judgment, those Monthly Advances are reasonably recoverable from future payments and collections on the related Mortgage Loan. If the Master Servicer determines on any day prior to a Distribution Date to make a Monthly Advance, such Monthly Advance will be included with the distribution to Certificateholders on the related Distribution Date.

      The Master Servicer is entitled to be reimbursed by the Trust for any Monthly Advances from the related Mortgage Loan and, if the Monthly Advance is a non-recoverable advance, from collections on all the Mortgage Loans of the related Group prior to any distributions to Certificateholders.

      The Soldiers' and Sailors' Civil Relief Act of 1940 permits certain modifications to the payment terms for mortgage loans, including a reduction in the amount of interest paid by the borrower, under certain circumstances. None of the Master Servicer, the Depositor or any of their affiliates will pay for any interest shortfalls created by application of the Soldiers' and Sailors' Civil Relief Act of 1940.

Servicing Advances

      Unless the Master Servicer determines that any proposed expenditure would not be recoverable from the related Mortgage Loan, the Master Servicer will pay all "out of pocket" costs and expenses incurred in the performance of its servicing obligations, including, but not limited to: expenditures in connection with the preservation, restoration and protection of the related mortgage loan; the cost of any enforcement or judicial proceedings, including foreclosures; and the cost of the management and liquidation of property acquired in satisfaction of the related Mortgage Loan.

      The Master Servicer is entitled to be reimbursed by the Trust for any such advances from the Liquidation Proceeds realized upon the liquidation of the related Mortgage Loan prior to any distributions to Certificateholders.

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

      The rate of principal payments on each class of Offered Certificates of a Group, the aggregate amount of distributions on each class of Offered Certificates of a Group and the yield to maturity of each class of Offered Certificates of a Group will be related to the rate and timing of payments of principal on the Mortgage Loans of the related Group. The rate of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules of the Mortgage Loans, by the rate of principal prepayments on the Mortgage Loans (including for this purpose prepayments resulting from refinancings of the loans or liquidations of the loans due to defaults, casualties, condemnations and repurchases by the Seller or purchases by the Master Servicer of delinquent Mortgage Loans) and by realized losses on the Mortgage Loans. Certain of the Mortgage Loans may be prepaid by the mortgagors at any time without penalty. Certain of the Mortgage Loans are subject to penalties for prepayments.

Prepayments

      Prepayments, liquidations and purchases of the Mortgage Loans of a Group (including any optional purchase by the Master Servicer of a delinquent Mortgage Loan and the purchase of all the Mortgage Loans by the Master Servicer in connection with the termination of the Trust) will result in distributions on the related Offered Certificates of principal amounts which would otherwise be distributed over the remaining terms of such Mortgage Loans. Since the rate of payment of principal of the Mortgage Loans will depend on future events and a variety of factors, no assurance can be given as to the rate or timing of principal prepayments. The extent to which the yield to maturity of an Offered Certificate may vary from the anticipated yield will depend upon the degree to which an Offered Certificate of a Group is purchased at a discount or premium, and the degree to which the timing of payments on the Offered Certificate is sensitive to prepayments, liquidations and purchases of the related Mortgage Loans.

      The rate of prepayment on the Mortgage Loans cannot be predicted. As of the Cut-Off Date, approximately 60.76% of the Group I Mortgage Loans and approximately 25.12% of the Group II Mortgage Loans may be prepaid in whole or in part at any time without penalty. Generally, mortgage loans are not viewed by borrowers as permanent financing. Accordingly, the Mortgage Loans may experience a higher rate of prepayment than traditional mortgage loans. The prepayment experience of the Trust with respect to the Mortgage Loans may be affected by a wide variety of factors, including economic conditions, prevailing interest rate levels, the availability of alternative financing and homeowner mobility and changes affecting the deductibility for Federal income tax purposes of interest payments on mortgage loans. All of the Mortgage Loans will contain "due-on-sale" provisions, and the Master Servicer may enforce the provisions, unless the enforcement is not permitted by applicable law or the Master Servicer, in a manner consistent with its customary servicing procedures, permits the purchaser of the related Mortgaged Property to assume the Mortgage Loan. The enforcement of a "due-on-sale" provision will have the same effect as a prepayment of the related Mortgage Loan. The rate of prepayment of the Mortgage Loans may also be affected by the extent to which the Mortgage Loans provide for the payment of a penalty in connection with a prepayment and the amount of the penalty.

      We refer you to "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS--Due-on-Sale Clauses in Mortgage Loans" in the prospectus for more detail.

      As with fixed rate obligations generally, the rate of prepayment on a pool of mortgage loans with fixed rates, including the Group I Mortgage Loans, is affected by prevailing market rates for mortgage loans of a comparable term and risk level. When the market interest rate is below the mortgage coupon, mortgagors may have an increased incentive to refinance their mortgage loans. Depending on prevailing market rates, the future outlook for market rates and economic conditions generally, some mortgagors may sell or refinance mortgaged properties in order to realize their equity in the mortgaged properties, to meet cash flow needs or to make other investments. The prepayment behavior of the 1/29 Loans, 2/28 Loans and 3/27 Loans may differ from that of the other Mortgage Loans. As a 1/29 Loan, 2/28 Loan or 3/27 Loan approaches its initial adjustment date, the borrower may become more likely to refinance the loan to avoid an increase in the coupon rate, even if fixed rate loans are only available at rates that are slightly lower or higher than the coupon rate before adjustment. The existence of the applicable periodic rate cap, lifetime cap and lifetime floor also may affect the likelihood of prepayments resulting from refinancings. As is the case with conventional fixed rate mortgage loans, adjustable rate mortgage loans may be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing interest rates fall significantly, adjustable rate mortgage loans could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed rate mortgage loans at competitive rates may encourage mortgagors to refinance their adjustable rate mortgage loans to "lock in" a lower fixed interest rate. However, no assurance can be given as to the level of prepayments that the Mortgage Loans will experience.

Projected Yields

      Excess Interest (as defined in "DESCRIPTION OF THE CERTIFICATES--Glossary" in this prospectus supplement) for the Mortgage Loans of a Group will be distributed in reduction of the Certificate Principal Balance of the Offered Certificates of the related Group then entitled to distributions of principal on each Distribution Date to the extent that the then required overcollateralization amount applicable to such Group exceeds the actual related overcollateralization amount. In addition, Excess Interest for the Mortgage Loans of the other Group may be available for distribution in reduction of the Certificate Principal Balance of such Offered Certificates on a subordinated basis, to the extent described in "DESCRIPTION OF THE CERTIFICATES -- Distributions". If purchased at a premium or a discount, the yield to maturity on an Offered Certificate will be affected by the rate at which such Excess Interest is distributed in reduction of the applicable Certificate Principal Balance of the Offered Certificates. If the actual rate of such Excess Interest distribution is slower than the rate anticipated by an investor who purchases an Offered Certificate, and particularly a Subordinate Certificate, at a discount, the actual yield to the investor will be lower than the investor's anticipated yield. If the actual rate of such Excess Interest distribution is faster than the rate anticipated by an investor who purchases an Offered Certificate at a premium, the actual yield to the investor will be lower than the investor's anticipated yield. The amount of applicable Excess Interest available for distribution on any Distribution Date will be affected by the actual amount of interest received, advanced, collected or recovered in respect of the Mortgage Loans during the related Due Period and the amount will be influenced by changes in the weighted average of the coupon rates of the Mortgage Loans resulting from prepayments and liquidations. The amount of Excess Interest distributions applied in reduction of the Certificate Principal Balance of the Offered Certificates of a Group on each Distribution Date will be based on the then required overcollateralization amount for such Group. Once the required level of overcollateralization for such Group is reached, the application of Excess Interest to accelerate overcollateralization will cease, unless necessary to maintain the applicable required overcollateralization amount.

      We refer you to "DESCRIPTION OF THE CERTIFICATES - Credit Enhancement -- Overcollateralization Resulting from Cash Flow Structure" in this prospectus supplement for more detail.

Subordinate Certificates

      The Subordinate Certificates of a Group provide credit enhancement for the Senior Certificates in the related Group and may absorb losses on the Mortgage Loans in the related Mortgage Loan Group. The weighted average lives of, and the yields to maturity on, the Subordinate Certificates of a Group, in reverse order of their relative payment priorities, will be progressively more sensitive to the rate and timing of borrower defaults and the severity of ensuing losses on the related Mortgage Loans. If the actual rate and severity of losses on the Mortgage Loans of a Mortgage Loan Group are higher than those assumed by a holder of a Subordinate Certificate of the related Group, the actual yield to maturity on the holder's certificate may be lower than the yield expected by the holder based on that assumption. Realized Losses on the Mortgage Loans of a Mortgage Loan Group will reduce the Certificate Principal Balance of the class of Subordinate Certificates of the related Group then outstanding with lowest relative payment priority if and to the extent that the aggregate of the Certificate Principal Balances of all classes of Certificates of the related Group, following all distributions on a Distribution Date, exceeds the aggregate principal balance of the related Mortgage Loans. As a result of these reductions, less interest will accrue on that class of Subordinate

Certificates than otherwise would be the case. Under the limited circumstances set forth under "DESCRIPTION OF THE CERTIFICATES--Distributions," Excess Interest from one Group is payable in respect of Realized Losses allocated to the Subordinate Certificates of the other Group.

      In addition, the Subordinate Certificates of a Group will not be entitled to any principal distributions prior to the Stepdown Date applicable to such Group or during the continuation of a Trigger Event applicable to such Group, unless all of the Certificates of such Group with a higher relative payment priority have been paid in full. Because of the disproportionate distribution of principal on the Senior Certificates of a Group, depending on the timing of Realized Losses, defaults and delinquencies on the Mortgage Loans of a Mortgage Loan Group and the availability, if any, of Excess Interest amounts from the other Group, the weighted average lives of the Subordinate Certificates of such Group may be longer than would otherwise be the case.

Payment Delay Feature of the Fixed Rate Certificates

      The effective yield to the Certificateholders of each class of Fixed Rate Certificates will be lower than the yield otherwise produced by the applicable Certificate Rate and the purchase price of the Certificates because distributions will not be payable to the Certificateholders until the Distribution Date following the month of accrual (without any additional distribution of interest or earnings on the Certificates in respect of the delay).

Principal Payment Features of the Class AF-6 Certificates

      Investors in the Class AF-6 Certificates should be aware that the Class AF-6 Certificates do not receive any portion of principal payments prior to the Distribution Date occurring in April 2005, thereafter, they will receive an increasing percentage of their pro rata share of principal payable to the Group I Senior Certificates based on a schedule. This percentage will, after the Distribution Date in March 2009, exceed their pro rata share of principal. As a result, the weighted average life of the Class AF-6 Certificates may be longer or shorter than would otherwise be the case, and the effect on the market value of the Class AF-6 Certificates of changes in market interest rates or market yields for similar securities may be greater or lesser than for other classes of Offered Certificates.

Weighted Average Lives

      Generally, greater than anticipated prepayments of principal will increase the yield on Offered Certificates purchased at a price less than par and will decrease the yield on Offered Certificates purchased at a price greater than par. In general, the earlier prepayments of principal occur on the Mortgage Loans of a Mortgage Loan Group, the greater the effect on the yields of the Offered Certificates of the related Group. The effect on an investor's yield due to principal prepayments on the Mortgage Loans occurring at a rate that is faster (or slower) than the rate anticipated by the investor in the period immediately following the issuance of the Offered Certificates will not be entirely offset by a subsequent like reduction (or increase) in the rate of principal payments. The weighted average lives of the Offered Certificates of a Group will also be affected by the amount and timing of delinquencies and defaults on the related Mortgage Loans and the recoveries, if any, on defaulted Mortgage Loans of the related Group and foreclosed properties.

      The "weighted average life" of a Certificate refers to the average amount of time that will elapse from the date of issuance to the date each dollar in respect of principal of the Certificate is repaid. The weighted average life of any class of the Offered Certificates of a Group will be influenced by, among other factors, the rate at which principal payments are made on the related Mortgage Loans, including final payments made upon the maturity of Balloon Loans.

      Prepayments of mortgage loans are commonly measured relative to a prepayment standard or model. The model used with respect to the Group I Mortgage Loans is the prepayment assumption (the "Prepayment Assumption"). A 100% Prepayment Assumption assumes constant prepayment rates ("CPR") of 4% per annum of the then outstanding principal balance of the Group I Mortgage Loans in the first month of the life of the Mortgage Loans and an additional 1.455% (precisely 16/11 of 1%) per annum in each month thereafter until the twelfth month. Beginning in the twelfth month and in each month thereafter during the life of the Mortgage Loans, a 100% Prepayment Assumption assumes a CPR of 20% per annum of the outstanding principal balance of the Group I Mortgage Loans each month. The model used with respect to the Group II Mortgage Loans is CPR, which is a prepayment assumption that represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of the mortgage loans. Neither model purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans to be included in the Trust.

      Since the following tables were prepared on the basis of the assumptions in the following paragraph, there are discrepancies between characteristics of the actual Mortgage Loans and the characteristics of the Mortgage Loans assumed in preparing the tables set forth below. Any discrepancy may have an effect upon the percentages of the Certificate Principal Balances outstanding and the weighted average lives of the Offered Certificates of the related Group set forth in the tables. In addition, since the actual Mortgage Loans in the Trust will have characteristics which differ from those assumed in preparing the tables set forth below, the distributions of principal on the Offered Certificates may be made earlier or later than as indicated in the tables.

      The information in the decrement tables has been prepared on the basis of the following assumed characteristics of the Mortgage Loans and the following additional assumptions (collectively, the "Structuring Assumptions"):

      o the Mortgage Loans consist of pools of loans with the amortization characteristics set forth below,

      o     the Closing Date for the Offered Certificates is March 28, 2002,

      o distributions on the Offered Certificates are made on the 25th day of each month regardless of the day on which the Distribution Date actually occurs, commencing on April 25, 2002 and are made in accordance with the priorities described in this prospectus supplement,

      o the scheduled monthly payments of principal and interest on the Mortgage Loans will be timely delivered on the first day of each month commencing on March 1, 2002 (with no defaults, delinquencies, modifications, waivers or amendments),

      o the Mortgage Loans prepay at the specified percentages of the Prepayment Assumption, in the case of the Group I Mortgage Loans, or at the specified percentages of CPR, in the case of the Group II Mortgage Loans,

      o all prepayments are prepayments in full received on the last day of each month and include 30 days' interest thereon,

      o the clean-up call option is not exercised (except as noted in footnote 2 in the following tables),

      o the Offered Certificates of each class have the respective Certificate Rates and initial Certificate Principal Balances as set forth in this prospectus supplement,

      o the overcollateralization level for each Group is set as specified in this prospectus supplement;

      o the coupon rate for each Group II Mortgage Loan is adjusted on its next adjustment date and on subsequent adjustment dates which occur at six month intervals following the initial adjustment date to equal the sum of the applicable gross margin and six-month LIBOR (the sum being subject to the applicable periodic rate adjustment caps and floors and lifetime rate caps and floors),

      o six-month LIBOR remains constant at 2.24625% per annum, One-Year CMT remains constant at 2.57% and one-month LIBOR remains constant at 1.90% per annum.

                                     Group I

                                                                            Original      Remaining       Original
                                       Gross                                Term to       Term to         Amortized
      Pool              Loan         Mortgage     Servicing     Net         Maturity      Maturity          Term
     Number         Balance ($)      Rate (%)      Fee (%)    Coupon (%)    (months)      (months)        (months)
     ------         -----------      --------      -------    ----------    --------      --------        --------

1...............   $ 45,364,574.78    10.516        0.500      10.016          180           142            360
2...............   $573,644,046.90     9.552        0.559       8.993          360           337            360
3...............   $150,281,592.50    10.053        0.501       9.552          199           168            199
4...............   $ 23,446,287.14    10.144        0.500       9.644          156            97            156

                                    Group II


                                                              Original
                                 Gross                Net      Term to     Gross    Minimum    Current
      Pool           Loan       Mortgage  Servicing  Coupon   Maturity   Margin    Mortgage   Periodic
     Number        Balance($)    Rate (%)  Fee (%)     (%)    (months)     (%)     Rate (%)   Cap (%)
     ------        ----------    --------  -------     ---    --------   -------   --------   -------
1............  $  6,142,043.91    10.309     0.500     9.809    359       6.077     6.404     1.981
2............  $    520,353.26    10.799     0.500    10.299    195       6.504     7.747     2.000
3............  $    189,908.90    10.023     0.500     9.523    180       5.908     5.908     2.000
4............  $199,465,037.11    10.160     0.500     9.660    360       6.077     8.169     1.006
5............  $    764,878.60    10.103     0.500     9.603    198       6.122     7.784     1.027
6............  $    181,659.32     9.427     0.500     8.927    147       5.271     5.741     1.270

             Remaining    Original     Months to      Rate
              Term to   Amortization   Rate Next      Reset
Maximum     Maturity       Term         Change     Frequency
Rate %       (months)     (months)     (months)     (months)
-------     ----------- ------------   --------    ---------
 15.816         314         359           7           12
 16.231         148         195           7           12
 14.518         116         180           9           12
 16.133         343         360          10            6
 15.724         171         198           7            6
 14.323          83         147           3            6

Decrement Tables

      The following tables indicate, based on the Structuring Assumptions, the percentages of the initial Certificate Principal Balances of the Offered Certificates that would be outstanding after each of the dates shown, based on the indicated percentages of the Prepayment Assumption, in the case of the Group I Mortgage Loans, and at the indicated percentages of CPR, in the case of the Group II Mortgage Loans, and the weighted average lives of the Offered Certificates. It is not likely that:

      o     the Mortgage Loans will have the characteristics assumed,

      o the Mortgage Loans will prepay at the specified percentages of the Prepayment Assumption or CPR or at any other constant percentage, or

      o the level of one-month LIBOR, six-month LIBOR or One-Year CMT will remain constant at the level assumed or at any other level.

      Moreover, the diverse remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the tables at the specified percentages of the Prepayment Assumption or CPR even if the weighted average remaining term to maturity of the Mortgage Loans is consistent with the remaining terms to maturity of the Mortgage Loans specified in the Structuring Assumptions.

Prepayment Scenarios
                                      I    II    III    IV     V      VI    VII
Group I Mortgage Loans -
  Prepayment Assumption               0%   50%   85%   120%   150%   175%   200%

Group II Mortgage
  Loans - CPR                         0%   18%   24%    30%    36%    42%    50%

          Percent of Initial Class Principal Outstanding (to maturity)

                                                                  Class AF-1A
Prepayment Scenario                    I          II       III        IV           V        VI        VII
Initial Percentage...............     100%       100%      100%       100%       100%      100%       100%
March 25, 2003...................      92         67        49         31         16         3          0
March 25, 2004...................      88         40        10          0          0         0          0
March 25, 2005...................      83         17         0          0          0         0          0
March 25, 2006...................      78          0         0          0          0         0          0
March 25, 2007...................      73          0         0          0          0         0          0
March 25, 2008...................      67          0         0          0          0         0          0
March 25, 2009...................      61          0         0          0          0         0          0
March 25, 2010...................      56          0         0          0          0         0          0
March 25, 2011...................      51          0         0          0          0         0          0
March 25, 2012...................      45          0         0          0          0         0          0
March 25, 2013...................      39          0         0          0          0         0          0
March 25, 2014...................      22          0         0          0          0         0          0
March 25, 2015...................      13          0         0          0          0         0          0
March 25, 2016...................       4          0         0          0          0         0          0
March 25, 2017...................       0          0         0          0          0         0          0
March 25, 2018...................       0          0         0          0          0         0          0
March 25, 2019...................       0          0         0          0          0         0          0
March 25, 2020...................       0          0         0          0          0         0          0
March 25, 2021...................       0          0         0          0          0         0          0
March 25, 2022...................       0          0         0          0          0         0          0
March 25, 2023...................       0          0         0          0          0         0          0
March 25, 2024...................       0          0         0          0          0         0          0
March 25, 2025...................       0          0         0          0          0         0          0
March 25, 2026...................       0          0         0          0          0         0          0
March 25, 2027...................       0          0         0          0          0         0          0
March 25, 2028...................       0          0         0          0          0         0          0
March 25, 2029...................       0          0         0          0          0         0          0
March 25, 2030...................       0          0         0          0          0         0          0
March 25, 2031...................       0          0         0          0          0         0          0
March 25, 2032...................       0          0         0          0          0         0          0
Weighted Average Life *(1).......    8.28       1.73      1.06       0.75       0.59      0.50       0.43
Weighted Average Life *(2).......    8.28       1.73      1.06       0.75       0.59      0.50       0.43

----------
* The weighted average life of an Offered Certificate is determined by (1) multiplying the amount of each distribution in reduction of the related Certificate Principal Balance by the number of years from the date of issuance of the Offered Certificate to the related Distribution Date, (2) adding the results, and (3) dividing the sum by the original Certificate Principal Balance of the Offered Certificate.

(1)   To maturity.

(2) To optional termination. The optional termination of the Trust is dependent on the aggregate outstanding principal balance of the Group I and Group II Mortgage Loans being reduced to less than 10% of the aggregate outstanding principal balance of the Group I and Group II Mortgage Loans on the Cut-Off Date.

          Percent of Initial Class Principal Outstanding (to maturity)

                                                                  Class AF-1B
Prepayment Scenario                    I          II       III         IV         V         VI        VII
Initial Percentage...............     100%       100%      100%       100%       100%      100%       100%
March 25, 2003...................      92         67        49         31         16         3          0
March 25, 2004...................      88         40        10          0          0         0          0
March 25, 2005...................      83         17         0          0          0         0          0
March 25, 2006...................      78          0         0          0          0         0          0
March 25, 2007...................      73          0         0          0          0         0          0
March 25, 2008...................      67          0         0          0          0         0          0
March 25, 2009...................      61          0         0          0          0         0          0
March 25, 2010...................      56          0         0          0          0         0          0
March 25, 2011...................      51          0         0          0          0         0          0
March 25, 2012...................      45          0         0          0          0         0          0
March 25, 2013...................      39          0         0          0          0         0          0
March 25, 2014...................      22          0         0          0          0         0          0
March 25, 2015...................      13          0         0          0          0         0          0
March 25, 2016...................       4          0         0          0          0         0          0
March 25, 2017...................       0          0         0          0          0         0          0
March 25, 2018...................       0          0         0          0          0         0          0
March 25, 2019...................       0          0         0          0          0         0          0
March 25, 2020...................       0          0         0          0          0         0          0
March 25, 2021...................       0          0         0          0          0         0          0
March 25, 2022...................       0          0         0          0          0         0          0
March 25, 2023...................       0          0         0          0          0         0          0
March 25, 2024...................       0          0         0          0          0         0          0
March 25, 2025...................       0          0         0          0          0         0          0
March 25, 2026...................       0          0         0          0          0         0          0
March 25, 2027...................       0          0         0          0          0         0          0
March 25, 2028...................       0          0         0          0          0         0          0
March 25, 2029...................       0          0         0          0          0         0          0
March 25, 2030...................       0          0         0          0          0         0          0
March 25, 2031...................       0          0         0          0          0         0          0
March 25, 2032...................       0          0         0          0          0         0          0
Weighted Average Life *(1).......    8.28       1.73      1.06       0.75       0.59      0.50       0.43
Weighted Average Life *(2).......    8.28       1.73      1.06       0.75       0.59      0.50       0.43

----------
* The weighted average life of an Offered Certificate is determined by (1) multiplying the amount of each distribution in reduction of the related Certificate Principal Balance by the number of years from the date of issuance of the Offered Certificate to the related Distribution Date, (2) adding the results, and (3) dividing the sum by the original Certificate Principal Balance of the Offered Certificate.

(1)   To maturity.

(2) To optional termination. The optional termination of the Trust is dependent on the aggregate outstanding principal balance of the Group I and Group II Mortgage Loans being reduced to less than 10% of the aggregate outstanding principal balance of the Group I and Group II Mortgage Loans on the Cut-Off Date.

          Percent of Initial Class Principal Outstanding (to maturity)

                                                                  Class AF-2
Prepayment Scenario                    I          II       III         IV         V         VI        VII
Initial Percentage...............     100%       100%      100%       100%       100%      100%       100%
March 25, 2003...................     100        100       100        100        100       100         70
March 25, 2004...................     100        100       100         45          0         0          0
March 25, 2005...................     100        100        32          0          0         0          0
March 25, 2006...................     100         90         0          0          0         0          0
March 25, 2007...................     100         36         0          0          0         0          0
March 25, 2008...................     100          0         0          0          0         0          0
March 25, 2009...................     100          0         0          0          0         0          0
March 25, 2010...................     100          0         0          0          0         0          0
March 25, 2011...................     100          0         0          0          0         0          0
March 25, 2012...................     100          0         0          0          0         0          0
March 25, 2013...................     100          0         0          0          0         0          0
March 25, 2014...................     100          0         0          0          0         0          0
March 25, 2015...................     100          0         0          0          0         0          0
March 25, 2016...................     100          0         0          0          0         0          0
March 25, 2017...................      98          0         0          0          0         0          0
March 25, 2018...................      82          0         0          0          0         0          0
March 25, 2019...................      64          0         0          0          0         0          0
March 25, 2020...................      48          0         0          0          0         0          0
March 25, 2021...................      32          0         0          0          0         0          0
March 25, 2022...................      15          0         0          0          0         0          0
March 25, 2023...................       0          0         0          0          0         0          0
March 25, 2024...................       0          0         0          0          0         0          0
March 25, 2025...................       0          0         0          0          0         0          0
March 25, 2026...................       0          0         0          0          0         0          0
March 25, 2027...................       0          0         0          0          0         0          0
March 25, 2028...................       0          0         0          0          0         0          0
March 25, 2029...................       0          0         0          0          0         0          0
March 25, 2030...................       0          0         0          0          0         0          0
March 25, 2031...................       0          0         0          0          0         0          0
March 25, 2032...................       0          0         0          0          0         0          0
Weighted Average Life *(1).......   17.92       4.80      2.85       2.00       1.57      1.31       1.12
Weighted Average Life *(2).......   17.92       4.80      2.85       2.00       1.57      1.31       1.12

----------
* The weighted average life of an Offered Certificate is determined by (1) multiplying the amount of each distribution in reduction of the related Certificate Principal Balance by the number of years from the date of issuance of the Offered Certificate to the related Distribution Date, (2) adding the results, and (3) dividing the sum by the original Certificate Principal Balance of the Offered Certificate.

(1)   To maturity.

(2) To optional termination. The optional termination of the Trust is dependent on the aggregate outstanding principal balance of the Group I and Group II Mortgage Loans being reduced to less than 10% of the aggregate outstanding principal balance of the Group I and Group II Mortgage Loans on the Cut-Off Date.

          Percent of Initial Class Principal Outstanding (to maturity)

                                                                  Class AF-3
Prepayment Scenario                    I          II       III         IV         V         VI       VII
Initial Percentage...............     100%       100%      100%       100%       100%      100%       100%
March 25, 2003...................     100        100       100        100        100       100        100
March 25, 2004...................     100        100       100        100         78        26          0
March 25, 2005...................     100        100       100         33          0         0          0
March 25, 2006...................     100        100        71          0          0         0          0
March 25, 2007...................     100        100        29          0          0         0          0
March 25, 2008...................     100         97         0          0          0         0          0
March 25, 2009...................     100         70         0          0          0         0          0
March 25, 2010...................     100         55         0          0          0         0          0
March 25, 2011...................     100         39         0          0          0         0          0
March 25, 2012...................     100         22         0          0          0         0          0
March 25, 2013...................     100          5         0          0          0         0          0
March 25, 2014...................     100          0         0          0          0         0          0
March 25, 2015...................     100          0         0          0          0         0          0
March 25, 2016...................     100          0         0          0          0         0          0
March 25, 2017...................     100          0         0          0          0         0          0
March 25, 2018...................     100          0         0          0          0         0          0
March 25, 2019...................     100          0         0          0          0         0          0
March 25, 2020...................     100          0         0          0          0         0          0
March 25, 2021...................     100          0         0          0          0         0          0
March 25, 2022...................     100          0         0          0          0         0          0
March 25, 2023...................      95          0         0          0          0         0          0
March 25, 2024...................      74          0         0          0          0         0          0
March 25, 2025...................      50          0         0          0          0         0          0
March 25, 2026...................      23          0         0          0          0         0          0
March 25, 2027...................       0          0         0          0          0         0          0
March 25, 2028...................       0          0         0          0          0         0          0
March 25, 2029...................       0          0         0          0          0         0          0
March 25, 2030...................       0          0         0          0          0         0          0
March 25, 2031...................       0          0         0          0          0         0          0
March 25, 2032...................       0          0         0          0          0         0          0
Weighted Average Life *(1).......   22.95       8.40      4.58       3.00       2.25      1.88       1.60
Weighted Average Life *(2).......   22.95       8.40      4.58       3.00       2.25      1.88       1.60

----------
* The weighted average life of an Offered Certificate is determined by (1) multiplying the amount of each distribution in reduction of the related Certificate Principal Balance by the number of years from the date of issuance of the Offered Certificate to the related Distribution Date, (2) adding the results, and (3) dividing the sum by the original Certificate Principal Balance of the Offered Certificate.

(1)   To maturity.

(2) To optional termination. The optional termination of the Trust is dependent on the aggregate outstanding principal balance of the Group I and Group II Mortgage Loans being reduced to less than 10% of the aggregate outstanding principal balance of the Group I and Group II Mortgage Loans on the Cut-Off Date.

          Percent of Initial Class Principal Outstanding (to maturity)

                                                                  Class AF-4
Prepayment Scenario                    I        II         III        IV          V        VI        VII
Initial Percentage...............     100%       100%      100%       100%       100%      100%       100%
March 25, 2003...................     100        100       100        100        100       100        100
March 25, 2004...................     100        100       100        100        100       100         71
March 25, 2005...................     100        100       100        100         47         0          0
March 25, 2006...................     100        100       100         94         24         0          0
March 25, 2007...................     100        100       100         43          0         0          0
March 25, 2008...................     100        100        98         12          0         0          0
March 25, 2009...................     100        100        67          0          0         0          0
March 25, 2010...................     100        100        57          0          0         0          0
March 25, 2011...................     100        100        41          0          0         0          0
March 25, 2012...................     100        100        24          0          0         0          0
March 25, 2013...................     100        100         9          0          0         0          0
March 25, 2014...................     100         76         0          0          0         0          0
March 25, 2015...................     100         57         0          0          0         0          0
March 25, 2016...................     100         38         0          0          0         0          0
March 25, 2017...................     100         25         0          0          0         0          0
March 25, 2018...................     100         14         0          0          0         0          0
March 25, 2019...................     100          3         0          0          0         0          0
March 25, 2020...................     100          0         0          0          0         0          0
March 25, 2021...................     100          0         0          0          0         0          0
March 25, 2022...................     100          0         0          0          0         0          0
March 25, 2023...................     100          0         0          0          0         0          0
March 25, 2024...................     100          0         0          0          0         0          0
March 25, 2025...................     100          0         0          0          0         0          0
March 25, 2026...................     100          0         0          0          0         0          0
March 25, 2027...................      91          0         0          0          0         0          0
March 25, 2028...................      46          0         0          0          0         0          0
March 25, 2029...................       0          0         0          0          0         0          0
March 25, 2030...................       0          0         0          0          0         0          0
March 25, 2031...................       0          0         0          0          0         0          0
March 25, 2032...................       0          0         0          0          0         0          0
Weighted Average Life *(1).......   25.94      13.70      8.48       5.00       3.41      2.53       2.15
Weighted Average Life *(2).......   25.93      13.39      8.36       5.00       3.41      2.53       2.15

----------
* The weighted average life of an Offered Certificate is determined by (1) multiplying the amount of each distribution in reduction of the related Certificate Principal Balance by the number of years from the date of issuance of the Offered Certificate to the related Distribution Date, (2) adding the results, and (3) dividing the sum by the original Certificate Principal Balance of the Offered Certificate.

(1)   To maturity.

(2) To optional termination. The optional termination of the Trust is dependent on the aggregate outstanding principal balance of the Group I and Group II Mortgage Loans being reduced to less than 10% of the aggregate outstanding principal balance of the Group I and Group II Mortgage Loans on the Cut-Off Date.

          Percent of Initial Class Principal Outstanding (to maturity)

                                                                  Class AF-5
Prepayment Scenario                     I         II       III         IV         V        VI         VII
Initial Percentage...............     100%       100%      100%       100%       100%      100%       100%
March 25, 2003...................     100        100       100        100        100       100        100
March 25, 2004...................     100        100       100        100        100       100        100
March 25, 2005...................     100        100       100        100        100        64          0
March 25, 2006...................     100        100       100        100        100        59          0
March 25, 2007...................     100        100       100        100         72        10          0
March 25, 2008...................     100        100       100        100         43         0          0
March 25, 2009...................     100        100       100         88         29         0          0
March 25, 2010...................     100        100       100         86         29         0          0
March 25, 2011...................     100        100       100         74         29         0          0
March 25, 2012...................     100        100       100         58         24         0          0
March 25, 2013...................     100        100       100         44         16         0          0
March 25, 2014...................     100        100        86         30          7         0          0
March 25, 2015...................     100        100        68         21          2         0          0
March 25, 2016...................     100        100        52         13          0         0          0
March 25, 2017...................     100        100        42          7          0         0          0
March 25, 2018...................     100        100        34          3          0         0          0
March 25, 2019...................     100        100        27          0          0         0          0
March 25, 2020...................     100         90        20          0          0         0          0
March 25, 2021...................     100         76        14          0          0         0          0
March 25, 2022...................     100         63         9          0          0         0          0
March 25, 2023...................     100         52         5          0          0         0          0
March 25, 2024...................     100         42         1          0          0         0          0
March 25, 2025...................     100         33         0          0          0         0          0
March 25, 2026...................     100         25         0          0          0         0          0
March 25, 2027...................     100         16         0          0          0         0          0
March 25, 2028...................     100          7         0          0          0         0          0
March 25, 2029...................      95          0         0          0          0         0          0
March 25, 2030...................       2          0         0          0          0         0          0
March 25, 2031...................       0          0         0          0          0         0          0
March 25, 2032...................       0          0         0          0          0         0          0
Weighted Average Life *(1).......   27.55      21.58     15.13      10.80       7.09      4.00       2.64
Weighted Average Life *(2).......   26.82      14.91     10.33       7.41       5.47      3.96       2.64

----------
* The weighted average life of an Offered Certificate is determined by (1) multiplying the amount of each distribution in reduction of the related Certificate Principal Balance by the number of years from the date of issuance of the Offered Certificate to the related Distribution Date, (2) adding the results, and (3) dividing the sum by the original Certificate Principal Balance of the Offered Certificate.

(1)   To maturity.

(2) To optional termination. The optional termination of the Trust is dependent on the aggregate outstanding principal balance of the Group I and Group II Mortgage Loans being reduced to less than 10% of the aggregate outstanding principal balance of the Group I and Group II Mortgage Loans on the Cut-Off Date.

          Percent of Initial Class Principal Outstanding (to maturity)

                                                                  Class AF-6
Prepayment Scenario                   I           II       III         IV         V         VI        VII
Initial Percentage...............     100%       100%      100%       100%       100%      100%       100%
March 25, 2003...................     100        100       100        100        100       100        100
March 25, 2004...................     100        100       100        100        100       100        100
March 25, 2005...................     100        100       100        100        100       100         79
March 25, 2006...................      99         93        90         91         93        99         79
March 25, 2007...................      98         86        82         79         79        80         58
March 25, 2008...................      95         76        69         62         58        55         34
March 25, 2009...................      92         66        56         46         39        35         20
March 25, 2010...................      81         43        28         19         20        22         10
March 25, 2011...................      72         28        14          8          8        13          3
March 25, 2012...................      63         18         7          3          2         6          0
March 25, 2013...................      53         12         4          1         **         2          0
March 25, 2014...................      33          6         1         **         **         0          0
March 25, 2015...................      26          3         1         **         **         0          0
March 25, 2016...................      20          2        **         **          0         0          0
March 25, 2017...................      17          1        **         **          0         0          0
March 25, 2018...................      14          1        **         **          0         0          0
March 25, 2019...................      12          1        **          0          0         0          0
March 25, 2020...................      10         **        **          0          0         0          0
March 25, 2021...................       8         **        **          0          0         0          0
March 25, 2022...................       7         **        **          0          0         0          0
March 25, 2023...................       5         **        **          0          0         0          0
March 25, 2024...................       4         **        **          0          0         0          0
March 25, 2025...................       2         **         0          0          0         0          0
March 25, 2026...................       1         **         0          0          0         0          0
March 25, 2027...................       1         **         0          0          0         0          0
March 25, 2028...................      **         **         0          0          0         0          0
March 25, 2029...................      **          0         0          0          0         0          0
March 25, 2030...................       0          0         0          0          0         0          0
March 25, 2031...................       0          0         0          0          0         0          0
March 25, 2032...................       0          0         0          0          0         0          0
Weighted Average Life *(1).......   11.68       7.90      7.02       6.61       6.52      6.63       5.48
Weighted Average Life *(2).......   11.68       7.87      6.94       6.27       5.48      4.89       3.90

----------
* The weighted average life of an Offered Certificate is determined by (1) multiplying the amount of each distribution in reduction of the related Certificate Principal Balance by the number of years from the date of issuance of the Offered Certificate to the related Distribution Date, (2) adding the results, and (3) dividing the sum by the original Certificate Principal Balance of the Offered Certificate.

**    Means less than 1% but greater than 0%.

(1)   To maturity.

(2) To optional termination. The optional termination of the Trust is dependent on the aggregate outstanding principal balance of the Group I and Group II Mortgage Loans being reduced to less than 10% of the aggregate outstanding principal balance of the Group I and Group II Mortgage Loans on the Cut-Off Date.

          Percent of Initial Class Principal Outstanding (to maturity)

                                                                  Class AF-7
Prepayment Scenario                    I          II       III         IV         V         VI       VII
Initial Percentage...............     100%       100%      100%       100%       100%      100%       100%
March 25, 2003...................      97         85        77         70         63        57         52
March 25, 2004...................      95         74        60         48         38        31         24
March 25, 2005...................      93         63        46         32         22        14          8
March 25, 2006...................      90         54        37         26         18        14          8
March 25, 2007...................      88         46        30         19         13         9          6
March 25, 2008...................      85         39        24         14          9         6          3
March 25, 2009...................      82         34        19         10          6         3          2
March 25, 2010...................      79         30        15          8          4         2          1
March 25, 2011...................      76         26        12          6          3         1         **
March 25, 2012...................      72         22        10          4          2         1          0
March 25, 2013...................      69         19         8          3          1        **          0
March 25, 2014...................      59         15         6          2         **         0          0
March 25, 2015...................      55         13         5          1         **         0          0
March 25, 2016...................      50         11         3          1          0         0          0
March 25, 2017...................      47          9         3         **          0         0          0
March 25, 2018...................      45          8         2         **          0         0          0
March 25, 2019...................      42          7         2          0          0         0          0
March 25, 2020...................      40          6         1          0          0         0          0
March 25, 2021...................      37          5         1          0          0         0          0
March 25, 2022...................      35          4         1          0          0         0          0
March 25, 2023...................      32          3        **          0          0         0          0
March 25, 2024...................      28          3        **          0          0         0          0
March 25, 2025...................      25          2         0          0          0         0          0
March 25, 2026...................      21          2         0          0          0         0          0
March 25, 2027...................      16          1         0          0          0         0          0
March 25, 2028...................      12         **         0          0          0         0          0
March 25, 2029...................       6          0         0          0          0         0          0
March 25, 2030...................      **          0         0          0          0         0          0
March 25, 2031...................       0          0         0          0          0         0          0
March 25, 2032...................       0          0         0          0          0         0          0
Weighted Average Life *(1).......   15.28       6.34      4.14       2.96       2.30      1.88       1.53
Weighted Average Life *(2).......   15.23       5.86      3.80       2.70       2.08      1.70       1.38

----------
* The weighted average life of an Offered Certificate is determined by (1) multiplying the amount of each distribution in reduction of the related Certificate Principal Balance by the number of years from the date of issuance of the Offered Certificate to the related Distribution Date, (2) adding the results, and (3) dividing the sum by the original Certificate Principal Balance of the Offered Certificate.

**    Means less than 1% but greater than 0%.

(1)   To maturity.

(2) To optional termination. The optional termination of the Trust is dependent on the aggregate outstanding principal balance of the Group I and Group II Mortgage Loans being reduced to less than 10% of the aggregate outstanding principal balance of the Group I and Group II Mortgage Loans on the Cut-Off Date.

          Percent of Initial Class Principal Outstanding (to maturity)

                                                                  Class MF-1
Prepayment Scenario                    I         II        III         IV         V         VI        VII
Initial Percentage...............     100%       100%      100%       100%       100%      100%       100%
March 25, 2003...................     100        100       100        100        100       100        100
March 25, 2004...................     100        100       100        100        100       100        100
March 25, 2005...................     100        100       100        100        100       100        100
March 25, 2006...................     100        100        88         62         45        33         65
March 25, 2007...................     100        100        72         46         31        21         14
March 25, 2008...................     100         94        58         34         21        13          8
March 25, 2009...................     100         82        47         25         14         8          3
March 25, 2010...................     100         71        37         18         10         5          0
March 25, 2011...................     100         62        30         14          6         0          0
March 25, 2012...................     100         54        24         10          2         0          0
March 25, 2013...................     100         46        19          7          0         0          0
March 25, 2014...................     100         37        14          4          0         0          0
March 25, 2015...................     100         31        11          0          0         0          0
March 25, 2016...................     100         26         8          0          0         0          0
March 25, 2017...................     100         23         7          0          0         0          0
March 25, 2018...................     100         20         5          0          0         0          0
March 25, 2019...................     100         17         2          0          0         0          0
March 25, 2020...................      96         14         0          0          0         0          0
March 25, 2021...................      90         12         0          0          0         0          0
March 25, 2022...................      83         10         0          0          0         0          0
March 25, 2023...................      76          8         0          0          0         0          0
March 25, 2024...................      68          7         0          0          0         0          0
March 25, 2025...................      60          5         0          0          0         0          0
March 25, 2026...................      50          1         0          0          0         0          0
March 25, 2027...................      40          0         0          0          0         0          0
March 25, 2028...................      28          0         0          0          0         0          0
March 25, 2029...................      15          0         0          0          0         0          0
March 25, 2030...................       0          0         0          0          0         0          0
March 25, 2031...................       0          0         0          0          0         0          0
March 25, 2032...................       0          0         0          0          0         0          0
Weighted Average Life * (1)......   23.61      11.76      7.76       5.67       4.81      4.47       4.44
Weighted Average Life * (2)......   23.50      10.68      7.05       5.13       4.36      4.10       4.06

----------
* The weighted average life of an Offered Certificate is determined by (1) multiplying the amount of each distribution in reduction of the related Certificate Principal Balance by the number of years from the date of issuance of the Offered Certificate to the related Distribution Date, (2) adding the results, and (3) dividing the sum by the original Certificate Principal Balance of the Offered Certificate.

(1)   To maturity.

(2) To optional termination. The optional termination of the Trust is dependent on the aggregate outstanding principal balance of the Group I and Group II Mortgage Loans being reduced to less than 10% of the aggregate outstanding principal balance of the Group I and Group II Mortgage Loans on the Cut-Off Date.

          Percent of Initial Class Principal Outstanding (to maturity)

                                                                  Class MF-2
Prepayment Scenario                    I          II       III        IV          V         VI        VII
Initial Percentage...............     100%       100%      100%       100%       100%      100%       100%
March 25, 2003...................     100        100       100        100        100       100        100
March 25, 2004...................     100        100       100        100        100       100        100
March 25, 2005...................     100        100       100        100        100       100        100
March 25, 2006...................     100        100        88         62         45        33         24
March 25, 2007...................     100        100        72         46         31        21         14
March 25, 2008...................     100         94        58         34         21        13          6
March 25, 2009...................     100         82        47         25         14         6          0
March 25, 2010...................     100         71        37         18          9         0          0
March 25, 2011...................     100         62        30         14          2         0          0
March 25, 2012...................     100         54        24          9          0         0          0
March 25, 2013...................     100         46        19          4          0         0          0
March 25, 2014...................     100         37        14          0          0         0          0
March 25, 2015...................     100         31        11          0          0         0          0
March 25, 2016...................     100         26         6          0          0         0          0
March 25, 2017...................     100         23         3          0          0         0          0
March 25, 2018...................     100         20         0          0          0         0          0
March 25, 2019...................     100         17         0          0          0         0          0
March 25, 2020...................      96         14         0          0          0         0          0
March 25, 2021...................      90         12         0          0          0         0          0
March 25, 2022...................      83         10         0          0          0         0          0
March 25, 2023...................      76          6         0          0          0         0          0
March 25, 2024...................      68          3         0          0          0         0          0
March 25, 2025...................      60          0         0          0          0         0          0
March 25, 2026...................      50          0         0          0          0         0          0
March 25, 2027...................      40          0         0          0          0         0          0
March 25, 2028...................      28          0         0          0          0         0          0
March 25, 2029...................      15          0         0          0          0         0          0
March 25, 2030...................       0          0         0          0          0         0          0
March 25, 2031...................       0          0         0          0          0         0          0
March 25, 2032...................       0          0         0          0          0         0          0
Weighted Average Life * (1)......   23.60      11.64      7.63       5.58       4.64      4.20       3.99
Weighted Average Life * (2)......   23.50      10.68      7.05       5.11       4.27      3.90       3.71

----------
* The weighted average life of an Offered Certificate is determined by (1) multiplying the amount of each distribution in reduction of the related Certificate Principal Balance by the number of years from the date of issuance of the Offered Certificate to the related Distribution Date, (2) adding the results, and (3) dividing the sum by the original Certificate Principal Balance of the Offered Certificate.

(1)   To maturity.

(2) To optional termination. The optional termination of the Trust is dependent on the aggregate outstanding principal balance of the Group I and Group II Mortgage Loans being reduced to less than 10% of the aggregate outstanding principal balance of the Group I and Group II Mortgage Loans on the Cut-Off Date.

          Percent of Initial Class Principal Outstanding (to maturity)

                                                                  Class BF
Prepayment Scenario                    I          II       III         IV         V         VI        VII
Initial Percentage...............     100%       100%      100%       100%       100%      100%       100%
March 25, 2003...................     100        100       100        100        100       100        100
March 25, 2004...................     100        100       100        100        100       100        100
March 25, 2005...................     100        100       100        100        100       100        100
March 25, 2006...................     100        100        88         62         45        33         21
March 25, 2007...................     100        100        72         46         30        16          6
March 25, 2008...................     100         94        58         34         16         5          0
March 25, 2009...................     100         82        47         22          6         0          0
March 25, 2010...................     100         71        37         12          0         0          0
March 25, 2011...................     100         62        29          5          0         0          0
March 25, 2012...................     100         54        20          0          0         0          0
March 25, 2013...................     100         46        13          0          0         0          0
March 25, 2014...................     100         37         6          0          0         0          0
March 25, 2015...................     100         31         1          0          0         0          0
March 25, 2016...................     100         24         0          0          0         0          0
March 25, 2017...................     100         19         0          0          0         0          0
March 25, 2018...................     100         14         0          0          0         0          0
March 25, 2019...................     100         10         0          0          0         0          0
March 25, 2020...................      96          6         0          0          0         0          0
March 25, 2021...................      90          3         0          0          0         0          0
March 25, 2022...................      83          0         0          0          0         0          0
March 25, 2023...................      76          0         0          0          0         0          0
March 25, 2024...................      68          0         0          0          0         0          0
March 25, 2025...................      60          0         0          0          0         0          0
March 25, 2026...................      50          0         0          0          0         0          0
March 25, 2027...................      40          0         0          0          0         0          0
March 25, 2028...................      26          0         0          0          0         0          0
March 25, 2029...................       7          0         0          0          0         0          0
March 25, 2030...................       0          0         0          0          0         0          0
March 25, 2031...................       0          0         0          0          0         0          0
March 25, 2032...................       0          0         0          0          0         0          0
Weighted Average Life * (1)......   23.50      11.08      7.25       5.25       4.33      3.88       3.61
Weighted Average Life * (2)......   23.46      10.64      7.02       5.07       4.19      3.76       3.49

----------
* The weighted average life of an Offered Certificate is determined by (1) multiplying the amount of each distribution in reduction of the related Certificate Principal Balance by the number of years from the date of issuance of the Offered Certificate to the related Distribution Date, (2) adding the results, and (3) dividing the sum by the original Certificate Principal Balance of the Offered Certificate.

(1)   To maturity.

(2) To optional termination. The optional termination of the Trust is dependent on the aggregate outstanding principal balance of the Group I and Group II Mortgage Loans being reduced to less than 10% of the aggregate outstanding principal balance of the Group I and Group II Mortgage Loans on the Cut-Off Date.

          Percent of Initial Class Principal Outstanding (to maturity)

                                                                  Class AV
Prepayment Scenario                    I          II       III        IV          V         VI        VII
Initial Percentage...............     100%       100%      100%       100%       100%      100%       100%
March 25, 2003...................      95         73        66         59         52        45         35
March 25, 2004...................      94         55        44         33         24        15          5
March 25, 2005...................      92         40        27         15          6         0          0
March 25, 2006...................      91         31        23         15          6         0          0
March 25, 2007...................      89         25        17         11          6         0          0
March 25, 2008...................      88         20        13          8          5         0          0
March 25, 2009...................      86         16        10          5          3         0          0
March 25, 2010...................      84         13         7          4          2         0          0
March 25, 2011...................      82         10         5          3          1         0          0
March 25, 2012...................      79          8         4          2          1         0          0
March 25, 2013...................      77          7         3          1         **         0          0
March 25, 2014...................      74          5         2          1          0         0          0
March 25, 2015...................      71          4         2         **          0         0          0
March 25, 2016...................      68          3         1         **          0         0          0
March 25, 2017...................      64          3         1          0          0         0          0
March 25, 2018...................      61          2        **          0          0         0          0
March 25, 2019...................      57          2        **          0          0         0          0
March 25, 2020...................      52          1         0          0          0         0          0
March 25, 2021...................      47          1         0          0          0         0          0
March 25, 2022...................      42          1         0          0          0         0          0
March 25, 2023...................      36         **         0          0          0         0          0
March 25, 2024...................      32         **         0          0          0         0          0
March 25, 2025...................      29          0         0          0          0         0          0
March 25, 2026...................      24          0         0          0          0         0          0
March 25, 2027...................      20          0         0          0          0         0          0
March 25, 2028...................      15          0         0          0          0         0          0
March 25, 2029...................       9          0         0          0          0         0          0
March 25, 2030...................       4          0         0          0          0         0          0
March 25, 2031...................       0          0         0          0          0         0          0
March 25, 2032...................       0          0         0          0          0         0          0
Weighted Average Life *(1).......   17.12       3.71      2.75       2.07       1.53      1.07       0.85
Weighted Average Life *(2).......   17.03       3.63      2.65       1.97       1.44      1.07       0.85

----------
* The weighted average life of an Offered Certificate is determined by (1) multiplying the amount of each distribution in reduction of the related Certificate Principal Balance by the number of years from the date of issuance of the Offered Certificate to the related Distribution Date, (2) adding the results, and (3) dividing the sum by the original Certificate Principal Balance of the Offered Certificate.

**    Means less than 1% but greater than 0%.

(1)   To maturity.

(2) To optional termination. The optional termination of the Trust is dependent on the aggregate outstanding principal balance of the Group I and Group II Mortgage Loans being reduced to less than 10% of the aggregate outstanding principal balance of the Group I and Group II Mortgage Loans on the Cut-Off Date.

          Percent of Initial Class Principal Outstanding (to maturity)

                                                                  Class MV-1
Prepayment Scenario                    I         II        III        IV         V         VI         VII
Initial Percentage...............     100%       100%      100%       100%       100%      100%       100%
March 25, 2003...................     100        100       100        100        100       100         100
March 25, 2004...................     100        100       100        100        100       100         100
March 25, 2005...................     100        100       100        100        100        89          82
March 25, 2006...................     100         87        64         59        100        89          66
March 25, 2007...................     100         70        48         32         37        69          33
March 25, 2008...................     100         57        36         22         13        39          15
March 25, 2009...................     100         46        27         15          8        22           3
March 25, 2010...................     100         37        20         10          5        10           0
March 25, 2011...................     100         30        15          7          2         2           0
March 25, 2012...................     100         24        11          5          0         0           0
March 25, 2013...................     100         19         8          3          0         0           0
March 25, 2014...................     100         15         6          0          0         0           0
March 25, 2015...................     100         12         4          0          0         0           0
March 25, 2016...................     100         10         3          0          0         0           0
March 25, 2017...................     100          8         0          0          0         0           0
March 25, 2018...................     100          6         0          0          0         0           0
March 25, 2019...................     100          5         0          0          0         0           0
March 25, 2020...................     100          4         0          0          0         0           0
March 25, 2021...................     100          1         0          0          0         0           0
March 25, 2022...................     100          0         0          0          0         0           0
March 25, 2023...................     100          0         0          0          0         0           0
March 25, 2024...................      92          0         0          0          0         0           0
March 25, 2025...................      81          0         0          0          0         0           0
March 25, 2026...................      68          0         0          0          0         0           0
March 25, 2027...................      55          0         0          0          0         0           0
March 25, 2028...................      41          0         0          0          0         0           0
March 25, 2029...................      26          0         0          0          0         0           0
March 25, 2030...................      10          0         0          0          0         0           0
March 25, 2031...................       0          0         0          0          0         0           0
March 25, 2032...................       0          0         0          0          0         0           0
Weighted Average Life *(1).......   25.26       7.82      5.93       5.12       5.12      5.80        4.50
Weighted Average Life *(2).......   24.99       7.62      5.69       4.86       4.89      4.72        3.78

----------
* The weighted average life of an Offered Certificate is determined by (1) multiplying the amount of each distribution in reduction of the related Certificate Principal Balance by the number of years from the date of issuance of the Offered Certificate to the related Distribution Date, (2) adding the results, and (3) dividing the sum by the original Certificate Principal Balance of the Offered Certificate.

(1)   To maturity.

(2) To optional termination. The optional termination of the Trust is dependent on the aggregate outstanding principal balance of the Group I and Group II Mortgage Loans being reduced to less than 10% of the aggregate outstanding principal balance of the Group I and Group II Mortgage Loans on the Cut-Off Date.

          Percent of Initial Class Principal Outstanding (to maturity)

                                                                  Class MV-2
Prepayment Scenario                    I          II        III        IV         V         VI        VII
Initial Percentage...............     100%       100%      100%       100%       100%      100%       100%
March 25, 2003...................     100        100       100        100        100       100        100
March 25, 2004...................     100        100       100        100        100       100        100
March 25, 2005...................     100        100       100        100        100       100         89
March 25, 2006...................     100         87        64         46         36        60         12
March 25, 2007...................     100         70        48         32         20        12          6
March 25, 2008...................     100         57        36         22         13         7          0
March 25, 2009...................     100         46        27         15          8         1          0
March 25, 2010...................     100         37        20         10          4         0          0
March 25, 2011...................     100         30        15          7          0         0          0
March 25, 2012...................     100         24        11          4          0         0          0
March 25, 2013...................     100         19         8          0          0         0          0
March 25, 2014...................     100         15         6          0          0         0          0
March 25, 2015...................     100         12         3          0          0         0          0
March 25, 2016...................     100         10         0          0          0         0          0
March 25, 2017...................     100          8         0          0          0         0          0
March 25, 2018...................     100          6         0          0          0         0          0
March 25, 2019...................     100          3         0          0          0         0          0
March 25, 2020...................     100         **         0          0          0         0          0
March 25, 2021...................     100          0         0          0          0         0          0
March 25, 2022...................     100          0         0          0          0         0          0
March 25, 2023...................     100          0         0          0          0         0          0
March 25, 2024...................      92          0         0          0          0         0          0
March 25, 2025...................      81          0         0          0          0         0          0
March 25, 2026...................      68          0         0          0          0         0          0
March 25, 2027...................      55          0         0          0          0         0          0
March 25, 2028...................      41          0         0          0          0         0          0
March 25, 2029...................      26          0         0          0          0         0          0
March 25, 2030...................      10          0         0          0          0         0          0
March 25, 2031...................       0          0         0          0          0         0          0
March 25, 2032...................       0          0         0          0          0         0          0
Weighted Average Life *(1).......   25.25       7.76      5.85       4.88       4.47      4.37       3.52
Weighted Average Life *(2).......   24.99       7.62      5.66       4.66       4.27      4.22       3.43

----------
* The weighted average life of an Offered Certificate is determined by (1) multiplying the amount of each distribution in reduction of the related Certificate Principal Balance by the number of years from the date of issuance of the Offered Certificate to the related Distribution Date, (2) adding the results, and (3) dividing the sum by the original Certificate Principal Balance of the Offered Certificate.

**    Means less than 1% but greater than 0%.

(1)   To maturity.

(2) To optional termination. The optional termination of the Trust is dependent on the aggregate outstanding principal balance of the Group I and Group II Mortgage Loans being reduced to less than 10% of the aggregate outstanding principal balance of the Group I and Group II Mortgage Loans on the Cut-Off Date.

          Percent of Initial Class Principal Outstanding (to maturity)

                                                                  Class BV
Prepayment Scenario                    I         II        III        IV          V         VI       VII
Initial Percentage...............     100%       100%      100%       100%       100%      100%       100%
March 25, 2003...................     100        100       100        100        100       100        100
March 25, 2004...................     100        100       100        100        100       100        100
March 25, 2005...................     100        100       100        100        100       100         24
March 25, 2006...................     100         87        64         46         32        22         11
March 25, 2007...................     100         70        48         32         20        11          *
March 25, 2008...................     100         57        36         22         12         2          0
March 25, 2009...................     100         46        27         15          4         0          0
March 25, 2010...................     100         37        20          8          0         0          0
March 25, 2011...................     100         30        15          2          0         0          0
March 25, 2012...................     100         24         9          0          0         0          0
March 25, 2013...................     100         19         4          0          0         0          0
March 25, 2014...................     100         15         1          0          0         0          0
March 25, 2015...................     100         11         0          0          0         0          0
March 25, 2016...................     100          7         0          0          0         0          0
March 25, 2017...................     100          3         0          0          0         0          0
March 25, 2018...................     100         **         0          0          0         0          0
March 25, 2019...................     100          0         0          0          0         0          0
March 25, 2020...................     100          0         0          0          0         0          0
March 25, 2021...................     100          0         0          0          0         0          0
March 25, 2022...................     100          0         0          0          0         0          0
March 25, 2023...................     100          0         0          0          0         0          0
March 25, 2024...................      92          0         0          0          0         0          0
March 25, 2025...................      80          0         0          0          0         0          0
March 25, 2026...................      68          0         0          0          0         0          0
March 25, 2027...................      55          0         0          0          0         0          0
March 25, 2028...................      41          0         0          0          0         0          0
March 25, 2029...................      26          0         0          0          0         0          0
March 25, 2030...................       7          0         0          0          0         0          0
March 25, 2031...................       0          0         0          0          0         0          0
March 25, 2032...................       0          0         0          0          0         0          0
Weighted Average Life *(1).......   25.23       7.59      5.69       4.67       4.13      3.80       3.04
Weighted Average Life * (2)......   24.99       7.56      5.63       4.56       4.02      3.72       3.00

----------
* The weighted average life of an Offered Certificate is determined by (1) multiplying the amount of each distribution in reduction of the related Certificate Principal Balance by the number of years from the date of issuance of the Offered Certificate to the related Distribution Date, (2) adding the results, and (3) dividing the sum by the original Certificate Principal Balance of the Offered Certificate.

**    Means less than 1% but greater than 0%.

(1)   To maturity.

(2) To optional termination. The optional termination of the Trust is dependent on the aggregate outstanding principal balance of the Group I and Group II Mortgage Loans being reduced to less than 10% of the aggregate outstanding principal balance of the Group I and Group II Mortgage Loans on the Cut-Off Date.

      The above tables have been prepared based on the assumptions described above (including the assumptions regarding the characteristics and performance of the Mortgage Loans, which differ from the actual characteristics and performance of the Mortgage Loans) and should be read in conjunction with those assumptions.

                    FORMATION OF THE TRUST AND TRUST PROPERTY

      The Trust will be created and established pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") dated as of March 1, 2002 among the Depositor, CIT Consumer Finance, as Seller, CFHE Funding Company LLC, as Conduit Seller, CIT Consumer Finance, as Master Servicer and JPMorgan Chase Bank, as trustee (the "Trustee"). On the Closing Date, the Sellers will transfer without recourse the Mortgage Loans to the Depositor, the Depositor will convey without recourse the Mortgage Loans to the Trust and the Trust will issue the Offered Certificates, the Class X-IO Certificates and the Class R Certificates at the direction of the Depositor.

      The property of the Trust will include all

      (a) the Mortgage Loans together with the related Mortgage Loan documents, each Seller's interest in any Mortgaged Property which secures a Mortgage Loan, all payments on each Mortgage Loan received on or after the opening of business on March 1, 2002 (the "Cut-Off Date") and proceeds of the conversion, voluntary or involuntary, of the foregoing,

      (b) the amounts as may be held by the Trustee in the Certificate Account and any other accounts held by the Trustee for the Trust, and the amounts as may be held by the Master Servicer in the Collection Account, if any, whether in the form of cash, instruments, securities or other properties,

      (c) in the case of Group I, rights under each mortgage insurance policy with respect to the applicable Group I Mortgage Loans, and

      (d) proceeds of all the foregoing (including, but not by way of limitation, all proceeds of any mortgage insurance, hazard insurance and title insurance policy relating to the Mortgage Loans, cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables which at any time constitute all or part of or are included in the proceeds of any of the foregoing) to pay the Certificates as specified in the Pooling and Servicing Agreement.

      The Offered Certificates will not represent an interest in or an obligation of, nor will the Mortgage Loans be guaranteed by, the Depositor, the Sellers, the Master Servicer, the Trustee or any of their affiliates.

         Prior to the Closing Date, the Trust will have had no assets or obligations. Upon formation, the Trust will not engage in any business activity other than acquiring, holding and collecting payments on the Mortgage Loans, issuing the Certificates and distributing payments on the Certificates. The Trust will not acquire any receivables or assets other than the Mortgage Loans and their proceeds and rights appurtenant to them. To the extent that borrowers make scheduled payments under the Mortgage Loans, the Trust will have sufficient liquidity to make distributions on the Certificates. As the Trust does not have any operating history and will not engage in any business activity other than issuing the Certificates and making distributions on the Certificates, there has not been included any historical or pro forma ratio of earnings to fixed charges with respect to the Trust.

DESCRIPTION OF THE CERTIFICATES

      To the extent that the descriptions of the Certificates summarized in this prospectus supplement differ from the description of securities set forth in the prospectus, the provisions of this prospectus supplement supercede such provisions in the prospectus.

      Pursuant to the Pooling and Servicing Agreement the Trust will issue on the Closing Date the CIT Home Equity Loan Asset Backed Certificates, Series 2002-1, Class AF-1A Certificates, Class AF-1B Certificates, Class AF-2 Certificates, Class AF-3 Certificates, Class AF-4 Certificates, Class AF-5 Certificates, Class AF-6 Certificates, Class AF-7 Certificates, Class MF-1 Certificates, Class MF-2 Certificates, Class BF Certificates, Class AV Certificates, Class MV-1 Certificates, Class MV-2 Certificates and Class BV Certificates (collectively referred to as the "Offered Certificates"). The Trust will also issue on the Closing Date the Class X-IO Certificates (the "Class X-IO Certificates") and two residual classes of certificates (together, the "Class R Certificates," and together with the Class X-IO Certificates, the "Non-Offered Certificates" and together with the Offered Certificates, the "Certificates"). Only the Offered Certificates are being offered pursuant to this prospectus supplement. The Class AF-1A Certificates, Class AF-1B Certificates, Class AF-2 Certificates, Class AF-3 Certificates, Class AF-4 Certificates, Class AF-5 Certificates, Class AF-6 Certificates, Class AF-7 Certificates and Class AV Certificates are sometimes referred to as the "Senior Certificates" and the Class MF-1 Certificates, Class MF-2 Certificates, Class MV-1 Certificates, Class MV-2 Certificates, Class BF Certificates and Class BV Certificates are sometimes referred to as the "Subordinate Certificates."

      The Class AF-1A Certificates, Class AF-1B Certificates, Class AF-2 Certificates, Class AF-3 Certificates, Class AF-4 Certificates, Class AF-5 Certificates, Class AF-6 Certificates, Class AF-7 Certificates, Class MF-1 Certificates, Class MF-2 Certificates and Class BF Certificates are sometimes referred to as the "Group I Certificates." The Class AV Certificates, Class MV-1 Certificates, Class MV-2 Certificates and Class BV Certificates are sometimes referred to as the "Group II Certificates". The Group I Certificates, other than the Class AF-1A Certificates, are sometimes referred to as the "Fixed Rate Certificates." The Group II Certificates, together with the Class AF-1A Certificates, are sometimes referred to as the "Variable Rate Certificates." References to "Class M-1 Certificates," "Class M-2 Certificates" and "Class B Certificates" are, as the context requires, references to the certificates of either or both Groups of similar designation. Each of the Group I Certificates and the Group II Certificates are sometimes referred to as a "Certificate Group" or "Group."

      The form of the Pooling and Servicing Agreement has been filed as an exhibit to the registration statement of which this prospectus supplement and the prospectus are a part. The following summaries describe important provisions of the Pooling and Servicing Agreement. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling and Servicing Agreement. Wherever particular sections or defined terms of the Pooling and Servicing Agreement are referred to, the sections or defined terms are incorporated in this prospectus supplement by reference.

      The Offered Certificates will be issued in denominations of $25,000 and multiples of $1,000 in excess of $25,000 and will evidence specified undivided interests in the Trust. Definitive

Certificates (as defined below) will be transferable and exchangeable at the corporate trust office of the Trustee, which will initially act as Certificate Registrar.

      We refer you to"--Book-Entry Certificates" below for more detail.

      No service charge will be made for any registration of exchange or transfer of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

      The Group I Certificates will receive distributions primarily based upon collections on the Mortgage Loans in Group I. The Group II Certificates will receive distributions primarily based upon collections on the Mortgage Loans in Group II.

      The principal amount of a class of Offered Certificates (each, a "Certificate Principal Balance") on any Distribution Date is equal to the aggregate outstanding principal balance of the class of Offered Certificates on the Closing Date minus the aggregate of amounts actually distributed as principal to the holders of the class of Offered Certificates and, in the case of the Subordinate Certificates, minus any reductions in the Certificate Principal Balance of such Subordinate Certificates due to Realized Losses as described in this prospectus supplement.

      Each class of Offered Certificates represents the right to receive payments of interest at the Certificate Rate for that class and payments of principal as described below.

      The person in whose name a Certificate is registered in the Certificate Register is referred to in this prospectus supplement as a "Certificateholder."

      Book-Entry Certificates

      The Offered Certificates initially will be book-entry certificates (the "Book-Entry Certificates"). Persons acquiring beneficial ownership interests in the Offered Certificates ("Certificateowners") will hold the certificates through The Depository Trust Company ("DTC"), in the United States, or Clearstream Banking, societe anonyme ("Clearstream, Luxembourg") or the Euroclear System ("Euroclear"), in Europe, if the Certificateowners are participants of the systems, or indirectly through organizations that are participants in the systems. The Book-Entry Certificates will be issued in one or more certificates per class, representing the aggregate principal balance of each class of Offered Certificates, and will initially be registered in the name of Cede & Co. ("Cede"), the nominee of DTC. Euroclear and Clearstream, Luxembourg will hold omnibus positions on behalf of their participants through customers' securities accounts in Euroclear's and Clearstream, Luxembourg's names on the books of their respective depositaries which in turn will hold positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank N.A. will act as depositary for Clearstream, Luxembourg and JPMorgan Chase Bank will act as depositary for Euroclear. Investors may hold beneficial interests in the Book-Entry Certificates in minimum denominations representing principal balances of $25,000 and in integral multiples of $1,000 in excess of $25,000. Except as described in the prospectus, no person acquiring a Book-Entry Certificate will be entitled to receive a physical certificate representing the Certificate (a "Definitive Certificate"). Unless and until Definitive Certificates are issued, it is anticipated that the only "Certificateholder" of the Offered Certificates will be Cede, as nominee of DTC. Certificateowners will not be Certificateholders as that term is used in the Pooling and Servicing Agreement. Certificateowners are permitted to exercise their rights only indirectly through DTC and its participants (including Euroclear and Clearstream, Luxembourg).

      The beneficial owner's ownership of a book-entry security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the beneficial owner's account for this purpose. In turn, the financial intermediary's ownership of the book-entry security will be recorded on the records of DTC (or of a participating firm that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's financial intermediary is not a DTC participant, and on the records of Clearstream, Luxembourg or Euroclear, as appropriate).

      Beneficial owners will receive all distributions of principal of, and interest on, the book-entry securities from the trustee through DTC and DTC participants. While the book-entry securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among participants on whose behalf it acts with respect to the securities and is required to receive and transmit distributions of principal of, and interest on, the securities. Participants and indirect participants with whom beneficial owners have accounts with respect to securities are similarly required to make book-entry transfers and receive and transmit distributions on behalf of their respective beneficial owners. Accordingly, although beneficial owners will not possess certificates or notes, the DTC rules provide a mechanism by which beneficial owners will receive distributions and will be able to transfer their interest.

      Beneficial owners will not receive or be entitled to receive physical certificates representing their respective interests in the securities, except under the limited circumstances described below. Unless and until physical certificates are issued, beneficial owners who are not participants may transfer ownership of securities only through participants and indirect participants by instructing participants and indirect participants to transfer securities, by book-entry transfer, through DTC for the account of the purchasers of these securities, which account must be maintained with their participants. Under the DTC rules and in accordance with DTC's normal procedures, transfers of ownership of securities will be executed through DTC and the accounts of the respective participants at DTC will be debited and credited. Similarly, the participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing beneficial owners.

      Because of time zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. These credits or any transactions in securities settled during subsequent securities settlement processing will be reported to the relevant Euroclear or Clearstream, Luxembourg participants on that business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream, Luxembourg participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

      Transfers between participants will occur in accordance with DTC rules. Transfers between Clearstream, Luxembourg participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

      Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant European depositary; however, these cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant European depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream, Luxembourg participants and Euroclear participants may not deliver instructions directly to the European depositaries.

      DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the book-entry securities, whether held for its own account or as a nominee for another person. In general, beneficial ownership of book-entry securities will be subject to the rules, regulations and procedures governing DTC and DTC participants as in effect from time to time.

      Clearstream, Luxembourg is incorporated under the laws of Luxembourg as a professional depository. Clearstream, Luxembourg was originally incorporated in 1970 under the name of "Cedel S.A.", a company with limited liability under Luxembourg law (a societe anonyme). Cedel S.A. subsequently changed its name to Cedelbank. In January 2000, Cedelbank's parent company, Cedel International, societe anonyme ("CI"), merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG ("DBC"). The merger involved the transfer by CI of substantially all of its assets and liabilities (including its shares in Cedelbank) to a new Luxembourg company, New Cedel International, societe anonyme ("New CI"), which is 50% owned by CI and 50% owned by DBC's parent company, Deutsche Borse AG. The shareholders of these two entities are banks, securities dealers and financial institutions. In connection with the merger, the Board of Directors of New CI decided to rename the companies in the group to give them a cohesive brand name. The new brand name that was chosen is "Clearstream". Effective January 14, 2000, New CI was renamed "Clearstream International, societe anonyme". On January 18, 2000, Cedelbank was renamed "Clearstream Banking, societe anonyme". In addition, on January 17, 2000, DBC was renamed "Clearstream Banking AG". As a result, there are now two entities in the corporate group headed by Clearstream International which share the name "Clearstream Banking", the entity previously named "Cedelbank" and the entity previously named "Deutsche Borse Clearing AG".

      Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including United States dollars. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depositary and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, which supervises Luxembourg banks. Clearstream, Luxembourg's customers are worldwide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg's U.S. customers are limited to banks and securities brokers and dealers. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada and the United States. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg has established an electronic bridge with Euroclear Bank S.A. /N.V. as the operator of Euroclear (the "Euroclear Operator") in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and the Euroclear Operator.

      Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thus eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of the Euroclear Operator, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not Euroclear Clearance Systems S.C. Euroclear Clearance Systems S.C. establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

      The Euroclear Operator has a banking license from the Belgian Banking and Finance Commission. This license authorizes the Euroclear Operator to carry out banking activities on a global basis.

      Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. These Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under these Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

      Distributions on the book-entry securities will be made on each distribution date by the trustee to DTC. DTC will be responsible for crediting the amount of these payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing these payments to the beneficial owners that it represents and to each financial intermediary for which it acts as agent. Each financial intermediary will be responsible for disbursing funds to the beneficial owners that it represents.

      Under a book-entry format, beneficial owners may experience some delay in their receipt of payments, since these payments will be forwarded by the trustee to Cede & Co. Distributions with respect to securities held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant European depositary. These distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of financial intermediaries, the ability of a beneficial owner to pledge book-entry securities to persons or entities that do not participate in the

DTC system, or otherwise take actions in respect of the book-entry securities, may be limited due to the lack of physical certificates for book-entry securities. In addition, issuance of the book-entry securities in book-entry form may reduce the liquidity of the securities in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates.

      Monthly and annual reports on the applicable trust fund will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC, and to the financial intermediaries to whose DTC accounts the book-entry securities of the beneficial owners are credited.

      DTC has advised the trustee that, unless and until physical certificates representing the securities are issued, DTC will take any action permitted to be taken by the holders of the book-entry securities under the relevant agreement only at the direction of one or more financial intermediaries to whose DTC accounts the book-entry securities are credited, to the extent that these actions are taken on behalf of financial intermediaries whose holdings include the book-entry securities. Clearstream, Luxembourg or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a holder under the relevant operating agreement on behalf of a Clearstream, Luxembourg participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant European depositary to effect these actions on its behalf through DTC. DTC may take actions, at the direction of the related participants, with respect to some securities which conflict with actions taken with respect to other securities.

      Physical certificates representing the securities of a series will be issued to beneficial owners, or their nominees, rather than to DTC, only if:

      o DTC or the depositor advises the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as nominee and depository with respect to the book-entry securities and the seller or the trustee is unable to locate a qualified successor;

      o the depositor, at its sole option, elects to terminate a book-entry system through DTC, and the seller does not select a successor depository; or

      o after the occurrence of a servicer termination event or an event of default, the beneficial owners of each class of the series of securities representing percentage interests aggregating at least 51% of such class advise the trustee and DTC through the financial intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC (or its successor) is no longer in the best interests of beneficial owners.

      Upon the occurrence of any of the events described in the immediately preceding paragraph, the trustee will be required to notify all applicable beneficial owners of the occurrence of the event and the availability through DTC of physical certificates. Upon surrender by DTC of the global certificate or certificates representing the book-entry securities and instructions for re-registration, the trustee will issue physical certificates representing the securities, and thereafter the trustee will recognize the holders of the physical certificates as Certificateholders under the applicable agreement.

      Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream,

Luxembourg and Euroclear, they are under no obligation to perform or continue to perform these procedures, and these procedures may be discontinued at any time.

      Neither the depositor, the seller, the servicer, the owner trustee (if applicable), the trustee or any of their affiliates will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry securities held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to these beneficial ownership interests.

Distribution Dates

      On the 25th day of each month, or if the 25th day is not a Business Day, then the next succeeding Business Day (each, a "Distribution Date"), the Trustee will distribute amounts then on deposit in the certificate account established and maintained by the Trustee in accordance with the Pooling and Servicing Agreement (the "Certificate Account"). Distributions will be made in immediately available funds to Certificateholders of Offered Certificates by wire transfer or otherwise, to the account of the Certificateholder at a domestic bank or other entity having appropriate facilities therefor, if the Certificateholder has so notified the Trustee at least five Business Days prior to the Record Date, or by check mailed to the address of the person entitled to the distributions as it appears on the register (the "Certificate Register") maintained by the Trustee as registrar (the "Certificate Registrar"). As long as DTC is the recordholder of the Offered Certificates, distributions will be made to DTC by wire transfer. Certificateholders may experience some delay in the receipt of their payments due to the operations of DTC.

      We refer you to"--Book-Entry Certificates" above for more detail.

      The Pooling and Servicing Agreement will provide that a Certificateholder, upon receiving the final distribution on a Certificate, will be required to send the Certificate to the Trustee. The Pooling and Servicing Agreement additionally will provide that, in any event, any Certificate as to which the final distribution on that Certificate has been made shall be deemed canceled for all purposes of the Pooling and Servicing Agreement.

Glossary

      The "Basic Principal Amount" with respect to the related Mortgage Loan Group and each Distribution Date shall be the sum of (without duplication):

            (A) the principal portion of all scheduled monthly payments on the Mortgage Loans related to the Mortgage Loan Group actually received by the Master Servicer during the related Due Period and any prepayments on the Mortgage Loans made by the mortgagors of Mortgage Loans in the related Mortgage Loan Group and actually received by the Master Servicer during the related Due Period;

            (B) the outstanding principal balance of each Mortgage Loan in the related Mortgage Loan Group that was purchased by the Master Servicer or repurchased by the Seller during the related Due Period;

            (C) any Substitution Adjustment relating to principal, delivered by the Seller during the related Due Period in connection with a substitution of a Mortgage Loan in the related Mortgage Loan Group;

            (D) all Liquidation Proceeds actually collected by or on behalf of the Master Servicer with respect to the Mortgage Loans in the related Mortgage Loan Group during the related Due Period (to the extent the Liquidation Proceeds relate to principal); and

            (E) the principal portion of the proceeds received by the Trustee with respect to the related Mortgage Loan Group upon termination of the Trust.

      "Business Day" means any day other than (1) a Saturday or Sunday or (2) a day on which banking institutions in New York, New Jersey, Oklahoma or the city in which the corporate trust office of the Trustee is located are authorized or obligated by law or executive order to be closed.

      The "Class AF-6 Calculation Percentage" for any Distribution Date will be the fraction, expressed as a percentage, the numerator of which is the Certificate Principal Balance of the Class AF-6 Certificates and the denominator of which is the total of the Certificate Principal Balances of the Group I Senior Certificates excluding the Class AF-7 Certificates, in each case before giving effect to distributions of principal on that Distribution Date.

      The "Class AF-6 Lockout Distribution Amount" for any Distribution Date will be an amount equal to the product of (1) the applicable Class AF-6 Lockout Percentage for the Distribution Date, (2) the Class AF-6 Calculation Percentage and (3) approximately 67.75% of the Senior Principal Distribution Amount with respect to Group I for the Distribution Date. In no event shall the Class AF-6 Lockout Distribution Amount exceed the outstanding Certificate Principal Balance of the Class AF-6 Certificates or approximately 67.75% of the Senior Principal Distribution Amount with respect to Group I for the Distribution Date.

      The "Class AF-6 Lockout Percentage" for each Distribution Date will be as follows:

         Distribution Date                           Lockout Percentage
         -----------------                           ------------------
         April 2002 through March 2005                        0%
         April 2005 through March 2007                       45%
         April 2007 through March 2008                       80%
         April 2008 through March 2009                      100%
         April 2009 and thereafter                          300%

      "Class B Principal Distribution Amount" for any Group means, with respect to any Distribution Date on or after the related Stepdown Date and as long as the applicable Trigger Event is not in effect, the excess of:

      (1) the sum of:

            (A) the aggregate Certificate Principal Balances of the related Senior Certificates, after taking into account distribution of the related Senior Principal Distribution Amount for the applicable Distribution Date,

            (B) the Certificate Principal Balance of the related Class M-1 Certificates, after taking into account distribution of the related Class M-1 Principal Distribution Amount for the applicable Distribution Date,

            (C) the Certificate Principal Balance of the related Class M-2 Certificates, after taking into account distribution of the related Class M-2 Principal Distribution Amount for the applicable Distribution Date, and

            (D) the Certificate Principal Balance of the related Class B Certificates immediately prior to the applicable Distribution Date,

      over (2) the lesser of:

            (A) (x) in the case of the Group I Mortgage Loans, 96.80% and (y) in the case of the Group II Mortgage Loans, 92.80% of the aggregate Loan Balance of the Mortgage Loans of the related Group as of the last day of the related Due Period, and

            (B) the aggregate Loan Balance of the Mortgage Loans of the related Group as of the last day of the related Due Period minus the related OC Floor;

provided, however, that after the Certificate Principal Balances of the related Senior, Class M-1 and Class M-2 Certificates are reduced to zero, the Class B Principal Distribution Amount for the applicable Group and Distribution Date will equal 100% of the Principal Distribution Amount for such Group.

      "Class Interest Carryover Shortfall" means, with respect to any class of Offered Certificates and any Distribution Date, an amount equal to the sum of
(1) the excess of the related Class Monthly Interest Amount with respect to that class for the preceding Distribution Date and any outstanding Class Interest Carryover Shortfall with respect to that class from any preceding Distribution Date, over the amount in respect of interest that is actually distributed to the Certificateholders of that class on the preceding Distribution Date plus (2) one month's interest on the excess, to the extent permitted by law, at the Certificate Rate for that class.

      "Class M-1 Principal Distribution Amount" for any Group means, with respect to any Distribution Date on or after the related Stepdown Date, (x) 100% of the Principal Distribution Amount for such Group if the Certificate Principal Balance of each class of related Senior Certificates has been reduced to zero and the applicable Trigger Event exists, or (y) if the applicable Trigger Event is not in effect, the excess of:

      (1) the sum of:

            (A) the aggregate Certificate Principal Balances of the related Senior Certificates, after taking into account distribution of the related Senior Principal Distribution Amount for the applicable Distribution Date, and

            (B) the Certificate Principal Balance of the related Class M-1 Certificates immediately prior to the applicable Distribution Date, over (2) the lesser of:

            (A) (x) in the case of the Group I Mortgage Loans, 81.80% and (y) in the case of the Group II Mortgage Loans, 71.80% of the aggregate Loan Balance of the Mortgage Loans of the related Group as of the last day of the related Due Period, and

            (B) the aggregate Loan Balance of the Mortgage Loans of the related Group as of the last day of the related Due Period minus the related OC Floor.

      "Class M-2 Principal Distribution Amount" for any Group means, with respect to any Distribution Date on or after the related Stepdown Date, (x) 100% of the Principal Distribution Amount for such Group if the Certificate Principal Balance of each class of related Senior Certificates and the related Class M-1 Certificates has been reduced to zero and the applicable Trigger Event exists, or (y) if the applicable Trigger Event is not in effect, the excess of:

      (1) the sum of:

            (A) the aggregate Certificate Principal Balances of the related Senior Certificates, after taking into account distribution of the related Senior Principal Distribution Amount for the applicable Distribution Date,

            (B) the Certificate Principal Balance of the related Class M-1 Certificates, after taking into account distribution of the related Class M-1 Principal Distribution Amount for the applicable Distribution Date, and

            (C) the Certificate Principal Balance of the related Class M-2 Certificates immediately prior to the applicable Distribution Date,

      over (2) the lesser of:

            (A) (x) in the case of the Group I Mortgage Loans, 90.30% and (y) in the case of the Group II Mortgage Loans, 82.30% of the aggregate Loan Balance of the Mortgage Loans of the related Group as of the last day of the related Due Period and

            (B) the aggregate Loan Balance of the Mortgage Loans of the related Group as of the last day of the related Due Period minus the related OC Floor.

      "Class Monthly Interest Amount" with respect to each class of Offered Certificates means, with respect to any Distribution Date, the aggregate amount of interest accrued for the related Interest Period at the related Certificate Rate on the Certificate Principal Balance of the related Offered Certificates; provided, however, that the Group I Certificates, other than the Class AF-1B, Class AF-2, Class AF-3 and Class AF-4 Certificates, are each subject to the Group I Net WAC Cap and the Group II Certificates are each subject to the Group II Net WAC Cap. For a description of the respective Certificate Rates, the Group I Net WAC Cap and the Group II Net WAC Cap, see"--Certificate Rate" below.

      "Class Principal Carryover Shortfall" means, with respect to any class of Subordinate Certificates and any Distribution Date, the excess, if any, of (1) the sum of (x) the amount of the reduction in the Certificate Principal Balance of that class of Subordinate Certificates on the applicable Distribution Date as provided under "--Allocation of Realized Losses" below and (y) the amount of any such reductions on prior Distribution Dates over (2) the amount distributed in respect of the related Class Principal Carryover Shortfall to such class on prior Distribution Dates.

      "Cumulative Loss Event" means, as to any Distribution Date and Group, the occurrence of either a Group I Cumulative Loss Trigger Event or Group II Cumulative Loss Trigger Event, as applicable.

      "Delinquency Amount" means, with respect to any Group and Due Period, the sum, without duplication, of the aggregate principal balance of the Mortgage Loans of such Group that are (1) 60 or more days delinquent; provided that a scheduled payment on a Mortgage Loan (and, accordingly, such Mortgage Loan) is not considered delinquent or past due unless (i) the amount unpaid is greater than $65 and (ii) such payment has not been received by the close of business on the scheduled due date for such payment in the following month, (2) in foreclosure and (3) REO properties, each as of the last day of such Due Period.

      A "Delinquency Event" shall have occurred and be continuing, if at any time, the 60+ Delinquency Percentage (Rolling Three Month) for a Group exceeds 50% in the case of Group I and 40% in the case of Group II of the Senior Enhancement Percentage of such Group.

      "Due Period" means, with respect to any Distribution Date, the calendar month preceding the calendar month in which the Distribution Date occurs.

      "Excess Interest" means, with respect to any Group and Distribution Date, the sum of (A) the interest amounts remaining for the Group, if any, after the application of payments pursuant to clauses first through fifth under"--Distributions of Interest" below and (B) any Excess Overcollateralization Amount for the related Group (after taking into account the payment of the related Principal Distribution Amount for such Group on such Distribution Date).

      "Excess Overcollateralization Amount" means, with respect to any Group and Distribution Date, the lesser of (1) the Basic Principal Amount for such Group and Distribution Date and (2) the excess, if any, of (x) the Overcollateralization Amount for such Group, assuming 100% of the related Basic Principal Amount is distributed on the Offered Certificates of the related Group, over (y) the Required Overcollateralization Amount for that Group.

      "Group I Cumulative Loss Trigger Event": shall have occurred with respect to any Distribution Date and the Group I Mortgage Loans, if the fraction, expressed as a percentage, obtained by dividing (x) the aggregate amount of cumulative Realized Losses incurred on the Group I Mortgage Loans from the Cut-Off Date through the last day of the related Due Period by (y) the aggregate Loan Balance of the Group I Mortgage Loans as of the Cut-Off Date, exceeds the applicable percentages described below with respect to such Distribution Date:

        Distribution Date                       Loss Percentage
        -----------------                       ---------------
   April 2005 - March 2006       2.25% for the first month, plus an additional
                                 1/12th of 1.00% for each month thereafter.
   April 2006 - March 2007       3.25% for the first month, plus an additional
                                 1/12th of 1.00% for each month thereafter.
   April 2007 - March 2008       4.25% for the first month, plus an additional
                                 1/12th of 1.10% for each month thereafter.
   April 2008 and thereafter     5.35%

      "Group II Cumulative Loss Trigger Event": shall have occurred with respect to any Distribution Date and the Group II Mortgage Loans, if the fraction, expressed as a percentage, obtained by dividing (x) the aggregate amount of cumulative Realized Losses incurred on the Group II Mortgage Loans from the Cut-Off Date through the last day of the related Due Period by (y) the aggregate Loan Balance of the Group II Mortgage Loans as of the Cut-Off Date, exceeds the applicable percentages described below with respect to such Distribution Date:

     Distribution Date                          Loss Percentage
     -----------------                          ---------------
  April 2005 - March 2006        3.25% for the first month, plus an additional
                                 1/12th of 1.75% for each month thereafter.
  April 2006 - March 2007        5.00% for the first month, plus an additional
                                 1/12th of 1.50% for each month thereafter.
  April 2007 - March 2008        6.50% for the first month, plus an additional
                                 1/12th of 0.75% for each month thereafter.
  April 2008 and thereafter      7.25%

      The "Loan Balance" of any Mortgage Loan as of any date of determination is the actual outstanding principal balance thereof on the Cut-Off Date less any principal payments made on such Mortgage Loan through such date of determination. The Pooling and Servicing Agreement provides that the Loan Balance of any Mortgage Loan which becomes a Liquidated Loan shall thereafter equal zero.

      "Mortgage Insurer Premium" means, for any Distribution Date and Group I, the aggregate of the premiums, if any, payable by the Master Servicer, during the immediately preceding Due Period under either Mortgage Insurance Policy for any MGIC Mortgage Loans or TGIC Mortgage Loans in Group I.

      "OC Floor" means with respect to any Group, an amount equal to 0.50% of the aggregate Loan Balance of the Mortgage Loans of such Group as of the Cut-Off Date.

      "Overcollateralization Amount" means, with respect to any Group and Distribution Date, the excess, if any, of (1) the aggregate Loan Balance of the Mortgage Loans of such Group as of the close of business on the last day of the preceding Due Period over (2) the aggregate Certificate Principal Balance of the Offered Certificates of the related Group as of the Distribution Date (after taking into account the payment of the related Principal Distribution Amount for such Group on the Distribution Date).

      "Principal Distribution Amount" means, with respect to any Group and Distribution Date, the lesser of (1) the aggregate Certificate Principal Balance of the Offered Certificates of the related Group immediately preceding that Distribution Date and (2) the sum of (x) the Basic Principal Amount for that Group and Distribution Date minus the Excess Overcollateralization Amount for that Group and Distribution Date and (y) the Subordination Increase Amount, if any, for that Group and Distribution Date.

      "Record Date" means (1) with respect to any Distribution Date and each class of Fixed Rate Certificates, the last Business Day of the month immediately preceding the calendar month in which the Distribution Date occurs and (2) with respect to any Distribution Date and the Variable Rate

Certificates, the Business Day immediately preceding the Distribution Date, or if Definitive Certificates have been issued, the last Business Day of the month immediately preceding the calendar month in which the Distribution Date occurs.

      "Required Overcollateralization Amount" for any Group means as to any Distribution Date (1) prior to the related Stepdown Date, the product of (x) 1.60% in the case of Group I and 3.60% in the case of Group II and (y) the aggregate Loan Balance of the Mortgage Loans of the related Group as of the Cut-Off Date; and (2) on and after the related Stepdown Date, the greater of (i) the lesser of (x) the product of 1.60% in the case of Group I and 3.60% in the case of Group II and the aggregate Loan Balance of the Mortgage Loans of the related Group as of the Cut-Off Date and (y) the product of 3.20% in the case of Group I and 7.20% in the case of Group II and the aggregate Loan Balance of the Mortgage Loans of the related Group as of the end of the related Due Period and
(ii) the related OC Floor; provided, however, that on each such subsequent Distribution Date during the continuance of the applicable Trigger Event the Required Overcollateralization Amount for that Group will equal the related Required Overcollateralization Amount in effect as of the Distribution Date immediately preceding the date on which such Trigger Event first occurred.

      "Senior Enhancement Percentage" means, with respect to any Group and Distribution Date, the percentage equivalent of a fraction, the numerator of which is the sum of (1) the aggregate Certificate Principal Balances of the Subordinate Certificates of the related Group and (2) the related Overcollateralization Amount, in each case, after taking into account the distribution of the Principal Distribution Amount for that Group on the applicable Distribution Date, and the denominator of which is the aggregate Loan Balance of the Mortgage Loans for that Group as of the last day of the related Due Period.

      "Senior Principal Distribution Amount" for any Group means, with respect to (a) any Distribution Date prior to the related Stepdown Date or during the continuation of the applicable Trigger Event, the lesser of (1) 100% of the Principal Distribution Amount for that Group and (2) the aggregate Certificate Principal Balances of the related Senior Certificates immediately prior to the Distribution Date, and (b) any other Distribution Date, the lesser of (1) the Principal Distribution Amount for that Group and (2) the excess, if any, of (x) the aggregate Certificate Principal Balances of the related Senior Certificates immediately prior to the applicable Distribution Date over (y) the lesser of (A)
(i) in the case of the Group I Mortgage Loans, 72.80% and (ii) in the case of the Group II Mortgage Loans, 58.80% of the aggregate Loan Balance of the Mortgage Loans of the related Group as of the last day of the related Due Period and (B) the aggregate Loan Balance of the Mortgage Loans of the related Group as of the last day of the related Due Period minus the related OC Floor.

      "60+ Delinquency Percentage (Rolling Three Month)" means, with respect to any Group and Distribution Date, the average of the percentage equivalents of the fractions determined for each of the three immediately preceding Due Periods, the numerator of each of which is equal to the Delinquency Amount for such Group and Due Period, and the denominator of each of which is the aggregate Loan Balance of all of the Mortgage Loans of the related Group as of the end of such Due Period.

      "Stepdown Date" for a Group means, the later to occur of (1) the earlier to occur of (A) the Distribution Date in April 2005 and (B) the Distribution Date on which the aggregate Certificate Principal Balance of the Senior Certificates of that Group is reduced to zero, and (2) the first Distribution Date on which the Senior Enhancement Percentage of such Group, after giving effect to the distribution of the Principal Distribution Amount of such Group on that Distribution Date, is at least equal to (x) in the case of Group I, 72.80% and
(y) in the case of Group II, 58.80%.

      "Subordination Deficiency" means, with respect to any Group and Distribution Date, the excess, if any, of (1) the Required Overcollateralization Amount for that Group and Distribution Date over (2) the Overcollateralization Amount for that Group and Distribution Date after giving effect to the distribution of the related Basic Principal Amount on that Distribution Date.

      "Subordination Increase Amount" for a Group means, as to any Distribution Date, the lesser of (1) the Subordination Deficiency for that Group and (2) the Excess Interest for that Group.

      "Trigger Event" for a Group means the existence of a Delinquency Event or a Cumulative Loss Event with respect to that Group.

Distributions

      The Master Servicer will be required to deposit into the Certificate
Account:

      o     the proceeds of any liquidation of the assets of the Trust,

      o all collections on the Mortgage Loans received during the related Due Period by the Master Servicer, and

      o all other remittances made to the Master Servicer with respect to the Mortgage Loans.

      The Pooling and Servicing Agreement establishes a certificate rate on each class of Offered Certificates (each, a "Certificate Rate") as set forth in this prospectus supplement under"--Certificate Rate" below.

      On each Distribution Date, the Trustee will make the following disbursements and transfers from monies then on deposit in the Certificate Account with respect to the Mortgage Loans of the related Group and apply the amounts in the following order of priority, in each case, to the extent of funds remaining:

      Distributions of Interest. All interest collections with respect to each Group are required to be distributed in the following order of priority until such amounts have been fully distributed:

      o first, to the Master Servicer, the Master Servicing Fee for the related Group and, in the case of Group I, any Mortgage Insurer Premium, in each case to the extent not otherwise reimbursed from the Certificate Account;

      o second, to each class of the Senior Certificates for such Group, the Class Monthly Interest Amount and any Class Interest Carryover Shortfall for such class on that Distribution Date; provided, however, if the interest collections for the related Group are not sufficient to make a full distribution of the Class Monthly Interest Amount and any Class Interest Carryover Shortfall with respect to the Senior Certificates of such Group, the interest collections for the related Group will be distributed pro rata among each such class of Senior Certificates of the related Group based on the ratio of:

            o the Class Monthly Interest Amount and Class Interest Carryover Shortfall for that class to

            o the total amount of Class Monthly Interest Amount and any Class Interest Carryover Shortfall for the Senior Certificates of the Group;

      o third, to the Class M-1 Certificates of the Group, the Class Monthly Interest Amount for that class and Distribution Date;

      o fourth, to the Class M-2 Certificates of the Group, the Class Monthly Interest Amount for that class and Distribution Date;

      o fifth, to the Class B Certificates of the Group, the Class Monthly Interest Amount for that class and Distribution Date; and

      o sixth, any remainder will be treated as Excess Interest of such Group and distributed as described below under the subheading"--Distributions of Excess Interest."

      Distributions of Principal. The Principal Distribution Amount for that Distribution Date with respect to each Group is required to be distributed in the following order of priority until the related Principal Distribution Amount has been fully distributed:

      o to the Senior Certificates of the related Group, the Senior Principal Distribution Amount for the Group, as follows:

            (i) the Senior Principal Distribution Amount for Group I is required to be distributed as follows:

                  Concurrently,

                  (x) Approximately 32.25% of the Group I Senior Principal Distribution Amount to the Class AF-7 Certificates until the principal balance of the Class AF-7 Certificates has been reduced to zero; and

                  (y) Approximately 67.75% of the Group I Senior Principal Distribution Amount, sequentially, as follows:

                        (A) the Class AF-6 Lockout Distribution Amount to the Class AF-6 Certificates,

                        (B) to the Class AF-1A and Class AF-1B Certificates, pro rata based on the respective principal balances of each such Class on such Distribution Date, until the principal balance of each such Class has been reduced to zero; and

                        (C) the balance of the Senior Principal Distribution Amount for Group I, sequentially, to the Class AF-2, Class AF-3, Class AF-4, Class AF-5 and Class AF-6 Certificates so that no distribution will be made to any such class until the Certificate Principal

                              Balances of all the related Senior Certificates with a lower numeral designation shall have been reduced to zero;

                  provided, however, that, on any Distribution Date on which the Certificate Principal Balance of the Senior Certificates with respect to Group I is equal to or greater than the aggregate Loan Balance of the Group I Mortgage Loans, the Senior Principal Distribution Amount for Group I will be distributed pro rata and not sequentially to those Senior Certificates; and

            (ii) the Senior Principal Distribution Amount for Group II is required to be distributed to the Class AV Certificates until the Certificate Principal Balance of that class has been reduced to zero;

      o to the Class M-1 Certificates of the Group, the Class M-1 Principal Distribution Amount for that class;

      o to the Class M-2 Certificates of the Group, the Class M-2 Principal Distribution Amount for that class; and

      o to the Class B Certificates of the Group, the Class B Principal Distribution Amount for that class.

      Distributions of Excess Interest. Interest collections with respect to each Group not otherwise required to be distributed as described under the heading"--Distributions--Distributions of Interest" above together with any Excess Overcollateralization Amount for the related Group, will be treated as Excess Interest and will be required to be distributed in the following order of priority until fully distributed:

      o the Subordination Increase Amount for the Group, payable in the order of priority set forth under"--Distributions of Principal" above;

      o to the Class M-1 Certificates of the Group, the Class Interest Carryover Shortfall for that class;

      o to the Class M-1 Certificates of the Group, the Class Principal Carryover Shortfall for that class;

      o to the Class M-2 Certificates of the Group, the Class Interest Carryover Shortfall for that class;

      o to the Class M-2 Certificates of the Group, the Class Principal Carryover Shortfall for that class;

      o to the Class B Certificates of the Group, the Class Interest Carryover Shortfall for that class;

      o to the Class B Certificates of the Group, the Class Principal Carryover Shortfall for that class;

      o for distribution to the other Group first, to the Offered Certificates of the other Group in accordance with the priorities set forth under"--Distribution of Principal" above, to the extent that any Subordination Increase Amounts with respect to such certificates have not otherwise been distributed in full for that Distribution Date and then, to the Offered Certificates of the other Group in accordance with the priorities set forth above, to the extent that any related Class Principal Carryover Shortfalls listed above have not otherwise been distributed in full for that Distribution Date;

      o to the Supplemental Interest Reserve Fund, the amounts required for such Group under the Pooling and Servicing Agreement for distribution in accordance with the next succeeding priority;

      o in the case of Group I, sequentially (i) first, to the Class AF-1A, Class AF-5, Class AF-6 and Class AF-7 Certificates, pro rata in accordance with their respective Group I Net WAC Cap Carryover and
            (ii) then, to the Class MF-1, Class MF-2 and Class BF Certificates, in that order, the related Group I Net WAC Cap Carryover from and to the extent of funds on deposit in the Supplemental Interest Reserve Fund with respect to Group I and, in the case of Group II, to the Group II Certificates, in the order of priority set forth under"--Distribution of Interest" above, the related Group II Net WAC Cap Carryover from and to the extent of funds on deposit in the Supplemental Interest Reserve Fund with respect to Group II;

      o to the Trustee as reimbursement for all reimbursable expenses with respect to the related Group incurred in connection with its duties and obligations under the Pooling and Servicing Agreement to the extent not paid by the Master Servicer;

      o to the Master Servicer to the extent of any unreimbursed Monthly Advances each with respect to the related Group, payable first from the related Group and then from the other Group; and

      o     to the Non-Offered Certificates, the remainder.

Certificate Rate

      With respect to any Distribution Date and the Class AF-1A Certificates, the "Certificate Rate" will equal the lesser of (A) the sum of (1) One-Month LIBOR and (2) 0.140% per annum and (B) the Group I Net WAC Cap for such Distribution Date.

      With respect to any Distribution Date and the Class AF-1B Certificates, the "Certificate Rate" will equal 3.483% per annum.

      With respect to any Distribution Date and the Class AF-2 Certificates, the "Certificate Rate" will equal 4.570% per annum.

      With respect to any Distribution Date and the Class AF-3 Certificates, the "Certificate Rate" will equal 5.190% per annum.

      With respect to any Distribution Date and the Class AF-4 Certificates, the "Certificate Rate" will equal 5.970% per annum.

      With respect to any Distribution Date and the Class AF-5 Certificates, the "Certificate Rate" will equal the lesser of (A) 6.710% per annum (or 7.210% per annum for each Interest Period occurring after the Master Servicer first fails to exercise its clean-up call option) and (B) the Group I Net WAC Cap for the Distribution Date.

      With respect to any Distribution Date and the Class AF-6 Certificates, the "Certificate Rate" will equal the lesser of (A) 6.200% per annum and (B) the Group I Net WAC Cap for the Distribution Date.

      With respect to any Distribution Date and the Class AF-7 Certificates, the "Certificate Rate" will equal the lesser of (A) 5.610% per annum (or 6.110% per annum for each Interest Period occurring after the Master Servicer first fails to exercise its clean-up call option) and (B) the Group I Net WAC Cap for the Distribution Date.

      With respect to any Distribution Date and the Class MF-1 Certificates, the "Certificate Rate" will equal the lesser of (A) 6.570% per annum (or 7.070% per annum for each Interest Period occurring after the Master Servicer first fails to exercise its clean-up call option) and (B) the Group I Net WAC Cap for the Distribution Date.

      With respect to any Distribution Date and the Class MF-2 Certificates, the "Certificate Rate" will equal the lesser of (A) 7.060% per annum (or 7.560% per annum for each Interest Period occurring after the Master Servicer first fails to exercise its clean-up call option) and (B) the Group I Net WAC Cap for the Distribution Date.

      With respect to any Distribution Date and the Class BF Certificates, the "Certificate Rate" will equal the lesser of (A) 7.460% per annum (or 7.960% per annum for each Interest Period occurring after the Master Servicer first fails to exercise its clean-up call option) and (B) the Group I Net WAC Cap for the Distribution Date.

      With respect to any Distribution Date and the Class AV Certificates, the "Certificate Rate" will equal the lesser of (A) the sum of (1) One-Month LIBOR and (2) 0.290% per annum (or 0.580% per annum for each Interest Period occurring after the Master Servicer first fails to exercise its clean-up call option) and
(B) the Group II Net WAC Cap for such Distribution Date.

      With respect to any Distribution Date and the Class MV-1 Certificates, the "Certificate Rate" will equal the lesser of (A) the sum of (1) One-Month LIBOR and (2) 0.700% per annum (or 1.050% per annum for each Interest Period occurring after the Master Servicer first fails to exercise its clean-up call option) and
(B) the Group II Net WAC Cap for such Distribution Date.

      With respect to any Distribution Date and the Class MV-2 Certificates, the "Certificate Rate" will equal the lesser of (A) the sum of (1) One-Month LIBOR and (2) 1.250% per annum (or 1.875% per annum for each Interest Period occurring after the Master Servicer first fails to exercise its clean-up call option) and
(B) the Group II Net WAC Cap for such Distribution Date.

      With respect to any Distribution Date and the Class BV Certificates, the "Certificate Rate" will equal the lesser of (A) the sum of (1) One-Month LIBOR and (2) 1.900% per annum (or 2.850% per annum for each Interest Period occurring after the Master Servicer first fails to exercise its clean-up call option) and
(B) the Group II Net WAC Cap for such Distribution Date.

      The "Group I Net WAC Cap" with respect to any Distribution Date will be a rate per annum equal to the weighted average of the Net Coupon Rates on the Group I Mortgage Loans as of the beginning of the related Due Period.

      The "Group II Net WAC Cap" with respect to any Distribution Date will be the rate per annum equal to the product of (a) the weighted average of the Net Coupon Rates on the Group II Mortgage Loans as of the beginning of the related Due Period and (b) a fraction, the numerator of which is 30 and denominator of which is the number of days in the related Interest Period adjusted as appropriate for day-counting conventions.

      The "Net Coupon Rate" of any Group I Mortgage Loan or Group II Mortgage Loan will be the rate per annum equal to the coupon rate of the Mortgage Loan minus the sum of (1) the rate at which the Master Servicing Fee accrues and (2) in the case of the Group I Mortgage Loans, the rate at which the Mortgage Insurer Premium, if any, accrues (expressed as a per annum percentage of the aggregate principal balance of the Group I Mortgage Loans, as applicable).

      If on any Distribution Date the Certificate Rate for the Group I Certificates, other than the Class AF-1B, Class AF-2, Class AF-3 and Class AF-4 Certificates is based on the Group I Net WAC Cap, the related Certificateholders will be entitled to receive on subsequent Distribution Dates the related Group I Net WAC Cap Carryover as described under"--Distributions" above.

      If on any Distribution Date the Certificate Rate for any of the Group II Certificates is based on the Group II Net WAC Cap, the applicable Group II Certificateholders will be entitled to receive on subsequent Distribution Dates the related Group II Net WAC Cap Carryover as described under"--Distributions" above.

      The "Group I Net WAC Cap Carryover" is equal to the sum of (A) the excess of (1) the amount of interest that the Class AF-1A, Class AF-5, Class AF-6, Class AF-7, Class MF-1, Class MF-2 or Class BF Certificates, as applicable, would otherwise be entitled to receive on the Distribution Date had its interest rate been calculated at the respective Certificate Rate for such class and for the Distribution Date without regard to the Group I Net WAC Cap over (2) the amount of interest payable on such class at the respective Certificate Rate for such class for the Distribution Date and (B) the Group I Net WAC Cap Carryover for all previous Distribution Dates not previously paid to the related class of Certificates (including any interest accrued on that amount at the related Certificate Rate without regard to the Group I Net WAC Cap).

      The "Group II Net WAC Cap Carryover" is equal to the sum of (A) the excess of (1) the amount of interest the related class of Group II Certificates would otherwise be entitled to receive on the Distribution Date had its interest rate been calculated at the respective Certificate Rate for such class and for the related Distribution Date without regard to the Group II Net WAC Cap over (2) the amount of interest payable on such class at the respective Certificate Rate for such class for the related Distribution Date and (B) the Group II Net WAC Cap Carryover for all previous Distribution Dates not previously paid to the related class of Certificates (including any interest accrued on that amount at the related Certificate Rate without regard to the Group II Net WAC Cap).

      The ratings on the Offered Certificates subject either to the Group I Net WAC Cap or Group II Net WAC Cap, by Standard & Poor's Ratings Service, a division of the McGraw-Hill Companies, Inc. ("S&P") and Moody's Investors Service, Inc. ("Moody's" and, together with S&P, the "Rating Agencies") will not address the likelihood of receipt by such Certificateholders of any amounts in respect of Group I Net WAC Cap Carryover or Group II Net WAC Cap Carryover, respectively.

Payment of the Group I Net WAC Cap Carryover or Group II Net WAC Cap Carryover will be subject to availability of funds therefor in accordance with the priority of payments set forth under"--Distributions" above.

      "Interest Period" means, with respect to each Distribution Date and the Fixed Rate Certificates, the period from the first day of the calendar month preceding the month of the Distribution Date through the last day of the calendar month and, with respect to each Distribution Date and the Variable Rate Certificates, the period from and including the preceding Distribution Date (or the Closing Date in the case of the first Distribution Date) to and including the day preceding the related Distribution Date.

      Interest on the Fixed Rate Certificates in respect of any Distribution Date will accrue during the related Interest Period on the basis of a 360-day year consisting of twelve 30-day months. Interest on the Variable Rate Certificates in respect of any Distribution Date will accrue during the related Interest Period on the basis of the actual number of days elapsed in the related Interest Period and a year of 360 days.

Calculation of One-Month LIBOR

      On each LIBOR Determination Date, the Trustee will determine One-Month LIBOR for the next Interest Period for the Variable Rate Certificates.

      "One-Month LIBOR" means, as of any LIBOR Determination Date, the London interbank offered rate for one-month United States dollar deposits which appears on Telerate Page 3750 as of 11:00 a.m., London time, on this date. If the rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which one-month deposits in United States dollars are offered by the Reference Banks at approximately 11:00 a.m. (London time), on that day to prime banks in the London interbank market. The Trustee will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two quotations are provided, the rate for that day will be the arithmetic mean of the quotations (rounded upwards if necessary to the nearest whole multiple of 1/16%). If fewer than two quotations are provided as requested, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Master Servicer, at approximately 11:00 a.m. (New York City time) on that day for one-month loans in United States dollars to leading European banks.

      "LIBOR Determination Date" means, with respect to any Interest Period, the second London Business Day preceding the commencement of the Interest Period. For purposes of determining One-Month LIBOR, a "London Business Day" is any day on which dealings in deposits of United States dollars are transacted in the London interbank market.

      "Telerate Page 3750" means the display page currently so designated on the Bridge Telerate Service (or another page that replaces this page on the service for the purpose of displaying comparable rates or prices) and "Reference Banks" means leading banks selected by CIT Consumer Finance and engaged in transactions in Eurodollar deposits in the international Eurocurrency market.

Credit Enhancement

      Overcollateralization Resulting from Cash Flow Structure. The weighted average net interest rate for the Mortgage Loans in each Group is generally expected to be higher than the weighted average Certificate Rate of the Offered Certificates in the related Group. In addition, to the extent that there is overcollateralization in a Group, these Mortgage Loans will be generating still further Excess Interest relative to the Certificate Rate of the Offered Certificates in the related Group.

      The Pooling and Servicing Agreement requires that, in each Distribution Date, Excess Interest of a Group and any Excess Interest of the other Group available on a subordinated basis following required distributions on the other Group be applied as an accelerated payment of principal on the Offered Certificates of the related Group, but only to the limited extent described above. The application of Excess Interest for the payment of principal has the effect of accelerating the amortization of the Offered Certificates of the related Group relative to the amortization of the related Mortgage Loans, net of any Realized Losses.

      Pursuant to the Pooling and Servicing Agreement, the Excess Interest will be applied as an accelerated payment of principal on the Offered Certificates of the related Group until the related Overcollateralization Amount has increased to the related Required Overcollateralization Amount for that Group.

      If, on any Distribution Date, the Overcollateralization Amount for a Group is, or, after taking into account all other distributions to be made on the Distribution Date, would be, greater than the Required Overcollateralization Amount for that Group, then any amounts relating to principal which would otherwise be distributed to the Certificateholders of the related Offered Certificates on the Distribution Date shall instead be distributed as Excess Interest as provided in the Pooling and Servicing Agreement in an amount equal to the Excess Overcollateralization Amount for such Group.

      Allocation of Realized Losses. The Pooling and Servicing Agreement provides generally that on any Distribution Date all amounts collected on account of principal (other than any amount attributed to the Excess Overcollateralization Amount for a Group) during the prior Due Period will be distributed to the Certificateholders of the related Offered Certificates on the Distribution Date. If any Mortgage Loan became a Liquidated Loan during the prior Due Period, the Liquidation Proceeds related to that Mortgage Loan and allocated to principal may be less than the principal balance of the related Mortgage Loan. The amount of any insufficiency is referred to as a "Realized Loss." The Pooling and Servicing Agreement provides that the Loan Balance of any Mortgage Loan which becomes a Liquidated Loan shall thereafter equal zero.

      A "Liquidated Loan" is a Mortgage Loan with respect to which a determination has been made by the Master Servicer that all recoveries have been made or that the Master Servicer reasonably believes that the cost of obtaining any additional recoveries from that loan would exceed the amount of the recoveries.

      The Basic Principal Amount of a Mortgage Loan Group includes the Liquidation Proceeds in respect of principal received upon liquidation of a Liquidated Loan of such Mortgage Loan Group. If such Liquidation Proceeds are less than the unpaid principal balance of the related Liquidated Loan, the aggregate Loan Balance of the Mortgage Loans in a Mortgage Loan Group will decline more than the aggregate Certificate Principal Balance of the related Offered Certificates. If the difference is not covered by the related Overcollateralization Amount or the application of Excess Interest for that Group or, to the extent available, for the other Group, the class of Subordinate Certificates of such Group then outstanding with the lowest relative payment priority will bear the loss.

      If, following the distributions on a Distribution Date, the aggregate Certificate Principal Balance of the Offered Certificates of a Group exceeds the aggregate Loan Balance of the Mortgage Loans in the related Mortgage Loan Group, that is, the related Offered Certificates are undercollateralized, the Certificate Principal Balance of the class of Subordinate Certificates of such Group then outstanding with the lowest relative payment priority will be reduced by the amount of the excess. Any reduction will constitute a Class Principal Carryover Shortfall for the applicable class. Although a Class Principal Carryover Shortfall will not accrue interest, this amount may be paid on a future distribution date to the extent funds are available for distribution as provided above under "--Distributions."

      The Pooling and Servicing Agreement does not permit the allocation of Realized Losses to the Senior Certificates. Investors in the Senior Certificates should note that although Realized Losses cannot be allocated to the Senior Certificates, under certain loss scenarios there will not be enough principal and interest paid on the Mortgage Loans of a Mortgage Loan Group to pay the Senior Certificates all interest and principal amounts to which they are then entitled.

      For all purposes of this prospectus supplement, the Class B Certificates of a Group will have the lowest payment priority of any class of Offered Certificates for such Group.

      Crosscollateralization Provisions. Certain Excess Interest amounts with respect to a Mortgage Loan Group on a Distribution Date will be available on a subordinated basis after required distributions on such Group on such Distribution Date to cover Subordination Increase Amounts remaining unpaid with respect to the Offered Certificates of the other Group and Class Principal Carryover Shortfalls remaining unpaid with respect to the Subordinate Certificates of the other Group, each as described above under"--Distributions."

      The Mortgage Insurance Policies. As of the Cut-Off Date, approximately 11.05%, as measured by aggregate principal balance, of the Group I Mortgage Loans are covered by loan level mortgage guaranty insurance policies issued by either Mortgage Guaranty Insurance Corporation ("MGIC") or Triad Guaranty Insurance Corporation ("TGIC") (each, a "Mortgage Insurance Policy" and, together, the "Mortgage Insurance Policies"). Approximately 7.044%, as measured by aggregate principal balance as of the Cut-Off Date, of such Group I Mortgage Loans are covered by the MGIC Mortgage Insurance Policy and approximately 4.003%, as measured by aggregate principal balance as of the Cut-Off Date, of such Group I Mortgage Loans are covered by the TGIC Mortgage Insurance Policy.

      The following description of the Mortgage Insurance Policies is only a brief outline and does not purport to summarize or describe all of the provisions, terms and conditions of the Mortgage Insurance Policies. For a more complete description of these provisions, terms and conditions, reference is made to each Mortgage Insurance Policy, a copy of each of which is available upon request from the Trustee.

      The amount of coverage provided by the Mortgage Insurance Policies varies on a loan-by-loan basis based upon the original loan-to-value ratio of the mortgage loans insured thereunder. Both policies require that Mortgage Loans with loan-to-value ratios exceeding 80% at origination must be covered by a separate borrower-paid primary mortgage guaranty insurance policy in addition to the Mortgage Insurance Policy. The Mortgage Insurance Policies will exclude coverage of any claim with respect to any Mortgage Loan that was required to have primary mortgage coverage in addition to such Mortgage Insurance Policy, but for which primary mortgage coverage was not in effect at the time of the claim.

      The Mortgage Insurance Policy with MGIC (the "MGIC Policy") provides for the payment to MGIC of certain initial and renewal premiums with respect to each Mortgage Loan insured thereunder (the "MGIC Mortgage Loans") at rates calculated under the MGIC Policy. Coverage of each MGIC Mortgage Loan under the MGIC Policy is conditioned upon timely payment to MGIC of such premiums. The Mortgage Insurance Policy with TGIC (the "TGIC Policy") provides for the payment to TGIC of certain initial and renewal premiums with respect to each Mortgage Loan insured thereunder (the "TGIC Mortgage Loans") at rates calculated under the TGIC Policy. Coverage of each TGIC Mortgage Loan under the TGIC Policy is conditioned upon timely payment to TGIC of such premiums.

      Neither Mortgage Insurance Policy may be assigned or transferred without the prior written consent of MGIC, with respect to the MGIC Policy, or TGIC, with respect to the TGIC Policy.

Final Scheduled Distribution Date

      The final scheduled distribution date (the "Final Scheduled Distribution Date") for each of the Class AF-1A, Class AF-1B, Class AF-2, Class AF-3, Class AF-4, Class AF-6, Class MF-1, Class MF-2, Class MV-1 and Class MV-2 Certificates is the Distribution Date on which the Certificate Principal Balance for the related class would be reduced to zero assuming that no prepayments are received and no losses incurred on the related Mortgage Loans and scheduled monthly payments of principal of and interest on each of the related Mortgage Loans are timely received. The Final Scheduled Distribution Date for each of the Class AF-5, Class AF-7, Class BF, Class AV and Class BV Certificates is the Distribution Date occurring 13 months after the maturity date of the latest possible maturing Mortgage Loan of the related Mortgage Loan Group.

      It is expected that the actual last Distribution Date for each class of Offered Certificates will occur significantly earlier than the Final Scheduled Distribution Date.

                              The Mortgage InsurerS

      The following information has been provided by each of the respective mortgage insurers stated below.

Mortgage Guaranty Insurance Corporation

      Mortgage Guaranty Insurance Corporation ("MGIC" or a "Mortgage Insurer"), a Wisconsin corporation with its principal offices in Milwaukee, Wisconsin, is a monoline private mortgage insurance company and a wholly-owned subsidiary of MGIC Investment Corporation. MGIC is rated "AA+" by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., "AA+" by Fitch, Inc. and "Aa2" by Moody's Investors Service, Inc. with respect to its insurer financial strength. The rating agency issuing the insurer financial strength rating can withdraw or change its rating at any time. MGIC's business is subject to a number of risks that could materially and adversely affect its claims paying ability. For further information regarding MGIC, investors are directed to MGIC Investment Corporation's periodic reports filed with the Securities and Exchange Commission, which are publicly available.

Triad Guaranty Insurance Corporation

      Triad Guaranty Insurance Corporation ("TGIC" or a "Mortgage Insurer"), an Illinois corporation with its principal offices in Winston-Salem, North Carolina, is a monoline private mortgage insurance company. TGIC is a wholly-owned subsidiary of Triad Guaranty Inc. TGIC is rated "AA" by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.,

"AA" by Fitch, Inc. and "Aa3" by Moody's Investors Service, Inc. with respect to its insurer financial strength. The rating agency issuing the insurer financial strength rating can withdraw or change its rating at any time. TGIC's business is subject to a number of risks that could materially and adversely affect its claims paying ability. Investors seeking additional financial information on Triad Guaranty Inc., and its subsidiary TGIC, are directed to Triad Guaranty Inc.' s Form 10-K and Form 10-Qs, filed with the Securities and Exchange Commission.

                       THE POOLING AND SERVICING AGREEMENT

      In addition to the provisions of the Pooling and Servicing Agreement summarized elsewhere in this prospectus supplement, set forth below is a summary of certain other provisions of the Pooling and Servicing Agreement. The provisions of the Pooling and Servicing Agreement summarized in this prospectus supplement supercede any related provisions described in the prospectus.

Assignment of the Mortgage Loans

      Pursuant to the Pooling and Servicing Agreement, on the closing date the Sellers will sell, transfer, assign, set over and otherwise convey to the Depositor, and the Depositor will sell, transfer, assign, set over and otherwise convey without recourse to the Trustee in trust for the benefit of the Certificateholders all right, title and interest in and to each Mortgage Loan and all right, title and interest in and to all other assets included in the trust, including all principal and interest received by the Master Servicer on or with respect to the Mortgage Loans on and after the cut-off date, exclusive of interest due and payable prior to the cut-off date.

      In connection with such transfer and assignment, the Sellers and the Depositor will deliver or cause to be delivered to the Trustee or a custodian for the Trustee, on the closing date, among other things, the original Mortgage Note (and any modification or amendment thereto), the original Mortgage with evidence of recording indicated thereon (except for any Mortgage which has been lost or which was not returned from the public recording office, a copy of which (together with a certificate that the original of such Mortgage was delivered to such recording office) shall be delivered initially and the original of which will be delivered to the Trustee as soon as the same is available to the applicable Seller), and assignments of the related Mortgages in recordable form (collectively, the "Mortgage Documents"). Within 90 days of the closing date, unless opinions of counsel are delivered to the Trustee to the effect that recordation of assignments is not required to protect the interests of the Trustee in the Mortgage Loans and the related Mortgaged Property, the Master Servicer on behalf of the Trustee will be required (at the expense of the Seller) to record assignments of the related Mortgages in favor of the Trustee. CIT Consumer Finance will be required either (1) to repurchase from the Trustee any Mortgage Loan the related Mortgage of which is not recorded due to defective documentation, at the Purchase Price with respect to repurchases or (2) to substitute therefor one or more Qualified Substitute Mortgage Loans if within two years from the closing date. This repurchase or substitution obligation constitutes the sole remedy available to the Certificateholders or the Trustee for failure of a Mortgage to be recorded.

      The Trustee (or the custodian) will review each Mortgage Document within 45 days of delivery of such Mortgage Document and if any such document is found to be missing or defective in a material respect, is not properly executed, is unrelated to the Mortgage Loans of the trust or does not conform in a material respect to the description thereof provided by or on behalf of CIT Consumer Finance, the Trustee will notify the Master Servicer and CIT Consumer Finance. If CIT

Consumer Finance does not cure such defect within 85 days after notice thereof from the Trustee or otherwise within 90 days after knowledge thereof and the defect materially and adversely affects the interest of the trust in the related Mortgage Loan, CIT Consumer Finance will be obligated to repurchase the related Mortgage Loan from the trust at a price (the "Purchase Price") equal to 100% of the outstanding principal balance thereof as of the date of repurchase plus accrued and unpaid interest thereon to the first day of the month in which the Purchase Price is to be distributed at its Mortgage Rate (less any unreimbursed Monthly Advances or Master Servicing Fees). Rather than repurchase the Mortgage Loan as provided above, CIT/Consumer Finance may remove such Mortgage Loan (a "Deleted Mortgage Loan") from the trust and substitute in its place another Mortgage Loan of like kind (a "Qualified Substitute Mortgage Loan"); however, such substitution is permitted only within two years of the closing date, and may not be made unless an opinion of counsel is provided to the effect that such substitution would not disqualify either designated portion of the trust as a REMIC or result in a "prohibited transaction" tax as defined in Section 860F of the Code. Any Qualified Substitute Mortgage Loan is required to have, on the date of substitution, the characteristics set forth in the Pooling and Servicing Agreement; provided that CIT Consumer Finance shall be required to deposit in the Certificate Account any shortfall (a "Substitution Adjustment") between the Deleted Mortgage Loan and the Qualified Substitute Mortgage Loan.

Payments on Mortgage Assets; Deposits to Certificate Account

      The Master Servicer will establish and maintain or cause to be established and maintained with respect to the related Trust a separate account or accounts for the collection of payments on the related Mortgage Assets in the Trust (the "Certificate Account"),which must be either (i) maintained with a depository institution the short-term debt obligations of which (or in the case of a depository institution that is the principal subsidiary of a holding company, the short-term debt obligations of which) are rated in the highest short-term rating category by the nationally recognized statistical rating organization(s) that provides a rating for one or more classes of the Offered Certificates, (ii) an account or accounts the deposits in which are fully insured by the FDIC,
(iii) an account or accounts the deposits in which are insured by the FDIC, and the uninsured deposits in which are otherwise secured such that the Certificateholders have a claim with respect to the funds in the Certificate Account or a perfected first priority security interest against any collateral securing such funds that is superior to the claims of any other depositors or general creditors of the depository institution with which the Certificate Account is maintained, (iv) a trust account or accounts maintained with the trust department of a Federal or a state chartered depository institution or trust company, acting in a fiduciary capacity or (v) an account or accounts otherwise acceptable to each such rating agency. The collateral eligible to secure amounts in the Certificate Account is limited to certain permitted investments. The Certificate Account may be maintained as an interest bearing account or the funds held therein may be invested pending each succeeding Distribution Date in certain permitted investments specified in the Pooling and Servicing Agreement. The Master Servicer or its designee will be entitled to receive any such interest or other income earned on funds in the Certificate Account as additional compensation and will be obligated to deposit in the Certificate Account the amount of any loss immediately as realized. The Certificate Account may be maintained with the Master Servicer or with a depository institution that is an affiliate of the Master Servicer, provided it meets the standards set forth above.

      Subject to the exceptions described below, the Master Servicer will deposit in the Certificate Account no later than two Business Days following receipt thereof the following payments and collections received or made by it (net of the Master Servicing Fee, any Mortgage Insurer Premium payable by the Master Servicer and other amounts due to the Master Servicer) subsequent to the Cut-

Off Date (including scheduled payments of principal and interest due on or after the Cut-Off Date but received by the Master Servicer on or before the Cut-Off
Date):

      (i) all payments on account of principal, including principal prepayments (net of any prepayment charges) on the Mortgage Loans;

      (ii) all payments on account of interest on the Mortgage Loans, net of applicable servicing compensation;

      (iii) all proceeds (net of unreimbursed payments of property taxes, insurance premiums and similar items ("Insured Expenses") incurred, and unreimbursed Monthly Advances made, by the Master Servicer, if any) of the hazard insurance policies and any mortgage insurance policies including the Mortgage Insurance Policies and any other insurance policies covering a Mortgage Loan, Mortgaged Property or REO Property, to the extent such proceeds are not applied to the restoration of the Mortgaged Property or released to each borrower who is indebted under a Mortgage Loan (a "Mortgagor") in accordance with the Master Servicer's normal servicing procedures (collectively, "Insurance Proceeds") and all other cash amounts (net of unreimbursed expenses and Servicing Advances incurred in with liquidation or foreclosure ("Liquidation Expenses") and unreimbursed Monthly Advances, if any) received and retained in connection with the liquidation of defaulted Mortgage Loans, by foreclosure or otherwise ("Liquidation Proceeds"), together with any net proceeds received on a monthly basis with respect to any Mortgaged Properties acquired on behalf of the Certificateholders by foreclosure or deed in lieu of foreclosure;

      (iv) all proceeds of any Mortgage Loan or Mortgaged Property in respect thereof purchased by CIT Consumer Finance;

      (v) all payments required to be deposited in the Certificate Account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance" below;

      (vi) any amount required to be deposited by the Master Servicer in connection with losses realized on investments for the benefit of the Master Servicer of funds held in the Certificate Account and any payments required to be made by the Master Servicer in connection with prepayment interest shortfalls;

      (vii) all other amounts required to be deposited in the Certificate Account pursuant to the Pooling and Servicing Agreement; and

      (viii) proceeds received during the related Due Period in connection with a taking of a related Mortgaged Property with respect to a Mortgage Loan by condemnation or the exercise of eminent domain or in connection with a release of part of any such Mortgaged Property from the related lien ("Released Mortgaged Property Proceeds").

      For as long as CIT Consumer Finance remains the Master Servicer under the Agreement and CIT Consumer Finance remains a direct or indirect subsidiary of CIT, and if CIT has and maintains a short-term debt rating of at least A-1 by S&P (as defined herein) and either a short-term debt rating of P-1 or higher or a long-term debt rating of at least A2 by Moody's (as defined herein), the Master

Servicer (or any sub-servicer which is an affiliate of CIT) will not be required to make such deposits into the Certificate Account (the "Delayed Deposits") until the Business Day immediately preceding the Distribution Date (the "Deposit Date").

      The Master Servicer (or any sub-servicer, as applicable) may from time to time direct the institution that maintains the Certificate Account to withdraw funds from the Certificate Account for the following purposes:

      (i) to pay to the Master Servicer the Master Servicing Fees (subject to reduction) any Mortgage Insurer Premium payable by the Master Servicer and, as additional servicing compensation, earnings on or investment income with respect to funds in the Certificate Account;

      (ii) to reimburse the Master Servicer for Monthly Advances, such right of reimbursement with respect to any Mortgage Loan being limited to amounts received that represent late recoveries of payments of principal and/or interest on such Mortgage Loan (or Insurance Proceeds, Liquidation Proceeds or Released Mortgaged Property Proceeds with respect thereto) with respect to which such Monthly Advance was made, proceeds of any Mortgage Loans repurchased by CIT Consumer Finance and any other amount otherwise distributable to the holder or holders of Certificates representing the residual interest in the related Trust if a REMIC election has been made with respect thereto;

      (iii) to reimburse the Master Servicer for any Monthly Advances previously made which the Master Servicer has determined to be nonrecoverable;

      (iv) to reimburse the Master Servicer from insurance proceeds for expenses incurred by the Master Servicer and covered by the related insurance policies;

      (v) to reimburse the Master Servicer for unpaid Master Servicing Fees and unreimbursed out-of-pocket costs and expenses incurred by the Master Servicer in the performance of its servicing obligations;

      (vi) to pay to the Master Servicer, with respect to each Mortgage Loan or Mortgaged Property acquired in respect thereof that has been purchased by the Master Servicer pursuant to the Pooling and Servicing Agreement, all amounts received thereon and not taken into account in determining the principal balance of such repurchased Mortgage Loan;

      (vii) to reimburse the Master Servicer for liquidation expenses incurred in connection with Liquidated Mortgages and reimbursable pursuant to the Pooling and Servicing Agreement;

      (viii) to withdraw any amount deposited in the Certificate Account and not required to be deposited therein; and

      (ix) to clear and terminate the Certificate Account upon termination of the Pooling and Servicing Agreement.

Representations by Seller; Cure

      CIT Consumer Finance will make representations and warranties in the Pooling and Servicing Agreement in respect of the Mortgage Loans sold by the Sellers pursuant to the Pooling and Servicing Agreement including, among other things: (i) that any title insurance required under CIT Consumer Finance's then-existing policies (or in the case of Mortgaged Properties located in areas where such title insurance is generally not available, an attorney's certificate of title) and any required hazard insurance policy were effective at the origination of each Mortgage Loan, and that each policy (or certificate of title as applicable) remained in effect on the date of purchase of the Mortgage Loan from the related Seller by or on behalf of the Depositor; (ii) that the Seller had good title to each such Mortgage Loan and such Mortgage Loan was subject to no offsets, defenses, counterclaims or rights of rescission except to the extent that any buydown agreement described herein may forgive certain indebtedness of a Mortgagor; (iii) that each Mortgage Loan constituted a valid lien on the Mortgaged Properties and that the Mortgaged Property, to the best knowledge of the applicable Seller, was free from damage and was in good repair; (iv) that there were no delinquent tax or assessment liens against the Mortgaged Property;
(v) as of the related Cut-Off Date, no Mortgage Loan will be 60 days or more delinquent in payment; and (vi) that each Mortgage Loan was made in compliance with, and is enforceable under, all applicable local, state and federal laws and regulations in all material respects except as limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and by the availability of equitable remedies.

      In addition, CIT Consumer Finance will make representations and warranties in the Pooling and Servicing Agreement with respect to the related Mortgage Loans as of the Closing Date, that (i) each Mortgage Loan is a "qualified mortgage" under Section 860G(a)(3) of the Code, and (ii) none of the Mortgage Loans had a loan-to-value ratio greater than 125% at the time of origination and, in the case of a Mortgage Loan that has been modified, at the time of origination and at the time such Mortgage Loan has been modified. For purposes of computing such loan-to-value ratio for a Mortgage Loan which, with respect to the real estate on which the related Mortgaged Property is located, is not secured by a first mortgage, the fair market value of the Mortgaged Property and other property securing the Mortgage Loan must be reduced by the amount of any lien that is senior to the Mortgage Loan, and must be further reduced by a proportionate amount of any lien that is on a parity with the Mortgage Loan.

      Pursuant to the Pooling and Servicing Agreement, the Master Servicer, the Trustee and any sub-servicer will promptly notify CIT Consumer Finance of any material breach of any representation or warranty made by CIT Consumer Finance in respect of a Mortgage Loan that materially and adversely affects the interests of the Certificateholders in such Mortgage Loan. If CIT Consumer Finance does not cure such breach by the earlier of (i) 90 days after it became aware of such breach, and (ii) 85 days after receipt of notice from the Master Servicer, the Trustee or any sub-servicer, then CIT Consumer Finance will be obligated (A) to remove such Mortgage Loan and substitute in lieu of such Mortgage Loan a Qualified Substitute Mortgage Loan and, if the then outstanding principal balance of such Qualified Substitute Mortgage Loan is less than the principal balance of such Mortgage Loan as of the date of such substitution, deposit in the Certificate Account the amount of the Substitution Adjustment, or
(B) to repurchase such Mortgage Loan from the Trust at the Purchase Price which will be deposited in the Certificate Account and delivered to the Trustee on the next succeeding Deposit Date. No purchase of or substitution for a Mortgage Loan will be made without having first received an opinion of counsel knowledgeable in federal income tax matters that such purchase or substitution would not result in a prohibited transaction tax or would cause such Trust to fail to qualify as a REMIC. The Master Servicer or a holder of the related residual certificate will be obligated to pay any prohibited transaction tax that may arise in connection with any such repurchase or substitution. The Master Servicer will be entitled to reimbursement for any such payment from any holder of the related residual certificate. This repurchase obligation will constitute the sole remedy available to Certificateholders or the Trustee for a breach of representation by the Seller or Conduit Seller.

      Neither the Depositor, the Conduit Seller nor Trustee will be obligated to purchase a Mortgage Loan if CIT Consumer Finance defaults on its obligation to do so, and no assurance can be given that CIT Consumer Finance will carry out its respective repurchase obligations with respect to Mortgage Loans.

Release of Collateral

      The Master Servicer may, if it is consistent with the servicing standard set forth in the Pooling and Servicing Agreement, release a portion of the land securing a Mortgage Loan from the lien of the Mortgage. For example, under its current servicing practices, the Master Servicer may do so (1) if the mortgagor intends to sub-divide the Mortgaged Property or (2) if in the event of an eminent domain proceeding, the Master Servicer determines that such proceeding will result in a taking of the land, and the Master Servicer releases such land in exchange for partial or complete repayment of the outstanding principal balance of the Mortgage Loan. The Master Servicer may not release such land unless an opinion of counsel is provided to the effect that such release would not disqualify either designated portion of the trust as a REMIC or result in a "prohibited transaction" tax as defined in Section 860F of the Code.

Collection Procedures

      The Master Servicer will agree to master service the Mortgage Loans in accordance with the Pooling and Servicing Agreement and, where applicable, prudent mortgage servicing standards. "Prudent mortgage servicing standards" generally will require the Master Servicer to exercise collection and foreclosure procedures with respect to the Mortgage Loans with the same degree of care and skill that it would use in master servicing similar mortgage loans for its own account and for the account of its affiliates. The Master Servicer will make reasonable efforts to collect all payments called for under the Mortgage Loans and will, consistent with the Pooling and Servicing Agreement, follow such collection procedures as are customary with respect to mortgage loans that are comparable to the Mortgage Loans. Nonetheless, the Master Servicer, in determining the type of action that is reasonable to pursue may consider, among other things, the unpaid principal balance of a Mortgage Loan against the estimated cost of collection or foreclosure action, the unpaid balance of the related prior mortgage, if any, the condition and estimated market value ("as is" and "if repaired"), the estimated marketability of the related Mortgage Property and the borrower's ability to repay.

Waivers and Deferrals

      Consistent with the above, the Master Servicer may, in its discretion, (i) waive any assumption fee, prepayment charge, penalty interest, late payment or other charge in connection with a Mortgage Loan, and (ii) arrange with a Mortgagor a schedule for the repayment of delinquent amounts subject to any limitations set forth in the Pooling and Servicing Agreement. To the extent the Master Servicer consents to the deferment of the due dates for payments due on a Mortgage Note, the Master Servicer will nonetheless make payment of any required Monthly Advance with respect to the payments so extended to the same extent as if such installment had not been deferred.

Escrow Account

      Under the Pooling and Servicing Agreement, the Master Servicer, to the extent permitted by law, may establish and maintain an escrow account (the "Escrow Account") in which Mortgagors will be required to deposit amounts sufficient to pay taxes, assessments, mortgage and hazard insurance premiums, collection expenses, other comparable items and any other amount permitted to be escrowed by law. Withdrawals from the Escrow Account maintained for Mortgagors may be made to effect timely payment of taxes, assessments, mortgage and hazard insurance, to refund to Mortgagors amounts determined to be overages, to pay interest to Mortgagors on balances in the Escrow Account to the extent required by law, to repair or otherwise protect the Mortgaged Property, to clear and terminate such account and to pay such other amounts as may be permitted by applicable law or the escrow agreement. The Master Servicer will be responsible for the administration of the Escrow Account and will be obligated to make payments to such account when a deficiency exists therein.

Enforcement of Due on Sale Clauses

      In any case in which Mortgaged Property securing a conventional Mortgage Loan has been, or is about to be, conveyed by the Mortgagor, the Master Servicer will, to the extent it has knowledge of such conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of such Mortgage Loan under any "due on sale" clause applicable thereto, but only if, in the reasonable belief of the Master Servicer, the exercise of such rights is permitted by applicable law and the applicable Mortgage, will not impair or threaten to impair any recovery under the Mortgage Insurance Policy, if any, and will not materially increase the risk of default or delinquency on, or materially decrease the security for, such Mortgage Loan. If these conditions are not met or if the Master Servicer reasonably believes it is unable under applicable law and under the applicable Mortgage to enforce such "due on sale" clause, the Master Servicer will enter into or cause to be entered into an assumption and modification agreement with the person to whom such Mortgaged Property has been or is about to be conveyed, pursuant to which such person becomes liable for repayment of the Mortgage Loan and, to the extent permitted by applicable law and the applicable Mortgage, the Mortgagor also remains liable thereon. Any fee collected by or on behalf of the Master Servicer for entering into an assumption agreement will be retained by or on behalf of the Master Servicer as additional servicing compensation. The Master Servicer also will be authorized to enter into a substitution of liability agreement with such person, pursuant to which the original Mortgagor is released from liability and such person is substituted as Mortgagor and becomes liable under the Mortgage Note.

Hazard Insurance

      All Mortgages will contain provisions requiring the Mortgagor on each Mortgage Loan to maintain a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary for the type of Mortgaged Property in the state in which such Mortgaged Property is located. Such coverage will be in an amount that is at least equal to the lesser of (i) the maximum insurable value of the improvements securing such Mortgage Loan or (ii) the outstanding principal balance of the Mortgage Loan and the related senior mortgage (if any) and (iii) the minimum amount required to compensate for damage or loss on a replacement cost basis. If the Mortgagor fails to maintain such insurance coverage, however, the Master Servicer will not be obligated to obtain such insurance and advance premiums for such insurance on behalf of the Mortgagor (i.e. "force placement" of hazard insurance). All amounts collected by the Master Servicer under any hazard policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures) will be deposited in the related Certificate Account. In the event that the Master Servicer maintains a blanket policy insuring against hazard losses on all the Mortgage Loans, it will conclusively be deemed to have satisfied its obligation relating to the maintenance of hazard insurance. Such blanket policy may contain a deductible clause, in which case the Master Servicer will be required to deposit from its own funds into the related Certificate Account the amounts that would have been deposited therein but for such clause.

      In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements securing a Mortgage Loan by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the Mortgage Loans may have been underwritten by different insurers under different state laws in accordance with different applicable forms and therefore may not contain identical terms and conditions, the basic terms thereof are dictated by the respective state laws, and most such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism.

      The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all inclusive. If the appraisal (if any) of the Mortgaged Property securing a Mortgage Loan indicates that the Mortgaged Property is located in a federally designated special flood area at the time of origination identified in the Federal Register by the Flood Emergency Management Agency as having special flood hazards (and such flood insurance has been made available), the Seller will in some cases require the Mortgagor to obtain flood insurance subject to the maximum amount of insurance available under the National Flood Insurance Act of 1968, as amended.

      The Master Servicer will also be required to maintain, to the extent such insurance is available, on REO Property, fire and hazard insurance in the applicable amounts described above, liability insurance and, to the extent required and available under the National Flood Insurance Act of 1968, as amended, flood insurance in an amount equal to that required above.

      The hazard insurance policies covering Mortgaged Properties typically contain a clause which in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the Mortgaged Property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, then the insurer's liability in the event of partial loss will not exceed the larger of (i) the actual cash value (generally defined as replacement cost at the time and place of loss, less physical depreciation) of the improvements damaged or destroyed, or (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements. Since improved real estate generally has appreciated in value over time in the past, in the event of partial loss the hazard insurance proceeds may be insufficient to restore fully the damaged property.

Realization Upon Defaulted Mortgage Loans

      The Master Servicer will be required to foreclose upon or otherwise comparably convert the ownership to the name of the Trustee (or to a nominee of the Trustee or the Master Servicer) of Mortgaged Properties relating to defaulted Mortgage Loans as to which no satisfactory arrangements can be made for collection of delinquent payments to the extent that such action would be consistent with prudent mortgage servicing standards. However, the Master Servicer will be required to take into account the existence of any hazardous substances, hazardous wastes or solid wastes on a

Mortgaged Property in determining whether to foreclose upon or otherwise comparably convert the ownership of such Mortgaged Property.

      If the Master Servicer or its designee recovers Insurance Proceeds which, when added to any related Liquidation Proceeds and after deduction of certain expenses reimbursable to the Master Servicer, exceed the principal balance of a Mortgage Loan plus interest accrued thereon that is payable to Certificateholders, the Master Servicer will be entitled to withdraw or retain from the Certificate Account amounts representing its normal servicing compensation with respect to such Mortgage Loan. In the event that the Master Servicer has expended its own funds to restore the damaged Mortgaged Property and such funds have not been reimbursed under the related hazard insurance policy, it will be entitled to withdraw from the Certificate Account out of related Liquidation Proceeds or Insurance Proceeds an amount equal to such expenses incurred by it, in which event the Trust may realize a loss up to the amount so charged. Since Insurance Proceeds cannot exceed deficiency claims and certain expenses incurred by the Master Servicer, no such payment or recovery will result in a recovery to the Trust that exceeds the principal balance of the defaulted Mortgage Loan together with accrued interest thereon.

      The proceeds from any liquidation of a Mortgage Loan will be applied in the following order of priority: first, to reimburse the Master Servicer for any unreimbursed costs of collection and expenses incurred by it in the liquidation or to restore the related Mortgaged Property and any servicing compensation payable to the Master Servicer with respect to such Mortgage Loan; second, to reimburse the Master Servicer for any unreimbursed Monthly Advances or Servicing Advances with respect to such Mortgage Loan; third, to repay accrued and unpaid interest (to the extent no Monthly Advance has been made for such amount) on such Mortgage Loan; and fourth, to repay principal of such Mortgage Loan.

Evidence as to Compliance

      The Pooling and Servicing Agreement provides that on or before a specified date in each year, a firm of independent public accountants will furnish a statement to the Trustee to the effect that, on the basis of the examination by such firm conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers, the servicing by or on behalf of the Master Servicer of Mortgage Loans, under the Pooling and Servicing Agreement, was conducted in compliance with the minimum servicing standards set forth in the Uniform Single Attestation Program for Mortgage Bankers except for any significant exceptions or errors in records that, in the opinion of the firm, the Uniform Single Attestation Program for Mortgage Bankers requires it to report. In rendering its statement such firm may rely, as to matters relating to the direct servicing of Mortgage Loans or Private Mortgage-Backed Securities by sub-servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers (rendered within one year of such statement) of firms of independent public accountants with respect to the related sub-servicer.

      The Pooling and Servicing Agreement also provide for delivery to the Trustee, on or before a specified date in each year, of an annual statement signed by an officer of the Master Servicer to the effect that the Master Servicer has fulfilled its obligations thereunder throughout the preceding year.

      Copies of the annual accountants' statement and the statement of officers of the Master Servicer may be obtained by the Certificateholders without charge upon written request to the Master Servicer.

List of Certificateholders

      The Pooling and Servicing Agreement provides that three or more Certificateholders may, by written request to the Trustee and at their expense, obtain access to the list of all Certificateholders maintained by the Trustee for the purpose of communicating with other Certificateholders with respect to their rights under the Pooling and Servicing Agreement and the certificates.

Certain Matters Regarding the Master Servicer

      CIT Consumer Finance will be the Master Servicer under the Pooling and Servicing Agreement.

      The Pooling and Servicing Agreement provides that the Master Servicer may not resign from its obligations and duties under such Agreement except upon a determination that the performance by it of its duties thereunder is no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Pooling and Servicing Agreement.

      The Pooling and Servicing Agreement further provides that neither the Master Servicer, any sub-servicer (if an affiliate of CIT), the Depositor nor any director, officer, employee, or agent of the Master Servicer, or the Depositor will be under any liability to the Trust or Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment; provided, however, that neither the Master Servicer, any sub-servicer (if an affiliate of CIT), the Depositor nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, the Pooling and Servicing Agreement provides that neither the Master Servicer nor any sub-servicer (if an affiliate of CIT), nor the Depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities thereunder and which in its opinion may involve it in any expense or liability. The Master Servicer, any sub-servicer (if an affiliate of CIT), or the Depositor may, however, in their discretion undertake, appear in or defend any such action including any cross claims or third party claims which either may deem necessary or desirable with respect to the Pooling and Servicing Agreement and the rights and duties of the parties thereto and the interests of the Certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust, and the Master Servicer, any sub-servicer (if an affiliate of CIT), the Depositor, as the case may be, will be entitled to be reimbursed therefor out of funds otherwise distributable to Certificateholders.

      Any person into which the Master Servicer or any sub-servicer (if an affiliate of CIT), may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer or any sub-servicer (if an affiliate of CIT), is a party, or any person succeeding to the business of the Master Servicer, or any sub-servicer (if an affiliate of CIT), will be the successor of the Master Servicer or any sub-servicer (if an affiliate of CIT), as applicable, under the Pooling and Servicing Agreement, provided that such person is qualified to service mortgage loans thereunder, and further provided that such merger, consolidation or succession does not adversely affect the then current rating or ratings of the class or classes of the Offered Certificates that have been rated.

Reports to Certificateholders

      On each Distribution Date, the Master Servicer or the Trustee will make available to each holder a statement setting forth, among other things:

      (1) the interest collections with respect to each Group, separately identifying Monthly Advances, Compensating Interest and the portion of any Substitution Adjustment, Purchase Price and Liquidation Proceeds relating to interest;

      (2) the Principal Distribution Amount, the Group I Principal Distribution Amount and the Group II Principal Distribution Amount separately identifying principal prepayments in full, and the portion of any Purchase Price, Substitution Adjustment and Liquidation Proceeds relating to principal;

      (3) the amount of the distribution with respect to each class of certificates (based on a certificate in the original principal amount of $1,000);

      (4) the amount of such distribution allocable to principal on each class of certificates (based on a certificate in the original principal amount of $1,000);

      (5) the amount of such distribution allocable to interest on each class of certificates (based on a certificate in the original principal amount of $1,000);

      (6)   the Interest Carry Forward Amount for each class of certificates;

      (7) the principal amount of each class of certificates (based on a certificate in the original principal amount of $1,000) which will be outstanding after giving effect to any payment of principal on such Distribution Date;

      (8) the aggregate principal balance of the Mortgage Loans in each Group after giving effect to any payment of principal on such Distribution Date;

      (9) the Group I Net WAC Cap and the Group II Net WAC Cap and the weighted average remaining stated term to maturity of the Mortgage Loans in each Group;

      (10)  whether a Trigger Event has occurred in either Group;

      (11)  the Senior Enhancement Percentage with respect to each Group;

      (12) the Overcollateralization Amount, the Required Overcollateralization Amount, the Excess Interest, the Excess Overcollateralization Amount and the Subordination Deficiency, in each case with respect to each Group;

      (13) the amount of any Realized Losses applied to each class of Subordinate Certificates in each Group as of the close of such Distribution Date; and

      (14) the number of Mortgage Loans in each Group and the aggregate of their principal balances as a percentage of the Group balance, that as of the end of the immediately preceding calendar month are

            (i)   30 to 59 days delinquent,
            (ii)  60 to 89 days delinquent,
            (iii) 90 or more days delinquent,
            (iv) the subject of bankruptcy proceedings, to the actual knowledge of the servicer,
            (v)   in foreclosure, and
            (vi)  as to which the related Mortgaged Property is REO property.

Optional Termination

      On any Distribution Date on which the outstanding aggregate principal balances of all of the Mortgage Loans in both Groups have declined to less than 10% of the aggregate principal balances of the Mortgage Loans as of the cut-off date, the Master Servicer will have the option, referred to as the "clean up call," to purchase, in whole, the Mortgage Loans and the Mortgaged Property acquired by foreclosure ("REO Property"), if any, remaining in the trust as of that date at a purchase price equal to the greatest of (A) 100% of the principal balance of each Mortgage Loan, (B) the aggregate fair market value of all of the assets of the Trust, (C) an amount that when added to amounts on deposit in the Certificate Account available for distribution to Certificateholders for such Distribution Date would result in proceeds sufficient to distribute the aggregate outstanding principal balance of and interest on the Certificates for such Distribution Date and any unpaid interest with respect to one or more prior Distribution Dates and (D) the Overcollateralization Amount with respect to each Group as of the end of the related Due Period. The Master Servicer shall effect such purchase by depositing such purchase price in the Certificate Account on the Business Day immediately preceding such Distribution Date.

Termination Events

      An event of default under the Pooling and Servicing Agreement will constitute a "Termination Event" thereunder consisting of:

      (1) any failure by the Master Servicer to deposit in the Certificate Account the required amounts or remit to the Trustee any payment (other than a Monthly Advance or Servicing Advance required to be made under the terms of the Pooling and Servicing Agreement) which continues unremedied for five Business Days after the giving of written notice of such failure, requiring the same to be remedied, to the Master Servicer by the Trustee or to the Master Servicer and the Trustee by holders of certificates (or, in the case of Book-Entry Certificates, the beneficial interests therein) of any class (other than the Class X-IO Certificates and the Class R Certificates) evidencing not less than 51% of the aggregate Percentage Interests constituting such class;

      (2) any failure by the Master Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Pooling and Servicing Agreement, which failure continues unremedied for 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or to the Master Servicer and the Trustee by holders of Certificates (or, in the case of Book-Entry Certificates, the beneficial interests therein) of any class (other than the Class X-IO Certificates and the Class R Certificates) evidencing not less than 51% of the aggregate Percentage Interests constituting such class;

      (3) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, and certain actions by or on behalf of the Master Servicer indicating its insolvency or inability to pay its obligations; or

      (4) any failure of the Master Servicer to make a Monthly Advance or Servicing Advance, to the extent such failure materially or adversely affects the interests of the Certificateholders, which failure continues unremedied for a period of five Business Days after the date on which notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee.

Rights Upon Termination Event

      So long as a Termination Event remains unremedied, the Trustee may, and upon the receipt of instructions from the holders of certificates (or, in the case of Book-Entry Certificates, the beneficial interests therein) evidencing not less than 51% of the aggregate Percentage Interests of the certificates (other than the Class X-IO Certificates and the Class R Certificates), Trustee shall terminate all of the rights and obligations of the Master Servicer under the Pooling and Servicing Agreement and in and to the Mortgage Loans, whereupon the Trustee will either appoint a successor servicer which meets the eligibility requirements under the Pooling and Servicing Agreement or succeed to all of the responsibilities, duties, and liabilities of the Master Servicer under the Pooling and Servicing Agreement, including the obligation to make Monthly Advances.

      No Certificateholder, solely by virtue of such holder's status as a Certificateholder, will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect thereto, unless such holder previously has given to the Trustee written notice of a Termination Event and unless the holders of certificates evidencing not less than 25% of the aggregate Percentage Interests of the certificates (other than the Class X-IO Certificates and the Class R Certificates) have made written request to the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days has neglected or refused to institute any such proceeding.

Amendment

      The Pooling and Servicing Agreement may be amended by the Master Servicer and the Trustee, without the consent of any of the Certificateholders,

      (i)   to cure any ambiguity;

      (ii) to correct or supplement any provision therein which may be defective or inconsistent with any other provision therein;

      (iii) to add to the duties of one of the Sellers, the Trustee or the Master Servicer or a sub-servicer;

      (iv) to add any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or related Credit Enhancement;

      (v) to add or amend any provisions of the Pooling and Servicing Agreement as required by a Rating Agency in order to maintain or improve the rating of the certificates;

      (vi) to make any other revisions with respect to matters or questions arising under the Pooling and Servicing Agreement that are not inconsistent with the provisions thereof, provided, that such amendment will not materially and adversely affect in any material respect the interests of any Certificateholder.

      An amendment will be deemed not to adversely affect in any material respect the interests of the Certificateholders if the person requesting such amendment obtains a letter from each Rating Agency stating that such amendment will not result in the downgrading or withdrawal of the respective ratings then assigned to such certificates

      The Pooling and Servicing Agreement may also be amended by, the Master Servicer, the Sellers and the Trustee with the consent of holders of certificates evidencing not less than 51% of the aggregate Percentage Interests of each class affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the holders of the related certificates; provided, however, that no such amendment may

      (i) reduce in any manner the amount of, or delay the timing of, payments on any Certificate without the consent of the holder of such Certificate, or

      (ii) reduce the aforesaid percentage of certificates of any class of holders that is required to consent to any such amendment without the consent of the holders of all certificates of such class covered by the Pooling and Servicing Agreement then outstanding.

      It will not be necessary for the consent of holders of any Certificate to approve the particular form of any proposed amendment, but it will be sufficient if such consent shall approve the substance thereof.

The Trustee

      The JPMorgan Chase Bank will be the trustee under the Pooling and Servicing Agreement. The Depositor and CIT Consumer Finance may maintain other banking relationships in the ordinary course of business with the Trustee. Certificates may be surrendered to the corporate trust office of the Trustee located at 450 West 33rd Street, 14th Floor, New York, New York 10001-2697,
Attention: CIT Custody Administration, or at such other addresses as the Trustee may designate from time to time.

      The Trustee may resign at any time, in which event the Master Servicer will be obligated to appoint a successor Trustee. The Master Servicer may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if the Trustee becomes insolvent. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

                                 USE OF PROCEEDS

      The net proceeds to be received from the sale of the certificates will be applied by the Depositor towards the purchase of the Mortgage Loans from the Sellers.

                    CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

      The following section in conjunction with the section in the prospectus captioned "MATERIAL FEDERAL INCOME TAX CONSEQUENCES" discusses the material federal income tax consequences of the purchase, ownership and disposition of the Offered Certificates. This section must be considered only in connection with "MATERIAL FEDERAL INCOME TAX CONSEQUENCES" in the prospectus. The discussion in this prospectus supplement and in the prospectus is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below and in the prospectus does not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Offered Certificates. No portion of the "CERTAIN FEDERAL INCOME TAX CONSIDERATIONS" or "MATERIAL FEDERAL INCOME TAX CONSEQUENCES" sections of the prospectus supplement or prospectus constitutes an opinion of counsel, other than the opinions set forth in the second paragraph of"--REMIC Elections" below.

REMIC Elections

      Two separate elections will be made to treat the assets of the Trust as real estate mortgage investment conduits ("REMICs") for federal income tax purposes, creating a two-tiered REMIC structure. The Senior, Subordinate and Class X-IO Certificates will be designated as regular interests in a REMIC (the "Regular Certificates" or the "REMIC Regular Certificates"), and the Class R-1 and Class R-2 Certificates each will be designated as the residual interest in a REMIC (the "Residual Certificates" or the "REMIC Residual Certificates"). In addition, as described below, the Offered Certificates, other than the Class AF-1B, Class AF-2, Class AF-3 and Class AF-4 Certificates, will represent an undivided beneficial ownership interest in an interest rate cap.

      Qualification as a REMIC requires ongoing compliance with relevant conditions. Stroock & Stroock & Lavan LLP, special tax counsel to the Depositor, is of the opinion that, for federal income tax purposes, assuming (1) the appropriate REMIC elections are made, and (2) compliance with all of the provisions of the Agreement, the REMICs formed pursuant to the Pooling and Servicing Agreement will each constitute a REMIC, the Senior, Subordinate and Class X-IO Certificates will represent ownership of "regular interests" in a REMIC, and the Residual Certificates will be considered the sole class of "residual interests" in each REMIC.

      Because the REMIC Regular Certificates will be considered REMIC regular interests, they generally will be taxable as debt obligations under the Internal Revenue Code of 1986, as amended (the "Code"), and interest paid or accrued on the Regular Certificates, including original issue discount with respect to any Regular Certificates issued with original issue discount, will be taxable to Certificateholders in accordance with the accrual method of accounting. Some or all of the classes of Offered Certificates may be subject to the original issue discount provisions. We refer you to "MATERIAL FEDERAL INCOME TAX CONSEQUENCES" in the prospectus for more detail.

      In addition, classes of Offered Certificates may be treated as issued with a premium. We refer you to "MATERIAL FEDERAL INCOME TAX CONSEQUENCES" in the prospectus for more detail.

      The prepayment assumption that will be used in determining the rate of accrual of original issue discount is 120% Prepayment Assumption with respect to the Group I Home Equity Loans and

30% CPR with respect to the Group II Home Equity Loans. See "PREPAYMENT AND YIELD CONSIDERATIONS" in this prospectus supplement for a description of the prepayment assumption models. However, no representation is made as to the rate at which prepayments actually will occur.

Carryover Certificates

      The Agreement provides for a reserve fund (the "Supplemental Interest Reserve Fund"), which is held by the Trustee on behalf of the holders of the Offered Certificates, other than the Class AF-1B, Class AF-2, Class AF-3 and Class AF-4 Certificates (the "Carryover Certificates"). To the extent amounts on deposit are sufficient, holders of the Carryover Certificates will be entitled to receive payments from the fund equal to any WAC Excess due to the application of a cap in the priorities described in "DESCRIPTION OF THE CERTIFICATES--Distributions" in this prospectus supplement. The "WAC Excess" is the portion of the current or carryover interest and any accrued interest thereon being distributed on any particular Distribution Date with respect to the Carryover Certificates equal to the amount of interest accrued on those Certificates at a rate equal to (a) the excess of the respective Certificate Rate without regard to the cap over the (b) related Certificate Rate as a result of the application of the cap. The amount required to be deposited in the fund on any Distribution Date (the "Supplemental Interest Reserve Fund Deposit") will equal any WAC Excess as a result of the application of a cap, or, if there is no WAC Excess as a result of the application of a cap on that Distribution Date, an amount that, when added to amounts already on deposit in the fund, results in the aggregate amount on deposit in the fund being equal to $10,000. Any investment earnings on amounts on deposit in the Supplemental Interest Reserve Fund will be paid to (and will be for the benefit of) the holders of the Class X-IO Certificates and will not be available to pay any WAC Excess as a result of the application of a cap. The Supplemental Interest Reserve Fund will not be included as an asset of any REMIC created pursuant to the Agreement.

      The Regular Certificates, except to the extent of any WAC Excess as a result of the application of a cap allocable to the Regular Certificates which are Carryover Certificates, will be treated as regular interests in a REMIC under section 860G of the Code (the "Regular Interests"). Accordingly, the portion of the Regular Certificates representing the Regular Interests will be treated as (i) assets described in section 7701(a)(19)(C) of the Code, and (ii) "real estate assets" within the meaning of section 856(c)(5)(B) of the Code, in each case to the extent described in the prospectus. Interest on such portion of the Regular Certificates will be treated as interest on obligations secured by mortgages on real property within the meaning of section 856(c)(3)(B) of the Code to the same extent that the portion of the Regular Certificates is treated as real estate assets. We refer you to "MATERIAL FEDERAL INCOME TAX CONSEQUENCES" in the prospectus.

      The right to receive any WAC Excess as a result of the application of a cap will not be (i) a regular interest in a REMIC under section 860G of the Code, (ii) an asset described in section 7701(a)(19)(C) of the Code, or (iii) a "real estate asset" within the meaning of section 856(c)(5)(B) of the Code. Further, the WAC Excess will not be considered interest on obligations secured by mortgages on real property within the meaning of section 856(c)(3)(B) of the Code.

      Each holder of a Carryover Certificate is deemed to own an undivided beneficial ownership interest in two assets: (i) a REMIC Regular Interest, and
(ii) an interest rate cap contract (a "Cap Agreement") under which the WAC Excess as a result of the application of a cap is paid. The Cap Agreement with respect to the Carryover Certificates is not included in any REMIC. The treatment of amounts received by a Carryover Certificateholder under the Certificateholder's right to receive the WAC Excess as a result of the application of a cap will depend upon the portion of the Certificateholder's purchase price allocable thereto. Under the REMIC regulations, each Carryover

Certificateholder must allocate its purchase price for the Carryover Certificates between its undivided interest in the Carryover Regular Interests and its undivided interest in the Cap Agreement in accordance with the relative fair market values of each property right. No representation is or will be made as to the relative fair market values. Generally, payments made to the Carryover Certificates under the Cap Agreement will be included in income based on, and the purchase price allocated to the Cap Agreement may be amortized in accordance with, the regulations relating to notional principal contracts. In the case of non-corporate Carryover Certificateholders, the amortization of the purchase price may be subject to limitations as an itemized deduction.

                        CERTAIN STATE TAX CONSIDERATIONS

      Because the income tax laws of the states vary, it is impractical to predict the income tax consequences to the Certificateholders in all of the state taxing jurisdictions in which they are subject to tax. Certificateholders are urged to consult their own tax advisors with respect to state and local income and franchise taxes.

                              ERISA CONSIDERATIONS

      A fiduciary of a pension, profit-sharing, retirement or other employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), should consider the fiduciary standards under ERISA in the context of the plan's particular circumstances before authorizing an investment of a portion of the plan's assets in the Offered Certificates. Accordingly, pursuant to Section 404 of ERISA, the fiduciary should consider among other factors:

      (1) whether the investment is for the exclusive benefit of plan participants and their beneficiaries;

      (2) whether the investment satisfies the applicable diversification requirements;

      (3) whether the investment is in accordance with the documents and instruments governing the plan;

      (4) whether the investment is prudent, considering the nature of the investment; and

      (5) ERISA's prohibition on improper delegation of control over, or responsibility for, plan assets.

      In addition, benefit plans subject to ERISA, as well as individual retirement accounts or types of Keogh plans not subject to ERISA but subject to
Section 4975 of the Code and any entity whose source of funds for the purchase of Offered Certificates includes plan assets by reason of a plan or account investing in the entity (each, a "Plan"), are prohibited from engaging in a broad range of transactions involving Plan assets and persons having specified relationships to a Plan. These transactions are treated as "prohibited transactions" under Sections 406 and 407 of ERISA and excise taxes are imposed upon these persons by Section 4975 of the Code.

      An investment in Offered Certificates by a Plan might result in the assets of the Trust being deemed to constitute Plan assets, which in turn might mean that aspects of the investment, including the operation of the Trust, might be prohibited transactions under ERISA and the Code. Neither ERISA nor the Code defines the term "plan assets." Under Section 2510.3-101 of the United States Department of Labor regulations (the "Regulation"), a Plan's assets may include an interest in the underlying assets of an entity (including a trust), if the Plan acquires an "equity interest" in the entity, unless exceptions apply. The Depositor believes that the Offered Certificates will give Certificateholders an equity interest in the Trust for purposes of the Regulation and can give no assurance that the Offered Certificates will qualify for any of the exceptions under the Regulation. As a result, the assets of the Trust may be considered the assets of any Plan which acquires an Offered Certificate.

      The U.S. Department of Labor ("DOL") has granted to Credit Suisse First Boston Corporation an administrative exemption (Prohibited Transaction Exemption ("PTE") 89-90, as amended by PTE 97-34 and as further amended by PTE 2000-58 (the "Exemption") from the prohibited transaction rules of ERISA which may be applicable to the initial purchase, the holding and the subsequent resale in the secondary market by Plans of pass-through certificates representing a beneficial undivided ownership interest in the assets of a trust that consist of receivables, loans and other obligations such as the Mortgage Loans that meet the conditions and requirements of the Exemption which may be applicable to the Offered Certificates if Credit Suisse First Boston Corporation or any of its affiliates is either the sole underwriter or manager or co-manager of the underwriting syndicate, or a selling or placement agent.

      The Exemption does not apply to Plans sponsored by the Sellers, the Depositor, the Underwriters, the Trustee, the Servicer or any mortgagor with respect to Mortgage Loans included in the Trust constituting more than 5% of the aggregate unamortized principal balance of the assets in the Trust or any affiliate of such parties (the "Restricted Group"). No exemption is provided from the restrictions of ERISA for the acquisition or holding of Offered Certificates on behalf of an "Excluded Plan" by any person who is a fiduciary with respect to the assets of the Excluded Plan. For purposes of the Offered Certificates, an Excluded Plan is a Plan sponsored by any member of the Restricted Group. In addition, no Plan's investment in any class of Offered Certificates may exceed 25% of all of the Certificates of the class outstanding at the time of the Plan's acquisition and after the Plan's acquisition of the class of Offered Certificates, no more than 25% of the assets over which the fiduciary has investment authority may be invested in securities of a trust containing assets which are sold or serviced by the same entity. Finally, in the case of initial issuance (but not secondary market transactions), at least 50% of each class of Offered Certificates, and at least 50% of the aggregate interest in the Trust, must be acquired by persons independent of the Restricted Group.

      On March 22, 2002, the Director Office of Exemptions at the DOL signed a final administrative exemption which will be published in the federal register during the week of March 25 through March 29, 2002 will amend the administrative exemptions PTE 90-23, PTE 90-31 and PTE 90-33 previously granted to J.P. Morgan Chase & Co. and its affiliates. The exemption which is retroactively effective as of March 13, 2002 allows the Trustee to be affiliated with J.P. Morgan Securities Inc., an affiliate of J.P. Morgan Chase & Co. despite the restriction in PTE 2000-58 to the contrary.

      The Depositor believes that the Exemption will apply to the acquisition, holding and resale of the Offered Certificates by a Plan and that all conditions of the Exemption other than those within the control of the investors have been or will be met.

      It is a continuing condition of the Exemption that the rating of the Certificates be at least BBB- at the time of their acquisition by a Plan, whether in the initial offering or in the secondary market. Therefore, the acquisition of a Subordinate Certificate on behalf of a Plan will be deemed a representation that the purchaser understands that the applicability of the Exemption is conditioned upon such Subordinate Certificate being rated at least BBB- at such time, unless the purchaser is an insurance company general account purchasing the Subordinate Certificate pursuant to Sections I and III of PTE 95-60.

      We refer you to "ERISA CONSIDERATIONS" in the prospectus for more detail.

      Before purchasing an Offered Certificate, a fiduciary of a Plan should itself confirm (a) that the Offered Certificates constitute "Securities" for purposes of the Exemption and (b) that the specific conditions set forth in the Exemption and the other requirements set forth in the Exemption will be satisfied.

      Any Plan fiduciary considering whether to purchase an Offered Certificate on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to the investment.

                         LEGAL INVESTMENT CONSIDERATIONS

      The Group I Certificates and the Class MV-2 and Class BV Certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984. Accordingly, many institutions with legal authority to invest in comparably rated securities may not be legally authorized to invest in the Certificates. The Class AV and Class MV-1 Certificates will constitute "mortgage related securities." You should consult your own counsel as to whether and to what extent the Offered Certificates constitute legal investments for you.

      We refer you to "LEGAL INVESTMENT" in the prospectus for more detail.

                                  UNDERWRITING

      Subject to the terms and conditions set forth in the underwriting agreement, dated March 14, 2002 (the "Underwriting Agreement"), between the Depositor and Credit Suisse First Boston Corporation and Salomon Smith Barney Inc. as representatives of the Underwriters named below (the "Underwriters"), the Depositor has agreed to sell to the Underwriters and the Underwriters have agreed to purchase from the Depositor the principal amount of the Offered Certificates set forth opposite their respective names. The Offered Certificates will be offered by the Underwriters when, as and if issued and sold by the Depositor to the Underwriters, subject to the Underwriters' right to reject any subscription, in whole or in part.

                                 Principal       Principal       Principal       Principal       Principal
                                 Amount of       Amount of       Amount of       Amount of       Amount of
Underwriter                      Class AF-1A     Class AF-1B     Class AF-2      Class AF-3      Class AF-4
-------------------------------------------------------------------------------------------------------------
Credit Suisse First Boston
Corporation ....................     21,864,000    19,662,000     13,546,000      13,718,000      10,038,000
Salomon Smith Barney Inc. ......     21,864,000    19,662,000     13,546,000      13,718,000      10,038,000
Banc One Capital Markets, Inc...     21,864,000    19,662,000     13,546,000      13,718,000      10,038,000
Goldman, Sachs & Co.............     21,864,000    19,662,000     13,546,000      13,718,000      10,038,000
J.P. Morgan Securities Inc......     21,864,000    19,662,000     13,546,000      13,718,000      10,038,000
                                   ------------   -----------    -----------     -----------     -----------
                                   $109,320,000   $98,310,000    $67,730,000     $68,590,000     $50,190,000
                                   ============   ===========    ===========     ===========     ===========

                                    Principal       Principal       Principal      Principal       Principal
                                    Amount of       Amount of       Amount of      Amount of       Amount of
Underwriter                         Class AF-5      Class AF-6      Class AF-7     Class MF-1      Class MF-2
--------------------------------------------------------------------------------------------------------------
Credit Suisse First Boston
Corporation......................    6,242,000       9,452,000      45,000,000      7,134,000      6,738,000
Salomon Smith Barney Inc.........    6,242,000       9,452,000      45,000,000      7,134,000      6,738,000
Banc One Capital Markets, Inc....    6,242,000       9,452,000      45,000,000      7,134,000      6,738,000
Goldman, Sachs & Co..............    6,242,000       9,452,000      45,000,000      7,134,000      6,738,000
J.P. Morgan Securities Inc.......    6,242,000       9,452,000      45,000,000      7,134,000      6,738,000
                                   -----------     -----------    ------------    -----------    -----------
                                   $31,210,000     $47,260,000    $225,000,000    $35,670,000    $33,690,000
                                   ===========     ===========    ============    ===========    ===========

                                     Principal       Principal       Principal       Principal       Principal
                                     Amount of       Amount of       Amount of       Amount of       Amount of
Underwriter                           Class BF        Class AV        Class MV-1      Class MV-2      Class BV
----------------------------------------------------------------------------------------------------------------
Credit Suisse First Boston
Corporation......................     5,152,000      34,406,000       2,694,000       2,176,000        2,178,000
Salomon Smith Barney Inc.........     5,152,000      34,406,000       2,694,000       2,176,000        2,178,000
Banc One Capital Markets, Inc....     5,152,000      34,406,000       2,694,000       2,176,000        2,178,000
Goldman, Sachs & Co..............     5,152,000      34,406,000       2,694,000       2,176,000        2,178,000
J.P. Morgan Securities Inc.......     5,152,000      34,406,000       2,694,000       2,176,000        2,178,000
                                    -----------    ------------     -----------     -----------      -----------
                                    $25,760,000    $172,030,000     $13,470,000     $10,880,000      $10,890,000
                                    ===========    ============    ============     ===========      ===========

      In the Underwriting Agreement, the Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all of the Offered Certificates, if any are purchased. The Depositor has been advised by the Underwriters that they propose initially to offer the Offered Certificates to the public at the respective offering prices set forth on the cover page hereof and to certain dealers at such price less a concession not in excess of the respective amounts set forth in the table below (expressed as a percentage of the relative Certificate Balance). The Underwriters may allow and such dealers may reallow a discount not in excess of the respective amounts set forth in the table below to certain other dealers.

                              Selling               Reallowance
       Class                 Concession               Discount
       -----                 ----------               --------
       AF-1A                  0.0960%                 0.0480%
       AF-1B                  0.0960%                 0.0480%
       AF-2                   0.1260%                 0.0630%
       AF-3                   0.1620%                 0.0810%
       AF-4                   0.1920%                 0.0960%
       AF-5                   0.2580%                 0.1290%
       AF-6                   0.2220%                 0.1110%
       AF-7                   0.1590%                 0.0795%
       MF-1                   0.2400%                 0.1200%
       MF-2                   0.3000%                 0.1500%
       BF                     0.3600%                 0.1800%
       AV                     0.1260%                 0.0630%
       MV-1                   0.2400%                 0.1200%
       MV-2                   0.3000%                 0.1500%
       BV                     0.3600%                 0.1800%

      The Underwriters have advised the Depositor that they intend to make a market in the Offered Certificates but have no obligation to do so. A secondary market for the Offered Certificates may not develop or, if it does develop, it may not continue.

      From time to time the Underwriters or their affiliates may perform investment banking and advisory services for, and may provide general financing and banking services to, affiliates of CIT Consumer Finance. Credit Suisse First Boston Corporation and Salomon Smith Barney Inc. (the "Lead Underwriters") or one or more of their affiliates have made available to affiliates of CIT Consumer Finance conduit facilities relating to the Mortgage Loans for which the Lead Underwriters have received fees. CIT Consumer Finance or its affiliates will apply a substantial portion of the net proceeds of this offering to the repayment of these conduit facilities.

      CIT Consumer Finance has entered into a Letter Agreement dated as of March 6, 2002 (the "Letter Agreement") with the Lead Underwriters that provides for the underwriting discounts and commissions payable to the Lead Underwriters in connection with their underwriting of asset backed securities, including the Offered Certificates, backed by home equity loans originated or acquired by CIT Consumer Finance and certain of its affiliates for the period through June 30, 2002. The Letter Agreement provides for such underwriting discounts and commissions in the amounts equal to 0.24% on the par amount of any securities underwritten that are rated AAA or its equivalent by a credit rating agency; 0.40% on the par amount of any securities underwritten that are rated AA or its equivalent by a credit rating agency; 0.50% on the par amount of any securities underwritten that are rated A or its equivalent by a credit rating agency; and 0.60% on the par amount of any securities underwritten that are rated BBB or its equivalent by a credit rating agency, subject, however, to the following adjustment. Each Lead Underwriter is obligated under the Letter Agreement on June 30, 2002 to reimburse 75% of any such underwriting discounts and commissions received, up to such Lead Underwriter's pro rata share of the total underwriting compensation received by both Lead Underwriters in connection with the underwriting of these securities, subject to a specified maximum amount. In no event shall the amount of any reimbursements under the Letter Agreement cause the aggregate amount of underwriting compensation payable to a Lead Underwriter during the period covered by the Letter Agreement to be less than $670,000.

                                  LEGAL MATTERS

      Certain legal matters with respect to the Offered Certificates will be passed upon for the Sellers and the Master Servicer by Schulte Roth & Zabel LLP, New York, New York. Certain legal matters with respect to the Offered Certificates will be passed upon for the Depositor and the Underwriters by Stroock & Stroock & Lavan LLP.

                                     RATINGS

      It is a condition to the issuance of the Offered Certificates that they receive ratings by S&P and Moody's as follows:

                  Class          S&P          Moody's
                  -----          ---          -------
                  AF-1A          AAA           Aaa
                  AF-1B          AAA           Aaa
                  AF-2           AAA           Aaa
                  AF-3           AAA           Aaa
                  AF-4           AAA           Aaa
                  AF-5           AAA           Aaa
                  AF-6           AAA           Aaa
                  AF-7           AAA           Aaa
                  MF-1           AA            Aa2
                  MF-2           A             A2

                  Class          S&P          Moody's
                  -----          ---          -------
                  BF             BBB           Baa2
                  AV             AAA           Aaa
                  MV-1           AA            Aa2
                  MV-2           A             A2
                  BV             BBB           Baa2

      A securities rating addresses the likelihood of the receipt by Offered Certificateholders of distributions on the Mortgage Loans. The rating takes into consideration the characteristics of the Mortgage Loans and the structural, legal and tax aspects associated with the Offered Certificates. The ratings on the Offered Certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the Mortgage Loans, the likelihood of payment of any Group I Net WAC Cap Carryover or Group II Net WAC Cap Carryover or the possibility that Offered Certificateholders might realize a lower than anticipated yield.

      A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each securities rating should be evaluated independently of similar ratings on different securities.

                             INDEX OF DEFINED TERMS

Terms                                                                    Page

1/29 Loans...............................................................S-42
2/28 Loans...............................................................S-42
3/27 Loans...............................................................S-42
60+ Delinquency Percentage (Rolling Three Month)........................S-103
Balloon Loans............................................................S-42
Balloon Payments.........................................................S-42
Basic Principal Amount...................................................S-96
Book-Entry Certificates..................................................S-91
Business Day.............................................................S-97
Cap Agreement...........................................................S-130
Carryover Certificates..................................................S-129
Cede.....................................................................S-91
Cedelbank................................................................S-93
Certificate Account......................................................S-96
Certificate Group........................................................S-90
Certificate Principal Balance............................................S-91
Certificate Rate........................................................S-104
Certificate Register.....................................................S-96
Certificate Registrar....................................................S-96
Certificateholder........................................................S-91
Certificateowners........................................................S-91
Certificates.............................................................S-90
CIT......................................................................S-27
CIT Consumer Finance.....................................................S-27
Class AF-6 Calculation Percentage........................................S-97
Class AF-6 Lockout Distribution Amount...................................S-97
Class AF-6 Lockout Percentage............................................S-97
Class B Certificates.....................................................S-90
Class B Principal Distribution Amount....................................S-98
Class Interest Carryover Shortfall.......................................S-98
Class M-1 Certificates...................................................S-90
Class M-1 Principal Distribution Amount..................................S-98
Class M-2 Certificates...................................................S-90
Class M-2 Principal Distribution Amount..................................S-99
Class Monthly Interest Amount...........................................S-100
Class Principal Carryover Shortfall.....................................S-100
Class R Certificates.....................................................S-90
Class X-IO Certificates..................................................S-90
clean up call...........................................................S-125
Clearstream..............................................................S-93
Clearstream Banking......................................................S-93
Clearstream Banking, societe anonyme.....................................S-93
Clearstream International, societe anonyme...............................S-93
Clearstream, Luxembourg..................................................S-91
Closing Date.............................................................S-39

Code....................................................................S-128
Combined Loan-to-Value Ratio.............................................S-41
Compensating Interest....................................................S-65
Conduit Seller...........................................................S-39
CPR......................................................................S-70
Cumulative Loss Event...................................................S-100
Current WAC Excess......................................................S-129
Cut-Off Date.............................................................S-89
Definitive Certificate...................................................S-92
Delayed Deposits........................................................S-116
Deleted Mortgage Loan...................................................S-115
Delinquency Amount......................................................S-100
Delinquency Event.......................................................S-100
Deposit Date............................................................S-116
Depositor................................................................S-39
Distribution Date........................................................S-96
DTC......................................................................S-91
Due Dates................................................................S-65
Due Period..............................................................S-100
due-on-sale..............................................................S-67
ERISA...................................................................S-130
Escrow Account..........................................................S-119
Euroclear................................................................S-91
Excess Interest.........................................................S-100
Excess Overcollateralization Amount.....................................S-100
Excluded Plan...........................................................S-131
FICO.....................................................................S-32
Final Scheduled Distribution Date.......................................S-113
Fixed Rate Certificates..................................................S-90
force placement.........................................................S-120
Full Documentation Loans.................................................S-43
Global Securities.........................................................S-1
Group....................................................................S-39
Group I..................................................................S-39
Group I Certificates.....................................................S-90
Group I Cumulative Loss Trigger Event...................................S-101
Group I Mortgage Loans...................................................S-39
Group I Net WAC Cap.....................................................S-108
Group I Net WAC Cap Carryover...........................................S-109
Group II.................................................................S-39
Group II Certificates....................................................S-90
Group II Cumulative Loss Trigger Event..................................S-101
Group II Mortgage Loans..................................................S-39
Group II Net WAC Cap....................................................S-108
Group II Net WAC Cap Carryover..........................................S-109
Home Equity Loan.........................................................S-30
Institutional Bulk Portfolios............................................S-31
Insurance Proceeds......................................................S-116
Insured Expenses........................................................S-116

Interest Period.........................................................S-109
Letter Agreement........................................................S-134
LIBOR Determination Date................................................S-110
Liquidated Loan.........................................................S-111
Liquidated Mortgage......................................................S-42
Liquidation Expenses....................................................S-116
Liquidation Proceeds....................................................S-116
Loan Balance............................................................S-101
London Business Day.....................................................S-110
Master Servicer..........................................................S-28
Master Servicing Fee.....................................................S-65
MGIC....................................................................S-112
MGIC Mortgage Loans.....................................................S-112
MGIC Policy.............................................................S-112
Monthly Advance..........................................................S-66
Moody's.................................................................S-109
Mortgage.................................................................S-39
Mortgage Assets..........................................................S-39
Mortgage Documents......................................................S-114
Mortgage Index...........................................................S-42
Mortgage Insurance Policies.............................................S-112
Mortgage Insurance Policy...............................................S-112
Mortgage Insurer........................................................S-113
Mortgage Insurer Premium................................................S-101
Mortgage Loan Group......................................................S-39
Mortgage Loans...........................................................S-28
Mortgage Pool............................................................S-39
Mortgaged Property.......................................................S-39
Mortgagor...............................................................S-116
Net Coupon Rate.........................................................S-108
Non-Offered Certificates.................................................S-90
OC Floor................................................................S-102
Offered Certificates.....................................................S-90
One-Month LIBOR.........................................................S-110
One-Year CMT.............................................................S-42
Overcollateralization Amount............................................S-102
Plan....................................................................S-131
Pool.....................................................................S-39
Pooling and Servicing Agreement..........................................S-89
Prepayment Assumption....................................................S-70
Principal Distribution Amount...........................................S-102
prohibited transaction..................................................S-115
Prudent mortgage servicing standards....................................S-119
PTE.....................................................................S-131
Purchase Price..........................................................S-114
qualified mortgage......................................................S-118
Qualified Substitute Mortgage Loan......................................S-115
Rating Agencies.........................................................S-109
Realized Loss...........................................................S-111

Record Date.............................................................S-102
Reference Banks.........................................................S-110
Regular Certificates....................................................S-128
Regular Interests.......................................................S-129
Released Mortgaged Property Proceeds....................................S-116
REMIC Regular Certificates..............................................S-128
REMIC Residual Certificates.............................................S-128
REMICs....................................................................S-9
REO Property............................................................S-125
Required Overcollateralization Amount...................................S-102
Residual Certificates...................................................S-128
Restricted Group........................................................S-131
S&P.....................................................................S-109
Securities..............................................................S-132
Sellers..................................................................S-39
Senior Certificates......................................................S-90
Senior Enhancement Percentage...........................................S-102
Senior Principal Distribution Amount....................................S-103
Servicing Fee Rate.......................................................S-65
Six-month LIBOR..........................................................S-42
Stepdown Date...........................................................S-103
Structuring Assumptions..................................................S-70
Subordinate Certificates.................................................S-90
Subordination Deficiency................................................S-103
Subordination Increase Amount...........................................S-103
Substitution Adjustment.................................................S-115
Supplemental Interest Reserve Fund......................................S-129
Supplemental Interest Reserve Fund Deposit..............................S-129
Telerate Page 3750......................................................S-110
Termination Event.......................................................S-125
TGIC....................................................................S-112
TGIC Mortgage Loans.....................................................S-112
TGIC Policy.............................................................S-112
Trigger Event...........................................................S-103
Trust....................................................................S-39
Trustee..................................................................S-89
Underwriters............................................................S-132
Underwriting Agreement..................................................S-132
Variable Rate Certificates...............................................S-90

ANNEX I

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

      Except under limited circumstances, the globally offered Home Equity Loan Asset Backed Certificates, Series 2002-1 (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold the Global Securities through any of DTC, Euroclear or Clearstream, Luxembourg. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

      Secondary market trading between investors holding Global Securities through Euroclear and Clearstream, Luxembourg will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

      Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior mortgage loan asset-backed certificates issues.

      Secondary cross-market trading between Euroclear or Clearstream, Luxembourg and DTC participants holding Offered Certificates will be effected on a delivery-against-payment basis through the respective depositaries of Euroclear and Clearstream, Luxembourg and as DTC participants.

      Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless the holders meet established requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

      All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Euroclear and Clearstream, Luxembourg will hold positions on behalf of their participants through their respective depositaries, which in turn will hold the positions in accounts as DTC participants.

      Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior mortgage loan asset-backed certificates issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

      Investors electing to hold their Global Securities through Euroclear or Clearstream, Luxembourg accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

      Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and sellers' accounts are located to ensure that settlement can be made on the desired value date.

      Trading between DTC Participants. Secondary market trading between DTC participants will be settled using the procedures applicable to prior mortgage loan asset-backed certificates issues in same-day funds.

      Trading between Euroclear and/or Clearstream, Luxembourg Participants. Secondary market trading between Euroclear participants or Clearstream, Luxembourg participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

      Trading between DTC Seller and Euroclear or Clearstream, Luxembourg Purchaser. When Global Securities are to be transferred from the account of a DTC participant to the account of a Euroclear participant or a Clearstream, Luxembourg participant, the purchaser will send instructions to Euroclear or Clearstream, Luxembourg through a Euroclear participant or Clearstream, Luxembourg participant at least one business day prior to settlement. Euroclear or Clearstream, Luxembourg will instruct the respective depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of either the actual number of days in the accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective depositary of the DTC participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Euroclear participant's or Clearstream, Luxembourg participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Euroclear or Clearstream, Luxembourg cash debt will be valued instead as of the actual settlement date.

      Euroclear participants and Clearstream, Luxembourg participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Euroclear or Clearstream, Luxembourg. Under this approach, they may take on credit exposure to Euroclear or Clearstream, Luxembourg until the Global Securities are credited to their accounts one day later.

      As an alternative, if Euroclear or Clearstream, Luxembourg has extended a line of credit to them, Euroclear participants or Clearstream, Luxembourg participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Euroclear participants or Clearstream, Luxembourg participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although this result will depend on each Euroclear participant's or Clearstream, Luxembourg participant's particular cost of funds.

      Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending Global Securities to the respective European depositary for the benefit of Euroclear participants or Clearstream, Luxembourg participants. The sale proceeds will be available to the DTC Seller on the settlement date. Thus, to the DTC participants a cross-market transaction will settle no differently than a trade between two DTC participants.

      Trading between Euroclear or Clearstream, Luxembourg Seller and DTC Purchaser. Due to time zone differences in their favor, Euroclear participants and Clearstream, Luxembourg participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Euroclear or Clearstream, Luxembourg through a Euroclear participant or Clearstream, Luxembourg participant at least one business day prior to settlement. In these cases Euroclear or Clearstream, Luxembourg will instruct the respective depositary, as appropriate, to deliver the Global Securities to the DTC participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of either the actual number of days in the accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Euroclear participant or Clearstream, Luxembourg participant the following day, and receipt of the cash proceeds in the Euroclear participant's or Clearstream, Luxembourg participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New
York). Should the Euroclear participant or Clearstream, Luxembourg participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Euroclear participant's or Clearstream, Luxembourg participant's account would instead be valued as of the actual settlement date.

      Finally, day traders that use Euroclear or Clearstream, Luxembourg and that purchase Global Securities from DTC participants for delivery to Euroclear participants or Clearstream, Luxembourg participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

      (a) borrowing through Euroclear or Clearstream, Luxembourg for one day (until the purchase side of the day trade is reflected in their Euroclear or Clearstream, Luxembourg accounts) in accordance with the clearing system's customary procedures;

      (b) borrowing the Global Securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Euroclear or Clearstream, Luxembourg account in order to settle the sale side of the trade; or

      (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Euroclear participant or Clearstream, Luxembourg participant.

U.S. Federal Income Tax Documentation Requirements

      A beneficial owner of Global Securities holding securities through Clearstream, Luxembourg or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% (or in some cases a different rate for backup withholding) U.S. withholding tax that generally applies to payments of interest on registered debt issued by U.S. persons, unless (1) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and
(2) the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

      Exemption for non-U.S. persons (Form W-8BEN or Form W-8IMY). Beneficial owners of Global Securities that are non-U.S. persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of the change. However, a non-United States partnership which is the beneficial owner of Global Securities will be required to provide a Form W-8IMY and, unless it has entered into a withholding agreement with the Internal Revenue Service, to attach an appropriate certification obtained from each of its partners and a statement showing the allocation of income among its partners.

      Exemption for non-U.S. persons with effectively connected income (Form W-8ECI). A non-U.S. person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI.

      Exemption or reduced rate for non-U.S. persons resident in treaty countries (Form W-8BEN). Non-U.S. persons that are beneficial owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN subject to special rules for pass-through entities and other eligibility requirements for treaty benefits.

      Exemption for U.S. persons (Form W-9). U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9.

      U.S. Federal Income Tax Reporting Procedure. The Global Securities holder files by submitting the appropriate form to the person through whom he holds (e.g., the clearing agency, in the case of persons holding directly on the books of the clearing agency). Forms W-8BEN, W-8IMY and W-8ECI are generally effective for three calendar years.

      U.S. Person. As used in this prospectus supplement the term "U.S. person" means a beneficial owner of an Offered Certificate that is for United States federal income tax purposes

      o     a citizen or resident of the United States,

      o a corporation or partnership created or organized in or under the laws of the United States or of any State thereof or the District of Columbia,

      o an estate the income of which is subject to United States federal income taxation regardless of its source, or

      o a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

      As used in this prospectus supplement, the term "non-U.S. person" means a beneficial owner of an Offered Certificate that is not a U.S. person.

      This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities or with the application of the extensive withholding regulations that are generally effective with respect to payments made after December 31, 2000 which have detailed rules regarding the determination of beneficial ownership. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

PROSPECTUS

Mortgage Pass-Through Certificates Mortgage-Backed Notes

Credit Suisse First Boston Mortgage Acceptance Corp.

Depositor

--------------------------------------------------------------------------------
You should carefully consider the Risk Factors beginning on Page 5 in this prospectus.

This prospectus together with the accompanying prospectus supplement will constitute the full prospectus.
--------------------------------------------------------------------------------

The Depositor may periodically establish trusts to issue securities in series backed by mortgage collateral.

Each trust will consist primarily of:

o One or more pools of senior or junior mortgage loans, which may include closed-end loans and/or revolving credit loans, secured by residential properties, loans secured by manufactured homes, or participation interests in those loans.

o Agency mortgage-backed securities.

o Private mortgage-backed securities.

The securities in a series: supplement will

o Will consist of certificates representing interests in, or notes secured by, a trust and will be paid only from the assets of that trust.

o May include multiple classes of securities with differing payment terms and priorities.

o Will have the benefit of credit enhancement.

The securities may be offered to the public through several different methods. Credit Suisse First Boston Corporation, an affiliate of Credit Suisse First Boston Mortgage Acceptance Corp., may act as agent or underwriter in connection with the sale of those securities. This prospectus and the accompanying prospectus supplement may be used by Credit Suisse First Boston Corporation in secondary market transactions in connection with the offer and sale of any securities. Credit Suisse First Boston Corporation may act as principal or agent in those transactions and those sales will be made at prevailing market prices or otherwise.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

                                 March 14, 2002

              Important notice about information presented in this prospectus and the accompanying prospectus supplement

We provide information to you about the securities in two separate documents that provide progressively more detail:

o this prospectus, which provides general information, some of which may not apply to your series of securities; and

o the accompanying prospectus supplement, which describes the specific terms of your series of securities.

If the terms of a particular series of securities vary between this prospectus and the accompanying prospectus supplement, you should rely on the information in the prospectus supplement.

You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the securities in any state where the offer is not permitted.

We include cross-references in this prospectus and the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents included in the accompanying prospectus supplement provide the pages on which these captions are located.

You can find a listing of definitions for capitalized terms used in this prospectus under the caption "Glossary" in this prospectus.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
RISK FACTORS .............................................................     5
DESCRIPTION OF THE SECURITIES ............................................     9
     General .............................................................     9
     Distributions on the Securities .....................................     9
     Categories of Classes of Securities .................................    10
     Funding Account .....................................................    12
     Optional Termination ................................................    13
     Book-entry Registration .............................................    13
YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS ............................    14
     Payment Delays ......................................................    14
     Principal Prepayments ...............................................    14
     Timing of Reduction of Principal Balance ............................    15
     Interest or Principal Only Securities ...............................    15
     Funding Account .....................................................    15
     Final Scheduled Distribution Date ...................................    15
     Prepayments and Weighted Average Life ...............................    15
     Other Factors Affecting Weighted Average Life .......................    16
THE TRUST FUNDS ..........................................................    18
     Private Mortgage-Backed Securities ..................................    19
     The Agency Securities ...............................................    21
     The Mortgage Loans ..................................................    23
     The Manufactured Home Loans .........................................    29
     Collection Account and Payment Account ..............................    30
     Other Funds or Accounts .............................................    31
LOAN UNDERWRITING PROCEDURES AND STANDARDS ...............................    31
     Underwriting Standards ..............................................    31
     Loss Experience .....................................................    33
     Representations and Warrants ........................................    34
SERVICING OF LOANS .......................................................    35
     General .............................................................    35
     Collection Procedures; Escrow Accounts ..............................    36
     Deposits to and Withdrawals from the Collection Account .............    37
     Servicing Accounts ..................................................    38
     Buy-down Loans, GPM Loans and Other Subsidized Loans ................    38
     Advances ............................................................    39
     Maintenance of Insurance Policies and Other Servicing Procedures ....    39
     Presentation of Claims; Realization on Defaulted Loans ..............    41
     Enforcement of Due-on-sale Clauses ..................................    43
     Servicing Compensation and Payment of Expenses ......................    43
     Evidence as to Compliance ...........................................    43
     Matters Regarding the Master Servicer and the Depositor .............    44
CREDIT SUPPORT ...........................................................    45
     General .............................................................    45
     Subordinate Securities; Subordination Reserve Fund ..................    46
     Overcollateralization ...............................................    47
     Cross-Support Features ..............................................    47
     Insurance ...........................................................    47
     Letter of Credit ....................................................    47
     Financial Guarantee Insurance .......................................    48
     Reserve Funds .......................................................    48
DESCRIPTION OF MORTGAGE AND OTHER INSURANCE ..............................    49
     Mortgage Insurance on the Loans .....................................    49
     Hazard Insurance on the Loans .......................................    52
     Bankruptcy Bond .....................................................    53
     Repurchase Bond .....................................................    53
THE AGREEMENTS ...........................................................    53
     Assignment of Mortgage Assets .......................................    54
     Repurchase and Substitution of Loans ................................    56
     Reports to Securityholders ..........................................    57
     Investment of Funds .................................................    58
     Event of Default and Rights in the Case of Events of Default ........    59
     The Owner Trustee ...................................................    61
     The Trustee .........................................................    61
     Duties of the Trustee ...............................................    62
     Resignation of Trustee ..............................................    62
     Payment Account .....................................................    62
     Expense Reserve Fund ................................................    63
     Amendment of Agreements .............................................    63
     Voting Rights .......................................................    64
     REMIC Administrator .................................................    64
     Termination .........................................................    64
LEGAL ASPECTS OF LOANS ...................................................    65
     Cooperative Loans ...................................................    65
     Tax Aspects of Cooperative Ownership ................................    66
     Foreclosure on Mortgage Loans .......................................    67
     Realizing on Cooperative Loan Security ..............................    69
     Rights of Redemption ................................................    70
     Anti-deficiency Legislation and Other Limitations on Lenders ........    70
     Leasehold Considerations ............................................    72
     Soldiers' and Sailors' Civil Relief Act .............................    73
     Junior Mortgages; Rights of Senior Mortgagees .......................    73
     Due-on-sale Clauses in Mortgage Loans ...............................    74
     Enforceability of Prepayment and Late Payment Fees ..................    74
     Equitable Limitations on Remedies ...................................    75

                                                                            Page
                                                                            ----
     Applicability of Usury Laws .........................................    75
     Adjustable Interest Rate Loans ......................................    75
     Environmental Legislation ...........................................    76
     Forfeitures in Drug and RICO Proceedings ............................    77
     Negative Amortization Loans .........................................    77
MATERIAL FEDERAL INCOME TAX CONSEQUENCES .................................    77
     General .............................................................    77
     REMICs ..............................................................    78
     Classification of REMICs ............................................    78
     Characterization of Investments in REMIC Certificates ...............    78
     Tiered REMIC Structures .............................................    79
     Taxation of Owners of REMIC Regular Certificates ....................    79
     Taxation of Owners of REMIC Residual Certificates ...................    84
     New Withholding Regulations .........................................    93
     Notes ...............................................................    93
STATE AND OTHER TAX CONSEQUENCES .........................................    94
ERISA CONSIDERATIONS .....................................................    94
LEGAL INVESTMENT .........................................................   100
LEGAL MATTERS ............................................................   101
THE DEPOSITOR ............................................................   101
USE OF PROCEEDS ..........................................................   102
PLAN OF DISTRIBUTION .....................................................   102

                                  RISK FACTORS

      The prospectus and related prospectus supplement will describe the material risk factors related to your securities. The securities offered under this prospectus and the related prospectus supplement are complex securities. You should possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus and the prospectus supplement in the context of your financial situation and tolerance for risk.

There is no source of payments      When you buy a security, you will not own an
for your securities other than      interest in or a debt obligation of Mortgage
payments on the mortgage loans      Acceptance Corp., the master servicer or any
in the trust and any credit         of their affiliates. You will own an
enhancement.                        interest in the trust in the case of a
                                    series of certificates, or you will be
                                    entitled to proceeds from the trust
                                    established in the case of a series of
                                    notes. Your payments come only from assets in the trust. Therefore, the mortgagors' payments on the mortgage loans included in the trust (and any credit enhancements) will be the sole source of payments to you. If those amounts are insufficient to make required payments of interest or principal to you, there is no other source of payments. Moreover, no governmental agency either guarantees or insures payments on the securities or any of the mortgage loans, except as otherwise described in the related prospectus supplement.

You bear the risk of mortgagor      Because your securities are backed by the
defaults; some kinds of mortgage    mortgage loans, your investment may be
loans may be especially prone       affected by a decline in real estate values
to defaults.                        and changes in each individual mortgagor's
                                    financial conditions. You should be aware that the value of the mortgaged properties may decline. If the outstanding balance of a mortgage loan and any secondary financing on the underlying property is greater than the value of the property, there is an increased risk of delinquency, foreclosure and losses.
                                    To the extent your securities are not
                                    covered by credit enhancements, you will bear all of the risks resulting from defaults by mortgagors. In addition, several types of mortgage loans which have higher than average rates of default or loss may be included in the trust that issues your certificate or note. The following types of loans may be included:

                                     o  mortgage loans that are subject to
                                        "negative amortization". The principal
                                        balances of these loans may be increased to amounts greater than the value of the underlying property. This increases the likelihood of default;

                                     o  mortgage loans that do not fully
                                        amortize over their terms to maturity
                                        which are sometimes referred to as
                                        "balloon loans" and some revolving
                                        credit loans that do not significantly
                                        amortize prior to maturity. Balloon
                                        loans and revolving credit loans involve a greater degree of risk because the ability of a mortgagor to make the final payment on these types of mortgage loans typically depends on the ability to refinance the loan or sell the related mortgaged property;

                                    In addition, due to the unpredictable nature of principal payments for revolving credit loans, the rates of principal payments for those loans may be more volatile than for typical first lien loans. To the extent the principal payments on certain revolving credit loans are being reinvested on Draws on other revolving credit loans in the pool, principal distributions on your securities may be further reduced;

                                     o adjustable rate mortgage loans and other mortgage loans that provide for escalating or variable payments by the mortgagor.

                                        The mortgagor may have qualified for
                                        those loans based on an income level
                                        sufficient to make the initial payments
                                        only. As the payments increase, the
                                        likelihood of default will increase;

                                     o  loans secured by second or more junior
                                        liens. The cost of foreclosure on these
                                        loans compared to the potential
                                        foreclosure proceeds, after repaying all senior liens, may cause these loans to be effectively unsecured; and

                                     o  mortgage loans that are concentrated in
                                        one or more regions, states or zip code
                                        areas of the United States. Those
                                        geographic units may experience weak
                                        economic conditions and housing markets.
                                        This may cause higher rates of loss and
                                        delinquency. See "The Mortgage Pool" in
                                        the prospectus supplement to see if any
                                        of these or other types of special risk
                                        loans are included in the mortgage pool
                                        applicable to your securities.

Credit enhancements may be          This prospectus supplement related to your
limited or reduced and this may     securities may specify that credit
cause your securities to bear       enhancements will provide some protection to
more risk of mortgagor defaults.    cover various losses on the underlying
                                    mortgage loans. The forms of credit
                                    enhancement include (but are not limited to) the following: subordination of one or more classes of securities to other classes of securities in the same series evidencing beneficial ownership in the same pool of collateral or different pools; having assets in the trust with a greater amount of aggregate principal balance than the aggregate principal balance of the securities in a series; an insurance policy on a particular class of securities; a letter of credit; a mortgage pool insurance policy; a reserve fund; or any combination of the above. See "Credit Support" in this prospectus. See also "Credit Enhancement" in the prospectus supplement in order to see what forms of credit enhancements apply to your securities.

                                    Regardless of the form of credit
                                    enhancement, an investor should be aware that:

                                     o  The amount of coverage is usually
                                        limited;

                                     o  The amount of coverage will usually be
                                        reduced over time according to a
                                        schedule or formula;

                                     o  The particular forms of credit
                                        enhancement may provide coverage only to some types of losses on the mortgage loans, and not to other types of losses;

                                     o  The particular forms of credit
                                        enhancement may provide coverage only to some certificates or notes and not other securities of the same series; and

                                     o  If the applicable rating agencies
                                        believe that the rating on the
                                        securities will not be adversely
                                        affected, some types of credit
                                        enhancement may be reduced or
                                        terminated.

The ratings of your securities      Any class of securities issued under this
may be lowered or withdrawn, and    prospectus and the accompanying prospectus
do not take into account risks      supplement will be rated in one of the four
other than credit risks which you   highest rating categories of at least one
will bear.                          nationally recognized rating agency. A
                                    rating is based on the adequacy of the value of the trust assets and any credit enhancement for that class, and reflects the rating agency's assessment of how likely it is that holders of the class of securities will receive the payments to which they are entitled. A rating does not constitute an assessment of how likely it is that principal prepayments on the underlying loans will be made, the degree to which the rate of prepayments might differ from that originally anticipated, or the likelihood that the securities will be redeemed early.
                                    A rating is not a recommendation to
                                    purchase, hold, or sell securities because it does not address the market price of the securities or the suitability of the securities for any particular investor.

                                    A rating may not remain in effect for any given period of time and the rating agency could lower or withdraw the rating, entirely in the future. For example, the rating agency could lower or withdraw its rating due to:

                                     o  a decrease in the adequacy of the value
                                        of the trust assets or any related
                                        credit enhancement, an adverse change in the financial or other condition of a credit enhancement provider, or

                                     o  a change in the rating of the credit
                                        enhancement provider's long-term debt.

                                    The amount, type, and nature of credit
                                    enhancement established for a class of
                                    securities will be determined on the basis of criteria established by each rating agency rating classes of the securities. These criteria are sometimes based on an actuarial analysis of the behavior of similar loans in a larger group. That analysis is often the basis on which each rating agency determines the amount of credit enhancement required for a class. The historical data supporting any actuarial analysis may not accurately reflect future experience, and the data derived from a large pool of similar loans may not accurately predict the delinquency, foreclosure, or loss experience of any a particular pool of mortgage loans.

Your yield may be reduced due to    The master servicer or another entity
the optional redemption of the      specified in the related prospectus
securities or the options           supplement may elect to repurchase all of
repurchase of underlying mortgage   the assets of the trust if the aggregate
loans.                              outstanding principal balance of those
                                    assets is less than a percentage of their initial outstanding principal amount specified in the prospectus supplement. This kind of event will subject the trust related to your securities to early retirement and would affect the average life and yield of each class of securities in those series.
                                    See "Yield, Prepayment and Maturity
                                    Considerations" in this prospectus and in the accompanying prospectus supplement.

The yield, market price, rating     A trust may include one or more financial
and liquidity of your securities    instruments including interest rate or other
may be reduced if the provider of   swap agreements and interest rate cap or
any financial instrument defaults   floor agreements. These financial
or is downgraded.                   instruments provide protection against some
                                    types of risks or provide specific cashflow characteristics for one or more classes of a series. The protection or benefit to be provided by any specific financial instrument will be dependent on, among other things, the credit strength of the provider of that financial instrument. If that provider were to be unable or unwilling to perform its obligations under the financial instrument, the securityholders of the applicable class or classes would bear that credit risk. This could cause a material adverse effect on the yield to maturity, the rating or the market price and liquidity for that class. For example, suppose a financial instrument is designed to cover the risk that the interest rates on the mortgage assets that adjust based on one index will be less than the interest rate payable on the securities based on another index. If that financial instrument does not perform, then the investors will bear basis risk, or the risk that their yield will be reduced if the first index declines relative to the second. Even if the provider of a financial instrument performs its obligations under that financial instrument, a withdrawal or reduction in a credit rating assigned to that provider may adversely affect the rating or the market price and liquidity of the applicable class or classes of securities.

                          DESCRIPTION OF THE SECURITIES

General

      The securities will be issued in one or more series. Each series of certificates will be issued under separate pooling and servicing agreements among the depositor, the master servicer and the trustee for the related series identified in the related prospectus supplement. Each series of notes will be issued under separate indentures between the related issuer and the trustee for the related series identified in the related prospectus supplement. The trust for each series of notes will be created under an owner trust agreement between the depositor and the owner trustee. The following summaries describe provisions common to each series. The summaries do not purport to be complete, but together with the related prospectus supplement they describe the material provisions of the agreements relating to each series.

      Each series will consist of one or more classes of securities, one or more of which may consist of accrual securities, floating rate securities, interest only securities or principal only securities. A series may also include one or more classes of subordinate securities. A class of subordinate securities will be offered by this prospectus and by the related prospectus supplement, as specified, only if rated by a rating agency in at least its fourth highest applicable rating category. If stated in the related prospectus supplement, the mortgage assets in a trust may be divided into multiple groups of individual mortgage assets, or asset groups, which share similar characteristics. These mortgage assets are aggregated into separate groups and the securities of each separate class will evidence beneficial ownership of, or be secured by, each corresponding asset group.

      The securities for each series will be issued in fully registered form, in the minimum original principal amount, notional amount or percentage interest specified in the related prospectus supplement. The transfer of the securities may be registered, and the securities may be exchanged, without the payment of any service charge payable in connection with the registration of transfer or exchange. However, the trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of securities. If stated in the related prospectus supplement, one or more classes of a series may be available in book-entry form only.

Distributions on the Securities

      Commencing on the date specified in the related prospectus supplement, distributions of principal and interest on the securities will be made on each distribution date to the extent of the Available Distribution Amount as described in the related prospectus supplement.

      Distributions of interest on securities which receive interest will be made periodically at the intervals and at the security interest rate specified or, for floating rate securities, determined in the manner described in the related prospectus supplement. Interest on the securities will be calculated as described in the related prospectus supplement.

      Distributions of principal of and interest on securities of a series will be made by check mailed to securityholders of that series registered on the close of business on the record date specified in the related prospectus supplement at their addresses appearing on the security register. However, distributions may be made by wire transfer in the circumstances described in the related prospectus supplement, and the final distribution in retirement of a security will be made only on presentation and surrender of that security at the corporate trust office of the trustee for that series or another office of the trustee as specified in the prospectus supplement. If specified in the related prospectus supplement, the securities of a series or some classes of a series may be available only in book-entry form. See "Book-Entry Registration" in this prospectus.

      For information regarding reports to be furnished to securityholders concerning a distribution, see "The Agreements--Reports to Securityholders."

      Single Class Series. For a series other than a multiple class series, distributions on the securities on each distribution date will, in most cases, be allocated to each security entitled to those distributions on the basis of the undivided percentage interest evidenced by that security in the trust or on the basis of their outstanding principal amounts or notional amounts. If the mortgage assets for a series have adjustable or variable interest or pass-through rates, then the security interest rate of the related securities may also vary, due to changes in those rates and due to prepayments on loans comprising or underlying the related mortgage assets. If the mortgage assets for a series have fixed interest or pass-through rates, then the security interest rate on the related securities may be fixed, or may vary, to the extent prepayments cause changes in the weighted average interest rate or pass-through rate of the mortgage assets. If the mortgage assets have lifetime or periodic adjustment caps on their respective pass-through rates, then the security interest rate on the related securities may also reflect those caps.

      Multiple Class Series. Each security of a multiple class series will have a principal amount or a notional amount and a specified security interest rate, which may be zero. Interest distributions on a multiple class series will be made on each security entitled to an interest distribution on each distribution date at the security interest rate specified. For floating rate securities, interest distributions will be determined as described in the related prospectus supplement, to the extent funds are available in the Payment Account, subject to any subordination of the rights of any subordinate securities to receive current distributions. See "Subordinate Securities" and "Credit Support" in this prospectus.

      Interest on all securities of a multiple class series currently entitled to receive interest will be distributed on the distribution date specified in the related prospectus supplement, to the extent funds are available in the Payment Account, subject to any subordination of the rights of any subordinate class to receive current distributions. See "Subordinate Securities" and "Credit Support" in this prospectus. Distributions of interest on a class of accrual securities will commence only after the related Accrual Termination Date. On each distribution date prior to and including the Accrual Termination Date, interest on the class of accrual securities will accrue and the amount of interest accrued on that distribution date will be added to the principal balance of that class on the related distribution date. On each distribution date after the Accrual Termination Date, interest distributions will be made on classes of accrual securities on the basis of the current principal balance of that class.

      The securities of a multiple class series may include one or more classes of floating rate securities. The security interest rate of a floating rate security will be a variable or adjustable rate, subject to a maximum floating rate, a minimum floating rate, or both. For each class of floating rate securities, the related prospectus supplement will describe the initial floating rate or the method of determining it, the interest accrual period, and the formula, index, or other method by which the floating rate will be determined.

      A series may include one or more classes of interest only securities, principal only securities, or both. Payments received from the mortgage assets will be allocated on the basis of the interest of each class in the principal component of the distributions, the interest component of the distributions, or both. Those distributions will be further allocated on a pro rata basis among the securities within each class.

      In the case of a multiple class series, the timing, sequential order, priority of payment or amount of distributions of principal, and any schedule or formula or other provisions applicable to any of those determinations for each class of securities shall be as described in the related prospectus supplement. A multiple class series may contain two or more classes of securities as to which distributions of principal or interest or both on any class may be made on the occurrence of specified events, in accordance with a schedule or formula, including planned amortization classes and targeted amortization classes, or on the basis of collections from designated portions of the trust.

      Subordinate Securities. One or more classes of a series may consist of subordinate securities. Subordinate securities may be included in a series to provide credit support as described in this prospectus under "Credit Support" in lieu of or in addition to other forms of credit support. The extent of subordination of a class of subordinate securities may be limited as described in the related prospectus supplement. See "Credit Support." If the mortgage assets are divided into separate asset groups with separate classes of securities, credit support may be provided by a cross-support feature which requires that distributions be made to senior securities evidencing beneficial ownership of one asset group prior to making distributions on subordinate securities evidencing a beneficial ownership interest in another asset group within the trust. Subordinate securities will not be offered by this prospectus or by the related prospectus supplement unless they are rated in one of the four highest rating categories by at least one rating agency. As to any series of notes, the equity certificates, insofar as they represent the beneficial ownership interest in the issuer, will be subordinate to the related notes.

Categories of Classes of Securities

      In general, classes of pass-through securities fall into different categories. The following chart identifies and describes some typical categories. The prospectus supplement for a series of securities may identify the classes which comprise the series by reference to the following categories.

                                                      Description
Categories of Classes                               Principal Types
---------------------                               ---------------
Accretion directed..................   A class that receives principal payments
                                       from the accreted interest from specified accrual classes. An accretion directed class also may receive principal payments from principal paid on the underlying mortgage assets or other assets of the trust fund for the related series.

Component securities................   A class consisting of "components." The
                                       components of a class of component
                                       securities may have different principal
                                       and interest payment characteristics but together constitute a single class. Each component of a class of component securities may be identified as falling into one or more of the categories in this chart.

Notional amount securities..........   A class having no principal balance and
                                       bearing interest on the related notional amount. The notional amount is used for purposes of the determination of interest distributions.

Planned principal class or PACs.....   A class that is designed to receive
                                       principal payments using a predetermined principal balance schedule derived by assuming two constant prepayment rates for the underlying mortgage assets. These two rates are the endpoints for the "structuring range" for the planned principal class. The planned principal classes in any series of securities may be subdivided into different categories, for example, primary planned principal classes, secondary planned principal classes and so forth, having different effective structuring ranges and different principal payment priorities.
                                       The structuring range for the secondary
                                       planned principal class of a series of
                                       securities will be narrower than that for the primary planned principal class of the series.

Scheduled principal class ..........   A class that is designed to receive
                                       principal payments using a predetermined principal balance but is not designated as a planned principal class or targeted principal class. In many cases, the schedule is derived by assuming two
                                       constant prepayment rates for the
                                       underlying mortgage assets. These two
                                       rates are the endpoints for the
                                       "structuring range" for the scheduled
                                       principal class.

Sequential pay......................   Classes that receive principal payments
                                       in a prescribed sequence, that do not
                                       have predetermined principal balance
                                       schedules and that under all
                                       circumstances receive payments of
                                       principal continuously from the first
                                       distribution date on which they receive
                                       principal payments before or after all
                                       other classes in the same series of
                                       securities may be identified as a
                                       sequential pay class.

Strip...............................   A class that receives a constant
                                       proportion, or "strip," of the principal payments on the underlying mortgage assets or other assets of the trust fund.

Support class (also sometimes
referred to as "companion
classes") principal classes.........   A class that receives principal payments
                                       on any distribution date only if
                                       scheduled payments have been made on
                                       specified planned principal classes,
                                       targeted principal classes or scheduled

Targeted principal class or TACs....   A class that is designed to receive
                                       principal payments using a predetermined principal balance schedule derived by assuming a single constant prepayment rate for the underlying mortgage assets.
                                       Interest Types.

Lockout.............................   A senior class that does not receive
                                       principal payments for a specific period of time.

Fixed rate..........................   A class with an interest rate that is
                                       fixed throughout the life of the class.

Floating rate.......................   A class with an interest rate that resets
                                       periodically based on a designated index and that varies directly with changes in the index.

Inverse floating rate...............   A class with an interest rate that resets
                                       periodically based on a designated index that varies inversely with changes in the index.

Variable rate.......................   A class with an interest rate that resets
                                       periodically and is calculated by
                                       reference to the rate or rates of
                                       interest applicable to specified assets
                                       or instruments, for example, the mortgage rates borne by the underlying mortgage loans.

Interest only.......................   A class that receives some or all of the
                                       interest payments made on the underlying mortgage assets or other assets of the trust fund and little or no principal.
                                       Interest only classes have either a
                                       nominal principal balance or a notional
                                       amount. A nominal principal balance
                                       represents actual principal that will be paid on the class. It is referred to as nominal since it is extremely small compared to other classes. A notional amount is the amount used as a reference to calculate the amount of interest due on an interest only class that is not entitled to any distributions of principal.

Principal only......................   A class that does not bear interest and
                                       is entitled to receive only distributions of principal.

Partial accrual.....................   A class that accretes a portion of the
                                       amount of accrued interest on it, which
                                       amount will be added to the principal
                                       balance of the class on each applicable
                                       distribution date, with the remainder of the accrued interest to be distributed currently as interest on the class. The accretion may continue until a specified event has occurred or until the partial accrual class is retired.

Accrual.............................   A class that accretes the amount of
                                       accrued interest otherwise distributable on the class, which amount will be added as principal to the principal balance of the class on each applicable distribution date. The accretion may continue until some specified event has occurred or until the accrual class is retired.

Funding Account

      The related agreement may provide for the transfer by the seller of additional loans to the related trust after the closing date. The additional loans will be required to conform to the requirements described in the related prospectus supplement. As specified in the related prospectus supplement, the transfer may be funded by the establishment of a Funding Account. If a Funding Account is established, all or a portion of the proceeds of the sale of one or more classes of securities of the related series or a portion of collections on the loans of principal will be deposited in that account to be released as additional loans are transferred. In most cases, all amounts deposited in a Funding Account will be required to be invested in eligible investments, as described under "The Agreements--Investment of Funds" in this prospectus. The amount held in those eligible investments shall at no time exceed 25% of the aggregate outstanding principal balance of the securities. The related agreement or other agreement providing for the transfer of additional loans will provide that all those transfers must be made within 3 months after the closing date. Amounts set aside to fund those transfers, whether in a Funding Account or otherwise, and not so applied within the required period of time will be deemed to be principal prepayments and applied in the manner described in that prospectus supplement. A Funding Account can affect the application of the requirements under ERISA. See "ERISA Considerations."

Optional Termination

      The master servicer or another entity designated in the related prospectus supplement may have the option to cause an early termination of a trust. This would be effected by repurchasing all of the mortgage assets from that trust on or after a date specified in the related prospectus supplement, or on or after that time as the aggregate outstanding principal amount of the mortgage assets is less than their initial aggregate principal amount times a percentage, not greater than 25%, stated in the related prospectus supplement. The repurchase price will be at least equal to the entire unpaid principal balance, plus accrued and unpaid interest, of the securities that are the subject of that optional termination. In the case of a trust for which a REMIC election or elections have been made, the trustee shall receive a satisfactory opinion of counsel that the repurchase price will not jeopardize the REMIC status of the REMIC or REMICs, and that the optional termination will be conducted so as to constitute a "qualified liquidation" under Section 860F of the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code. See "The Agreements--Termination."

      In addition to the optional repurchase of the property in the related trust, a holder of the Call Class may have the right, solely at its discretion, to terminate the related trust and by that termination effect early retirement of the certificates of the series, on any distribution date after the 12th distribution date following the date of initial issuance of the related series of certificates and until the date when the optional termination rights of the master servicer or other entity specified in the related prospectus supplement become exercisable. The Call Class will not be offered under the prospectus supplement. That call will be of the entire trust at one time; multiple calls as to any series of certificates will not be permitted. In the case of a call, the holders of the certificates will be paid a price equal to the Call Price. To exercise the call, the Call Class certificateholder must remit to the related trustee for distribution to the certificateholders, funds equal to the Call Price. If those funds are not deposited with the related trustee, the certificates of that series will remain outstanding. In addition, in the case of a trust for which a REMIC election or elections have been made, this termination will be effected in a manner consistent with applicable Federal income tax regulations and its status as a REMIC. In connection with a call by the Call Class certificateholder, the final payment to the certificateholders will be made on surrender of the related certificates to the trustee. Once the certificates have been surrendered and paid in full, there will not be any further liability to certificateholders.

      In the event of an optional termination as described in the preceding two paragraphs, the trust and the securityholders will have no continuing liability as sellers of assets of the trust fund.

Book-entry Registration

      The securities may be issued in book-entry form in the minimum denominations specified in the prospectus supplement and integral multiples of those minimum denominations. Each class will be represented by a single security registered in the name of the nominee of the Depository Trust Company, or DTC, a limited-purpose trust company organized under the laws of the State of New York. In most cases, a securityowner will be entitled to receive a security issued in fully registered, certificated form, or definitive security, representing that person's interest in the securities only if the book-entry system for the securities is discontinued, as described in the fifth paragraph below. Unless and until definitive securities are issued, it is anticipated that the only securityholder of the securities will be Cede & Co., as nominee of DTC. Securityowners will not be registered securityholders or registered holders under the related agreement. Securityowners will only be permitted to exercise the rights of securityholders indirectly through DTC participants. For each series of certificates or notes, securityowners and securityholders will be referred to as certificate owners and certificateholders or noteowners and noteholders, respectively.

      DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. Indirect access to the DTC system also is available to indirect participants, entities that clear through or maintain a custodial relationship with a participant.

      Securityowners that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of securities may do so only though participants and indirect participants. Because DTC can only act on behalf of participants and indirect participants, the ability of a securityowner to pledge that owner's security to persons or entities that do not participate in the DTC system, or otherwise take actions relating to that security, may be limited. In addition, under a book-entry format, securityowners may experience some delay in their receipt of principal and interest distributions on the securities since those distributions will be forwarded to DTC and DTC will then forward those distributions to its participants which in turn will forward them to indirect participants or securityowners.

      Under DTC rules, DTC participants may make book-entry transfers among participants through DTC facilities for the securities. DTC, as registered holder, is required to receive and transmit principal and interest distributions and distributions on the securities. Participants and indirect participants with which securityowners have accounts for securities similarly are required to make book-entry transfers and receive and transmit those distributions on behalf of their respective securityowners. Accordingly, although securityowners will not possess certificates or notes, the DTC rules provide a mechanism by which securityowners will receive distributions and will be able to transfer their interests.

      The depositor understands that DTC will take any action permitted to be taken by a securityholder under the related agreement only at the direction of one or more participants to whose account with DTC the securities are credited. Additionally, the depositor understands that DTC will take those actions for holders of a specified interest in the certificates or notes or holders having a specified voting interest only at the direction of and on behalf of participants whose holdings represent that specified interest or voting interest. DTC may take conflicting actions as to other holders of securities to the extent that those actions are taken on behalf of participants whose holdings represent that specified interest or voting interest.

      DTC may discontinue providing its services as securities depository for the securities at any time by giving reasonable notice to the depositor or the trustee. Under those circumstances, in the event that a successor securities depository is not obtained, definitive securities will be printed and delivered. In addition, the depositor may at its option elect to discontinue use of the book-entry system through DTC. In that event, too, definitive securities will be printed and delivered.

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Payment Delays

      For any series, a period of time will elapse between receipt of payments or distributions on the mortgage assets and the distribution date on which those payments or distributions are passed through to securityholders. This delay will effectively reduce the yield that would otherwise be obtained if payments or distributions were distributed on or near the date of receipt. The related prospectus supplement may describe an example of the timing of receipts and the distribution of those receipts to securityholders.

Principal Prepayments

      For a series for which the mortgage assets consist of loans or participation interests in those loans, when a loan prepays in full, the borrower will in most cases be required to pay interest on the amount of prepayment only to the prepayment date. In addition, the prepayment may not be required to be passed through to securityholders until the month following receipt. The effect of these provisions is to reduce the aggregate amount of interest which would otherwise be available for distributions on the securities, thus effectively reducing the yield that would be obtained if interest continued to accrue on the loan until the date on which the principal prepayment was scheduled to be paid. To the extent specified in the related prospectus supplement, this effect on yield may be mitigated by, among other things, an adjustment to the servicing fee otherwise payable to the master servicer or servicer for those prepaid loans. See "Servicing of Loans--Advances."

Timing of Reduction of Principal Balance

      A multiple class series may provide that, for purposes of calculating interest distributions, the principal amount of the securities is deemed reduced as of a date prior to the distribution date on which principal on those securities is actually distributed. Consequently, the amount of interest accrued during any Interest Accrual Period will be less than the amount that would have accrued on the actual principal balance of the security outstanding. The effect of those provisions is to produce a lower yield on the securities than would be obtained if interest were to accrue on the securities on the actual unpaid principal amount of those securities to each distribution date. The related prospectus supplement will specify the time at which the principal amounts of the securities are determined or are deemed to reduce for purposes of calculating interest distributions on securities of a multiple class series.

Interest or Principal Only Securities

      A lower rate of principal prepayments, net of any portion reinvested in Draws, than anticipated will negatively affect the yield to investors in principal only securities, and a higher rate of principal prepayments, net of any portion reinvested in Draws, than anticipated will negatively affect the yield to investors in interest only securities. The prospectus supplement for a series including those securities will include a table showing the effect of various levels of prepayment on yields on those securities. The tables will be intended to illustrate the sensitivity of yields to various prepayment rates and will not be intended to predict, or provide information which will enable investors to predict, yields or prepayment rates.

Funding Account

      If the applicable agreement for a series of securities provides for a Funding Account or other means of funding the transfer of additional loans to the related trust, as described under "Description of the Securities--Funding Account" in this prospectus, and the trust is unable to acquire those additional loans within any applicable time limit, the amounts set aside for that purpose may be applied as principal payments on one or more classes of securities of that series. See "Risk Factors--Yield, Prepayment and Maturity."

Final Scheduled Distribution Date

      The final scheduled distribution date of each class of any series other than a multiple class series will be the distribution date following the latest stated maturity of any mortgage asset in the related trust. The final scheduled distribution date of each class of any multiple class series, if specified in the related prospectus supplement, will be the date, calculated on the basis of the assumptions applicable to the related series, on which the aggregate principal balance of that class will be reduced to zero. Since prepayments on the loans underlying or comprising the mortgage assets will be used to make distributions in reduction of the outstanding principal amount of the securities, it is likely that the actual maturity of any class will occur earlier, and may occur substantially earlier, than its final scheduled distribution date.

Prepayments and Weighted Average Life

      Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of the principal of that security will be repaid to the investor. The weighted average life of the securities of a series will be influenced by the rate at which principal on the loans comprising or underlying the mortgage assets for those securities is paid, which may be in the form of scheduled amortization or prepayments. For this purpose, prepayments include those prepayments made in whole or in part, and liquidations due to default.

      The rate of principal prepayments on pools of housing loans is influenced by a variety of economic, demographic, geographic, legal, tax, social and other factors. The rate of prepayments of conventional housing loans has fluctuated significantly in recent years. In most cases, however, if prevailing mortgage market interest rates fall significantly below the interest rates on the loans comprising or underlying the mortgage assets for a series, those loans are likely to prepay at rates higher than if prevailing interest rates remain at or above the interest rates borne by those loans. In this regard, it should be noted that the loans comprising or underlying the mortgage assets of a series may have different interest rates, and the stated pass-through or interest rate of some of the mortgage assets or the security interest rate on the securities may be a number of percentage points less than interest rates on those loans. In addition, the weighted average life of the securities may be affected by the varying maturities of the loans comprising or underlying the mortgage assets. If any loans comprising or underlying the mortgage assets for a series have actual terms-to-stated maturity of less than those assumed in calculating the final scheduled distribution date of the related securities, one or more class of the series may be fully paid prior to its final scheduled distribution date, even in the absence of prepayments and a reinvestment return higher than assumed.

      Prepayments on loans are commonly measured relative to a prepayment standard or model, such as the CPR prepayment model or the SPA prepayment model. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of those loans. SPA represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans. A prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of those loans in the first month of the life of the loans and an additional 0.2% per annum in each month after that month until the thirtieth month. Beginning in the thirtieth month and in each month after that month during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum.

      Neither CPR or SPA nor any other prepayment model or assumption purports to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the loans underlying or comprising the mortgage assets. Thus, it is likely that prepayment of any loans comprising or underlying the mortgage assets for any series will not conform to any level of CPR or SPA.

      The prospectus supplement for each multiple class series may describe the prepayment standard or model used to prepare the illustrative tables showing the weighted average life of each class of that series under a given set of prepayment assumptions. The related prospectus supplement may also describe the percentage of the initial principal balance of each class of that series that would be outstanding on specified distribution dates for that series based on the assumptions stated in that prospectus supplement, including assumptions that prepayments on the loans comprising or underlying the related mortgage assets are made at rates corresponding to various percentages of CPR, SPA or at other rates specified in that prospectus supplement. The tables and assumptions are intended to illustrate the sensitivity of weighted average life of the securities to various prepayment rates. They will not be intended to predict or to provide information which will enable investors to predict the actual weighted average life of the securities or prepayment rates of the loans comprising or underlying, the related mortgage assets.

Other Factors Affecting Weighted Average Life

      Type of Loan. Some types of loans may experience a rate of principal prepayments which is different from the principal prepayment rate for conventional fixed rate loans or from other adjustable rate loans. These include:

      o     revolving credit loans,

      o     Additional Collateral Loans,

      o     ARM loans,

      o     Balloon Loans,

      o     Bi-Weekly Loans,

      o     GEM Loans,

      o     GPM Loans, or

      o     Buy-Down Loans.

      In the case of negatively amortizing ARM loans, if interest rates rise without a simultaneous increase in the related scheduled payment, deferred interest and negative amortization may result. However, borrowers may pay amounts in addition to their scheduled payments in order to avoid that negative amortization and to increase tax deductible interest payments. To the extent that any of those mortgage loans negatively amortize over their respective terms, future interest accruals are computed on the higher outstanding principal balance of that mortgage loan and a smaller portion of the scheduled payment is applied to principal than would be required to amortize the unpaid principal over its remaining term. Accordingly, the weighted average life of those loans will increase. During a period of declining interest rates, the portion of each scheduled payment in excess of the scheduled interest and principal due will be applied to reduce the outstanding principal balance of the related loan, resulting in accelerated amortization of that negatively amortizing ARM loan. This acceleration in amortization of the principal balance of any negatively amortizing ARM loan will shorten the weighted average life of that mortgage loan. The application of partial prepayments to reduce the outstanding principal balance of a negatively amortizing ARM loan will tend to reduce the weighted average life of the mortgage loan and will adversely affect the yield to holders who purchased their securities at a premium, if any, and holders of an interest only class.

      If the loans comprising or underlying the mortgage assets for a series include ARM loans that permit the borrower to convert to a long-term fixed interest rate loan if specified in the related prospectus supplement, some entity may be obligated to repurchase any loan so converted. This conversion and repurchase would reduce the average weighted life of the securities of the related series.

      Some of the revolving credit loans are not expected to significantly amortize during the related Repayment Period. As a result, a borrower will, in most cases, be required to pay a substantial principal amount at the maturity of the revolving credit loan. Because of the payment terms of Balloon Loans, there is a risk that those mortgage loans and revolving credit loans and Additional Collateral Loans that require substantial principal payments at maturity may default at maturity, or that the maturity of those mortgage loans may be extended in connection with a workout. Based on the amortization schedule of those mortgage loans, such payment is expected to be the entire or a substantial amount of the original principal balance. Payment of a substantial principal amount at maturity will usually depend on the mortgagor's ability to obtain refinancing of those mortgage loans, to sell the mortgaged property prior to the maturity of that loan or to otherwise have sufficient funds to make that final payment. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including, without limitation:

      o     real estate values,

      o     the mortgagor's financial situation,

      o     prevailing mortgage market interest rates,

      o     the mortgagor's equity in the related mortgaged property,

      o     tax laws, and

      o     prevailing general economic conditions.

      In most cases, none of the depositor, the master servicer, or any of their affiliates will be obligated to refinance or repurchase any mortgage loan or to sell the mortgaged property.

      A GEM Loan provides for scheduled annual increases in the borrower's scheduled payment. Because the additional portion of the scheduled payment is applied to reduce the unpaid principal balance of the GEM Loan, the stated maturity of a GEM Loan will be significantly shorter than the 25 to 30 year term used as the basis for calculating the installments of principal and interest applicable until the first adjustment date.

      Revolving credit loans may provide for future Draws to be made only in specified minimum amounts, or alternatively may permit Draws to be made by check or through a credit card in any amount. A pool of revolving credit loans subject to the latter terms may be likely to remain outstanding longer with a higher aggregate principal balance than a pool of revolving credit loans with the former terms, because of the relative ease of making new Draws. Furthermore, revolving credit loans may have gross margins that may vary under some circumstances over the term of the loan. In extremely high market interest rate scenarios, securities backed by revolving credit loans with rates subject to substantially higher maximum rates than typically apply to revolving credit loans may experience rates of default and liquidation substantially higher than those that have been experienced on other revolving credit loan pools.

      For any series of securities backed by revolving credit loans, provisions governing whether future Draws on the revolving credit loans will be included in the trust will have a significant effect on the rate and timing of principal payments on the securities. As a result of the payment terms of the revolving credit loans or of the mortgage note provisions relating to future Draws, there may be no principal payments on those securities in any given month. In addition, it is possible that the aggregate Draws on revolving credit loans included in a pool may exceed the aggregate payments of principal on those revolving credit loans for the related period. If specified in the related prospectus supplement, a series of securities may provide for a period during which all or a portion of the principal collections on the revolving credit loans are reinvested in additional balances or are accumulated in a trust account pending commencement of an amortization period relating to the securities.

      For revolving credit loans, due to the unpredictable nature of principal payments, the rates of principal payments for those loans may be more volatile than for typical first lien loans. To the extent these principal payments are being reinvested on Draws on other revolving credit loans in the pool, principal payments will be further reduced.

      The prepayment experience for manufactured home loans will, in most cases, not correspond to the prepayment experience on other types of housing loans.

      Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the loans which are foreclosed in relation to the number of loans which are repaid in accordance with their terms will affect the weighted average life of the loans and that of the related series of securities. Servicing decisions made relating to the loans, including the use of payment plans prior to a demand for acceleration and the restructuring of loans in bankruptcy proceedings, may also have an impact on the payment patterns of particular loans. In particular, the return to holders of securities who purchased their securities at a premium, if any, and the yield on an interest only class may be adversely affected by servicing policies and decisions relating to foreclosures.

      Due on Sale Clauses. The acceleration of prepayment as a result of various transfers of the mortgaged property securing a loan is another factor affecting prepayment rates. Most types of mortgage loans may include "due-on-sale" clauses. In most cases, the servicer of loans constituting or underlying the mortgage assets for a series will be required, to the extent it knows of any conveyance or prospective conveyance of the related residence by any borrower, to enforce any applicable "due-on-sale" clause in the manner it enforces those clauses on other similar loans in its portfolio. FHA loans and VA loans are not permitted to contain "due-on-sale" clauses and are freely assumable by qualified persons. However, as homeowners move or default on their housing loans, the mortgaged property is usually sold and the loans prepaid, even though, by their terms, the loans are not "due-on-sale" and could have been assumed by new buyers.

      Optional Termination. The entity specified in the related prospectus supplement may cause an early termination of the related trust by its repurchase of the remaining mortgage assets in that trust. See "Description of the Securities--Optional Termination."

                                 THE TRUST FUNDS

      The trust for each series will be held by the trustee for the benefit of the related securityholders. Each trust will consist of:

      o     the mortgage assets;

      o amounts held from time to time in the Collection Account and the Payment Account established for that series;

      o     mortgaged property;

      o     the credit line agreements related to any revolving credit loans;

      o any reserve fund for that series, if specified in the related prospectus supplement; the subservicing agreements, if any, relating to loans in the trust;

      o any primary mortgage insurance policies relating to loans in the trust;

      o any pool insurance policy, any special hazard insurance policy, any bankruptcy bond or other credit support relating to the series;

      o eligible investment of funds held in any Eligible Account of the trust, or any guaranteed investment contract for the investment of those funds; and

      o any other instrument or agreement relating to the trust and described in the related prospectus supplement, which may include an interest rate swap agreement or an interest rate cap agreement or similar agreement issued by a bank, insurance company or savings and loan association.

Some of the items listed above may be held outside of the trust. The value of any guaranteed investment contract held by a trust will not exceed 10% of the total assets of the trust.

      Any Retained Interests which are received on a private mortgage-backed security or loan comprising the mortgage assets for a series will not be included in the trust for that series. Instead, that Retained Interest will be retained by or payable to the originator, servicer or seller of that private mortgage-backed security or loan, free and clear of the interest of securityholders under the related agreement.

      Mortgage assets in the trust for a series may consist of any combination of the following to the extent and as specified in the related prospectus supplement:

      o     private mortgage-backed securities;

      o mortgage loans or participation interests in those mortgage loans and manufactured home loans or participation interests in those manufactured home loans; or

      o     Agency Securities.

Unless otherwise indicated, references to the term "mortgage loans" or "loans" includes closed-end loans and revolving credit loans. In connection with a series of securities backed by revolving credit loans, if the related prospectus supplement indicates that the pool consists of specified balances of the revolving credit loans, then the term revolving credit loans in this prospectus refers only to those balances.

      As of the closing date, no more than 5% of the loans or securities, as applicable, relative to the aggregate asset pool balance, will deviate from the characteristics of the loans or securities as described in the prospectus supplement. Loans which comprise the mortgage assets will be purchased by the depositor directly or through an affiliate in the open market or in privately negotiated transactions from the seller.

      Some of the loans may have been originated by an affiliate of the depositor. Participation interests in loans may be purchased by the depositor, or an affiliate, under a participation agreement. See "The
Agreements--Assignment of Mortgage Assets."

      Any mortgage securities underlying any certificates will (i) either (a) have been previously registered under the Securities Act, or (b) will be eligible for sale under Rule 144(k) under the Securities Act, and (ii) will be acquired in secondary market transactions from persons other than the issuer or its affiliates. Alternatively, if the mortgage securities were acquired from their issuer or its affiliates, or were issued by the depositor or any of its affiliates, then the mortgage securities will be registered under the Securities Act at the same time as the certificates.

      Each trust will be established under either a pooling and servicing agreement, or an owner trust agreement, that limits the activities of the trust to those necessary or incidental to the securities. Each trust will issue only one series of securities, and will not be authorized to incur other obligations. As a result of the limited purpose and activities of each trust, the possibility that any trust will be involved in a bankruptcy proceeding is remote. At the time that each series of securities is issued, the issuer will deliver an opinion of counsel, acceptable to the rating agencies rating the series, addressing the effect on the trust of the bankruptcy of the depositor, or of the transferor of the trust's assets to the depositor. That opinion will state that in the event of that bankruptcy, the assets of the trust would not be treated as property of the depositor or the transferor and therefore would not be subject to an automatic stay in those bankruptcy proceedings.

Private Mortgage-Backed Securities

      General. Private mortgage-backed securities may consist of:

      o mortgage pass-through certificates, evidencing an undivided interest in a pool of loans;

      o     collateralized mortgage obligations secured by loans; or

      o pass-through certificates representing beneficial interests in Agency Securities.

Private mortgage-backed securities will have been issued under a private mortgage-backed securities agreement, or PMBS agreement. The seller/servicer of the underlying loans will have entered into the PMBS agreement with the private mortgage-backed securities trustee, or PMBS trustee. The PMBS trustee or its agent, or a custodian, will possess the loans underlying that private mortgage-backed security. Loans underlying a private mortgage-backed security will be serviced by the PMBS servicer directly or by one or more subservicers who may be subject to the supervision of the PMBS servicer. The PMBS servicer will be a Fannie Mae- or Freddie Mac-approved servicer and, if FHA loans underlie the private mortgage backed securities, approved by HUD as a FHA mortgagee.

      The private mortgage-backed securities issuer, or PMBS issuer, will be a financial institution or other entity engaged in the business of mortgage lending, a public agency or instrumentality of a state, local or federal government, or a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling housing loans to those trusts, and selling beneficial interests in those trusts. In some cases, the PMBS issuer may be the depositor or an affiliate of the depositor. The obligations of the PMBS issuer will, in most cases, be limited to various representations and warranties relating to the assets conveyed by it to the related trust. In most cases, the PMBS issuer will not have guaranteed any of the assets conveyed to the related trust or any of the private mortgage-backed securities issued under the PMBS agreement. Additionally, although the loans underlying the private mortgage backed securities may be guaranteed by an agency or instrumentality of the United States, the private mortgage-backed securities themselves will not be so guaranteed.

      Distributions of principal and interest will be made on the private mortgage-backed securities on the dates specified in the related prospectus supplement. The private mortgage-backed securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the private mortgage-backed securities by the PMBS trustee or the PMBS servicer. The PMBS issuer or the PMBS servicer may have the right to repurchase assets underlying the private mortgage-backed securities after a specified date or under other circumstances specified in the related prospectus supplement.

      Underlying Loans. The loans underlying the private mortgage-backed securities may consist of:

      o     revolving credit loans,

      o fixed rate, level payment, fully amortizing loans or Additional Collateral Loans,

      o     GEM Loans,

      o     GPM Loans,

      o     Balloon Loans,

      o     Buy-Down Loans,

      o     Bi-Weekly Loans,

      o     ARM loans, or

      o     loans having other special payment features.

Loans may be secured by single family property which is property consisting of one- to four-family attached or detached residential housing including Cooperative Dwellings, manufactured homes, or, in the case of Cooperative Loans, by an assignment of the proprietary lease or occupancy agreement relating to a Cooperative Dwelling and the shares issued by the related cooperative. The following criteria apply to most loans:

      o no loan will have had a Loan-to-Value Ratio, or LTV ratio, at origination in excess of 125%;

      o each loan will have had an original term to stated maturity of not less than 10 years and not more than 40 years;

      o no loan that was more than 30 days delinquent as to the payment of principal or interest will have been eligible for inclusion in the assets under the related PMBS agreement;

      o each loan, other than a Cooperative Loan, will be required to be covered by a standard hazard insurance policy which may be a blanket policy; and

      o each loan, other than a Cooperative Loan or a loan secured by a manufactured home or a junior lien, will be covered by a title insurance policy.

      Credit Support Relating to Private Mortgage-Backed Securities. Credit support in the form of reserve funds, subordination of other private mortgage certificates issued under the PMBS agreement, overcollateralization, letters of credit, insurance policies or other types of credit support may be provided for the loans underlying the private mortgage-backed securities or for the private mortgage-backed securities themselves. The type, characteristics and amount of credit support, if any, will be a function of various characteristics of the loans and other factors and will have been established for the private mortgage-backed securities on the basis of requirements of the rating agencies which initially assigned a rating to the private mortgage-backed securities.

      Additional Information. The prospectus supplement for a series for which the trust includes private mortgage-backed securities will specify:

      o the aggregate approximate principal amount and type of the private mortgage-backed securities to be included in the trust;

      o various characteristics of the loans which comprise the underlying assets for the private mortgage backed securities including:

      o the payment features of those loans, i.e., whether they are fixed rate or adjustable rate and whether they provide for fixed level payments or other payment features;

      o the approximate aggregate principal balance, if known, of underlying loans insured or guaranteed by a governmental entity;

      o     the servicing fee or range of servicing fees for the loans;

      o the minimum and maximum stated maturities of the underlying loans at origination;

      o the maximum original term-to-stated maturity of the private mortgage-backed securities;

      o the weighted average term-to-stated maturity of the private mortgage-backed securities;

      o the note interest rate, pass-through or certificate rate or ranges of those rates for the private mortgage-backed securities;

      o the weighted average note interest rate, pass-through or certificate rate of the private mortgage backed securities;

      o the PMBS issuer, the PMBS servicer, if other than the PMBS issuer, and the PMBS trustee for those private mortgage-backed securities;

      o various characteristics of credit support, if any, such as reserve funds, insurance policies, letters of credit or guarantees relating to the loans underlying the private mortgage-backed securities or to the private mortgage-backed securities themselves;

      o the terms on which the underlying loans for those private mortgage-backed securities may, or are required to, be purchased prior to their stated maturity or the stated maturity of the private mortgage-backed securities; and

      o the terms on which loans may be substituted for those originally underlying the private mortgage backed securities.

The Agency Securities

      All of the Agency Securities will be registered in the name of the trustee or its nominee or, in the case of Agency Securities issued only in book-entry form, a financial intermediary, which may be the trustee, that is a member of the Federal Reserve System or of a clearing corporation on the books of which the security is held. Each Agency Security will evidence an interest in a pool of mortgage loans and/or cooperative loans and/or in principal distributions and interest distributions on those loans. All of the Agency Securities in a trust will be issued or guaranteed by the United States or a United States government-sponsored agency.

      The descriptions of GNMA, Freddie Mac and Fannie Mae Certificates that are presented in the remaining paragraphs of this subsection are descriptions of certificates representing proportionate interests in a pool of mortgage loans and in the payments of principal and interest on those loans. GNMA, Freddie Mac or Fannie Mae may also issue mortgage-backed securities representing a right to receive distributions of interest only or principal only or disproportionate distributions of principal or interest or to receive distributions of principal and/or interest prior or subsequent to distributions on other certificates representing interests in the same pool of mortgage loans. In addition, any of those issuers may issue certificates representing interests in mortgage loans having characteristics that are different from the types of mortgage loans described under "The Mortgage Loans" in this prospectus. The terms of any of those certificates to be included in a trust and of the underlying mortgage loans will be described in the related prospectus supplement, and the descriptions that follow are subject to modification as appropriate to reflect the terms of any of those certificates that are actually included in a trust.

      GNMA. The Government National Mortgage Association, or GNMA, is a wholly-owned corporate instrumentality of the United States within the United States Department of Housing and Urban Development, or

HUD. Section 306(g) of Title III of the National Housing Act of 1934, as amended, or the Housing Act, authorizes GNMA to guarantee the timely payment of the principal of and interest on certificates representing interests in a pool of mortgages either:

      o insured by the Federal Housing Administration, or the FHA, under the Housing Act or under Title V of the Housing Act of 1949, or

      o partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or under Chapter 37 of Title 38, United States Code.

      Section 306(g) of the Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guarantee under this subsection." In order to meet its obligations under that guarantee, GNMA may, under Section 306(d) of the Housing Act, borrow from the United States Treasury an amount that is at any time sufficient to enable GNMA to perform its obligations under its guarantee. See "Additional Information" for the availability of further information regarding GNMA and GNMA certificates.

      GNMA Certificates. In most cases, each GNMA certificate relating to a series, which may be a "GNMA I Certificate" or a "GNMA II Certificate" as referred to by GNMA, will be a "fully modified pass-through" mortgage-backed certificate issued and serviced by a mortgage banking company or other financial concern approved by GNMA, except for any stripped mortgage-backed securities guaranteed by GNMA or any REMIC securities issued by GNMA. The characteristics of any GNMA certificates included in the trust for a series of certificates will be described in the related prospectus supplement.

      Freddie Mac. The Federal Home Loan Mortgage Corporation, or Freddie Mac, is a corporate instrumentality of the United States created under Title III of the Emergency Home Finance Act of 1970, as amended, or the FHLMC Act. Freddie Mac was established primarily for the purpose of increasing the availability of mortgage credit for the financing of needed housing. The principal activity of Freddie Mac currently consists of purchasing first-lien, conventional, residential mortgage loans or participation interests in those mortgage loans and reselling the mortgage loans so purchased in the form of guaranteed mortgage securities, primarily Freddie Mac certificates. In 1981, Freddie Mac initiated its Home Mortgage Guaranty Program under which it purchases mortgage loans from sellers with Freddie Mac certificates representing interests in the mortgage loans so purchased. All mortgage loans purchased by Freddie Mac must meet various standards presented in the FHLMC Act. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans that it deems to be of that quality and type as to meet most of the purchase standards imposed by private institutional mortgage investors. See "Additional Information" for the availability of further information regarding Freddie Mac and Freddie Mac certificates. Neither the United States nor any agency of the United States is obligated to finance Freddie Mae's operations or to assist Freddie Mac in any other manner.

      Freddie Mac Certificates. In most cases, each Freddie Mac certificate relating to a series will represent an undivided interest in a pool of mortgage loans that typically consists of conventional loans, but may include FHA loans and VA loans, purchased by Freddie Mac, except for any stripped mortgage backed securities issued by Freddie Mac. That pool will consist of mortgage loans:

      o substantially all of which are secured by one- to four-family residential properties or

      o if specified in the related prospectus supplement, are secured by five or more family residential properties.

      The characteristics of any Freddie Mac certificates included in the trust for a series of certificates will be described in the related prospectus supplement.

      Fannie Mae. The Federal National Mortgage Association, or Fannie Mae, is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act (12 U.S.C. ss. 1716 et seq.). It is the nation's largest supplier of residential mortgage funds. Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968. Fannie Mae provides funds to the mortgage market primarily by purchasing home mortgage loans from local lenders, replenishing their funds for additional lending. See "Additional Information" for the availability of further information regarding Fannie Mae and Fannie Mae certificates. Although the Secretary of the Treasury of the United States has authority to lend Fannie Mae up to $2.25 billion outstanding at any time, neither the United States nor any agency of the United States is obligated to finance Fannie Mae's operations or to assist Fannie Mae in any other manner.

      Fannie Mae Certificates. In most cases, each Fannie Mae certificate relating to a series will represent a fractional undivided interest in a pool of mortgage loans formed by Fannie Mae, except for any stripped mortgage-backed securities issued by Fannie Mae. Mortgage loans underlying Fannie Mae certificates will consist of:

      o     fixed, variable or adjustable rate conventional mortgage loans or

      o     fixed-rate FHA loans or VA loans.

      Those mortgage loans may be secured by either one- to four-family or multi-family residential properties. The characteristics of any Fannie Mae certificates included in the trust for a series of certificates will be described in the related prospectus supplement.

The Mortgage Loans

      The trust for a series may consist of senior or junior mortgage loans, which may include closed-end loans and/or revolving credit loans or certain balances forming a part of the revolving credit loans or participation interests in those mortgage loans. The mortgage loans may have been originated by mortgage lenders which are Fannie Mae- or Freddie Mac-approved seller/servicers or by their wholly-owned subsidiaries, and, in the case of FHA loans, approved by HUD as an FHA mortgagee. Some of the mortgage loans may have been originated by an affiliate of the depositor. The mortgage loans may include FHA loans which are fixed rate housing loans secured by the FHA, or VA loans which are housing loans partially guaranteed by the Department of Veteran Affairs, or the VA, or conventional loans which are not insured or guaranteed by the FHA or the VA. The mortgage loans:

      o may have fixed interest rates or adjustable interest rates and may provide for fixed level payments, or may be:

      o     revolving credit loans,

      o     Additional Collateral Loans,

      o     GPM Loans,

      o     GEM Loans,

      o     Balloon Loans,

      o     Buy-Down Loans,

      o     Bi-Weekly Loans, or

      o mortgage loans with other payment characteristics as described under "The Mortgage Loans" in this prospectus or in the related prospectus supplement.

ARM loans may have a feature which permits the borrower to convert the rate on those ARM loans to a long-term fixed rate. The mortgage loans may be secured by mortgages or deeds of trust or other similar security instruments creating a first lien or a junior lien on mortgaged property. The mortgage loans may also include Cooperative Loans evidenced by promissory notes secured by a lien on the shares issued by private, non-profit, cooperative housing corporations and on the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific Cooperative Dwellings. The mortgage loans may also include condominium loans secured by a mortgage on a condominium unit together with that condominium unit's appurtenant interest in the common elements.

      The mortgaged properties may include single family property including:

      o     detached individual dwellings,

      o     cooperative dwellings,

      o     individual condominiums,

      o     townhouses,

      o     duplexes,

      o     row houses,

      o     individual units in planned unit developments and

      o     other attached dwelling units.

Each single family property will be located on land owned in fee simple by the borrower or on land leased by the borrower. The fee interest in any leased land will be subject to the lien securing the related mortgage loan. Attached dwellings may include owner-occupied structures where each borrower owns the land on which the unit is built, with the remaining adjacent land owned in common or dwelling units subject to a proprietary lease or occupancy agreement in a cooperatively owned apartment building. The proprietary lease or occupancy agreement securing a Cooperative Loan is in most cases subordinate to any blanket mortgage on the related cooperative apartment building and/or on the underlying land.

      Additionally, in the case of a Cooperative Loan, the proprietary lease or occupancy agreement is subject to termination and the cooperative shares are subject to cancellation by the cooperative if the tenant-stockholder fails to pay maintenance or other obligations or charges owed by that tenant stockholder. See "Legal Aspects of Loans."

      If stated in the related prospectus supplement, some of the mortgage pools may contain mortgage loans secured by junior liens, and the related senior liens may not be included in the mortgage pool. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior liens and the mortgage loan. In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied:

      o first, to the payment of court costs and fees in connection with the foreclosure,

      o     second, to real estate taxes,

      o third, in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and

      o fourth, any other sums due and owing to the holder of the senior liens.

The claims of the holders of the senior liens will be satisfied in full out of proceeds of the liquidation of the mortgage loan, if those proceeds are sufficient, before the trust as holder of the junior lien receives any payments on the mortgage loan. If the master servicer were to foreclose on any mortgage loan, it would do so subject to any related senior liens. In order for the debt related to the mortgage loan to be paid in full at that sale, a bidder at the foreclosure sale of that mortgage loan would have to bid an amount sufficient to pay off all sums due under the mortgage loan and the senior liens or purchase the mortgaged property subject to the senior liens. In the event that those proceeds from a foreclosure or similar sale of the related mortgaged property are insufficient to satisfy all senior liens and the mortgage loan in the aggregate, the trust, as the holder of the junior lien, and, accordingly, holders of one or more classes of the securities bear the risk of delay in distributions while a deficiency judgment against the borrower is obtained and the risk of loss if the deficiency judgment is not collected. Moreover, deficiency judgments may not be available in some jurisdictions. In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages.

      Liquidation expenses for defaulted junior mortgage loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that the master servicer took the same steps in realizing on a defaulted junior mortgage loan having a small remaining principal balance as it would in the case of a defaulted junior mortgage loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal balance of the small junior mortgage loan than would be the case with the defaulted junior mortgage loan having a large remaining principal balance. Because the average outstanding principal balance of the mortgage loans is smaller relative to the size of the average outstanding principal balance of the loans in a typical pool of first priority mortgage loans, liquidation proceeds may also be smaller as a percentage of the principal balance of a mortgage loan than would be the case in a typical pool of first priority mortgage loans.

      If specified in the related prospectus supplement, a trust will contain Additional Collateral Loans. In most cases, the security agreements and other similar security instruments related to the Additional Collateral for the loans in a trust will, in the case of Additional Collateral consisting of personal property, create first liens on that personal property, and, in the case of Additional Collateral consisting of real estate, create first or junior liens on that

Additional Collateral. Additional Collateral, or the liens on that Additional Collateral in favor of the related Additional Collateral Loans, may be greater or less in value than the principal balances of those Additional Collateral Loans, the appraised values of the underlying mortgaged properties or the differences, if any, between those principal balances and those appraised values.

      The requirements that Additional Collateral be maintained may be terminated in the case of the reduction of the LTV Ratios or principal balances of the related Additional Collateral Loans to pre-determined amounts. In most cases, appraised value means:

      o For mortgaged property securing a single family property, the lesser of:

            o the appraised value determined in an appraisal obtained at origination of the related mortgage loan, if any, or, if the related mortgaged property has been appraised subsequent to origination, the value determined in that subsequent appraisal, and

            o the sales price for the related mortgaged property, except in circumstances in which there has been a subsequent appraisal;

      o For refinanced, modified or converted mortgaged property, the lesser of:

            o the appraised value of the related mortgaged property determined at origination or in an appraisal, if any, obtained at the time of refinancing, modification or conversion, and

            o the sales price of the related mortgaged property or, if the mortgage loan is not a rate and term refinance mortgage loan and if the mortgaged property was owned for a relatively short period of time prior to refinancing, modification or conversion, the sum of the sales price of the related mortgaged property plus the added value of any improvements; and

            o For mortgaged property securing a manufactured home loan, the least of the sale price, the appraised value, and the National Automobile Dealer's Association book value plus prepaid taxes and hazard insurance premiums.

Additional Collateral, including any related third-party guarantees, may be provided either in addition to or in lieu of primary mortgage insurance policies for the Additional Collateral Loans in a trust, as specified in the related prospectus supplement. Guarantees supporting Additional Collateral Loans may be guarantees of payment or guarantees of collectability and may be full guarantees or limited guarantees. If a trust includes Additional Collateral Loans, the related prospectus supplement will specify the nature and extent of those Additional Collateral Loans and of the related Additional Collateral. If specified in that prospectus supplement, the trustee, on behalf of the related securityholders, will have only the right to receive various proceeds from the disposition of that Additional Collateral consisting of personal property and the liens on that personal property will not be assigned to the trustee. No assurance can be given as to the amount of proceeds, if any, that might be realized from the disposition of the Additional Collateral for any of the Additional Collateral Loans. See "Legal Aspects of Loans--Anti-Deficiency Legislation and Other Limitations on Lenders" in this prospectus.

      The percentage of mortgage loans which are owner-occupied will be disclosed in the related prospectus supplement. In most cases, the sole basis for a representation that a given percentage of the mortgage loans are secured by single family property that is owner-occupied will be either:

      o the making of a representation by the mortgagor at origination of the mortgage loan either that the underlying mortgaged property will be used by the borrower for a period of at least six months every year or that the borrower intends to use the mortgaged property as a primary residence, or

      o a finding that the address of the underlying mortgaged property is the borrower's mailing address as reflected in the servicer's records.

      To the extent specified in the related prospectus supplement, the mortgaged properties may include non-owner occupied investment properties and vacation and second homes. Mortgage loans secured by investment properties may also be secured by an assignment of leases and rents and operating or other cash flow guarantees relating to the loans to the extent specified in the related prospectus supplement.

      The characteristics of the mortgage loans comprising or underlying the mortgage assets for a series may vary to the extent that credit support is provided in levels satisfactory to the rating agency which assigns a rating to a series of securities. In most cases, the following selection criteria shall apply for the mortgage loans comprising the mortgage assets:

      o no mortgage loan will have had a LTV ratio at origination in excess of 125%;

      o each mortgage loan must have an original term to maturity of not less than 10 years and not more than 40 years;

      o no mortgage loan may be included which, as of the cut-off date, is more than 30 days delinquent as to payment of principal or interest; and

      o no mortgage loan, other than a Cooperative Loan, may be included unless a title insurance policy and a standard hazard insurance policy, which may be a blanket policy, is in effect for the mortgaged property securing that mortgage loan.

      Each mortgage loan will be selected by the depositor for inclusion in a trust from among those purchased by the depositor, either directly or through its affiliates, from a seller or sellers. The related prospectus supplement will specify the extent of mortgage loans so acquired. Other mortgage loans available for purchase by the depositor may have characteristics which would make them eligible for inclusion in a trust but were not selected for inclusion in that trust.

      The mortgage loans to be included in a trust will, in most cases, be acquired by the depositor under a Designated Seller Transaction. Those securities may be sold in whole or in part to seller in exchange for the related mortgage loans, or may be offered under any of the other methods described in this prospectus under "Plan of Distribution." The related prospectus supplement for a trust composed of mortgage loans acquired by the depositor under a Designated Seller Transaction will in most cases include information, provided by the related seller, about the seller, the mortgage loans and the underwriting standards applicable to the mortgage loans. Neither the depositor nor any of its affiliates, other than the seller, if applicable, will make any representation or warranty as to that mortgage loan, or any representation as to the accuracy or completeness of that information provided by the seller and no assurances are made as to that seller's financial strength, stability or wherewithal to honor its repurchase obligations for breaches of representations and warranties or otherwise honor its obligations.

      The depositor will not require that a standard hazard or flood insurance policy be maintained for any Cooperative Loan. In most cases, the cooperative itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, a cooperative and the related borrower on a Cooperative Note do not maintain that insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of the damaged property, damage to that borrower's Cooperative Dwelling or that cooperative's building could significantly reduce the value of the collateral securing that Cooperative Note.

      The initial LTV ratio of any mortgage loan represents the ratio of the principal amount of the mortgage loan at origination, plus in the case of a mortgage loan secured by a junior lien, the principal amount of the related senior lien, to the appraised value of that mortgaged property.

      In most cases, for Buy-Down Loans, during the Buy-Down Period when the borrower is not obligated to pay the full scheduled payment otherwise due on that loan, each of the Buy-Down Loans will provide for scheduled payments based on the Buy-Down Mortgage Rate that will not have been more than 3% below the mortgage rate at origination, and for annual increases in the Buy-Down Mortgage Rate during the Buy-Down Period that will not exceed 1%. The Buy-Down Period will not exceed three years. The Buy-Down Amounts that may be contributed by the servicer of the related Buy-Down Loan is limited to 6% of the appraised value of the related mortgaged property. This limitation does not apply to contributions from immediate relatives or the employer of the mortgagor. The borrower under each Buy-Down Loan will have been qualified at a mortgage rate which is not more than 3% per annum below the current mortgage rate at origination. Accordingly, the repayment of a Buy-Down Loan is dependent on the ability of the borrower to make larger scheduled payments after the Buy-Down Amounts have been depleted and, for some Buy-Down Loans, while those Buy-Down Amounts are being depleted.

      In most cases, the Bi-Weekly Loans will consist of fixed-rate, bi-weekly payment, conventional, fully-amortizing mortgage loans payable on every other Friday during the term of that loan and secured by first mortgages on one-to four-family residential properties.

      In some cases, mortgage loans may be prepaid by the mortgagors at any time without payment of any prepayment fee or penalty. The prospectus supplement will disclose whether a portion of the mortgage loans provide for payment of a prepayment charge if the mortgagor prepays within a specified time period. This charge may affect the rate of prepayment. The master servicer or another party specified in the related prospectus supplement will be entitled to all prepayment charges and late payment charges received on the mortgage loans and those amounts will not be available for payment on the securities unless the prospectus supplement discloses that those charges will be available for payment. However, some states' laws restrict the imposition of prepayment charges even when the mortgage loans expressly provide for the collection of those charges. Although the Alternative Mortgage Transaction Parity Act of 1982, or the Parity Act, permits the collection of prepayment charges in connection with some types of eligible mortgage loans, preempting any contrary state law prohibitions, some states do not recognize the preemptive authority of the Parity Act. As a result, it is possible that prepayment charges may not be collected even on mortgage loans that provide for the payment of these charges.

      In most cases, adjustable rate mortgage loans, or ARM loans, will provide for a fixed initial mortgage rate for either the first six or twelve scheduled payments. After that period, the mortgage rate is subject to periodic adjustment based, subject to the applicable limitations, on changes in the relevant index described in the applicable prospectus supplement, to a rate equal to the index plus the gross margin, which is a fixed percentage spread over the index established contractually for each ARM loan, at the time of its origination. An ARM loan may be convertible into a fixed-rate mortgage loan. To the extent specified in the related prospectus supplement, any ARM loan so converted may be subject to repurchase by the seller, the servicer or the master servicer.

      ARM loans have features that can cause payment increases that some borrowers may find difficult to make. However, each of the ARM loans provides that its mortgage rate may not be adjusted to a rate above the applicable maximum mortgage rate or below the applicable minimum mortgage rate, if any, for that ARM loan. In addition, some of the ARM loans provide for Periodic Rate Caps. Some ARM loans are payable in self-amortizing payments of principal and interest. Negatively amortizing ARM loans instead provide for limitations on changes in the scheduled payment on those ARM loans to protect borrowers from payment increases due to rising interest rates. Those limitations can result in scheduled payments which are greater or less than the amount necessary to amortize a negatively amortizing ARM loan by its original maturity at the mortgage rate in effect during any particular adjustment period. In the event that the scheduled payment is not sufficient to pay the interest accruing on a negatively amortizing ARM loan, then the deferred interest is added to the principal balance of that ARM loan causing the negative amortization of that ARM loan, and will be repaid through future scheduled payments. If specified in the related prospectus supplement, negatively amortizing ARM loans may provide for the extension of their original stated maturity to accommodate changes in their mortgage rate. The relevant prospectus supplement will specify whether the ARM loans comprising or underlying the mortgage assets are negatively amortizing ARM loans.

      Collections on revolving credit line loans may vary because, among other things, borrowers may (i) make payments during any month as low as the minimum monthly payment for such month or, during the interest-only period for certain revolving credit line loans and, in more limited circumstances, closed-end loans, with respect to which an interest-only payment option has been selected, the interest and the fees and charges for such month or (ii) make payments as high as the entire outstanding principal balance plus accrued interest and the fees and charges thereon. It is possible that borrowers may fail to make the required periodic payments. In addition, collections on the loans may vary due to seasonal purchasing and the payment habits of borrowers.

      If applicable, the prospectus supplement for each series will specify the index to be used for any mortgage loans underlying that series.

      The related prospectus supplement for each series will provide information for the mortgage loans as of the cut-off date, including, among other things:

      o     the aggregate outstanding principal balance of the mortgage loans;

      o the weighted average mortgage rate on the mortgage loans, and, in the case of ARM loans, the weighted average of the current mortgage rates and the maximum mortgage rates, if any;

      o     the average outstanding principal balance of the mortgage loans;

      o the weighted average remaining term-to-stated maturity of the mortgage loans and the range of remaining terms-to-stated maturity;

      o     the range of LTV ratios of the mortgage loans;

      o the relative percentage, by outstanding principal balance as of the cut-off date, of mortgage loans that are revolving credit loans, Additional Collateral Loans, ARM loans, Balloon Loans, Buy-Down Loans, GEM Loans, GPM Loans, Cooperative Loans, conventional loans, Bi-Weekly Loans, FHA loans and VA loans;

      o the percentage of mortgage loans, by outstanding principal balance as of the cut-off date, that are covered by primary mortgage insurance policies;

      o any pool insurance policy, special hazard insurance policy or bankruptcy bond or other credit support relating to the mortgage loans;

      o the geographic distribution of the mortgaged properties securing the mortgage loans;

      o the percentage of mortgage loans, by principal balance as of the cut-off date, that are secured by single family property, Cooperative Dwellings, investment property and vacation or second homes;

      o the applicable index, the range of gross margins, the weighted average gross margin and the frequency of mortgage rate adjustments;

      o for revolving credit loans, the aggregate credit limits and the range of credit limits of the related credit line agreements; and

      o for mortgage loans secured by a junior lien, the amount of the related senior liens.

The related prospectus supplement will also specify any other limitations on the types or characteristics of mortgage loans which may comprise or underlie the mortgage assets for a series.

      If information of the nature described in the preceding paragraph for the mortgage loans is not known to the depositor at the time the securities are initially offered, more general information of the nature described in that paragraph will be provided in the prospectus supplement. The final specific information will be presented in a Current Report on Form 8-K to be available to investors on the date of issuance of the related series and to be filed with the Securities and Exchange Commission, or the Commission, within 15 days after the initial issuance of those securities. The composition and characteristics of a pool that contains revolving credit loans may change from time to time as a result of any Draws made after the related cut-off date under the related credit line agreements. If trust assets are added to or deleted from the trust after the date of the related prospectus supplement other than as a result of any Draws relating to the revolving credit loans, the addition or deletion will be noted in the Current Report on Form 8-K if the composition of the mortgage pool is effected thereby. Additions or deletions of this type, if any, will be made prior to the related closing date.

      As more fully described in the prospectus supplement, the revolving credit loans will be originated under credit line agreements subject to a credit limit. Interest on each revolving credit loan, excluding introductory rates, if any, offered from time to time during promotional periods, will be calculated based on the average daily balance outstanding of that loan. Any revolving credit loan may have a mortgage rate that is subject to adjustment on the day specified in the related mortgage note. As specified in the related mortgage note and described in the related prospectus supplement, the mortgage rate will be equal to the sum of (a) the index indicated on the related mortgage note as of the specified date of determination and (b) the gross margin which may vary under some circumstances, subject to the maximum rate specified in the mortgage note and permitted by applicable law. Under certain circumstances, under a revolving credit line loan, a borrower may choose an interest only payment option and is obligated to pay only the amount of interest which accrues on the loan during the billing cycle. An interest only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the loan.

      The borrower under each revolving credit loan may make Draws under the related credit line agreement at any time during the Draw Period. If the Draw Period is less than the full term of the revolving credit loan, the related borrower will not be permitted to make any Draw during the Repayment Period. During the Draw Period, the borrower under each revolving credit loan will be obligated to make monthly payments on the revolving credit loan in a minimum amount as specified in the related mortgage note, which usually will not be less than the finance charge for the related billing cycle. During the Repayment Period, the borrower will not be permitted to make Draws and the revolving credit loan will either amortize in equal monthly installments until maturity, or the borrower will be obligated to pay off the remaining account balance on the related maturity date, which may be a substantial principal amount.

      Subject to the terms of the related mortgage note, the maximum amount of any Draw is equal to the excess, if any, of the credit limit over the principal balance outstanding under the mortgage note at the time of the Draw. Draws will be funded by the master servicer or another entity specified in the related prospectus supplement.

      With respect to any series of securities backed by revolving credit loans, the related trust may include either the entire principal balance of each revolving credit loan outstanding at any time, including balances attributable to Draws made after the related cut-off date, or the Trust Balance of each revolving credit loan. The related prospectus supplement will describe the specific provisions by which payments and losses on any revolving credit loan will be allocated as between the Trust Balance and any Excluded Balance.

      The mortgaged property securing each revolving credit loan will be subject to the lien created by the related mortgage in respect of any related Excluded Balance, whether made on or prior to the related cut-off date or thereafter. The lien will be the same rank as the lien created by the mortgage in respect of the revolving credit loan. The depositor, an affiliate of the depositor or an unaffiliated seller may have an interest in any Draw or portion thereof excluded from the pool. If any entity with an interest in a Draw or portion thereof excluded from the pool or any other Excluded Balance were to become a debtor under the Bankruptcy Code and regardless of whether the transfer of the related revolving credit loan constitutes an absolute assignment, a bankruptcy trustee or creditor of such entity or such entity as a debtor-in-possession could assert that such entity retains rights in the related revolving credit loan and therefore compel the sale of such revolving credit loan, including any Trust Balance, over the objection of the trust and the securityholders. If that occurs, delays and reductions in payments to the trust and the securityholders could result.

The Manufactured Home Loans

      Manufactured home loans comprising or underlying the mortgage assets for a series of securities will consist of manufactured housing conditional sales contracts and installment loan agreements originated by a manufactured housing dealer in the ordinary course of business and purchased by the depositor. Each manufactured home loan will have been originated by a bank or savings institution which is a Fannie Mae- or Freddie Mac-approved seller/servicer or by any financial institution approved for insurance by the Secretary of Housing and Urban Development under Section 2 of the National Housing Act. Mortgage loans, including an interest in that mortgage loan, or manufactured home loans, including an interest in that manufactured home, that are conveyed to the trust for a series is referred to throughout this prospectus as the "loans."

      The manufactured home loans may be conventional loans, FHA loans or VA loans. Each manufactured home loan will be secured by a manufactured home. In most cases, the manufactured home loans will be fully amortizing and will bear interest at a fixed interest rate. The manufactured homes securing the manufactured home loans, in most cases, consist of manufactured homes within the meaning of 42 United States Code, Section 5402(6), which defines a "manufactured home" as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air-conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of this paragraph except the size requirements and as to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under this chapter. In addition, the following restrictions, in most cases, apply for manufactured home loans comprising or underlying the mortgage assets for a series:

      o no manufactured home loan will have had a LTV ratio at origination in excess of 125%;

      o each manufactured home loan must have an original term to maturity of not less than three years and not more than 25 years;

      o no manufactured home loan may be more than 30 days delinquent as to payment of principal or interest as of the cut-off date; and

      o each manufactured home loan must have, as of the cut-off date, a standard hazard insurance policy, which may be a blanket policy, in effect for that manufactured home loan.


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

The initial LTV ratio of any manufactured home loan represents the ratio of the principal amount of the manufactured home loan at origination to the appraised value of that manufactured home. For underwriting of manufactured home loans, see "Loan Underwriting Procedures and Standards." For servicing of manufactured home loans, see "Servicing of Loans."

      The related prospectus supplement for each series will provide information for the manufactured home loans comprising the mortgage assets as of the cut-off date, including, among other things:

      o the aggregate outstanding principal balance of the manufactured home loans comprising or underlying the mortgage assets;

      o     the weighted average interest rate on the manufactured home loans;

      o the average outstanding principal balance of the manufactured home loans;

      o the weighted average remaining scheduled term to maturity of the manufactured home loans and the range of remaining scheduled terms to maturity;

      o     the range of LTV ratios of the manufactured home loans;

      o the relative percentages, by principal balance as of the cut-off date, of manufactured home loans that were made on new manufactured homes and on used manufactured homes;

      o any pool insurance policy, special hazard insurance policy or bankruptcy bond or other credit support relating to the manufactured home loans; and

      o     the distribution by state of manufactured homes securing the loans.

The related prospectus supplement will also specify any other limitations on the types or characteristics of manufactured home loans which may be included in the mortgage assets for a series.

      If information of the nature specified in the preceding paragraph for the manufactured home loans is not known to the depositor at the time the securities are initially offered, more general information of the nature described in that paragraph will be provided in the prospectus supplement. The final specific information will be presented in a Current Report on Form 8-K to be available to investors on the date of issuance of the related series and to be filed with the Commission within 15 days after the initial issuance of those securities.

Collection Account and Payment Account

      In most cases, a separate Collection Account for each series will be established by the master servicer in the name of the trustee for deposit of:

      o     all distributions received on the mortgage assets for that series,

      o     all Advances, other than Advances deposited into the Payment
            Account,

      o the amount of cash to be initially deposited in that Collection Account, if any,

      o income on those funds and other amounts required to be deposited in that Collection Account under the related pooling and servicing agreement or the related servicing agreement and indenture.

Any reinvestment income or other gain from investments of funds in the Collection Account will usually be credited to that Collection Account, and any loss resulting from those investments will be charged to that Collection Account. That reinvestment income may, however, be payable to the master servicer or to a servicer as additional servicing compensation. See "Servicing of Loans" and "The Agreements--Investment of Funds." In this case, that reinvestment income would not be included in calculation of the Available Distribution Amount. See "Description of the Securities--Distributions on the Securities."

      Funds on deposit in the Collection Account will be available for deposit into the Payment Account for various payments provided for in the related pooling and servicing agreement or the related servicing agreement and indenture. In most cases, amounts in the Collection Account constituting reinvestment income which is payable to the master servicer as additional servicing compensation will not be included in determining amounts to be remitted to the trustee for deposit into the Payment Account. In addition, amounts in the Collection Account for the reimbursement of advances or expenses, amounts relating to any Servicing Fee, Retained Interest, and amounts to be deposited into any reserve fund will not be included in determining amounts to be remitted to the trustee for deposit into the Payment Account.

      A separate Payment Account will be established by the trustee or by the master servicer, in either case in the name of the trustee for the benefit of the securityholders. References in the related prospectus supplement to a Certificate Account will be referred to in this prospectus as a Payment Account. All funds received from the master servicer and all required withdrawals from any reserve funds and any draws on any financial guarantee insurance for that series will be deposited into that Payment Account, pending distribution to the securityholders. Any reinvestment income or other gain from investments of funds in the Payment Account will usually be credited to the Payment Account and any loss resulting from those investments will be charged to that Payment Account. That reinvestment income, may, however, be payable to the master servicer or the trustee as additional servicing compensation. On each distribution date, all funds on deposit in the Payment Account, subject to permitted withdrawals by the trustee as described in the related agreement, will be available for remittance to the securityholders. If it is specified in the related prospectus supplement that the Payment Account will be maintained by the master servicer in the name of the trustee, then, prior to each distribution date, funds in the Payment Account will be transferred to a separate account established by and in the name of the trustee from which the funds on deposit in that Collection Account will, subject to permitted withdrawals by the trustee as specified in the related agreement, be available for remittance to the securityholders. See also "The Agreements--Payment Account" in this prospectus.

Other Funds or Accounts

      A trust may include other funds and accounts or a security interest in various funds and accounts for the purpose of, among other things, paying administrative fees and expenses of the trust and accumulating funds pending their distribution. In some cases, funds may be established with the trustee for Buy-Down Loans, GPM Loans, or other loans having special payment features included in the trust in addition to or in lieu of those similar funds to be held by the master servicer. See "Servicing of Loans--Buy-Down Loans, GPM Loans and Other Subsidized Loans." If private mortgage-backed securities are backed by GPM Loans and the value of a multiple class series is determined on the basis of the scheduled maximum principal balance of the GPM Loans, a GPM Fund will be established which will be similar to that which would be established if GPM Loans constituted the mortgage assets. See "Servicing of Loans--Buy-Down Loans, GPM Loans and Other Subsidized Loans" in this prospectus. Other similar accounts may be established as specified in the related prospectus supplement.

                   LOAN UNDERWRITING PROCEDURES AND STANDARDS

Underwriting Standards

      The depositor expects that all loans comprising the mortgage assets for a series will have been originated in accordance with the underwriting procedures and standards described in this prospectus, as supplemented by the related prospectus supplement.

      Sellers of the loans may include banks, savings and loan associations, mortgage bankers, investment banking firms, the Federal Deposit Insurance Corporation, or the FDIC, and others. These sellers will make representations and warranties concerning compliance with those underwriting procedures and standards. Additionally, all or a sample of the loans comprising mortgage assets for a series may be reviewed by or on behalf of the depositor to determine compliance with those underwriting standards and procedures and compliance with other requirements for inclusion in the trust.

      Mortgage loans will have been originated by:

      o     a savings and loan association,

      o     savings bank,

      o     commercial bank,

      o     credit union,

      o     insurance company, or

      o similar institution which is supervised and examined by a federal or state authority or by a mortgagee approved by the Secretary of Housing and Urban Development under Sections 203 and 211 of the National Housing Act.

Manufactured home loans may have been originated by those institutions or by a financial institution approved for insurance by the Secretary of Housing and Urban Development under Section 2 of the National Housing Act. The originator of a loan will have applied underwriting procedures intended to evaluate the borrower's credit standing and repayment ability and the value and adequacy of the related property as collateral. FHA loans and VA loans will have been originated in compliance with the underwriting policies of FHA and VA, respectively.

      Each borrower will have been required to complete an application designed to provide to the original lender pertinent credit information about the borrower. As part of the description of the borrower's financial condition, the borrower will have furnished information relating to its assets, liabilities, income, credit history, employment history and personal information. The borrower will have also furnished an authorization to apply for a credit report which summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy. If the borrower was self-employed, the borrower will have been required to submit copies of recent tax returns. The borrower may also have been required to authorize verifications of deposits at financial institutions where the borrower had demand or savings accounts. Various considerations may cause an originator of loans to depart from these guidelines. For example, when two individuals co-sign the loan documents, the incomes and expenses of both individuals may be included in the computation.

      The adequacy of the property financed by the related loan as security for repayment of that loan will in most cases have been determined by appraisal in accordance with pre-established appraisal procedure guidelines for appraisals established by or acceptable to the originator. Appraisers may be staff appraisers employed by the loan originator or independent appraisers selected in accordance with pre-established guidelines established by the loan originator. The appraisal procedure guidelines will have required that the appraiser or an agent on its behalf personally inspect the property and verify that it was in good condition and that construction, if new, had been completed. The appraisal will have been based on a market data analysis of recent sales of comparable properties and, when deemed applicable, a replacement cost analysis based on the current cost of constructing or purchasing a similar property.

      The value of the property being financed, as indicated by the appraisal, must currently support, and is anticipated to support in the future, the outstanding loan balance. In most cases, appraisals are required to conform to the Uniform Standards of Professional Appraisal Practice and the Financial Institutions Reform, Recovery and Enforcement Act of 1989, or FIRREA, and must be on forms acceptable to Fannie Mae and/or Freddie Mac.

      Based on the data provided, various verifications and the appraisal, a determination will have been made by the original lender that the borrower's monthly income would be sufficient to enable the borrower to meet its monthly obligations on the loan and other expenses related to the property. These expenses include property taxes, utility costs, standard hazard and primary mortgage insurance and, if applicable, maintenance fees and other levies assessed by a Cooperative, and other fixed obligations other than housing expenses. The originating lender's guidelines for loans secured by single family property in most cases will specify that scheduled payments plus taxes and insurance and all scheduled payments extending beyond one year, including those mentioned above and other fixed obligations, such as car payments, would equal no more than specified percentages of the prospective borrower's gross income. In most cases, these guidelines will be applied only to the payments to be made during the first year of the loan.

      For FHA loans and VA loans, traditional underwriting guidelines used by the FHA and the VA, as the case may be, which were in effect at the time of origination of each loan will in most cases have been applied. For manufactured home loans that are conventional loans, the related prospectus supplement will specify:

      o     the required minimum down payment,

      o     the maximum amount of purchase price eligible for financing,

      o     the maximum original principal amount that may be financed, and

      o the limitations on ratios of borrower's scheduled payment to gross monthly income and monthly income net of other fixed payment obligations.


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

For mortgaged property consisting of vacation or second homes, no income derived from the property will have been considered for underwriting purposes.

      Other types of loans that may be included in the mortgage assets for a series are recently developed and may involve additional uncertainties not present in traditional types of loans. For example, Balloon Loans, Buy-Down Loans, GEM Loans and GPM Loans provide for escalating or variable payments by the borrower. These types of loans are underwritten on the basis of a judgment that the borrower will have the ability to make larger scheduled payments in subsequent years. ARM loans may involve similar assessments.

      To the extent specified in the related prospectus supplement, the depositor may purchase loans, or participation interests in those loans, for inclusion in a trust that are underwritten under standards and procedures which vary from and are less stringent than those described in this prospectus. For instance, loans may be underwritten under a "limited documentation program," if specified in the prospectus supplement. For those loans, minimal investigation into the borrowers' credit history and income profile is undertaken by the originator and those loans may be underwritten primarily on the basis of an appraisal of the mortgaged property and LTV ratio on origination. Thus, if the LTV ratio is less than a percentage specified in the related prospectus supplement, the originator may forego other aspects of the review relating to monthly income, and traditional ratios of monthly or total expenses to gross income may not be applied.

      In addition, mortgage loans may have been originated in connection with a governmental program under which underwriting standards were significantly less stringent and designed to promote home ownership or the availability of affordable residential rental property in spite of higher risks of default and losses. The related prospectus supplement describes the underwriting standards applicable to those mortgage loans.

      The underwriting standards applied by the loan originator require that the underwriting officers be satisfied that the value of the property being financed, as indicated by an appraisal, currently supports and is anticipated to support in the future the outstanding loan balance, and provides sufficient value to mitigate the effects of adverse shifts in real estate values. Some states where the mortgaged properties may be located have "antideficiency" laws requiring that lenders providing credit on single family property look solely to the property for repayment in the event of foreclosure. See "Legal Aspects of Loans" in this prospectus.

      For the underwriting standards applicable to any mortgage loans, those underwriting standards, in most cases, include a set of specific criteria under which the underwriting evaluation is made. However, the application of those underwriting standards does not imply that each specific criterion was satisfied individually. Rather, a mortgage loan will be considered to be originated in accordance with a given set of underwriting standards if, based on an overall qualitative evaluation, the loan is in substantial compliance with those underwriting standards. For example, a mortgage loan may be considered to comply with a set of underwriting standards, even if one or more specific criteria included in those underwriting standards were not satisfied, if other factors compensated for the criteria that were not satisfied or if the mortgage loan is considered to be in substantial compliance with the underwriting standards.

Loss Experience

      The general appreciation of real estate values experienced in the past has been a factor in limiting the general loss experience on conventional loans. However, there can be no assurance that the past pattern of appreciation in value of the real property securing the conventional loans will continue. Further, there is no assurance that appreciation of real estate values will limit loss experiences on non-traditional housing such as manufactured homes or Cooperative Dwellings. Similarly, no assurance can be given that the value of the mortgaged property, including Cooperative Dwellings, securing a loan has remained or will remain at the level existing on the date of origination of that loan. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the loans and any secondary financing on the mortgaged properties securing those loans become equal to or greater than the value of the mortgaged properties, then the actual rates of delinquencies, foreclosures and losses could be higher than those now experienced in the mortgage lending industry. In addition, the value of property securing Cooperative Loans and the delinquency rates for Cooperative Loans, could be adversely affected if the current favorable tax treatment of cooperative tenant stockholders were to become less favorable. See "Legal Aspects of Loans" in this prospectus.

      No assurance can be given that values of manufactured homes have or will remain at the levels existing on the dates of origination of the related loan. Manufactured homes are less likely to experience appreciation in value and more likely to experience depreciation in value over time than other types of mortgaged property. Additionally, delinquency, loss and foreclosure experience on manufactured home loans may be adversely affected to a greater degree by regional and local economic conditions than more traditional mortgaged property.

      To the extent that losses resulting from delinquencies, losses and foreclosures or repossession of mortgaged property for loans included in the mortgage assets for a series of securities are not covered by the methods of credit support or the insurance policies described in this prospectus or in the related prospectus supplement, those losses will be borne by holders of the securities of that series. Even where credit support covers all losses resulting from delinquency and foreclosure or repossession, the effect of foreclosures and repossessions may be to increase prepayment experience on the mortgage assets, thus reducing average weighted life and affecting yield to maturity. See "Yield, Prepayment and Maturity Considerations."

Representations and Warrants

      The seller, or another party as described in the related prospectus supplement, will represent and warrant to the depositor and the trustee regarding the mortgage loans comprising the mortgage assets in a trust, on delivery of the mortgage loans to the trustee under a trust, among other things, that:

      o any required hazard and primary mortgage insurance policies were effective at the origination of that mortgage loan, and that policy remained in effect on the date of sale, or another date as described in the related prospectus supplement, of that mortgage loan from the seller, or another party specified in the related prospectus supplement, by or on behalf of the depositor;

      o for each mortgage loan required to have title insurance, either (A) a title insurance policy insuring, subject only to permissible title insurance exceptions, the lien status of the mortgage was effective at the origination of that mortgage loan and that policy remained in effect on the date of purchase of the mortgage loan from the seller by or on behalf of the depositor or (B) if the mortgaged property securing that mortgage loan is located in an area where those policies are often not available, there is in the related mortgage file an attorney's certificate of title indicating, subject to those permissible exceptions stated in that certificate, the first lien status of the mortgage,

      o the seller has good title to the mortgage loan and the mortgage loan was subject to no offsets, defenses or counterclaims except as may be provided under the Relief Act and except to the extent that any buydown agreement exists for a Buy-Down Loan;

      o there are no mechanics' liens or claims for work, labor or material affecting the related mortgaged property which are, or may be a lien prior to, or equal with, the lien of the related mortgage, subject only to permissible title insurance exceptions;

      o the related mortgaged property is free from material damage and at least in adequate repair; o there are no delinquent tax or assessment liens against the related mortgaged property;

      o if a primary mortgage insurance policy is required for that mortgage loan, that mortgage loan is the subject of that policy; and

      o that mortgage loan was made in compliance with, and is enforceable under, all applicable local, state and federal laws in all material respects.

      If the mortgage loans include Cooperative Loans, no representations or warranties concerning title insurance or hazard insurance will be given. In addition, if the mortgage loans include condominium loans, no representation regarding hazard insurance will be given. In most cases, the Cooperative or condominium association itself is responsible for the maintenance of hazard insurance for property owned by the Cooperative and the condominium association is responsible for maintaining standard hazard insurance, insuring the entire condominium building including each individual condominium unit, and the borrowers of that Cooperative or condominium do not maintain separate hazard insurance on their individual Cooperative Dwellings or condominium units. See "Servicing of Loans--Maintenance of Insurance Policies and Other Servicing Procedures" in this prospectus. For a Cooperative Loan, the seller, or other party as described in the related prospectus supplement, will represent and warrant that (a) the security interest created by the cooperative security agreements is a valid first lien on the collateral securing the Cooperative Loan. subject to the right of the related Cooperative to cancel shares and terminate the proprietary lease for unpaid assessments, and (b) the related Cooperative Dwelling is free of material damage and in good repair.

      For each manufactured home loan, the seller, or other party as described in the related prospectus supplement, will represent and warrant, among other things that:

      o immediately prior to the transfer and assignment of the manufactured home loans to the trustee, the seller had good title to, and was the sole owner of, each manufactured home loan;

      o as of the date of the transfer and assignment, the manufactured home loans are subject to no offsets, defenses or counterclaims;

      o each manufactured home loan at the time it was made complied in all material respects with applicable state and federal laws, including usury, equal credit opportunity and truth-in-lending or similar disclosure laws;

      o as of the date of the transfer and assignment, each manufactured home loan constitutes a valid first lien on the related manufactured home and that manufactured home is free of material damage and is in good repair;

      o as of the date of the representation and warranty, no manufactured home loan is more than 30 days delinquent and there are no delinquent tax or assessment liens against the related manufactured home; and

      o for each manufactured home loan, any required hazard insurance policy was effective at the origination of each manufactured home loan and remained in effect on the date of the transfer and assignment of the manufactured home loan from the depositor and that all premiums due on that insurance have been paid in full.

In the case of the discovery of the breach of any representation or warranty made by the master servicer concerning a loan that materially and adversely affects the interest of the securityholder in that loan, the seller, or other party as described in the prospectus supplement, will be obligated to cure that breach in all material respects, repurchase that loan from the trustee, or deliver a qualified substitute mortgage loan as described under "The Agreements--Assignment of Mortgage Assets" in this prospectus. See "Risk Factors--Limited Obligations and Assets of the Depositor" in this prospectus. If the seller or other party fails to cure or repurchase, another party may be required to cure or repurchase as described in the prospectus supplement. The PMBS trustee, in the case of private mortgage-backed securities, or the trustee, as applicable, will be required to enforce this obligation following the practices it would employ in its good faith business judgment were it the owner of that loan. The master servicer may be obligated to enforce those obligations rather than the trustee or PMBS trustee.

                               SERVICING OF LOANS

General

      Customary servicing functions for loans constituting the mortgage assets in the trust will be provided by the master servicer directly or through one or more servicers subject to supervision by the master servicer. If the master servicer is not directly servicing the loans, then the master servicer will:

      o administer and supervise the performance by the servicers of their servicing responsibilities under their subservicing agreements with the master servicer;

      o maintain any standard or special hazard insurance policy, primary mortgage insurance bankruptcy bond or pool insurance policy required for the related loans; and

      o     advance funds as described under "Advances" in this prospectus.

If the master servicer services the loans through servicers as its agents, the master servicer will be ultimately responsible for the performance of all servicing activities, including those performed by the servicers, regardless of its delegation of various responsibilities to that servicer.

      The master servicer will be a party to the pooling and servicing agreement or servicing agreement for any series for which loans comprise the mortgage assets and may be a party to a participation agreement executed for any participation securities which constitute the mortgage assets. The master servicer may be an affiliate of the depositor. The master servicer and each servicer will usually be required to be a Fannie Mae- or Freddie Mac-approved seller/servicer and, in the case of FHA loans, approved by HUD as an FHA mortgagee.

      The master servicer will be paid the Servicing Fee for the performance of its services and duties under each pooling and servicing agreement or servicing agreement as specified in the related prospectus supplement. Each servicer, if any, will be entitled to receive a portion of the Servicing Fee. In addition, the master servicer or servicer may be entitled to retain late charges, assumption fees and similar charges to the extent collected from mortgagors. If a servicer is terminated by the master servicer, the servicing function of the servicer will be either transferred to a substitute servicer or performed by the master servicer. The master servicer will be entitled to retain the portion of the Servicing Fee paid to the servicer under a terminated subservicing agreement if the master servicer elects to perform those servicing functions itself.

      The master servicer, at its election, may pay itself the Servicing Fee for a series for each mortgage loan either by:

      o withholding the Servicing Fee from any scheduled payment of interest prior to the deposit of that payment in the Collection Account for that series,

      o withdrawing the Servicing Fee from the Collection Account after the entire scheduled payment has been deposited in the Collection Account, or

      o requesting that the trustee pay the Servicing Fee out of amounts in the Payment Account.

Collection Procedures; Escrow Accounts

      The master servicer will make reasonable efforts to collect all payments required to be made under the mortgage loans and will, consistent with the related pooling and servicing agreement or servicing agreement for a series and any applicable insurance policies and other forms of credit support, and follow the collection procedures as it follows for comparable loans held in its own portfolio. Consistent with the preceding sentence, the master servicer may, in its discretion:

      o waive any assumption fee, late payment charge, or other charge in connection with a loan;

      o increase the credit limit or extend the Draw Period applicable to any revolving credit loan subject to the limitations described in the related agreement; and

      o arrange with a mortgagor a schedule for the liquidation of delinquencies by extending the due dates for scheduled payments on that loan. However, the master servicer shall first determine that the waiver or extension will not impair the coverage of any related insurance policy or materially and adversely affect the lien of the related mortgage or the lien on any related Additional Collateral.

In addition, if a material default occurs or a payment default is reasonably foreseeable, the master servicer will be permitted, subject to any specific limitations required by the related pooling and servicing agreement or servicing agreement and described in the related prospectus supplement, to modify, waive or amend any term of that mortgage loan, including deferring payments, extending the stated maturity date or otherwise adjusting the payment schedule. This modification, waiver or amendment will be permitted only if it (1) is reasonably likely to produce a greater recovery for that mortgage loan on a present value basis than would liquidation and (2) will not adversely affect the coverage under any applicable instrument of credit enhancement.

      In most cases, the master servicer, to the extent permitted by law, will establish and maintain Escrow Accounts in which payments by borrowers to pay taxes, assessments, mortgage and hazard insurance premiums, and other comparable items that are required to be paid to the mortgagee will be deposited. Mortgage loans and manufactured home loans may not require those payments under the loan related documents, in which case the master servicer would not be required to establish any Escrow Account for those loans. Withdrawals from the Escrow Accounts are to be made:

      o to effect timely payment of taxes, assessments, mortgage and hazard insurance,

      o     to refund to borrowers amounts determined to be overages,

      o to pay interest to borrowers on balances in the Escrow Account to the extent required by law, and

      o to repair or otherwise protect the property securing the related loan and to clear and terminate that Escrow Account.


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

The master servicer will be responsible for the administration of the Escrow Accounts and, in most cases, will make advances to that account when a deficiency exists in that account.

Deposits to and Withdrawals from the Collection Account

      In most cases, the Collection Account will be an Eligible Account and the funds held in that account may be invested, pending remittance to the trustee, in eligible investments. The master servicer will usually be entitled to receive as additional compensation any interest or other income earned on funds in the Collection Account.

      In most cases, the master servicer will deposit into the Collection Account for each series on the business day after the closing date any amounts representing scheduled payments due after the related cutoff date but received by the master servicer on or before the related cut-off date. After the cut-off date, the master servicer will deposit into the Collection Account after the date of receipt of those scheduled payments, the following payments and collections received or made by it, other than payments representing principal of and interest on the related loans due on or before that cut-off date:

      o All payments on account of principal, including prepayments, on those loans;

      o All payments on account of interest on those loans net of any portion of that payment retained by the related servicer, including the master servicer, if any, as servicing compensation on the loans in accordance with the related pooling and servicing agreement or servicing agreement;

      o All Insurance Proceeds and all amounts received by the master servicer in connection with the liquidation of defaulted loans or property acquired relating to those defaulted loans, whether through foreclosure sale or otherwise. This includes all payments in connection with those loans received from the mortgagor, other than Liquidation Proceeds, exclusive of proceeds to be applied to the restoration or repair of the mortgaged property or released to the mortgagor in accordance with the master servicer's normal servicing procedures, net of Liquidation Expenses;

      o Any Buydown Funds, and, if applicable, investment earnings on the Buydown Funds required to be paid as described in this prospectus;

      o All proceeds of any mortgage loan in that trust purchased, or, in the case of a substitution, other amounts representing a principal adjustment, by the master servicer, the seller or any other person under the terms of the related pooling and servicing agreement or servicing agreement;

      o All amounts required to be deposited in that trust in connection with any losses on eligible investments under the related pooling and servicing agreement or servicing agreement; and

      o All other amounts required to be deposited in that trust under the related pooling and servicing agreement or servicing agreement.

      The master servicer is permitted, from time to time, to make withdrawals from the Collection Account for various purposes, as specified in the related pooling and servicing agreement or servicing agreement, which, in most cases, will include the following, except as otherwise provided in that agreement:

      o to make deposits to the Payment Account in the amounts and in the manner provided in the pooling and servicing agreement or servicing agreement;

      o to reimburse itself for Advances, including amounts advanced for taxes, insurance premiums or similar expenses as to any mortgaged property, out of late payments or collections on the related mortgage loan for which those Advances were made;

      o to pay to itself unpaid Servicing Fees, out of payments or collections of interest on each mortgage loan;

      o to pay to itself as additional servicing compensation any investment income on funds deposited in the Collection Account, and, if so provided in the related pooling and servicing agreement or servicing agreement, any profits realized on disposition of a mortgaged property acquired by deed in lieu of foreclosure or otherwise allowed under the related pooling and servicing agreement or servicing agreement;

      o to pay to itself or the seller all amounts received as to each mortgage loan purchased, repurchased or removed under the terms of the related pooling and servicing agreement or servicing agreement and not required to be distributed as of the date on which the related purchase price is determined;

      o to reimburse itself for any Advance previously made which the master servicer has determined to not be ultimately recoverable from Liquidation Proceeds, Insurance Proceeds or otherwise, subject, in the case of a series with senior securities and subordinate securities, to limitations described in the related pooling and servicing agreement or servicing agreement as described in the related prospectus supplement;

      o to reimburse itself, the trustee or the depositor for other expenses incurred for which it, the trustee or the depositor is entitled to reimbursement or against which it, the trustee or the depositor is indemnified under the related pooling and servicing agreement or the related servicing agreement and indenture;

      o to make any other withdrawals permitted by the related pooling and servicing agreement or servicing agreement and described in the related prospectus supplement;

      o to pay to itself or any subservicer for the funding of any Draws made on the revolving credit loans, if applicable; and

      o to clear the Collection Account of amounts relating to the corresponding loans in connection with the termination of the trust under the pooling and servicing agreement or servicing agreement.

Servicing Accounts

      In those cases where a servicer is servicing a mortgage loan, the servicer will usually establish and maintain a Servicing Account that will be an Eligible Account and which is otherwise acceptable to the master servicer. The servicer is required to deposit into the Servicing Account all proceeds of mortgage loans received by the servicer, less its servicing compensation and any reimbursed expenses and advances, to the extent permitted by the subservicing agreement. On the date specified in the related prospectus supplement, the servicer will remit to the master servicer all funds held in the Servicing Account for each mortgage loan, after deducting from that remittance an amount equal to the servicing compensation and unreimbursed expenses and advances to which it is then entitled under the related subservicing agreement, to the extent not previously paid to or retained by it. In addition on each of those dates the servicer will be required to remit to the master servicer any amount required to be advanced under the related subservicing agreement, and the servicer will also be required to remit to the master servicer, within one business day of receipt, the proceeds of any principal Prepayments and all Insurance Proceeds and Liquidation Proceeds.

Buy-down Loans, GPM Loans and Other Subsidized Loans

      For each Buy-Down Loan, if any, included in a trust the master servicer will deposit all Buy-Down Amounts in a Buy-Down Fund. The amount of that deposit, together with investment earnings on that deposit at the rate specified in the related prospectus supplement, will provide sufficient funds to support the payments on that Buy-Down Loan on a level debt service basis. The master servicer will not be obligated to add to the Buy-Down Account should amounts in that account and investment earnings prove insufficient to maintain the scheduled level of payments on the Buy-Down Loans, in which event distributions to the securityholders may be affected. A Buy-Down Fund, in most cases, will not be included in or deemed to be a part of the trust.

      The terms of some of the loans may provide for the contribution of subsidy funds by the seller of the related mortgaged property or by another entity. The master servicer will deposit the subsidy funds in a Subsidy Fund for that loan. In most cases, the terms of the loan will provide for the contribution of the entire undiscounted amount of subsidy amounts necessary to maintain the scheduled level of payments due during the early years of that loan. Neither the master servicer, any servicer nor the depositor will be obligated to add to that Subsidy Fund any of its own funds. The Subsidy Fund, in most cases, will not be included in or deemed to be a part of the trust.

      If the depositor values any GPM Loans deposited into the trust for a multiple class series on the basis of that GPM Loan's scheduled maximum principal balance, the master servicer will deposit in a GPM Fund complying with the requirements described above for the Collection Account an amount which, together with anticipated reinvestment income on that amount, will be sufficient to cover the amount by which payments of principal and interest on those GPM Loans assumed in calculating payments due on the securities of that multiple class series exceed the scheduled payments on those GPM Loans. The trustee will withdraw amounts from the GPM Fund for a series on a prepayment of those GPM Loan as necessary and apply those amounts to the payment of principal and interest on the securities of that series. Neither the depositor, the master servicer nor any servicer will be obligated to supplement the GPM Fund should amounts in that account and investment earnings on those amounts prove insufficient to maintain the scheduled level of payments, in which event, distributions to the securityholders may be affected. The GPM Fund, in most cases, will not be included in or deemed to be part of the trust.

      For any other type of loan which provides for payments other than on the basis of level payments, an account may be established as described in the related prospectus supplement on terms similar to those relating to the Buy-Down Fund, Subsidiary Fund or the GPM Fund.

Advances

      General. The related prospectus supplement will describe when the master servicer or servicer will make an Advance for delinquent payments of principal of and interest on a loan. In most cases, neither the master servicer nor any servicer will be obligated to make Advances. That obligation to make Advances may be limited in amount, may be limited to advances received from the servicers, if any, or may not be activated until a particular portion of a specified reserve fund is depleted. If the master servicer is obligated to make Advances, a surety bond or other credit support may be provided for that obligation as described in the related prospectus supplement. Advances are intended to provide liquidity and not to guarantee or insure against losses. Accordingly, any funds advanced are recoverable by the servicer or the master servicer, as the case may be, out of amounts received on particular loans which represent late recoveries of principal or interest, proceeds of insurance policies or Liquidation Proceeds for which that Advance was made. If an Advance is made and subsequently determined to be nonrecoverable from late collections, proceeds of insurance policies or Liquidation Proceeds from the related loan, the servicer or master servicer will be entitled to reimbursement from other funds in the Payment Account, Collection Account or Servicing Account. Recovery also may be from a specified reserve fund as applicable, to the extent specified in the related prospectus supplement. For any multiple class series, so long as the related subordinate securities remain outstanding, those Advances may also be reimbursable in most cases out of amounts otherwise distributable to holders of the subordinate securities, if any.

      Advances in Connection with Prepaid Loans. In addition, when a borrower makes a principal prepayment in full between due dates on the related loan, the borrower will usually be required to pay interest on the principal amount prepaid only to the date of that prepayment. In order that one or more classes of the securityholders of a series will not be adversely affected by any resulting shortfall in interest, the master servicer may be obligated to advance moneys as needed to cover a full scheduled payment of interest on the related loan, less any related Servicing Fees. That principal prepayment, together with a full scheduled payment of interest on that prepayment to the extent of the adjustment or advance, will be distributed to securityholders on the related distribution date. If the amount necessary to include a full scheduled payment of interest as described in the second preceding sentence exceeds the amount which the master servicer is obligated to advance, as applicable, a shortfall may occur as a result of a prepayment in full. See "Yield, Prepayment and Maturity Considerations."

Maintenance of Insurance Policies and Other Servicing Procedures

      Standard Hazard Insurance; Flood Insurance. Except as otherwise specified in the related prospectus supplement, the master servicer will be required to maintain or to cause the borrower on each loan to maintain or will use its best reasonable efforts to cause each servicer of a loan to maintain a standard hazard insurance policy providing coverage of the standard form of fire insurance with extended coverage for some other hazards as is customary in the state in which the property securing the related loan is located. See "Description of Mortgage and Other Insurance" in this prospectus. In most cases, coverage will be in an amount at least equal to the greater of (1) the amount necessary to avoid the enforcement of any co-insurance clause contained in the policy or (2) the outstanding principal balance of the related loan.

      The master servicer will also maintain on REO Property that secured a defaulted loan and that has been acquired on foreclosure, deed in lieu of foreclosure, or repossession, a standard hazard insurance policy in an amount that is at least equal to the maximum insurable value of that REO Property. No earthquake or other additional insurance will be required of any borrower or will be maintained on REO Property acquired for a defaulted loan, other than under those applicable laws and regulations as shall at any time be in force and shall require for additional insurance. When, at the time of origination of a loan or at any time during the term of the loan the master servicer or the related servicer determines that the related mortgaged property is located in an area identified on a Flood Hazard Boundary Map or Flood Insurance Rate Map issued by the Flood Emergency Management Agency as having special flood hazards and flood insurance has been made available, the borrower will cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the

Federal Insurance Administration with an acceptable insurance carrier, in an amount representing coverage not less than the lesser of:

      o     the outstanding principal balance of the loan or

      o the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1983 or the National Flood Insurance Reform Act of 1994, as amended.

The pooling and servicing agreement or servicing agreement will obligate the mortgagor to obtain and maintain all requisite flood insurance coverage at the mortgagor's cost and expense, and on the mortgagor's failure to do so, authorizes the master servicer or servicer to obtain and maintain that coverage at the mortgagor's cost and expense and to seek reimbursement for that cost and expense from the mortgagor.

      Any amounts collected by the master servicer or the servicer, as the case may be, under those policies of insurance, other than amounts to be applied to the restoration or repair of the mortgaged property, released to the borrower in accordance with normal servicing procedures or used to reimburse the master servicer for amounts to which it is entitled to reimbursement, will be deposited in the Collection Account. In the event that the master servicer obtains and maintains a blanket policy insuring against hazard losses on all of the loans, written by an insurer then acceptable to each rating agency which assigns a rating to that series, it will conclusively be deemed to have satisfied its obligations to cause to be maintained a standard hazard insurance policy for each loan or related REO Property. This blanket policy may contain a deductible clause, in which case the master servicer will, in the event that there has been a loss that would have been covered by that policy absent that deductible clause, deposit in the Collection Account the amount not otherwise payable under the blanket policy because of the application of that deductible clause.

      The depositor will not require that a standard hazard or flood insurance policy be maintained on the Cooperative Dwelling relating to any Cooperative Loan. In most cases, the Cooperative itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, that a Cooperative and the related borrower on a Cooperative Loan do not maintain that insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to that borrower's Cooperative Dwelling or that Cooperative's building could significantly reduce the value of the collateral securing that Cooperative Loan to the extent not covered by other credit support. Similarly, the depositor will not require that a standard hazard or flood insurance policy be maintained on a condominium unit relating to any condominium loan. In most cases, the condominium association is responsible for maintenance of hazard insurance insuring the entire condominium building, including each individual condominium unit, and the owner(s) of an individual condominium unit do not maintain separate hazard insurance policies. To the extent, however, that a condominium association and the related borrower on a condominium loan do not maintain that insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to that borrower's condominium unit or the related condominium building could significantly reduce the value of the collateral securing that condominium loan to the extent not covered by other credit support.

      Special Hazard Insurance Policy. If, and to the extent specified in the related prospectus supplement, the master servicer will maintain a special hazard insurance policy, in the amount specified in the related prospectus supplement, in full force and effect for the loans. In most cases, the special hazard insurance policy will provide for a fixed premium rate based on the declining aggregate outstanding principal balance of the loans. The master servicer will agree to pay the premium for any special hazard insurance policy on a timely basis. If the special hazard insurance policy is canceled or terminated for any reason other than the exhaustion of total policy coverage, the master servicer will exercise its best reasonable efforts to obtain from another insurer a replacement policy comparable to the special hazard insurance policy with a total coverage which is equal to the then existing coverage of the terminated special hazard insurance policy. However, if the cost of that replacement policy is greater than the cost of the terminated special hazard insurance policy, the amount of coverage under the replacement policy will, in most cases, be reduced to a level so that the applicable premium does not exceed 150% of the cost of the special hazard insurance policy that was replaced. Any amounts collected by the master servicer under the special hazard insurance policy in the nature of insurance proceeds will be deposited in the Collection Account, net of amounts to be used to repair, restore or replace the related property securing the loan or to reimburse the master servicer or a servicer for related amounts owed to it. Some characteristics of the special hazard insurance policy are described under "Description of Mortgage and Other Insurance-- Hazard Insurance on the Loans."

      Primary Mortgage Insurance. To the extent described in the related prospectus supplement, the master servicer will be required to use its best reasonable efforts to keep, or to cause each servicer to keep, in full force and effect, a primary mortgage insurance policy for each conventional loan secured by single family property for which that coverage is required for as long as the related mortgagor is obligated to maintain that primary mortgage insurance under the terms of the related loan. The master servicer will not cancel or refuse to renew that primary mortgage insurance policy in effect at the date of the initial issuance of the securities that is required to be kept in force unless a replacement primary mortgage insurance policy for that cancelled or nonrenewed policy is maintained with a Qualified Insurer.

      Primary insurance policies will be required for manufactured home loans only to the extent described in the related prospectus supplement. If primary mortgage insurance is to be maintained for manufactured home loans, the master servicer will be required to maintain that insurance as described above. For further information regarding the extent of coverage under a primary mortgage insurance policy, see "Description of Mortgage and Other Insurance--Mortgage Insurance on the Loans."

      FHA Insurance and VA Guarantees. To the extent specified in the related prospectus supplement, all or a portion of the loans may be insured by the FHA or guaranteed by the VA. The master servicer will be required to take steps that are reasonably necessary to keep that insurance and guarantees in full force and effect. See "Description of Mortgage and Other Insurance--Mortgage Insurance on the Loans."

      Pool Insurance Policy. The master servicer may be obligated to use its best reasonable efforts to maintain a pool insurance policy for the loans in the amount and with the coverage described in the related prospectus supplement. In most cases, the pool insurance policy will provide for a fixed premium rate on the declining aggregate outstanding principal balance of the loans. The master servicer will be obligated to pay the premiums for that pool insurance policy on a timely basis.

      The prospectus supplement will identify the pool insurer for the related series of securities. If the pool insurer ceases to be a Qualified Insurer because it is not approved as an insurer by Freddie Mac or Fannie Mae or because its claims-paying ability is no longer rated in the category required by the related prospectus supplement, the master servicer will be obligated to review, no less often than monthly, the financial condition of the pool insurer to determine whether recoveries under the pool insurance policy are jeopardized by reason of the financial condition of the pool insurer. If the master servicer determines that recoveries may be so jeopardized or if the pool insurer ceases to be qualified under applicable law to transact a mortgage guaranty insurance business, the master servicer will exercise its best reasonable efforts to obtain from another Qualified Insurer a comparable replacement pool insurance policy with a total coverage equal to the then outstanding coverage of the pool insurance policy to be replaced. However, if the premium rate on the replacement policy is greater than that of the existing pool insurance policy, then the coverage of the replacement policy will, in most cases, be reduced to a level so that its premium rate does not exceed 150% of the premium rate on the pool insurance policy to be replaced. Payments made under a pool insurance policy will be deposited into the Collection Account, net of expenses of the master servicer or any related unreimbursed Advances or unpaid Servicing Fee. Typical terms of the pool insurance policy are described under "Description of Mortgage and Other Insurance--Mortgage Insurance on the Loans."

      Bankruptcy Bond. The master servicer may be obligated to use its best reasonable efforts to obtain and after those efforts maintain a bankruptcy bond or similar insurance or guaranty in full force and effect throughout the term of the related agreement, unless coverage under that bankruptcy bond has been exhausted through payment of claims. The master servicer may be required to pay from its servicing compensation the premiums for the bankruptcy bond on a timely basis. Coverage under the bankruptcy bond may be cancelled or reduced by the master servicer at any time, provided that the cancellation or reduction does not adversely affect the then current rating of the related series of securities. See "Description of Mortgage and Other Insurance--Bankruptcy Bond" in this prospectus.

Presentation of Claims; Realization on Defaulted Loans

      The master servicer, on behalf of the trustee and the securityholders, will be required to present or cause to be presented, claims for any standard hazard insurance policy, pool insurance policy, special hazard insurance policy, bankruptcy bond, or primary mortgage insurance policy, and to the FHA and the VA, if applicable relating to any FHA insurance or VA guarantee respecting defaulted mortgage loans.

      The master servicer will use its reasonable best efforts to foreclose on, repossess or otherwise comparably convert the ownership of the real properties securing the related loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with the foreclosure or other conversion, the master servicer will follow those practices and procedures as it deems necessary or advisable and as are normal and usual in its servicing activities for comparable loans serviced by it. However, the master servicer will not be required to expend its own funds in connection with any foreclosure or towards the restoration of the property unless it determines:

      o that restoration or foreclosure will increase the Liquidation Proceeds of the related mortgage loan available to the securityholders after reimbursement to itself for those expenses, and

      o that those expenses will be recoverable by it either through Liquidation Proceeds or the proceeds of insurance.

In spite of anything to the contrary in this prospectus, in the case of a trust for which a REMIC election or elections have been made, the master servicer shall not liquidate any collateral acquired through foreclosure later than two years after the acquisition of that collateral, unless a longer period of time is necessary for the orderly liquidation of the collateral and the master servicer has obtained from the Internal Revenue Service, or IRS, an extension of the two year period within which it would otherwise be required to liquidate the collateral. While the holder of mortgaged property acquired through foreclosure can often maximize its recovery by providing financing to a new purchaser, the trust will have no ability to do so and neither the master servicer nor any servicer will be required to do so.

      For a mortgage loan in default, the master servicer may pursue foreclosure or similar remedies concurrently with pursuing any remedy for a breach of a representation and warranty. However, the master servicer is not required to continue to pursue both of those remedies if it determines that one remedy is more likely to result in a greater recovery. If that mortgage loan is an Additional Collateral Loan, the master servicer, or the related servicer, if the lien on the Additional Collateral for that Additional Collateral Loan is not assigned to the trustee on behalf of the securityholders, may proceed against the related mortgaged property or the related Additional Collateral first or may proceed against both concurrently, as permitted by applicable law and the terms under which that Additional Collateral is held, including any third-party guarantee. On the first to occur of final liquidation, by foreclosure or otherwise, and a repurchase or substitution under a breach of a representation and warranty, that mortgage loan will be removed from the related trust if it has not been removed previously. Upon foreclosure of a revolving credit loan, the related Liquidation Proceeds will be allocated among the Trust Balances, if any, and Excluded Balances as described in the related prospectus supplement.

      If any property securing a defaulted loan is damaged and proceeds, if any, from the related standard hazard insurance policy or the applicable special hazard insurance policy, if any, are insufficient to restore the damaged property to a condition sufficient to permit recovery under any pool insurance policy or any primary mortgage insurance policy, FHA insurance, or VA guarantee, neither the master servicer nor any servicer will be required to expend its own funds to restore the damaged property unless it determines:

      o that restoration will increase the Liquidation Proceeds of the loan after reimbursement of the expenses incurred by that servicer or the master servicer, and

      o that those expenses will be recoverable by it through proceeds of the sale of the property or proceeds of the related pool insurance policy or any related primary mortgage insurance policy, FHA insurance, or VA guarantee.

As to collateral securing a Cooperative Loan, any prospective purchaser will, in most cases, have to obtain the approval of the board of directors of the relevant cooperative before purchasing the shares and acquiring rights under the proprietary lease or occupancy agreement securing that Cooperative Loan. See "Legal Aspects of Loans--On Cooperative Loan Security" in this prospectus. This approval is usually based on the purchaser's income and net worth and numerous other factors. The necessity of acquiring that approval could limit the number of potential purchasers for those shares and otherwise limit the trust's ability to sell and realize the value of those shares.

      For a defaulted manufactured home loan, the value of the related manufactured home can be expected to be less on resale than a new manufactured home. To the extent equity does not cushion the loss in market value, and that loss is not covered by other credit support, a loss may be experienced by the trust.

Enforcement of Due-on-sale Clauses

      In most cases, for a series, when any mortgaged property is about to be conveyed by the borrower, the master servicer will, to the extent it has knowledge of that prospective conveyance and prior to the time of the consummation of that conveyance, exercise the trustee's right to accelerate the maturity of that loan under the applicable "due-on-sale" clause, if any, unless the master servicer reasonably believes that the clause is not enforceable under applicable law or if the enforcement of that clause would result in loss of coverage under any primary mortgage insurance policy. If those conditions are not met or the master servicer reasonably believes that enforcement of a due-on-sale clause will not be enforceable, the master servicer is authorized to accept from or enter into a substitution or assumption agreement, on behalf of the trustee, with the person to whom that property has been or is about to be conveyed. Under this agreement, that person becomes liable under the loan and under which the original borrower is released from liability and that person is substituted as the borrower and becomes liable under the loan. Any fee collected in connection with an assumption will be retained by the master servicer as additional servicing compensation. The terms of a loan may not be changed in connection with a substitution or assumption.

Servicing Compensation and Payment of Expenses

      The master servicer or any servicer will be entitled to a servicing fee in an amount to be determined as specified in the related prospectus supplement. The servicing fee may be fixed or variable, as specified in the related prospectus supplement. In most cases, the master servicer or any servicer will be entitled to additional servicing compensation in the form of assumption fees, late payment charges, or excess proceeds following disposition of property in connection with defaulted loans and as otherwise specified in this prospectus.

      In most cases, the master servicer will pay the fees of the servicers, if any, and various expenses incurred in connection with the servicing of the loans, including, without limitation:

      o the payment of the fees and expenses of the trustee and independent accountants,

      o payment of insurance policy premiums and the cost of credit support, if any, and

      o payment of expenses incurred in enforcing the obligations of servicers and sellers and in the preparation of reports to securityholders.

Some of these expenses may be reimbursable under the terms of the related agreement from Liquidation Proceeds and the proceeds of insurance policies and, in the case of enforcement of the obligations of servicers and sellers, from any recoveries in excess of amounts due on the related loans or from specific recoveries of costs.

      The master servicer will be entitled to reimbursement for various expenses incurred by it in connection with the liquidation of defaulted loans. The related trust will suffer no loss by reason of those expenses to the extent claims are paid under related insurance policies or from the Liquidation Proceeds. If claims are either not made or paid under the applicable insurance policies or if coverage under those insurance policies has been exhausted, the related trust will suffer a loss to the extent that Liquidation Proceeds, after reimbursement of the master servicer's expenses, are less than the outstanding principal balance of and unpaid interest on the related loan which would be distributable to securityholders. In addition, the master servicer will be entitled to reimbursement of expenditures incurred by it in connection with the restoration of property securing a defaulted loan, that right of reimbursement being prior to the rights of the securityholders to receive any related proceeds of insurance policies, Liquidation Proceeds or amounts derived from other forms of credit support. The master servicer is also entitled to reimbursement from the Collection Account and the Payment Account for Advances.

      In most cases, the rights of the master servicer to receive funds from the Collection Account or the Payment Account for a series, whether as the Servicing Fee or other compensation, or for the reimbursement of Advances, expenses or otherwise, are not subordinate to the rights of securityholders of that series.

Evidence as to Compliance

      In most cases, each pooling and servicing agreement and each servicing agreement will provide for delivery, on or before a specified date in each year, to the trustee of an annual statement signed by an officer of the master servicer to the effect that the master servicer has complied in all material respects with the minimum servicing standards specified in the Uniform Single Attestation Program for Mortgage Bankers and has fulfilled in all material respects its obligations under the related agreement throughout the preceding year. If there has been material noncompliance with those servicing standards or a material default in the fulfillment of any obligation, that


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

statement shall include a description of that noncompliance or specify that known default, as the case may be, and the nature and status of the default. The statement may be provided as a single form making the required statements as to more than one agreement.

      In most cases, each pooling and servicing agreement and each servicing agreement will also provide that on or before a specified date in each year, beginning the first date that is at least a specified number of months after the cut-off date, a firm of independent public accountants will furnish a report to the depositor and the trustee stating the opinion of that firm. The opinion will state that on the basis of an examination by that firm conducted substantially in accordance with standards established by the American Institute of Certified Public Accountants, the assertion by management of the master servicer regarding the master servicer's compliance with the minimum servicing standards specified in the Uniform Single Attestation Program for Mortgage Bankers during the preceding year is fairly stated in all material respects, subject to those exceptions and other qualifications that, in the opinion of that firm, those accounting standards require it to report. In rendering its statement that firm may rely, as to the matters relating to the direct servicing of mortgage loans by servicers, on comparable statements for examinations conducted by independent public accountants substantially in accordance with standards established by the American Institute of Certified Public Accountants, rendered within one year of that statement, for those servicers which also have been the subject of that examination.

Matters Regarding the Master Servicer and the Depositor

      The master servicer for each series will be identified in the related prospectus supplement. The master servicer may be an affiliate of the depositor and may have other business relationships with the depositor and its affiliates.

      In most cases, the master servicer may not resign from its obligations and duties under the related pooling and servicing agreement or servicing agreement except on its determination that its duties under that agreement are no longer permissible under applicable law or except in connection with a permitted transfer of servicing. This resignation will become effective until the trustee or a successor master servicer has assumed the master servicer's obligations and duties under the related agreement.

      In the event of an Event of Default under the related pooling and servicing agreement or servicing agreement, the master servicer may be replaced by the trustee or a successor master servicer. See "The Agreements--Rights in the Case of Events of Default" in this prospectus.

      In most cases, the master servicer has the right, with the consent of the trustee, which consent shall not be unreasonably withheld, to assign its rights and delegate its duties and obligations under the pooling and servicing agreement or servicing agreement for each series; provided that the purchaser or transferee accepting that assignment or delegation:

      o is qualified to sell loans to and service mortgage loans for Fannie Mae or Freddie Mac;

      o     has a net worth of not less than $10,000,000;

      o is acceptable to each rating agency for purposes of maintaining its then-current ratings of the securities;

      o     is reasonably acceptable to the trustee; and

      o executes and delivers to the depositor and the trustee an agreement, in form and substance reasonably satisfactory to the trustee, which contains an assumption by that purchaser or transferee of the due and punctual performance and performed or observed by the master servicer under the related pooling and servicing agreement or servicing agreement from and after the date of that agreement.

To the extent that the master servicer transfers its obligations to a wholly-owned subsidiary or affiliate, that subsidiary or affiliate need not satisfy the criteria described above. However, in that instance the assigning master servicer will remain liable for the servicing obligations under the related agreement. Any entity into which the master servicer is merged or consolidated or any successor corporation resulting from any merger, conversion or consolidation will succeed to the master servicer's obligations under the related agreement, provided that the successor or surviving entity meets the requirements for a successor master servicer described in the preceding paragraph.

      Each pooling and servicing agreement and each servicing agreement will also provide that neither the master servicer, the depositor, nor any director, officer, employee or agent of the master servicer or the depositor, will be under any liability to the related trust or the securityholders for any action taken or for failing to take any action in good faith under the related agreement or for errors in judgment. However, neither the master servicer, the depositor, nor any other person will be protected against any breach of warranty or representations made by that party under the related agreement or the failure to perform its obligations in compliance with any standard of care described in the related agreement or liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of their duties or by reason of reckless disregard of their obligations and duties under that agreement. Each pooling and servicing agreement and each servicing agreement will further provide that the master servicer, the depositor and any director, officer, employee or agent of the master servicer or the depositor is entitled to indemnification from the related trust and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the related agreement or the securities, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties under that agreement or by reason of reckless disregard of obligations and duties under that agreement. In addition, the related agreement provides that neither the master servicer nor the depositor is under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the related agreement which, in its opinion, may involve it in any expense or liability. The master servicer or the depositor may, in its discretion, undertake that action which it may deem necessary or desirable for the related agreement and the rights and duties of the parties to that agreement and the interests of the securityholders under that agreement. In that event, the legal expenses and costs of that action and any liability resulting from that action will be expenses, costs, and liabilities of the trust and the master servicer or the depositor will be entitled to be reimbursed for those expenses, costs and liabilities out of the Collection Account, or the Payment Account, if applicable.

                                 CREDIT SUPPORT

General

      For any series, credit support may be provided for one or more classes of that series or the related mortgage assets. Credit support may be in the form of the following:

      o     a letter of credit;

      o the subordination of one or more classes of the securities of that series;

      o     subordination created through overcollateralization;

      o     the establishment of one or more reserve funds;

      o use of a pool insurance policy, bankruptcy bond, repurchase bond or special hazard insurance policy;

      o     financial guarantee insurance;

      o     the use of cross-support features; or

      o another method of credit support described in the related prospectus supplement, or any combination of the foregoing, in any case, in the amounts and having the terms and conditions as are acceptable to each rating agency which assigns a rating to the securities of the related series.

Credit support may also be provided in the form of an insurance policy covering the risk of collection and adequacy of any Additional Collateral provided in connection with any Additional Collateral Loan, subject to the limitations described in that insurance policy.

      For any series of securities backed by Trust Balances of revolving credit loans, the credit support provided with respect to the securities will cover any portion of any losses allocated to the Trust Balances, to the extent that credit support is available to cover losses otherwise allocable to those securities, subject to any limitations described in this prospectus and in the related prospectus supplement.

      In most cases, for a series, the credit support will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the securities and interest on those securities at the security interest rate. If losses occur which exceed the amount covered by credit support or which are not covered by credit support, those losses will be borne by the securityholders. If credit support is provided for a series, the related prospectus supplement will include a description of:

      o     the amount payable under that credit support,

      o any conditions to payment under that credit support not otherwise described in this prospectus,

      o the conditions under which the amount payable under that credit support may be reduced and under which that credit support may be terminated or replaced, and

      o the material provisions of any agreement relating to that credit support.

Additionally, the related prospectus supplement will provide some information on the issuer of any third-party credit support, including:

      o     a brief description of its principal business activities,

      o its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business,

      o if applicable, the identity of regulatory agencies which exercise primary jurisdiction over the conduct of its business, and

      o its total assets, and its stockholders' or policyholders' surplus, if applicable, as of the date specified in the prospectus supplement.

Subordinate Securities; Subordination Reserve Fund

      In some issuances, one or more classes of a series may be subordinate securities. The rights of the subordinate securityholders to receive distributions of principal and interest from the Payment Account on any distribution date may be subordinated to the rights of the senior securityholders to the extent of the then applicable Subordinated Amount as defined in the related prospectus supplement. The Subordinated Amount will decrease whenever amounts otherwise payable to the Subordinate securityholders are paid to the senior securityholders, including amounts withdrawn from the Subordination Reserve Fund, if any, and paid to the senior securityholders. The Subordinated Amount will usually increase whenever there is distributed to the subordinate securityholders amounts for which subordination payments have previously been paid to the senior securityholders, which will occur when subordination payments for delinquencies and some other deficiencies have been recovered.

      A series may include a class of subordinate securities entitled to receive cash flows remaining after distributions made to all other classes. That right will effectively be subordinate to the rights of other securityholders, but will not be limited to the Subordinated Amount. The subordination of a class may apply only in the event of some types of losses not covered by insurance policies or other credit support, such as losses arising from damage to property securing a loan not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and application of some provisions of the federal bankruptcy code, 11 United States Code 101 et seq., and regulations promulgated under the federal bankruptcy code, or the Bankruptcy Code, or losses resulting from the denial of insurance coverage due to fraud or misrepresentation in connection with the origination of a loan.

      In some cases, for any series which includes one or more classes of subordinate securities, a Subordination Reserve Fund may be established. The Subordination Reserve Fund, if any, will be funded with cash, a letter of credit, a demand note or Eligible Reserve Fund Investments, or by the retention of amounts of principal or interest otherwise payable to holders of subordinate securities, or both, as specified in the related prospectus supplement. In most cases, the Subordination Reserve Fund will not be a part of the trust. If the Subordination Reserve Fund is not a part of the trust, the trustee will have a security interest in that Subordination Reserve Fund on behalf of the senior securityholders. Moneys will be withdrawn from the Subordination Reserve Fund to make distributions of principal of or interest on senior securities under the circumstances described in the related prospectus supplement.

      Moneys deposited in any Subordination Reserve Fund will be invested in Eligible Reserve Fund Investments. Any reinvestment income or other gain from those investments will usually be credited to the Subordination Reserve Fund for that series, and any loss resulting from those investments will be charged to that Subordination Reserve Fund. Amounts in any Subordination Reserve Fund in excess of the required reserve fund balance may be periodically released to the subordinate securityholders under the conditions and to the extent specified in the related prospectus supplement. Additional information concerning any Subordination Reserve Fund will be described in the related prospectus supplement, including the amount of any initial deposit to that Subordination Reserve Fund, the required reserve fund balance to be maintained in the Subordination Reserve Fund, the purposes for which funds in


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

the Subordination Reserve Fund may be applied to make distributions to senior securityholders and the employment of reinvestment earnings on amounts in the Subordination Reserve Fund, if any.

Overcollateralization

      Subordination may be provided by one or more classes of senior securities through overcollateralization, i.e., by having a greater amount of aggregate principal balance of the mortgage assets for a series than the aggregate principal balance of the securities of that series. That subordination may exist on the closing date or may be effected through the allocation of interest payments on the loans to reduce the principal balances of some classes of securities.

      In a series with overcollateralization, the allocation of losses to the securities is handled through the priority of payment process, first by interest that otherwise would pay down principal on the securities, and then those losses would be allocated to the senior securities only if the principal balance of the mortgage loans was reduced to less than the principal balance of the senior securities. The level of overcollateralization required under the provisions of the related pooling and servicing agreement or indenture will be subject to various tests based primarily on the loss and delinquency experience of the related mortgage assets, and will be raised and lowered accordingly.

Cross-Support Features

      If the mortgage assets for a series are divided into separate asset groups, the beneficial ownership of which is evidenced by a separate class or classes of a series, credit support may be provided by a cross-support feature which requires that distributions be made on senior securities evidencing the beneficial ownership of one asset group prior to distributions on subordinate securities evidencing the beneficial ownership interest in another asset group within the trust. The related prospectus supplement for a series which includes a cross-support feature will describe the manner and conditions for applying that cross-support feature. As to any trust that includes a cross- support feature, only assets of the trust will be used to provide cross-support, and cross-support will be provided only to securities issued by the trust. A trust will not provide a cross-support feature that benefits securities issued by any other trust, and a trust will not receive cross-support from any other trust.

Insurance

      Credit support for a series may be provided by various forms of insurance policies, subject to limits on the aggregate dollar amount of claims that will be payable under each insurance policy, for all loans comprising or underlying the mortgage assets for a series, or those loans that have specified characteristics. Those insurance policies include primary mortgage insurance and standard hazard insurance and may, if specified in the related prospectus supplement, include:

      o a pool insurance policy covering losses in amounts in excess of coverage of any primary insurance policy,

      o a special hazard insurance policy covering risks not covered by standard hazard insurance policies,

      o a bankruptcy bond covering a number of losses resulting from the bankruptcy of a borrower and application of various provisions of the Bankruptcy Code,

      o a repurchase bond covering the repurchase of a loan for which mortgage insurance or hazard insurance coverage has been denied due to misrepresentations in connection with the organization of the related loan, or

      o other insurance covering other risks associated with the particular type of loan. See "Description of Mortgage and Other Insurance."

Copies of the actual pool insurance policy, special hazard insurance policy, bankruptcy bond or repurchase bond, if any, relating to the loans comprising the mortgage assets for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the securities of the related series.

Letter of Credit

      The letter of credit, if any, for a series of securities will be issued by the letter of credit bank specified in the related prospectus supplement. Under the letter of credit, the letter of credit bank will be obligated to honor drawings under the letter of credit in an aggregate fixed dollar amount, net of unreimbursed payments under that letter of credit, equal to the percentage specified in the related prospectus supplement of the aggregate principal balance of the loans on the related cut-off date or of one or more classes of securities. The letter of credit may


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

permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of various provisions of the Bankruptcy Code, or losses resulting from denial of insurance coverage due to misrepresentations in connection with the origination of a loan. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments under that letter of credit. The obligations of the letter of credit bank under the letter of credit for each series of securities will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust. See "Description of the Securities--Optional Termination" and "The Agreements--Termination." A copy of the letter of credit for a series, if any, will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the securities of the related series.

Financial Guarantee Insurance

      Financial guarantee insurance, if any, for a series of securities will be provided by one or more insurance companies. That financial guarantee insurance will guarantee, for one or more classes of securities of the related series, timely distributions of interest and full distributions of principal on the basis of a schedule of principal distributions described in or determined in the manner specified in the related prospectus supplement. The financial guarantee insurance may also guarantee against any payment made to a securityholder which is subsequently recovered as a "voidable preference" payment under the Bankruptcy Code. A copy of the financial guarantee insurance for a series, if any, will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the securities of the related series.

Reserve Funds

      One or more reserve funds may be established for a series, in which cash, a letter of credit, Eligible Reserve Fund Investments, a demand note or a combination of the foregoing, in the amounts, if any, so specified in the related prospectus supplement will be deposited. The reserve funds for a series may also be funded over time by depositing in those reserve funds a specified amount of the distributions received on the related mortgage assets as specified in the related prospectus supplement.

      Amounts on deposit in any reserve fund for a series, together with the reinvestment income on those deposits, will be applied by the trustee for the purposes, in the manner, and to the extent specified in the related prospectus supplement. A reserve fund may be provided to increase the likelihood of timely payments of principal of and interest on the securities, if required as a condition to the rating of that series by each rating agency rating that series. Reserve funds may be established to provide limited protection, in an amount satisfactory to each rating agency which assigns a rating to the securities, against various types of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of various provisions of the Bankruptcy Code or losses resulting from denial of insurance coverage due to fraud or misrepresentation in connection with the origination of a loan. Following each distribution date amounts in that reserve fund in excess of any required reserve fund balance may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement and will not be available for further application by the trustee.

      Moneys deposited in any reserve funds will be invested in Eligible Reserve Fund Investments. Any reinvestment income or other gain from those investments will usually be credited to the related reserve fund for that series, and any loss resulting from those investments will be charged to that reserve fund. However, that income may be payable to the master servicer or a servicer as additional servicing compensation. See "Servicing of Loans" and "The Agreements--Investment of Funds." In most cases, the reserve fund, if any, for a series will not be a part of the trust.

      Additional information concerning any reserve fund will be provided in the related prospectus supplement, including the initial balance of that reserve fund, the required reserve fund balance to be maintained, the purposes for which funds in the reserve fund may be applied to make distributions to securityholders and use of investment earnings from the reserve fund, if any.

                   DESCRIPTION OF MORTGAGE AND OTHER INSURANCE

      The following descriptions of primary mortgage insurance policies, pool insurance policies, special hazard insurance policies, standard hazard insurance policies, bankruptcy bonds, repurchase bonds and other insurance and the respective coverages under those insurances are general descriptions only and do not purport to be complete.

Mortgage Insurance on the Loans

      In most cases, all mortgage loans that are conventional loans secured by single family property and which had initial LTV ratios of greater than 80% will be covered by primary mortgage insurance policies providing coverage on the amount of each of those mortgage loans in excess of 75% of the original appraised value of the related mortgaged property and remaining in force until the principal balance of that mortgage loan is reduced to 80% of that original appraised value.

      In some cases, a pool insurance policy will be obtained to cover any loss, subject to limitations described in this prospectus, occurring as a result of default by the borrowers to the extent not covered by any primary mortgage insurance policy, FHA insurance or VA guarantee. See "Pool Insurance Policy" in this prospectus. Neither the primary mortgage insurance policies nor any pool insurance policy will insure against losses sustained in the event of a personal bankruptcy of the borrower under a mortgage loan. See "Legal Aspects of Loans" in this prospectus. Those losses will be covered to the extent described in the related prospectus supplement by the bankruptcy bond or other credit support, if any.

      To the extent that the primary mortgage insurance policies do not cover all losses on a defaulted or foreclosed mortgage loan, and to the extent those losses are not covered by the pool insurance policy or other credit support for that series, those losses, if any, would affect payments to securityholders. In addition, the pool insurance policy and primary mortgage insurance policies do not provide coverage against hazard losses. See "Hazard Insurance on the Loans" in this prospectus. Other hazard risks will not be insured and the occurrence of those hazards could adversely affect payments to the securityholders.

      Primary Mortgage Insurance. While the terms and conditions of the primary mortgage insurance policies issued by one primary insurer will differ from those in primary mortgage insurance policies issued by other primary insurers, each primary mortgage insurance policy, in most cases, will pay either:

      o the insured percentage of the loss on the related mortgaged property;

      o the entire amount of that loss, after receipt by the primary insurer of good and merchantable title to, and possession of, the mortgaged property; or

      o at the option of the primary insurer under various primary mortgage insurance policies, the sum of the delinquent monthly payments plus any advances made by the insured, both to the date of the claim payment and, after that date, monthly payments in the amount that would have become due under the mortgage loan if it had not been discharged plus any advances made by the insured until the earlier of the date the mortgage loan would have been discharged in full if the default had not occurred or an approved sale.

The amount of the loss as calculated under a primary mortgage insurance policy covering a mortgage loan will in most cases consist of the unpaid principal amount of that mortgage loan and accrued and unpaid interest on that mortgage loan and reimbursement of various expenses, less:

      o rents or other payments collected or received by the insured, other than the proceeds of hazard insurance, that are derived from the related mortgaged property,

      o hazard insurance proceeds in excess of the amount required to restore that mortgaged property and which have not been applied to the payment of the mortgage loan,

      o     amounts expended but not approved by the primary insurer,

      o     claim payments previously made on that mortgage loan, and

      o     unpaid premiums and other amounts.


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

As conditions precedent to the filing or payment of a claim under a primary mortgage insurance policy, in the event of default by the mortgagor. the insured will typically be required, among other things, to:

      o advance or discharge hazard insurance premiums and, as necessary and approved in advance by the primary insurer, real estate taxes, protection and preservation expenses and foreclosure and related costs;

      o in the event of any physical loss or damage to the mortgaged property, have the mortgaged property restored to at least its condition at the effective date of the primary mortgage insurance policy, ordinary wear and tear excepted; and

      o tender to the primary insurer good and merchantable title to, and possession of, the mortgaged property.

The pooling and servicing agreement or servicing agreement for a series, in most cases, will require that the master servicer or servicer maintain, or cause to be maintained, coverage under a primary mortgage insurance policy to the extent this coverage was in place on the cut-off date. In the event that the depositor gains knowledge that, as of the closing date, a mortgage loan had a LTV Ratio at origination in excess of 80% and was not the subject of a primary mortgage insurance policy, was not included in any exception to that standard disclosed in the related prospectus supplement, and that the mortgage loan has a then current LTV Ratio in excess of 80%, then the master servicer or the servicer is required to use its reasonable efforts to obtain and maintain a primary mortgage insurance policy to the extent that this kind of policy is obtainable at a reasonable price.

      Any primary mortgage insurance or primary credit insurance policies relating to loans secured by manufactured homes will be described in the related prospectus supplement.

      FHA Insurance and VA Guarantees. The Housing Act authorizes various FHA mortgage insurance programs. Some of the mortgage loans may be insured under either Section 203(b), Section 234 or Section 235 of the Housing Act. Under
Section 203(b), FHA insures mortgage loans of up to 30 years' duration for the purchase of one- to four-family dwelling units. Mortgage loans for the purchase of condominium units are insured by FHA under Section 234. Loans insured under these programs must bear interest at a rate not exceeding the maximum rate in effect at the time the loan is made, as established by HUD, and may not exceed specified percentages of the lesser of the appraised value of the property and the sales price, less seller paid closing costs for the property, up to specified maximums. In addition, FHA imposes initial investment minimums and other requirements on mortgage loans insured under the Section 203(b) and
Section 234 programs.

      Under Section 235, assistance payments are paid by HUD to the mortgagee on behalf of eligible mortgagors for as long as the mortgagors continue to be eligible for the payments. To be eligible, a mortgagor must be part of a family, have income within the limits prescribed by HUD at the time of initial occupancy, occupy the property and meet requirements for recertification at least annually.

      The regulations governing these programs provide that insurance benefits are payable either on foreclosure, or other acquisition of possession, and conveyance of the mortgaged premises to HUD or on assignment of the defaulted mortgage loan to HUD. The FHA insurance that may be provided under these programs on the conveyance of the home to HUD is equal to 100% of the outstanding principal balance of the mortgage loan, plus accrued interest, and additional costs and expenses. When entitlement to insurance benefits results from assignment of the mortgage loan to HUD, the insurance payment is computed as of the date of the assignment and includes the unpaid principal amount of the mortgage loan plus mortgage interest accrued and unpaid to the assignment date.

      When entitlement to insurance benefits results from foreclosure, or other acquisition of possession, and conveyance, the insurance payment is equal to the unpaid principal amount of the mortgage loan, adjusted to reimburse the mortgagee for tax, insurance and similar payments made by it and to deduct amounts received or retained by the mortgagee after default, plus reimbursement not to exceed two-thirds of the mortgagee's foreclosure costs. Any FHA insurance relating to loans underlying a series of securities will be described in the related prospectus supplement.

      The Servicemen's Readjustment Act of 1944, as amended, permits a veteran, or in some instances, his or her spouse, to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit to be occupied as the veteran's home at an interest rate not exceeding the maximum rate in effect at the time the loan is made, as established by HUD. The program has no limit on the amount of a mortgage loan, requires no down payment from the purchaser and permits the guaranty of mortgage loans with terms, limited by the estimated economic life of the property, up to 30 years. The maximum guaranty that may be issued by the

VA under this program is 50% of the original principal amount of the mortgage loan up to a dollar limit established by the VA. The liability on the guaranty is reduced or increased on a pro rata basis with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guaranty exceed the amount of the original guaranty. In spite of the dollar and percentage limitations of the guaranty, a mortgagee will ordinarily suffer a monetary loss only when the difference between the unsatisfied indebtedness and the proceeds of a foreclosure sale of mortgaged premises is greater than the original guaranty as adjusted. The VA may, at its option, and without regard to the guaranty, make full payment to a mortgagee of the unsatisfied indebtedness on a mortgage on its assignment to the VA.

      Since there is no limit imposed by the VA on the principal amount of a VA-guaranteed mortgage loan but there is a limit on the amount of the VA guaranty, additional coverage under a primary mortgage insurance policy may be required by the depositor for VA loans in excess of specified amounts. The amount of that additional coverage will be specified in the related prospectus supplement. Any VA guaranty relating to loans underlying a series of securities will be described in the related prospectus supplement.

      Pool Insurance Policy. The master servicer may be required to maintain the pool insurance policy and to present or cause the servicers, if any, to present claims under that policy on behalf of the trustee and the securityholders. See "Servicing of Loans--Maintenance of Insurance Policies and Other Servicing Procedures." Although the terms and conditions of pool insurance policies vary to some degree, the following describes material aspects of those policies. The related prospectus supplement will describe any provisions of a pool insurance policy which are materially different from those described in this prospectus.

      The responsibilities of the master servicer, the amount of claim for benefits, the conditions precedent to the filing or payment of a claim, the policy provisions and the payment of claims under a pool insurance policy are similar to those described above for primary mortgage insurance policies, subject to the aggregate limit on the amount of coverage. It may also be a condition precedent to the payment of any claim under the pool insurance policy that the insured maintain a primary mortgage insurance policy that is acceptable to the pool insurer on all mortgage loans in the related trust that have LTV ratios at the time of origination in excess of 80% and that a claim under that primary mortgage insurance policy has been submitted and settled. FHA insurance and VA guarantees will be deemed to be acceptable primary insurance policies under the pool insurance policy. Assuming satisfaction of these conditions, the pool insurer will pay to the insured the amount of the loss which, in most cases, will be:

      o the amount of the unpaid principal balance of the defaulted mortgage loan immediately prior to the sale of the mortgaged property,

      o the amount of the accumulated unpaid interest on that mortgage loan to the date of claim settlement at the contractual rate of interest, and

      o advances made by the insured as described above less a number of specified payments.

      An approved sale is:

      o a sale of the mortgaged property acquired by the insured because of a default by the borrower to which the pool insurer has given prior approval,

      o a foreclosure or trustee's sale of the mortgaged property at a price exceeding the maximum amount specified by the pool insurer,

      o the acquisition of the mortgaged property under the primary mortgage insurance policy by the mortgage insurer, or

      o     the acquisition of the mortgaged property by the pool insurer.

As a condition precedent to the payment of any loss, the insured must provide the pool insurer with good and merchantable title to the mortgaged property. If any mortgaged property securing a defaulted mortgage loan is damaged and the proceeds, if any, from the related standard hazard insurance policy or the applicable special hazard insurance policy, if any, are insufficient to restore the damaged mortgaged property to a condition sufficient to permit recovery under the pool insurance policy, the master servicer will not be required to expend its own funds to restore the damaged property unless it determines that the restoration will increase the proceeds to the securityholders on liquidation of the mortgage loan after reimbursement of the master servicer for its expenses, and that these expenses will be recoverable by it through liquidation proceeds or insurance proceeds.

      The original amount of coverage under the pool insurance policy will be reduced over the life of the securities by the aggregate net dollar amount of claims paid less the aggregate net dollar amount realized by the pool insurer on disposition of all foreclosed mortgaged properties covered by that policy. The amount of claims paid includes expenses incurred by the master servicer as well as accrued interest at the applicable interest rate on delinquent mortgage loans to the date of payment of the claim. See "Legal Aspects of Loans" in this prospectus. Accordingly, if aggregate net claims paid under a pool insurance policy reach the original policy limit, coverage under the pool insurance policy will lapse and any further losses will be borne by the trust, and thus will affect adversely payments on the securities. In addition, the exhaustion of coverage under any pool insurance policy may affect the master servicer's or servicer's willingness or obligation to make Advances. If the master servicer or a servicer determines that an Advance relating to a delinquent loan would not be recoverable from the proceeds of the liquidation of that loan or otherwise, it will not be obligated to make an advance for that delinquency since the Advance would not be ultimately recoverable by it. See "--Servicing of Loans--Advances."

      Mortgage Insurance for Manufactured Home Loans. A manufactured home loan may be an FHA loan or a VA loan. Any primary mortgage or similar insurance and any pool insurance policy relating to manufactured home loans will be described in the related prospectus supplement.

Hazard Insurance on the Loans

      Standard Hazard Insurance Policies for Mortgage Loans. The terms of the mortgage loans require each mortgagor to maintain a hazard insurance policy covering the related mortgaged property and providing for coverage at least equal to that of the standard form of fire insurance policy with extended coverage customary in the state in which the property is located. That coverage, in most cases, will be in an amount equal to the lesser of the principal balance of that mortgage loan or 100% of the insurable value of the improvements securing the mortgage loan. The pooling and servicing agreement or servicing agreement will provide that the master servicer or servicer shall cause those hazard policies to be maintained or shall obtain a blanket policy insuring against losses on the mortgage loans. The ability of the master servicer or servicer to ensure that hazard insurance proceeds are appropriately applied may be dependent on its being named as an additional insured under any hazard insurance policy and under any flood insurance policy referred to in the next paragraph and under "Special Hazard Insurance Policy" and "Other Hazard--Related Insurance Liability Insurance," or on the extent to which information in this regard is furnished to the master servicer or the servicer by mortgagors.

      In most cases, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. The policies relating to the mortgage loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms and therefore will not contain identical terms and conditions, the basic terms of those terms and conditions are dictated by respective state laws. Those policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement including earthquakes, landslides and mudflows, nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in other cases, vandalism. The foregoing list is merely indicative of some kinds of uninsured risks and is not intended to be all-inclusive. Where the improvements securing a mortgage loan are located in a federally designated flood area at the time of origination of that mortgage loan, the pooling and servicing agreement or servicing agreement, in most cases, requires the master servicer or servicer to cause to be maintained for that mortgage loan serviced, flood insurance as described under "Servicing of Loans--Maintenance of Insurance Policies and Other Servicing Procedures."

      Standard Hazard Insurance Policies for Manufactured Home Loans. The terms of the pooling and servicing agreement or servicing agreement will require the servicer or the master servicer, as applicable, to cause to be maintained for each manufactured home loan one or more standard hazard insurance policies which provide, at a minimum, the same coverage as a standard form fire and extended coverage insurance policy that is customary for manufactured housing, issued by a company authorized to issue those policies in the state in which the manufactured home is located, and in an amount which is not less than the maximum insurable value of that manufactured home or the principal balance due from the mortgagor on the related manufactured home loan, whichever is less. That coverage may be provided by one or more blanket insurance policies covering losses on the manufactured home loans resulting from the absence or insufficiency of individual standard hazard insurance policies. If a manufactured home's location was, at the time of origination of the related manufactured home loan, within a federally designated flood area, the servicer or the master servicer also will be required to maintain flood insurance.

      If the servicer or the master servicer repossesses a manufactured home on behalf of the trustee, the servicer or the master servicer will either maintain at its expense hazard insurance for that manufactured home or indemnify the trustee against any damage to that manufactured home prior to resale or other disposition.

      Special Hazard Insurance Policy. Although the terms of those policies vary to some degree, a special hazard insurance policy typically provides that, where there has been damage to property securing a defaulted or foreclosed loan, title to which has been acquired by the insured, and to the extent that damage is not covered by the standard hazard insurance policy or any flood insurance policy, if applicable, required to be maintained for that property, or in connection with partial loss resulting from the application of the coinsurance clause in a standard hazard insurance policy, the special hazard insurer will pay. The amount of this payment is the lesser of (a) the cost of repair or replacement of that property or (b) on transfer of the property to the special hazard insurer, the unpaid principal balance of that loan at the time of acquisition of that property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and expenses incurred by the master servicer or the servicer for that property. If the unpaid principal balance plus accrued interest and various expenses is paid by the special hazard insurer, the amount of further coverage under the special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the property. Any amount paid as the cost of repair of the property will reduce coverage by that amount. Special hazard insurance policies typically do not cover losses occasioned by war, civil insurrection, various governmental actions, errors in design, faulty workmanship or materials, except under specific circumstances, nuclear reaction, flood if the mortgaged property is in a federally designated flood area, chemical contamination and other risks.

      Restoration of the property with the proceeds described under (a) in the preceding paragraph is expected to satisfy the condition under the pool insurance policy that the property be restored before a claim that the pool insurance policy may be validly presented for the defaulted loan secured by that property. The payment described under (b) in the preceding paragraph will render unnecessary presentation of a claim relating to that loan under the pool insurance policy Therefore, so long as the pool insurance policy remains in effect, the payment by the special hazard insurer of the cost of repair or of the unpaid principal balance of the related loan plus accrued interest and expenses will not affect the total insurance proceeds paid to holders of the securities, but will affect the relative amounts of coverage remaining under the special hazard insurance policy and pool insurance policy.

Bankruptcy Bond

      In the event of a bankruptcy of a borrower, the bankruptcy court may establish the value of the property securing the related loan, and, if specified in the related prospectus supplement, any related Additional Collateral, at an amount less than the then outstanding principal balance of that loan. The amount of the secured debt could be reduced to that value, and the holder of that loan thus would become an unsecured creditor to the extent the outstanding principal balance of that loan exceeds the value so assigned to the property, and any related Additional Collateral, by the bankruptcy court. In addition, other modifications of the terms of a loan can result from a bankruptcy proceeding. See "Legal Aspects of Loans" in this prospectus. If so provided in the related prospectus supplement, the master servicer will obtain a bankruptcy bond or similar insurance contract for proceedings relating to borrowers under the Bankruptcy Code. The bankruptcy bond will cover some losses resulting from a reduction by a bankruptcy court of scheduled payments of principal of and interest on a loan or a reduction by that court of the principal amount of a loan and will cover some unpaid interest on the amount of that principal reduction from the date of the filing of a bankruptcy petition.

      The bankruptcy bond will provide coverage in the aggregate amount specified in the related prospectus supplement for all loans in the trust secured by single unit primary residences. In most cases, that amount will be reduced by payments made under that bankruptcy bond relating to those loans.

Repurchase Bond

      The seller, the depositor or the master servicer may be obligated to repurchase any loan, up to an aggregate dollar amount specified in the related prospectus supplement, for which insurance coverage is denied due to dishonesty, misrepresentation or fraud in connection with the origination or sale of that loan. That obligation may be secured by a surety bond guaranteeing payment of the amount to be paid by the seller, the depositor or the master servicer.

                                 THE AGREEMENTS

      The following summaries describe specific provisions of the agreements. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the related agreements. Where particular provisions or terms used in the related agreements are referred to, those provisions or terms are as specified in the related agreements.

Assignment of Mortgage Assets

      General. The depositor will transfer, convey and assign to the trustee all right, title and interest of the depositor in the mortgage assets and other property to be included in the trust for a series. That assignment will include all principal and interest due on or for the mortgage assets after the cut-off date specified in the related prospectus supplement, except for any Retained Interests. The trustee will, concurrently with that assignment, execute and deliver the securities.

      Assignment of Private Mortgage-Backed Securities. The depositor will cause private mortgage-backed securities to be registered in the name of the trustee, or its nominee or correspondent. The trustee, or its agent or correspondent, will have possession of any certificated private mortgage-backed securities. In most cases, the trustee will not be in possession of or be assignee of record of any underlying assets for a private mortgage-backed security. See "The Trust Funds--Private Mortgage-Backed Securities" in this prospectus. Each private mortgage-backed security will be identified in the mortgage certificate schedule appearing as an exhibit to the related agreement, which will specify the original principal amount, outstanding principal balance as of the cut-off date, annual pass-through rate or interest rate and maturity date for each private mortgage-backed security conveyed to the trustee. In the related agreement, the depositor will represent and warrant to the trustee regarding the private mortgage-backed securities:

      o that the information contained in the mortgage certificate schedule is true and correct in all material respects;

      o that, immediately prior to the conveyance of the private mortgage-backed securities, the depositor had good title thereto, and was the sole owner of those private mortgage-backed securities, subject to any Retained Interests;

      o that there has been no other sale by it of that private mortgage-backed securities; and

      o that there is no existing lien, charge, security interest or other encumbrance, other than any Retained Interest, on those private mortgage-backed securities.

      Assignment of Agency Securities. The depositor will transfer, convey and assign to the trustee, or its nominee or correspondent, all right, title and interest of the depositor in the Agency Securities and other property to be included in the trust for a series. That assignment will include all principal and interest due on or for the Agency Securities after the cut-off date specified in the related prospectus supplement, except for any Retained Interest. The depositor will cause the Agency Securities to be registered in the name of the trustee, or its nominee or correspondent, and the trustee will concurrently authenticate and deliver the securities. Each Agency Security will be identified in a schedule appearing as an exhibit to the related agreement, which will specify as to each Agency Security the original principal amount and outstanding principal balance as of the cut-off date and the annual pass-through rate or interest rate for each Agency Security conveyed to the trustee.

      Assignment of Mortgage Loans. In addition, except as provided below for some securities backed by Trust Balances of revolving credit loans, the depositor will deliver or cause to be delivered to the trustee, or, as specified in the related prospectus supplement, the custodian:

      o the mortgage note for each mortgage loan endorsed without recourse to the order of the trustee or in blank;

      o the original mortgage with evidence of recording indicated on that mortgage note, except for any mortgage not returned from the public recording office, in which case a copy of that mortgage will be delivered, together with a certificate that the original of that mortgage was delivered to the recording office; and

      o an assignment of the mortgage in recordable form and, if applicable, any riders or modifications to the mortgage note and mortgage, together with other documents as described in the related agreement.

      The trustee, or, in some cases, the custodian, will hold those documents in trust for the benefit of the securityholders.

      In most cases, the depositor will, at the time of delivery of the securities, cause assignments to the trustee of the mortgage loans to be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the trustee, that recording is not required to protect the trustee's interest in the mortgage loan. As promptly as possible, the depositor will cause that assignments to be so recorded, in which event, the related agreement may require the depositor to repurchase from the trustee any mortgage loan required to be recorded but not recorded within that time, at the price described above for repurchase by reason of defective documentation. In most cases, the enforcement of the repurchase obligation would constitute the sole remedy available to the securityholders or the trustee for the failure of a mortgage loan to be recorded.

      For any series of securities backed by Trust Balances of revolving credit loans, the foregoing documents in most cases will have been delivered to an entity specified in the related prospectus supplement. That entity shall hold those documents as or on behalf of the trustee for the benefit of the securityholders, with respect to the Trust Balances of these loans, and on behalf of any other applicable entity with respect to any Excluded Balance of these loans, as their respective interests may appear. In those cases, the review of the related documents need not be performed if a similar review has previously been performed by the entity holding the documents for an Excluded Balance and that review covered all documentation for the Trust Balance.

      For any mortgage loans which are Cooperative Loans, the depositor will cause to be delivered to the trustee, its agent, or a custodian:

      o the related original cooperative note endorsed to the order of the trustee,

      o the original security agreement, the proprietary lease or occupancy agreement,

      o     the recognition agreement,

      o     an executed financing agreement, and

      o     the relevant stock certificate and related blank stock powers.

      The depositor will file in the appropriate office an assignment and a financing statement evidencing the trustee's security interest in each Cooperative Loan.

      Each mortgage loan will be identified in the mortgage loan schedule appearing as an exhibit to the related agreement. That mortgage loan schedule will specify, among other things, for each mortgage loan:

      o the original principal amount and unpaid principal balance as of the cut-off date;

      o     the current interest rate;

      o the current scheduled payment of principal and interest; the maturity date of the related mortgage note;

      o if the mortgage loan is an ARM loan, the minimum mortgage rate, the maximum mortgage rate, if any, and the Periodic Rate Cap; and

      o whether the mortgage loan is an Additional Collateral Loan, a Balloon Loan, a Cooperative Loan, a GPM Loan, a GEM Loan, a Buy-Down Loan or a mortgage loan with other than fixed scheduled payments and level amortization.

      Assignment of Manufactured Home Loans. The depositor will cause any manufactured home loans included in the mortgage assets for a series of securities to be assigned to the trustee, together with principal and interest due on or for the manufactured home loans after the cut-off date specified in the related prospectus supplement. Each manufactured home loan will be identified in the loan schedule appearing as an exhibit to the related agreement. That loan schedule will specify, for each manufactured home loan, among other things:

      o the original principal balance and the outstanding principal balance as of the close of business on the cut-off date;

      o     the interest rate;

      o     the current scheduled payment of principal and interest; and

      o     the maturity date of the manufactured home loan.

      In addition, for each manufactured home loan, the depositor will deliver or cause to be delivered to the trustee, or, as specified in the related prospectus supplement, the custodian, the original manufactured home loan and copies of documents and instruments related to each manufactured home loan and the security interest in the manufactured home securing each manufactured home loan. To give notice of the right, title and interest of the securityholders to the manufactured home loans, the depositor will cause a UCC-1 financing statement to be filed identifying the trustee as the secured party and identifying all manufactured home loans as collateral. In most cases, the manufactured home loans will not be stamped or otherwise marked to reflect their assignment from the depositor to the trustee. Therefore, if a subsequent purchaser were able to take physical possession of the manufactured home loans without notice of that assignment. the interest of the securityholders in the manufactured home loans could be defeated. See "Legal Aspects of Loans--Manufactured Home Loans."

      The seller, or other party as described in the related prospectus supplement, will provide limited representations and warranties to the depositor and the trustee concerning the manufactured home loans. Those representations and warranties will include:

      o that the information contained in the loan schedule provides an accurate listing of the manufactured home loans and that the information about those manufactured home loans listed in that loan schedule is true and correct in all material respects at the date or dates when that information is furnished;

      o that, immediately prior to the conveyance of the manufactured home loans, the depositor had good title to, and was sole owner of, those manufactured home loans, subject to any Retained Interests;

      o that there has been no other sale by it of those manufactured home loans and that the manufactured home loan is not subject to any lien, charge, security interest or other encumbrance;

      o if the master servicer will not directly service the manufactured home loans, each subservicing agreement entered into with a servicer for manufactured home loans comprising the mortgage assets has been assigned and conveyed to the trustee and is not subject to any offset, counterclaim, encumbrance or other charge; and

      o the depositor has obtained from each of the master servicer, the servicer, the originator of the manufactured home loans or other entity that is the seller of the related manufactured home loan representations and warranties relating to some information about the origination of and current status of the manufactured home loans, and has no knowledge of any fact which would cause it to believe that those representations and warranties are inaccurate in any material respect. See "Loan Underwriting Procedures and Standards" in this prospectus.

      Assignment of Participation Securities. The depositor will cause any securities which evidence a participation interest in a loan, obtained under a participation agreement to be assigned to the trustee by delivering to the trustee the participation security, which will be reregistered in the name of the trustee. In most cases, the trustee will not be in possession of or be assignee of record for the loans represented by the participation security. Each participation security will be identified in a participation security schedule which will specify the original principal balance, outstanding principal balance as of the cut-off date, pass-through rate and maturity date for each participation security. In the related agreement, the depositor will represent and warrant to the trustee regarding the participation security:

      o     that the information contained in the participation security schedule is true and correct in all material respects;

      o that, immediately prior to the conveyance of the participation securities, the depositor had good title to and was sole owner of the participation security;

      o that there has been no other sale by it of the participation security; and

      o that the participation security is not subject to any existing lien, charge, security interest or other encumbrance, other than any Retained Interests.

Repurchase and Substitution of Loans

      In most cases, if any document in the loan file delivered by the depositor to the trustee, or custodian on behalf of the trustee, is found by the trustee within 90 days of the execution of the related agreement, or promptly after the trustee's receipt of any document permitted to be delivered after the closing date, to be defective in any material respect and the related servicer or seller does not cure that defect within 60 days from the date the master servicer was notified of the defect by the trustee, or within another period specified in the related prospectus supplement, the related servicer or seller if, and to the extent it is obligated to do so under the related servicing agreement or mortgage loan sale agreement will, not later than 90 days or within another period specified in the related prospectus supplement, from the date the seller or the master servicer was notified of the defect by the depositor, the master servicer or the trustee, repurchase the related mortgage loan or any property acquired relating to that repurchase from the trustee. The price to repurchase the related mortgage loan or property is equal to the outstanding principal balance of that mortgage loan, or, in the case of a foreclosed mortgage loan, the outstanding principal balance of that mortgage loan immediately prior to foreclosure, plus accrued and unpaid interest to the date of the next scheduled payment on that mortgage loan at the related mortgage rate.

      In most cases, the master servicer may, rather than repurchase the loan as described above, remove the loan from the trust and substitute in its place one or more other loans provided, however, that:

      o for a trust for which no REMIC election is made, that substitution must be effected within 120 days of the date of initial issuance of the securities, and

      o for a trust for which a REMIC election or elections are made, the trustee must have received a satisfactory opinion of counsel that the substitution will not result in a prohibited transactions tax under the Internal Revenue Code or cause the trust to lose its status as a REMIC, or in the case of a trust consisting of two or more REMICs, that the substitution will not cause that REMIC to lose its status as a REMIC.

      In most cases, any qualified substitute mortgage loan will have on the date of substitution:

      o an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the outstanding principal balance of the deleted loan, the amount of any shortfall to be deposited to the Payment Account in the month of substitution for distribution to securityholders;

      o an interest rate not lower than and not more than 1% of the interest rate of the deleted loan;

      o have a LTV Ratio at the time of substitution no higher than that of the deleted loan at the time of substitution;

      o have a remaining term to maturity not greater than, and not more than one year less than, that of the deleted loan; and

      o comply with all of the representations and warranties specified in the related agreement as of the date of substitution. The related agreement may include additional requirements relating to ARM loans or other specific types of mortgage loans, or additional provisions relating to meeting the foregoing requirements on an aggregate basis where a number of substitutions occur contemporaneously.

In most cases, the above-described cure, repurchase or substitution obligations constitute the sole remedies available to the securityholders or the trustee for a material defect in a loan document.

      In most cases, the seller, or other party as described in the related prospectus supplement, will make representations and warranties about loans which comprise the mortgage assets for a series. See "Loan Underwriting Procedures and Standards--Representations and Warranties" in this prospectus. If the related seller, or other party, cannot cure a breach of those representations and warranties in all material respects within 60 days after notification by the master servicer, the depositor or the trustee of that breach, and if the breach is of a nature that materially and adversely affects interest of the securityholders in that loan, the seller is obligated to cure, substitute or repurchase the affected mortgage loan if those seller is required to do so under the applicable agreement.

Reports to Securityholders

      The master servicer will prepare and will forward or will provide to the trustee for forwarding to each securityholder on each distribution date, or as soon after that distribution date as is practicable, a statement providing, to the extent applicable to any series as specified in the related agreement, among other things:

      o as applicable, either (A) the amount of the distribution allocable to principal on the mortgage assets, separately identifying the aggregate amount of any principal prepayments included in that distribution and the amount, if any, advanced by the master servicer or by a servicer or (B) the amount of the principal distribution in reduction of stated principal amount of each class and the aggregate unpaid principal amount of each class following that distribution;

      o as applicable, either (A) the amount of the distribution allocable to interest on the mortgage assets and the amount, if any, advanced by the master servicer or a servicer or (B) the amount of the interest distribution;

      o the amount of servicing compensation for the mortgage assets paid during the Due Period commencing on the due date to which that distribution relates and the amount of servicing compensation during that period attributable to penalties and fees;

      o for accrual securities, prior to the Accrual Termination Date in addition to the information specified in (B) of the first clause above of this paragraph, the amount of interest accrued on those securities during the related Interest Accrual Period and added to the principal balance of those securities;

      o in the case of floating rate securities, the floating rate applicable to the distribution being made;

      o if applicable, (I) the number and aggregate principal balances of loans (A) delinquent for 31 to 60 days, (B) delinquent for 61 days to 90 days and (C) delinquent 91 days or more, as of the close of business on the determination date to which that distribution relates or (II) the number and aggregate principal balances of loans in foreclosure or delinquent (with a notation indicating which loans, if any, are in foreclosure) (A) 30 to 59 days, (B) 60 to 89 days and (C) 90 or more days, as of the close of business on the last day of the calendar month preceding that distribution date assuming twelve, thirty day months;

      o if applicable, the book value of any REO Property acquired on behalf of securityholders through foreclosure, grant of a deed in lieu of foreclosure or repossession as of the close of business on the last business day of the calendar month preceding the distribution date to which that distribution relates;

      o if applicable, the amount of coverage under any pool insurance policy as of the close of business on the applicable distribution date;

      o if applicable, the amount of coverage under any special hazard insurance policy as of the close of business on the applicable distribution date;

      o if applicable, the amount of coverage under any bankruptcy bond as of the close of business on the applicable distribution date;

      o in the case of any other credit support described in the related prospectus supplement, the amount of coverage of that credit support as of the close of business on the applicable distribution date;

      o in the case of any series which includes a subordinate class, the Subordinated Amount, if any, determined as of the related determination date and if the distribution to the senior securityholders is less than their required distribution, the amount of the shortfall;

      o the amount of any withdrawal from any applicable reserve fund included in amounts actually distributed to securityholders and the remaining balance of each reserve fund including any Subordination Reserve Fund, if any, on that distribution date, after giving effect to distributions made on that date;

      o whether such loans are closed-end loans and/or revolving credit loans;

      o in the case of revolving credit loans, the general payments and credit line terms of those loans and other pertinent features; and

      o     any other information as specified in the related agreement.

      In addition, within a reasonable period of time after the end of each calendar year the master servicer, in most cases, will furnish to each securityholder of record at any time during that calendar year a report summarizing the items provided to securityholders as specified in the related agreement to enable securityholders to prepare their tax returns including, without limitation, the amount of original issue discount accrued on the securities, if applicable. Information in the distribution date and annual reports provided to the securityholders will not have been examined and reported on by an independent public accountant. However, the master servicer will provide to the trustee a report by independent public accountants concerning the master servicer's servicing of the loans. See "Servicing of Loans--Evidence as to Compliance" in this prospectus.

Investment of Funds

      The Payment Account, Collection Account or Custodial Account, if any, and any other funds and accounts for a series that may be invested by the trustee or by the master servicer or by the servicer, if any, can be invested only in eligible investments acceptable to each rating agency rating that series, which may include, without limitation:

      o direct obligations of, or obligations fully guaranteed as to principal and interest by, the United States or any agency or instrumentality of the United States, provided that those obligations are backed by the full faith and credit of the United States;

      o commercial paper, having original maturities of not more than nine months, of any corporation incorporated under the laws of the United States or any state of the United States or the District of Columbia which on the date of acquisition has been rated by each rating agency in its highest short-term rating, or the lower category as will not result in the downgrading or withdrawal of the ratings then assigned to the securities by each rating agency;

      o certificates of deposit, demand or time deposits, federal funds or bankers' acceptances issued by any bank or trust company incorporated under the laws of the United States or of any state of the United States or the District of Columbia. The short-term commercial paper of that bank or trust company, or in the case of the principal depository institution in a depository institution holding company, the long-term unsecured debt obligations of that holding company, at the date of acquisition must have been rated by each rating agency in its highest short-term rating;

      o money market funds or mutual funds organized under the Investment Company Act of 1940 rated in the highest rating category by each rating agency; repurchase obligation, the collateral of which is held by a third party or the trustee, for any security described in the first clause above of this paragraph provided that the long-term unsecured obligations of the party agreeing to repurchase those obligations are at the time rated by each rating agency in one of its two highest long-term rating categories; and

      o those other investments which do not adversely affect the rating on the securities of that series as confirmed in writing by each rating agency.

      Funds held in a reserve fund or Subordinated Reserve Fund may be invested in eligible reserve fund investments which may include eligible investments, mortgage loans, mortgage pass-through or participation securities, mortgage-backed bonds or notes or other investments to the extent specified in the related prospectus supplement.

      Eligible investments or eligible reserve fund investments for a series will include only obligations or securities that mature on or before the date on which the amounts in the Collection Account are required to be remitted to the trustee and amounts in the Payment Account, any reserve fund or the Subordinated Reserve Fund for that series are required or may be anticipated to be required to be applied for the benefit of securityholders of that series.

      Unless provided in the related prospectus supplement, the reinvestment income from the Subordination Reserve Fund, other reserve fund, Servicer Account, Collection Account or the Payment Account will be property of the trustee, the master servicer or a servicer and not available for distributions to securityholders. See "Servicing of Loans" in this prospectus.

Event of Default and Rights in the Case of Events of Default

      Pooling and Servicing Agreement and Servicing Agreement. Events of default under the pooling and servicing agreement or servicing agreement for each series of certificates or notes, respectively, in most cases, include:

      o any failure by the master servicer to remit to the trustee for distribution to the securityholders, or distribution to holders of the equity certificates for a series of notes, of that series any required payment which continues unremedied for five business days, or one business day for other required payments, after the giving of written notice of that failure, requiring the same to be remedied, to the master servicer by the trustee or the depositor for each series of certificates or by the trustee or the issuer for each series of notes, or to the master servicer, the depositor and the trustee for each series of certificates or to the master servicer, the issuer and the trustee for each series of notes by the related holders of securities of that series evidencing at least 25% of Voting Rights of the securities for the series;


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

      o any failure by the master servicer duly to observe or perform in any material respect any other of its covenants or agreements in the related pooling and servicing agreement or servicing agreement which continues unremedied for 30 days after the giving of written notice of that failure:

            o to the master servicer by the trustee or the depositor for each series of certificates or by the trustee or the issuer for each series of notes,

            o to the master servicer, the depositor and the trustee for each series of certificates, or

            o to the master servicer, the issuer and the trustee for each series of notes by the holders of securities of that series evidencing at least 25% of the Voting Rights of the securities; and

      o events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings and actions by the master servicer indicating its insolvency, reorganization or inability to pay its obligations.

      In most cases, so long as an event of default remains unremedied under the pooling and servicing agreement or servicing agreement for a series, the trustee for that series or holders of the related securities evidencing at least 51% of the aggregate outstanding principal amount of the securities for that series, the first 51% who provide that notice, or the depositor may terminate all of the rights and obligations of the master servicer as servicer under the pooling and servicing, agreement or servicing agreement and in and to the mortgage loans, other than its right as a securityholder or as holder of the equity certificates for a series of notes under the pooling and servicing agreement or servicing agreement, as applicable, which rights the master servicer will retain under all circumstances. The trustee will then succeed to all the responsibilities, duties and liabilities of the master servicer under the pooling and servicing agreement or servicing agreement. The trustee will also be entitled to reasonable servicing compensation not to exceed the applicable servicing fee, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in the related pooling and servicing agreement or servicing agreement. In most cases, in the event that the trustee would be obligated to succeed the master servicer but is unwilling so to act, it may appoint, or if it is unable so to act, it shall appoint, or petition a court of competent jurisdiction for the appointment of a Fannie Mae or Freddie Mac-approved mortgage servicing institution with a net worth of at least $10,000,000 or other amount as specified in the related prospectus supplement to act as a successor to the master servicer under the related pooling and servicing agreement or servicing agreement. Pending that appointment, the trustee is obligated to act in that capacity.

      No securityholder of a series, solely by virtue of that holder's status as a securityholder, will have any right under the pooling and servicing agreement or servicing agreement for that series to institute any proceeding for the related pooling and servicing agreement or servicing agreement, unless:

      o that holder previously has given to the trustee for that series written notice of default,

      o the holders of securities evidencing at least 25% of the aggregate outstanding principal amount of the securities for that series have made written request to the trustee to institute that proceeding in its own name as trustee under that agreement, and

      o the holders of securities evidencing at least 25% of the aggregate outstanding principal amount of the securities for that series have offered to the trustee reasonable indemnity, and the trustee for 60 days has neglected or refused to institute that proceeding.

      Indenture. In most cases, an event of default under the indenture will include:

      o a default for five days or more, or other period of time described in the related prospectus supplement, in the payment of any principal of or interest on any note or equity certificates of that series;

      o failure to perform any other covenant of the issuer in the indenture which continues for a period of 30 days after notice of that covenant is given in accordance with the procedures described in the related prospectus supplement;

      o any representation or warranty made by the issuer in the indenture or in any certificate or other writing delivered for or in connection with that representation or warranty or affecting that series having been incorrect in a material respect as of the time made, and the breach is not cured within 30 days after notice of that breach is given in accordance with the procedures described in the related prospectus supplement;

      o events of bankruptcy, insolvency, receivership or liquidation of the issuer; or


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

      o     any other event of default provided for notes of that series.

      If an event of default for the notes of any series at the time outstanding occurs and is continuing, the trustee or the holders of a majority of the then aggregate outstanding amount of the notes of that series may declare the principal amount of all the notes of that series to be due and payable immediately. If the notes of that series are accrual securities, the trustee or the holders of that majority may declare that portion of the principal amount as may be specified in the terms of that series, as provided in the related prospectus supplement, to be due and payable. That declaration may, under various circumstances, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the related notes.

      If following an event of default for any series of notes, the notes of that series have been declared to be due and payable, the trustee may, in its discretion, despite that acceleration, elect to maintain possession of the collateral securing the notes of that series and to continue to apply payments on that collateral as if there had been no declaration of acceleration if that collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of that series as they would have become due if there had not been that declaration. In addition, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default, unless:

      o the holders of 100% of the then aggregate outstanding amount of the notes of that series consent to that sale,

      o the proceeds of that sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding notes of that series at the date of that sale, or

      o the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on those notes as those payments would have become due if those notes had not been declared due and payable, and the trustee obtains the consent of the holders of 66 2/3% of the then aggregate outstanding amount of the notes of that series.

      In the event that the trustee liquidates the collateral in connection with an event of default, the indenture provides that the trustee will have a prior lien on the proceeds of liquidation for unpaid fees and expenses. As a result, on the occurrence of that event of default, the amount available for payments to the noteholders would be less than would otherwise be the case. However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the noteholders after the occurrence of that event of default.

      In the event the principal of the notes of a series is declared due and payable, as described in the second preceding paragraph, the holders of those notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of those notes less the amount of that discount that is unamortized.

      No noteholder or holder of an equity certificate of a series, solely by virtue of that holder's status as a noteholder or holder of an equity certificate, will have any right under an owner trust agreement or indenture for that series to institute any proceeding for that agreement unless that holder previously has given to the trustee for that series written notice of default and unless the holders of notes or equity certificates of any class evidencing at least 25% of the aggregate percentage interests constituting that class have made written request on the trustee to institute that proceeding in its own name as trustee under that series and have offered to the trustee reasonable indemnity, and the trustee for 60 days has neglected or refused to institute for that proceeding.

      Under the terms of the indenture, if an event of default occurs and is continuing, senior securityholders may be entitled to exercise specified rights of the holders of the securities, without the consent of subordinate securityholders, and the subordinate securityholders may exercise those rights only with the prior consent of the senior securityholders.

The Owner Trustee

      The identity of the commercial bank, national banking association, banking corporation, savings and loan association or trust company named as the owner trustee for each series of notes will be provided in the related prospectus supplement. The entity serving as owner trustee may have normal banking relationships with the depositor or the master servicer.


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The Trustee

      The identity of the commercial bank, national banking association, banking corporation, savings and loan association or trust company named as the trustee for each series of securities will be provided in the related prospectus supplement. The entity serving as trustee may have normal banking relationships with the depositor or the master servicer. In addition, for the purpose of meeting the legal requirements of various local jurisdictions, the trustee will have the power to appoint co-trustees or separate trustees of all or any part of the trust relating to a series of securities. In the event of that appointment, all rights, powers, duties and obligations conferred or imposed on the trustee by the pooling and servicing agreement or indenture relating to that series will be conferred or imposed on the trustee and that separate trustee or co-trustee jointly, or, in any jurisdiction in which the trustee shall be incompetent or unqualified to perform various acts, singly on that separate trustee or co-trustee who shall exercise and perform those rights, powers, duties and obligations solely at the direction of the trustee. The trustee may also appoint agents to perform any of the responsibilities of the trustee. Those agents shall have any or all of the rights, powers, duties and obligations of the trustee conferred on them by that appointment. However, the trustee shall continue to be responsible for its duties and obligations under the related agreement.

Duties of the Trustee

      The trustee makes no representations as to the validity or sufficiency of any related agreement, the securities or of any mortgage asset or related documents. If no event of default as described in the applicable agreement has occurred, the trustee is required to perform only those duties specifically required of it under that agreement. On receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the trustee is required to examine them to determine whether they are in the form required by the related agreement. However, the trustee will not be responsible for the accuracy or content of those documents furnished by it or the securityholders to the master servicer under the related agreement.

      The trustee may be held liable for its own grossly negligent action or failure to act, or for its own willful misconduct; provided, however, that the trustee will not be personally liable for any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the securityholders in an event of default. See "Event of Default and Rights in the Case of Events of Default" in this prospectus. The trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the related agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

Resignation of Trustee

      The trustee may resign, by written notice to the depositor, the master servicer and to all securityholders; provided, that the resignation shall not be effective until a successor trustee is appointed. If no successor trustee has been appointed and has accepted the appointment within 60 days after giving that notice of resignation, the resigning trustee may petition any court of competent jurisdiction for appointment of a successor trustee. The resigning trustee shall not resign and be discharged until the time that the successor trustee is approved by each rating agency. The trustee may also be removed at any time:

      o by the depositor, if the trustee ceases to be eligible to continue as trustee under the related pooling and servicing agreement or indenture;

      o     if the trustee becomes insolvent;

      o if a tax is imposed or threatened for the trust by any state in which the trustee or the trust held by the trustee under the related agreement is located; or

      o by the holders of securities evidencing at least 51% of the aggregate outstanding principal amount of the securities in the trust on notice to the trustee and to the depositor.

Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

Payment Account

      The trustee will establish a Payment Account in its name as trustee for the securityholders, or if it is so specified in the related prospectus supplement, the Payment Account may be established by the master servicer in the name of the trustee. The Payment Account will, in most cases, be an Eligible Account, and the funds held in that account


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may be invested, pending disbursement to securityholders of the related series, under the terms of the related pooling and servicing agreement or the related servicing agreement and indenture, in eligible investments. The master servicer or the trustee will usually be entitled to receive, as additional compensation, any interest or other income earned on funds in the Payment Account. There will be deposited into the Payment Account monthly all funds received from the master servicer and required withdrawals from any reserve funds. In most cases, the trustee is permitted from time to time:

      o to make withdrawals from the Payment Account for each series to remove amounts deposited in that account in error,

      o to pay to itself or the master servicer any reinvestment income on funds held in the Payment Account to the extent it is entitled,

      o to remit to the master servicer its Servicing Fee, assumption or substitution fees, late payment charges and other mortgagor charges, reimbursement of Advances and expenses,

      o     to make deposits to any reserve fund,

      o     to make regular distributions to the securityholders,

      o     to clear and terminate the Payment Account, and

      o to make other withdrawals as required or permitted by the related agreements.

Expense Reserve Fund

      If specified in the prospectus supplement relating to a series, the depositor may deposit on the related closing date in an Expense Reserve Fund cash or eligible investments which will be available to pay anticipated fees and expenses of the trustee or other agents. The Expense Reserve Fund for a series may also be funded over time through the deposit in the Expense Reserve Fund of all or a portion of cash flow, to the extent described in the related prospectus supplement. The Expense Reserve Fund, if any, will not be part of the trust held for the benefit of the holders. Amounts on deposit in any Expense Reserve Fund will be invested in one or more eligible investments.

Amendment of Agreements

      The pooling and servicing agreement for each series of certificates may be amended by the depositor, the master servicer, and the trustee for that series, without notice to or consent of the certificateholders:

      o     to cure any ambiguity;

      o to correct or supplement any provision in that pooling and servicing agreement which may be defective or inconsistent with any other provision in that pooling and servicing agreement;

      o to make any other provisions regarding matters or questions arising under that pooling and servicing agreement which are not inconsistent with any other provisions of that pooling and servicing agreement; or

      o     to comply with any requirements imposed by the Internal Revenue
            Code.

Any of these amendments, other than for the reason described in the last clause of this paragraph, must not adversely affect in any material respect the interests of any certificateholders of that series.

      In most cases, the pooling and servicing agreement for each series of certificates may also be amended by the trustee, the master servicer and the depositor for that series with the consent of the holders possessing not less than 66 2/3% of the aggregate outstanding principal amount of the certificates of each class of that series affected by that amendment, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of that pooling and servicing agreement or modifying in any manner the rights of certificateholders of that series. That amendment may not:

      o reduce the amount or delay the timing of payments on any certificate without the consent of the holder of that certificate;

      o adversely affect the REMIC status, if a REMIC election or elections have been made, for the related trust of a series; or


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

      o reduce the aforesaid percentage of aggregate outstanding principal amount of certificates of each class, the holders of which are required to consent to that amendment without the consent of the holders of 100% of the aggregate outstanding principal amount of each class of certificates affected by that amendment.

      In spite of the foregoing, if a REMIC election or elections have been made for the related trust, the trustee will not be entitled to consent to any amendment to a pooling and servicing agreement without having first received an opinion of counsel to the effect that the amendment or the exercise of any power granted to the master servicer, the depositor or the trustee in accordance with the amendment will not result in the imposition of a tax on the related trust or any related REMIC or cause that trust or that REMIC to fail to qualify as a REMIC.

      In most cases, the servicing agreement or indenture for each series of notes may be amended by the parties to that agreement without the consent of any of the noteholders covered by that agreement:

      o     to cure any ambiguity;

      o to correct, modify or supplement any provision in that agreement which may be defective or inconsistent with any other provision in that agreement; or

      o to make any other provisions regarding matters or questions arising under the agreement which are not inconsistent with the provisions of that agreement, provided that this action will not adversely affect in any material respect the interests of any noteholder covered by the agreement.

      In most cases, the servicing agreement or indenture for each series of notes may also be amended by the parties to that agreement with the consent of the holders evidencing not less than 66 2/3% of the aggregate outstanding principal amount of the notes of each class of that series affected by that agreement, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of that agreement or modifying in any manner the rights of noteholders of that series. That the amendment may not:

      o reduce the amount of or delay the timing of, payments received on any note without the consent of the holder of that note;

      o adversely affect in any material respect the interests of the holders of any class of notes in a manner other than as described in the preceding clause, without the consent of the holders of notes of that class evidencing not less than 66 2/3% of the aggregate outstanding principal amount of the notes of each class of that series affected by that amendment; or

reduce the aforesaid percentage of aggregate outstanding principal amount of notes of each class, the holders of which are required to consent to that amendment without the consent of the holders of 100% of the aggregate outstanding principal amount of each class of notes affected by that amendment.

Voting Rights

      The related prospectus supplement will describe the method of determining allocation of voting rights for a series, if other than as described in this prospectus. If specified in the related prospectus supplement, a provider of credit enhancement may be entitled to specified voting rights of the securityholders.

REMIC Administrator

      For any multiple class series of certificates as to which a REMIC election is made, preparation of reports and other administrative duties relating to the trust may be performed by a REMIC Administrator, who may be an affiliate of the depositor.

Termination

      The obligations created by the related agreements for a series will terminate on the distribution to securityholders of all amounts distributable to them under those agreements after:

      o the later of the final payment or other liquidation of the last mortgage loan remaining in the trust for that series or the disposition of all property acquired on foreclosure or deed in lieu of foreclosure of any mortgage loan, or


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      o     the repurchase by the master servicer, or another party as specified in the prospectus supplement, from the trustee for that series of all mortgage loans at that time subject to the related agreements and all property acquired in connection with any mortgage loan.

      The exercise of that right will effect early retirement of the securities of that series, but the right to so purchase is subject to the aggregate principal balances of the mortgage loans at the time of repurchase being, less than a fixed percentage, to be provided in the related prospectus supplement, of the cut-off date aggregate principal balance. In no event, however, will the trust created by the related agreements continue beyond the expiration of 21 years from the death of the last survivor of persons identified in those agreements. For each series, the master servicer or the trustee, as applicable, will give written notice of termination of the related agreements to each securityholder, and the final distribution will be made only on surrender and cancellation of the securities at an office or agency specified in the notice of termination. See "Description of the Securities--Optional Termination" in this prospectus.

                             LEGAL ASPECTS OF LOANS

      The following discussion contains summaries of various legal aspects of housing loans which are general in nature. Because these legal aspects are governed by applicable state law, which laws may differ substantially from state to state, the summaries do not purport to be complete nor to reflect the law of any particular state, nor to encompass the laws of all states in which the properties securing the housing loans are situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the loans.

      The mortgage loans, other than Cooperative Loans, comprising or underlying the mortgage assets for a series will be secured by either mortgages or deeds of trust, or deeds to secure debt, depending on the prevailing practice in the state in which the property subject to a mortgage loan is located and may have first, second or third priority. Manufactured housing contracts evidence both the obligation of the obligor to repay the loan evidenced by those manufactured housing contracts and grant a security interest in the related manufactured homes to secure repayment of that loan. However, as manufactured homes have become larger and often have been attached to their sites without any apparent intention by the borrowers to move them, courts in many states have held that manufactured homes may, under various circumstances become subject to real estate title and recording laws. See "The Trust Funds--The Manufactured Home Loans" in this prospectus. In some states, the filing of a mortgage, deed of trust or deed to secure debt creates a lien or title interest on the real property encumbered by the mortgage, deed of trust or deed to secure debt. However, in other states, the mortgage or deed of trust conveys legal title to the property to the mortgagee or to a trustee for the benefit of the mortgagee subject to a condition subsequent, that is, the payment of the indebtedness secured by that mortgage or deed of trust, respectively. The lien created by the mortgage or deed of trust is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers. Priority for those instruments depends on their terms and in some cases the term of separate subordination or intercreditor agreements, the knowledge of the parties to the mortgage and, in most cases, on the order of recording with the applicable state, county or municipal office. There are two parties to a mortgage, the mortgagor, who is the borrower/homeowner or the land trustee, as described in the next sentence, and the mortgagee, who is the lender. In a mortgage transaction, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In a number of states, three parties may be involved in a mortgage financing when title to the property is held by a land trustee who is the land trustee under a land trust agreement of which the borrower is the beneficiary; at origination of a mortgage loan, the land trustee, as fee owner of the property, executes the mortgage and the borrower executes:

      o     a separate undertaking to make payments on the mortgage note, and

      o an assignment of leases and rents. Although a deed of trust is similar to a mortgage, a deed of trust has three parties: the trust or, who is the borrower/homeowner, the beneficiary, who is the lender, and a third-party grantee called the trustee.

      Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, often with a power of sale, to the trustee to secure payment of the obligation. A deed to secure debt typically has two parties, under which the borrower, or grantor, conveys title to the real property to the grantee, or lender, often with a power of sale, until the debt is repaid. The trustee's authority under a deed of trust, the grantee's authority under a deed to secure debt and the mortgagee's authority under a mortgage are governed by the law of the state in which the real


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property is located, the express provisions of the deed of trust, mortgage, or the deed to secure debt, and, in a number of deed of trust transactions, the directions of the beneficiary.

Cooperative Loans

      If specified in the prospectus supplement relating to a series of securities, the mortgage loans may include Cooperative Loans. Each Cooperative Note evidencing a Cooperative Loan will be secured by a security interest in shares issued by the related Cooperative and in the related proprietary lease or occupancy agreement granting exclusive rights to occupy a specific dwelling unit in the Cooperative's building. The security agreement will create a lien on, or grant a security interest in, the Cooperative shares and proprietary leases or occupancy agreements, the priority of which will depend on, among other things, the terms of the particular security agreement as well as the order of recordation and/or filing of the agreement, or the filing of the financing statements related to that agreement, in the appropriate recording office or the taking of possession of the Cooperative shares, depending on the law of the state in which the Cooperative is located. That lien or security interest is not, in most cases, prior to liens in favor of the cooperative corporation for unpaid assessments or common charges. That lien or security interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

      Cooperative buildings relating to the Cooperative Loans are usually located in the State of New York. In most cases, each Cooperative owns in fee or has a leasehold interest in the land on which and the building in which the separate dwelling units in that Cooperative are located. The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is an underlying mortgage(s) on the Cooperative's building or underlying land, as is usually the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as mortgagor or lessee, as the case may be, is also responsible for fulfilling those mortgage or rental obligations. An underlying mortgage loan is ordinarily obtained by the Cooperative in connection with either the construction or purchase of the Cooperative's building or the obtaining of capital by the Cooperative. The interests of the occupant under proprietary leases or occupancy agreements as to which that Cooperative is the landlord and the occupant's lender are in most cases subordinate to the interest of the holder of an underlying mortgage and to the interest of the holder of a land lease. If the Cooperative is unable to meet the payment obligations:

      o arising under an underlying mortgage, the mortgagee holding an underlying mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements, or

      o arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements.

      In addition, an underlying mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the Cooperative to refinance a mortgage and its consequent inability to make that final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land, could lead to termination of the Cooperative's interest in the property and termination of all proprietary leases and occupancy agreements. In either event, a foreclosure by the holder of an underlying mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of Cooperative shares or, in the case of the mortgage loans, the collateral securing the Cooperative Loans.

      Each Cooperative is owned by shareholders, referred to as tenant-stockholders, who, through ownership of stock or shares in the Cooperative, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific dwellings. In most cases, a tenant-stockholder of a Cooperative must make a monthly rental payment to the Cooperative under the proprietary lease, which rental payment represents that tenant-stockholder's pro rata share of the Cooperative's payments for its underlying mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights may be financed through a Cooperative Loan evidenced by a Cooperative Note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related Cooperative shares. In most cases, the lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral.


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

Subject to the limitations discussed under "Realizing on Cooperative Loan Security", on default of the tenant-stockholder, the lender may sue for judgment on the Cooperative Note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares. See "--Realizing on Cooperative Loan Security" in this section of the prospectus.

Tax Aspects of Cooperative Ownership

      In general, a "tenant-stockholder", as defined in Section 216(b)(2) of the Internal Revenue Code, of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Section 216(b)(1) of the Internal Revenue Code is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of specific interest expenses and specific real estate taxes allowable as a deduction under Section 216(a) of the Internal Revenue Code to the corporation under Sections 163 and 164 of the Internal Revenue Code. In order for a corporation to qualify under
Section 216(b)(1) of the Internal Revenue Code for its taxable year in which those items are allowable as a deduction to the corporation, that section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders. By virtue of this requirement, the status of a corporation for purposes of Section 216(b)(1) of the Internal Revenue Code must be determined on a year-to-year basis. Consequently, there can be no assurance that Cooperatives relating to the Cooperative Loans will qualify under that section for any particular year. In the event that a Cooperative fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under
Section 216(a) of the Internal Revenue Code for those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Section 216(b)(1) of the Internal Revenue Code, the likelihood that this failure would be permitted to continue over a period of years appears remote.

Foreclosure on Mortgage Loans

      Although a deed of trust or a deed to secure debt may also be foreclosed by judicial action, foreclosure of a deed of trust or a deed to secure debt, in most cases, is accomplished by a non-judicial trustee's or grantee's, as applicable, sale under a specific provision in the deed of trust or deed to secure debt which authorizes the trustee or grantee, as applicable, to sell the property upon any default by the borrower under the terms of the note or deed of trust or deed to secure debt. In addition to any notice requirements contained in a deed of trust or a deed to secure debt, in some states, prior to a sale, the trustee, or grantee, as applicable, must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states, prior to that sale, the trustee or grantee, as applicable, must provide notice to any other individual having an interest in the real property, including any junior lienholders. The trustor, borrower, or any person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. In most cases, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. If the deed of trust or deed to secure debt is not reinstated within a specified period, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers in a specified manner prior to the date of trustee's sale. In addition, some state laws require that a copy of the notice of sale be posted on the property, recorded and sent to all parties having an interest in the real property.

      An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee's rights under the mortgage and in the secured property and compelling a sale of the mortgaged property to satisfy the debt. It is regulated by statutes and rules and subject throughout to the court's equitable powers. In most cases, a mortgagor is bound by the terms of the mortgage note and the mortgage as made and cannot be relieved from its own default. However, since a foreclosure action historically was equitable in nature, and is addressed to a court of equity, the court may exercise equitable powers to relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that the mortgagee's action established a waiver, fraud, bad faith, or oppressive or unconscionable conduct such as to warrant a court of equity to refuse affirmative relief to the mortgagee. Under various circumstances a court of equity may relieve the mortgagor from a non-monetary default where that default was not willful or where a monetary default, such as failure to pay real estate taxes, can be cured before completion of the foreclosure and there is no substantial prejudice to the mortgagee.

      Foreclosure of a mortgage, in most cases, is accomplished by judicial action. The action is usually initiated by the service of legal pleadings on all parties having an interest of record in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating and serving necessary parties, including


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borrowers located outside the jurisdiction in which the mortgaged property is located. If the mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time-consuming. A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring up to several years to complete.

      Moreover, recent judicial decisions suggest that a non-collusive, regularly conducted foreclosure sale or sale pursuant to a power of sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and the sale occurred while the borrower was insolvent and within one year, or within the statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law, of the filing of bankruptcy. Similarly, a suit against the debtor on the mortgage note may take several years if defenses or counterclaims are interposed and is a remedy alternative to foreclosure, the mortgagee being precluded from pursuing both at the same time or even precluding the mortgagee from ever foreclosing the mortgage.

      In the case of foreclosure under a mortgage, a deed of trust, or a deed to secure debt, the sale by the referee or other designated officer or by the trustee or grantee, as applicable, is in most cases a public sale. However, because of the difficulty potential third party purchasers at the sale have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee, or grantee, as applicable, for an amount equal to the unpaid principal amount of the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure, in which event the mortgagor's debt will be extinguished unless the lender purchases the property for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where that judgment is available. In some states, there is a statutory minimum purchase price which the lender may offer for the property and, in most cases, state law controls the amount of foreclosure costs and expenses, including attorneys' fees, which may be recovered by a lender. After that purchase, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining casualty insurance, paying taxes and making repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending on market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property and, in some states, the lender may be entitled to a deficiency judgment. Any loss may be reduced by the receipt of any mortgage insurance proceeds.

      If a senior mortgage goes into default, the junior mortgagee is at risk of losing its lien on the mortgaged property by a foreclosure of the senior lien. To protect against this loss, the junior mortgagee must either pay the entire amount due on the senior mortgages to the senior mortgagees, prior to or at the time of the foreclosure sale or undertake the obligation to make payments on the senior mortgages in the event the mortgagor is in default under those senior mortgages, in either event adding the amounts expended to the balance due on the junior loan, and may be subrogated to the rights of the senior mortgages. In addition, in the event that the foreclosure by a junior mortgagee triggers the enforcement of a "due-on-sale" clause in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgages to the senior mortgagees. For those mortgage loans which are junior mortgage loans, if the lender purchases the property, the lender's title will be subject to all senior liens and claims and various governmental liens. The same is true for any third-party purchaser, thus reducing the value the junior mortgagee can realize at the foreclosure sale.

      If the master servicer were to foreclose on any junior lien it would do so subject to any related senior lien. In order for the debt related to the junior mortgage loan to be paid in full at the sale, a bidder at the foreclosure sale of the junior mortgage loan would have to bid an amount sufficient to pay off all sums due under the junior mortgage loan and the senior lien or purchase the secured property subject to the senior lien. If proceeds from a foreclosure or similar sale of the secured property are insufficient to satisfy all senior liens and the junior mortgage loan in the aggregate, the trust fund as the holder of the junior lien and, accordingly, holders of one or more classes of related securities bear (1) the risk of delay in distributions while a deficiency judgment against the borrower is obtained and (2) the risk of loss if the deficiency judgment is not realized upon. Moreover, deficiency judgments may not be available in some jurisdictions. In addition, liquidation expenses with respect to defaulted junior mortgage loans do not vary directly with the outstanding principal balance of the loans at the time of default. Therefore, assuming that the master servicer took the same steps in realizing upon a defaulted junior mortgage loan having a small remaining principal balance as it would in the case of a defaulted junior mortgage loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding


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principal balance of the small junior mortgage loan than would be the case with the defaulted junior mortgage loan having a large remaining principal balance.

      In foreclosure, courts have imposed general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of its defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for a borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protection to the borrower.

      The purposes of a foreclosure action are to enable the mortgagee to realize on its security and to bar the mortgagor, and all persons who have an interest in the property which is subordinate to the foreclosing mortgagee, from their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay various costs of that action. Those having an equity of redemption must be made parties and duly summoned to the foreclosure action in order for their equity of redemption to be barred.

Realizing on Cooperative Loan Security

      The Cooperative shares owned by the tenant-stockholder, together with the rights of the tenant stockholder under the proprietary lease or occupancy agreement, are pledged to the lender and, in almost all cases, subject to restrictions on transfer as described in the Cooperative's certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement. Subject to the terms of any recognition agreement, the proprietary lease or occupancy agreement, even while pledged, may be cancelled by the Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by that tenant-stockholder, including mechanics' liens against the Cooperative's building incurred by that tenant-stockholder. In most cases, rent and other obligations and charges arising under a proprietary lease or occupancy agreement which are owed to the Cooperative are made liens on the shares to which the proprietary lease or occupancy agreement relates. In addition, the proprietary lease or occupancy agreement often permits the Cooperative to terminate that lease or agreement in the event the borrower defaults in the performance of covenants under that lease or agreement. Typically, the lender and the Cooperative enter into a recognition agreement which, together with any lender protection provisions contained in the proprietary lease or occupancy agreement, establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

      The recognition agreement, in most cases, provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate that lease or agreement until the lender has been provided with notice of and an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from a sale of the shares and the proprietary lease or occupancy agreement allocated to the dwelling, subject, however, to the Cooperative's right to sums due under that proprietary lease or occupancy agreement or which have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender, in most cases, cannot restrict and does not monitor, could reduce the amount realized on the sale of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest on that Cooperative Loan.


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      Recognition agreements, in most cases, also provide that in the event the lender succeeds to the tenant-shareholder's shares and proprietary lease or occupancy agreement as the result of realizing on its collateral for a Cooperative Loan, the lender must obtain the approval or consent of the board of directors of the Cooperative as required by the proprietary lease before transferring the Cooperative shares and/or assigning the proprietary lease. That approval or consent is usually based on the prospective purchaser's income and net worth, among other factors, and may significantly reduce the number of potential purchasers, which could limit the ability of the lender to sell and realize on the value of the collateral. In most cases, the lender is not limited in any rights it may have to dispossess the tenant-stockholder.

      Because of the nature of Cooperative Loans, lenders do not usually require either the tenant-stockholder, that is, the borrower or the Cooperative, to obtain title insurance of any type, although title insurance is available to both the borrower and the lender. Consequently, the existence of any prior liens or other imperfections of title affecting the Cooperative's building or real estate also may adversely affect the marketability of the shares allocated to the cooperative dwelling unit in the event of foreclosure.

      A foreclosure on the Cooperative shares is accomplished by public sale in accordance with the provisions of Article 9 of the Uniform Commercial Code, or UCC, and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale and the sale price. In most cases, a sale conducted according to the usual practice of banks selling similar collateral in the same area will be considered reasonably conducted.

      Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, in most cases, provides that the lender's right to reimbursement is subject to the right of the Cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. However, if a portion of the indebtedness remains unpaid, the tenant-stockholder is usually responsible for the deficiency. See "--Anti-Deficiency Legislation and Other Limitations on Lenders" in this section of the prospectus.

Rights of Redemption

      In some states, after sale under a deed of trust or a deed to secure debt or foreclosure of a mortgage, the borrower and some foreclosed junior lienors or other parties are given a statutory period in which to redeem the property from the foreclosure sale. The right of redemption should be distinguished from the equity of redemption, which is a non-statutory right that must be exercised prior to the foreclosure sale.

      In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The right of redemption would defeat the title of any purchaser acquired at a public sale under a deed of trust or a deed to secure debt. Consequently, the practical effect of a right of redemption is to force the lender to retain the property and pay the expenses of ownership until the redemption period has expired. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

Anti-deficiency Legislation and Other Limitations on Lenders

      Various states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage or a grantee under a deed to secure debt. In some states, statutes limit the right of the beneficiary, mortgagee or grantee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized on the public sale of the real property and the amount due to the lender. In the case of a mortgage loan secured by a property owned by a trust where the mortgage note is executed on behalf of the trust, a deficiency judgment against the trust following foreclosure or sale under a deed of trust or deed to secure debt, even if obtainable under applicable law, may be of little value to the beneficiary, grantee or mortgagee, if there are no trust assets against which that deficiency judgment may be executed. Some state statutes require the beneficiary, grantee or mortgagee to exhaust the security afforded under a deed of trust, deed to secure debt or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security. However in some of these states, the lender, following judgment on


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that personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies for the security. Consequently, the practical effect of the election requirement, in those states permitting that election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower. Finally, in other states, statutory provisions limit any deficiency judgment against the former borrower following a foreclosure to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is usually to prevent a beneficiary, grantee, or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale. Various state laws also place a limitation on the mortgagee for late payment charges.

      For mortgage loans secured by collateral in addition to the related mortgaged properties, realization on the additional collateral may be governed by the UCC in effect under the law of the state applicable thereto. Some courts have interpreted the UCC to prohibit or limit a deficiency award in a number of circumstances, including those in which the disposition of the collateral was not conducted in a commercially reasonable manner. In some states, the UCC does not apply to liens on additional collateral consisting of various types of personal property, including, for example, bank accounts and, to some extent, insurance policies and annuities. Realization on that additional collateral will be governed by state laws applicable to that additional collateral rather than by the UCC, and the availability of deficiency awards under those state laws may be limited. Whether realization on any Additional Collateral is governed by the UCC or by other state laws, the ability of secured parties to realize on the additional collateral may be limited by statutory prohibitions that limit remedies for the related mortgage loans. Those prohibitions may affect secured parties either independently or in conjunction with statutory requirements that secured parties proceed against the related mortgaged properties first or against both of those mortgaged properties and the additional collateral concurrently. Some state statutes require secured parties to exhaust the security afforded by the mortgaged properties through foreclosure before attempting to realize on the related additional collateral, including any third-party guarantees. Other state statutes require secured parties to foreclose on mortgaged properties and additional collateral concurrently. In states where statutes limit the rights of secured parties to obtain deficiency judgments against borrowers or guarantors following foreclosure on the related mortgaged properties and where secured parties either are required or elect to proceed against those mortgaged properties before proceeding against the related additional collateral, limitations on the amounts of deficiency judgments may reduce the amounts that may be realized by the secured parties on the disposition of that additional collateral. Further, in some states where secured parties may choose whether to proceed against the related mortgaged properties or additional collateral first or against both concurrently, the secured parties, following a proceeding against one, may be deemed to have elected a remedy and may be precluded from exercising remedies for the other. Consequently, the practical effect of the election requirement, in those states permitting that election, is that secured parties will usually proceed against both concurrently or against the mortgaged properties first if prohibited from proceeding against both by state law.

      For Cooperative Loans. In most cases, lenders realize on cooperative shares and the accompanying proprietary lease given to secure a Cooperative Loan under Article 9 of the UCC. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral, which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement, was conducted in a commercially reasonable manner.

      Federal Bankruptcy and Other Laws Affecting Creditor's Rights. In addition to laws limiting or prohibiting deficiency judgments, numerous other federal and state statutory provisions, including the federal bankruptcy laws, the Relief Act, and state laws affording relief to debtors, may interfere with or affect the ability of the secured lender to realize on collateral and/or enforce a deficiency judgment. For example, under the federal bankruptcy law, all actions against the debtor, the debtor's property and any co-debtor are automatically stayed on the filing of a bankruptcy petition. Moreover, a court with federal bankruptcy jurisdiction may permit a debtor through its Chapter 11 or Chapter 13 under the Bankruptcy Code rehabilitative plan to cure a monetary default of a loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court, provided no sale of the residence had yet occurred, prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by permitting the borrower to pay arrearages over a number of years.

      Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property which is not the principal residence of the debtor may be modified. These courts have allowed


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modifications that include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, forgiving all or a portion of the debt and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Federal bankruptcy law and limited case law indicate that the foregoing modifications could not be applied to the terms of a loan secured only by property that is the principal residence of the debtor. In all cases, the secured creditor generally is entitled to the value of its security plus post-petition interest, attorney's fees and costs to the extent the value of the security exceeds the debt. Therefore, for any Additional Collateral Loan secured by property of the debtor in addition to the debtor's principal residence, courts with federal bankruptcy jurisdiction may reduce the amount of each monthly payment, change the rate of interest, alter the repayment schedule, forgive all or a portion of the debt, reduce the lender's security interest to the value of the collateral and otherwise subject that mortgage loan to the cramdown provisions of Chapter 13.

      In a Chapter 11 case under the Bankruptcy Code, the lender is precluded from foreclosing without authorization from the bankruptcy court. The lender's lien may be transferred to other collateral and/or be limited in amount to the value of the lender's interest in the collateral as of the date of the bankruptcy. The loan term may be extended, the interest rate may be adjusted to market rates and the priority of the loan may be subordinated to bankruptcy court-approved financing. The bankruptcy court can, in effect, invalidate due-on-sale clauses through confirmed Chapter 11 plans of reorganization.

      The Bankruptcy Code provides priority to tax liens over the lender's security. This may delay or interfere with the enforcement of rights relating to a defaulted loan. In addition, substantive requirements are imposed on lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. The laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal laws impose specific statutory liabilities on lenders who originate loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans. In particular, an originator's failure to comply with the federal Truth-in-Lending Act could subject the trust (and other assignees of the mortgage loans) to monetary penalties and could result in the borrowers rescinding the mortgage loans against either the trust or subsequent holders of the mortgage loans. For mortgage loans secured by collateral in addition to the related mortgaged properties, those tax liens may in some circumstances provide priority over the lien on that additional collateral.

      Some of the mortgage loans known as high cost loans may be subject to special rules, disclosure requirements and other provisions that were added to the federal Truth-in-Lending Act by the Homeownership and Equity Protection Act of 1994, or Homeownership Act, if those mortgage loans were originated on or after October 1, 1995, are not mortgage loans made to finance the purchase of the mortgaged property and have interest rates or origination costs in excess of prescribed levels. The Homeownership Act requires certain additional disclosures, specifies the timing of those disclosures and limits or prohibits inclusion of certain provisions in mortgages subject to the Homeownership Act. Purchasers or assignees of any high cost loan could be liable under federal law for all claims and subject to all defenses that the borrower could assert against the originator of that high cost loan, under the federal Truth-in-Lending Act or any other law, unless the purchaser or assignee did not know and could not with reasonable diligence have determined that the loan was subject to the provisions of the Homeownership Act. Remedies available to the borrower include monetary penalties, as well as rescission rights if appropriate disclosures were not given as required or if the particular mortgage includes provisions prohibits by the law. The maximum damages that may be recovered under these provisions from an assignee, including the trust, is the remaining amount of indebtedness plus the total amount paid by the borrower in connection with the mortgage loan. In addition to federal law, some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in mortgage loans that have interest rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of the mortgage loans. An originator's failure to comply with these laws could subject the trust fund and other assignees of the mortgage loans to monetary penalties and could result in the borrowers rescinding the mortgage loans against either the trust or the subsequent holders of the mortgage loans. See "Loan Underwriting Procedures and Standards--Representations and Warranties."

Leasehold Considerations

      Mortgage loans may contain leasehold mortgages which are each secured by a lien on the related mortgagor's leasehold interest in the related mortgaged property. Mortgage loans secured by a lien on the borrower's leasehold


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interest under a ground lease are subject to various risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated, for example, as a result of a lease default or the bankruptcy of the ground lessor or the borrower/ground lessee. The leasehold mortgagee would be left without its security. In the case of each mortgage loan secured by a lien on the related mortgagor's leasehold interest under a ground lease, that ground lease contains provisions protective of the leasehold mortgagee. These provisions include a provision that requires the ground lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, a provision that permits the leasehold estate to be assigned to the leasehold mortgagee or the purchaser at a foreclosure sale and after that assignment to be assigned by the leasehold mortgagee or that purchaser at a foreclosure sale to any financially responsible third party that executes an agreement obligating itself to comply with the terms and conditions of the ground lease and a provision that gives the leasehold mortgagee the right to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease on any termination of the old ground lease.

Soldiers' and Sailors' Civil Relief Act

      Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, or Relief Act, a mortgagor who enters military service after the origination of that mortgagor's mortgage loan, including a mortgagor who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of that mortgagor's active duty status, unless a court orders otherwise on application of the lender. The Relief Act applies to mortgagors who are members of the Air Force, Army, Marines, Navy, National Guard, Reserves, Coast Guard, and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to mortgagors who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the master servicer to collect full amounts of interest on the applicable mortgage loans. Any shortfall in interest collections resulting from the application of the Relief Act or similar legislation or regulations, which would not be recoverable from the related mortgage loans, would result in a reduction of the amounts distributable to the holders of the related certificates, and would not be covered by Advances and may not be covered by the applicable form of credit enhancement that may have been provided in connection with the related series of certificates. In addition, the Relief Act imposes limitations that would impair the ability of the master servicer to foreclose on an affected mortgage loan during the mortgagor's period of active duty status, and, under some circumstances, during an additional three month period after that period of active duty status. Thus, in the event that the Relief Act or similar legislation or regulations applies to any mortgage loan which goes into default, there may be delays in payment and losses on the related certificates in connection with those certificates. Any other interest shortfalls, deferrals or forgiveness of payments on the mortgage loans resulting from similar legislation or regulations may result in delays in payments or losses to securityholders of the related series.

Junior Mortgages; Rights of Senior Mortgagees

      Some of the mortgage loans may be secured by junior mortgages, deeds of trust or deeds to secure debt, which are junior to senior mortgages, deeds of trust or deeds to secure debt which are not part of the trust. The rights of the securityholders, as the holders of a junior mortgage, are subordinate in lien priority and in payment priority to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold on default of the mortgagor, which may extinguish the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, in some cases, either reinstates or satisfies the defaulted senior loan or loans. A junior mortgagee may satisfy a defaulted senior loan in full or, in some states, may cure that default and bring the senior loan current, and as a result, reinstating the senior loan, in either event usually adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee. Where applicable law or the terms of the senior mortgage or deed of trust do not require notice of default to the junior mortgagee, the lack of that notice may prevent the junior mortgagee from exercising any right to reinstate the loan which applicable law may provide. See "--Foreclosure on Mortgage Loans".

      The standard form of the mortgage or deed of trust used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply those proceeds and awards to any indebtedness secured by the


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mortgage or deed of trust, in the order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of junior mortgages in the order of their priority.

      The form of credit line trust deed or mortgage used by most institutional lenders which make revolving credit loans typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower by the beneficiary or lender are to be secured by the deed of trust or mortgage. The priority of the lien securing any advance made under the clause may depend in most states on whether the deed of trust or mortgage is designated as a credit line deed of trust or mortgage. If the beneficiary or lender advances additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the trust deed or mortgage, notwithstanding the fact that there may be junior trust deeds or mortgages and other liens which intervene between the date of recording of the trust deed or mortgage and the date of the future advance, and notwithstanding that the beneficiary or lender had actual knowledge of these intervening junior trust deeds or mortgages and other liens at the time of the advance. In most states, the trust deed or mortgage lien securing loans of the type which includes revolving credit loans applies retroactively to the date of the original recording of the trust deed or mortgage, provided that the total amount of advances under the credit limit does not exceed the maximum specified principal amount of the recorded trust deed or mortgage, except as to advances made after receipt by the lender of a written notice of lien from a judgment lien creditor of the trustor.

      Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which are prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste of that property, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. In the case of a failure of the mortgagor to perform any of these obligations, the mortgagee or beneficiary is given the right under some mortgages or deeds of trust to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by a senior mortgagee become part of the indebtedness secured by the senior mortgage.

      When the mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor, as junior loans often do, and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is harmed or the mortgagor is additionally burdened. Third, if the mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Due-on-sale Clauses in Mortgage Loans

      In most cases, the loans contain due-on-sale clauses. These clauses permit the lender to accelerate the maturity of the loan if the borrower sells, transfers or conveys the property without the prior consent of mortgagee. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases the enforceability of these clauses has been limited or denied. However, the Garn-St Germain Depository Institutions Act of 1982, or Garn-St Germain Act, preempts state constitutional, statutory and case law that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to some limited exceptions. The Garn-St Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.


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

      The Garn-St Germain Act also provides nine specific instances in which a mortgage lender covered by the Garn-St Germain Act may not exercise a due-on-sale clause, in spite of the fact that a transfer of the property may have occurred. These include intra-family transfers, various transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of a prepayment penalty on the acceleration of a loan under a due-on-sale clause.

      The inability to enforce a due-on-sale clause may result in a mortgage loan bearing an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may have an impact on the average life of the mortgage loans and the number of mortgage loans which may be outstanding until maturity.

Enforceability of Prepayment and Late Payment Fees

      Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In addition to limitations imposed by FHA Regulations for contacts partially insured by the FHA under Title I, in some states, there are or may be specific limitations on the late charges that a lender may collect from a borrower for delinquent payments. In some states, there are or may be specific limitations on the late charges which a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation. In addition, the enforceability of provisions that provide for prepayment fees or penalties on an involuntary prepayment is unclear under the laws of many states. Most conventional single-family mortgage loans may be prepaid in full or in part without penalty. The regulations of the Federal Home Loan Bank Board, as succeeded by the Office of Thrift Supervision, or OTS, prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly for mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of the mortgage loans.

Equitable Limitations on Remedies

      In connection with lenders' attempts to realize on their security, courts have invoked general equitable principles. In most cases, the equitable principles are designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to realize on his security if the default under the security agreement is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of secondary financing affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under security agreements receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that, in cases involving the sale by a trustee under a deed of trust or by a mortgagee under a mortgage having a power of sale, there is insufficient state action to afford constitutional protections to the borrower.

Applicability of Usury Laws

      Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980, or Title V, provides that state usury limitations shall not apply to some types of residential first mortgage loans originated by some lenders after March 31, 1980. Similar federal statutes were in effect for mortgage loans made during the first three months of 1980. The OTS, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. Title V authorizes any state to impose interest rate limits by adopting, before April 1, 1983, a law, or constitutional provision, which expressly rejects an application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits or to limit discount points or other charges. Usury limits apply to junior mortgage loans in many states.


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

Adjustable Interest Rate Loans

      Alternative mortgage instruments, including adjustable rate mortgage loans and early ownership mortgage loans, originated by non-federally chartered lenders, have historically been subjected to a variety of restrictions. Those restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St Germain Act, or Title VIII. Title VIII provides that, regardless of any state law to the contrary: o state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency for origination of alternative mortgage instruments by national banks,

      o state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration, or NCUA, for origination of alternative mortgage instruments by federal credit unions, and

      o all other non-federally chartered housing creditors, including state-chartered savings banks and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the OTS, for origination of alternative mortgage instruments by federal savings and loan associations.

      Title VIII also provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of those provisions. Some states have taken this action.

Environmental Legislation

      Under Comprehensive Environmental Response, Compensation and Liability Act of 1980, or CERCLA, and under state law in some states, a lender or secured creditor may become liable in some circumstances for the costs of cleaning up hazardous substances regardless of whether it has contaminated the property. CERCLA imposes strict, as well as joint and several liability on several classes of potentially responsible parties, including current owners and operators of the property who did not cause or contribute to the contamination. Furthermore, liability under CERCLA is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan.

      The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996, or Conservation Act amended, among other things, the provisions of CERCLA for lender liability and the secured creditor exemption. The Conservation Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the mortgaged property. The Conservation Act provides that merely having the capacity to influence, or unexercised right to control operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of substantially all of the operational functions of the mortgaged property. The Conservation Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

      In addition to CERCLA, other federal and state laws in some circumstances may also impose liability on a secured party for a mortgaged property on which contaminants other than CERCLA hazardous substances are present, including petroleum, agricultural chemicals, asbestos, radon, and lead-based paint. In all such circumstances, such cleanup costs may be substantial. It is possible that those cleanup costs could become a liability of a Trust and reduce the amounts otherwise distributable to the holders of the related series of certificates. Some federal statutes and some states by statute impose an Environmental Lien. All subsequent liens on that property, in most cases, are subordinated to the Environmental Lien and, in some states, even prior recorded liens are subordinated to Environmental Liens. In the latter states, the security interest of the trustee in a related parcel of real property that is subject to the Environmental Lien could be adversely affected.


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

      Traditionally, many residential mortgage lenders have not taken steps to evaluate whether contaminants are present on any mortgaged property prior to the origination of the mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Accordingly, the depositor has not made and will not make those evaluations prior to the origination of the secured loans. Neither the depositor nor any replacement servicer will be required by any agreement to undertake those evaluations prior to foreclosure or accepting a deed-in-lieu of foreclosure. The depositor does not make any representations or warranties or assume any liability for the absence or effect of contaminants on any related real property or any casualty resulting from the presence or effect of contaminants. However, the depositor will not be obligated to foreclose on related real property or accept a deed-in-lieu of foreclosure if it knows or reasonably believes that there are material contaminated conditions on that property. A failure so to foreclose may reduce the amounts otherwise available to securityholders of the related series.

Forfeitures in Drug and RICO Proceedings

      Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations, or RICO, statute can be seized by the government if the property was used in, or purchased with the proceeds of, those crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984, Crime Control Act, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

      A lender may avoid forfeiture of its interest in the property if it establishes that:

      o its mortgage was executed and recorded before the commission of the crime on which the forfeiture is based, or

      o the lender was, at the time of the execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

Negative Amortization Loans

      A recent case decided by the United States Court of Appeals, First Circuit, held that state restrictions on the compounding of interest are not preempted by the provisions of the Depository Institutions Deregulation and Monetary Control Act of 1980, or DIDMC, and as a result, remanded to the United States District Court for the District of New Hampshire for further proceedings to determine whether a mortgage loan that provided for negative amortization violated New Hampshire's requirement that first mortgage loans provide for computation of interest on a simple interest basis. The holding was limited to the effect of DIDMC on state laws regarding the compounding of interest and the court did not address the applicability of the Alternative Mortgage Transaction Parity Act of 1982, which authorizes a lender to make residential mortgage loans that provide for negative amortization. As a result, the enforceability of compound interest on mortgage loans that provide for negative amortization is unclear. The First Circuit's decision is binding authority only on Federal District Courts in Maine, New Hampshire, Massachusetts, Rhode Island and Puerto Rico.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

General

      The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the certificates and notes offered under this prospectus where Thacher Proffitt & Wood or Sidley Austin Brown & Wood LLP is identified in the applicable prospectus supplement as counsel to the depositor. This discussion is directed solely to securityholders that hold the securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code, and does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, such as banks, insurance companies and foreign investors, some of which may be subject to special rules. Further, the authorities on which this discussion, and the opinion referred to under "REMICs--of REMICs," are based are subject to change or differing interpretations, which could apply retroactively. Taxpayers and preparers of tax returns, including those filed by any REMIC or other issuer, should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice:


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      o     is given for events that have occurred at the time the advice is rendered and is not given for the consequences of contemplated actions, and

      o is directly relevant to the determination of an entry on a tax return.

      Accordingly, taxpayers should consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed in this prospectus. In addition to the federal income tax consequences described in this prospectus, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the securities. See "State and Other Tax Consequences." Securityholders are advised to consult their own tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of the certificates offered under this prospectus.

      The following discussion addresses securities of two general types:

      o REMIC certificates representing interests in a trust that the Trustee will elect to have treated as one or more "real estate mortgage investment conduits," or REMICs, under Sections 860A through 860G of the Internal Revenue Code, or the REMIC Provisions, and

      o notes representing indebtedness of the issuer for federal income tax purposes.

      The prospectus supplement for each series of securities will indicate which of the foregoing treatments will apply to that series.

REMICs

      In most cases, as to each series of certificates, the trustee will covenant to elect to treat the trust, or a portion of that trust, as one or more REMICs. The prospectus supplement for each series of certificates will identify all certificates representing "regular interests" and the "residual interest" in that REMIC. If a REMIC election or elections will not be made for a trust or some assets of a trust, the federal income tax consequences of the purchase, ownership and disposition of the related certificates will be described in the related prospectus supplement if those certificates are offered by that prospectus supplement.

      The following discussion is based in part on the rules governing original issue discount that are presented in Sections 1271-1273 and 1275 of the Internal Revenue Code and in the Treasury regulations issued under those sections, or the OID Regulations, and in part on the REMIC Provisions and the Treasury regulations issued under the REMIC Provisions, which together are referred to as the REMIC Regulations. The OID Regulations do not adequately address all issues relevant to, and in some instances provide that they are not applicable to, securities such as the certificates.

Classification of REMICs

      At the time of the issuance of each series of REMIC certificates, counsel to the depositor will deliver its opinion to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, the related trust, or each applicable portion of that trust, will qualify as a REMIC and the REMIC certificates offered under that REMIC will be considered to evidence ownership of regular interests or residual interests in that REMIC within the meaning of the REMIC Provisions.

      If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Internal Revenue Code for that status during any taxable year, the Internal Revenue Code provides that the entity will not be treated as a REMIC for that year and after that year. In that event, the entity may be taxable as a corporation under Treasury regulations, and the related REMIC certificates may not be accorded the status or given the tax treatment described under "--Characterization of Investments in REMIC Certificates." Although the Internal Revenue Code authorizes the Treasury Department to provide relief in the event of an inadvertent termination of REMIC status, no regulations have been issued implementing this provision. That relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the trust's income for the period in which the requirements for that status are not satisfied. The pooling and servicing agreement for each REMIC will include provisions designed to maintain the trust's status as a REMIC under the REMIC Provisions.


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

Characterization of Investments in REMIC Certificates

      In most cases, the REMIC certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Internal Revenue Code and assets described in Section 7701(a)(19)(C) of the Internal Revenue Code in the same proportion that the assets of the REMIC underlying those certificates would be so treated. Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC certificates will qualify for the corresponding status in their entirety for that calendar year. Interest, including original issue discount, on the REMIC regular certificates and income allocated to the REMIC residual certificates will be interest described in Section 856(c)(3)(B) of the Internal Revenue Code to the extent that those certificates are treated as "real estate assets" within the meaning of Section 856(c)(4)(A) of the Internal Revenue Code. The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Internal Revenue Code will be made for each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter. The REMIC will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations. In addition, the REMIC regular certificates will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Internal Revenue Code if transferred to a REMIC on that REMIC's startup day in exchange for regular or residual interests in that REMIC.

      The assets of the REMIC will include, in addition to loans, payments on loans, including temporary investments of those proceeds, held pending distribution on the REMIC certificates and may include property acquired by foreclosure held pending sale, and amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale, or amounts in reserve accounts would be considered to be part of the loans, or whether those assets, to the extent not invested in assets described in the foregoing sections, otherwise would receive the same treatment as the loans for purposes of the foregoing sections. In addition, in some instances loans, including Additional Collateral Loans, may not be treated entirely as assets described in the foregoing sections. If the assets of a REMIC include Additional Collateral Loans, the non-real property collateral, while itself not an asset of the REMIC, could cause the loans not to qualify for one or more of those characterizations. If so, the related prospectus supplement will describe the loans, including Additional Collateral Loans, that may not be so treated. The REMIC regulations do provide, however, that payments on loans held pending distribution are considered part of the loans for purposes of Section 856(c)(4)(A) of the Internal Revenue Code.

Tiered REMIC Structures

      For some series of REMIC certificates, two or more separate elections may be made to treat designated portions of the related trust as REMICs for federal income tax purposes. At the time of the issuance of that series of REMIC certificates, counsel to the depositor will deliver its opinion to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, the tiered REMICs will each qualify as a REMIC and the REMIC certificates issued by the tiered REMICs will be considered to evidence ownership of REMIC regular interests or REMIC residual interests in the related REMIC within the meaning of the REMIC Provisions.

      Solely for purposes of determining whether the REMIC certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Internal Revenue Code, and "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Internal Revenue Code, and whether the income on those certificates is interest described in Section 856(c)(3)(B) of the Internal Revenue Code, the tiered REMICs will be treated as one REMIC.

Taxation of Owners of REMIC Regular Certificates

General

      Except as otherwise stated in this discussion, REMIC regular certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC regular certificates that otherwise report income under a cash method of accounting will be required to report income for REMIC regular certificates under an accrual method.

Original Issue Discount

      Some REMIC regular certificates may be issued with "original issue discount" within the meaning of Section 1273(a) of the Internal Revenue Code. Any holders of REMIC regular certificates issued with original issue discount, in most cases, will be required to include original issue discount in income as it accrues, in accordance with the "constant yield" method described in this section, in advance of the receipt of the cash attributable to that income. In addition, Section 1272(a)(6) of the Internal Revenue Code provides special rules applicable to REMIC


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

regular certificates and some other debt instruments issued with original issue discount. Regulations have not been issued under that section.

      The Internal Revenue Code requires that a reasonable prepayment assumption be used for loans held by, or loans underlying mortgage assets held by, a REMIC in computing the accrual of original issue discount on REMIC regular certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of that discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The Committee Report accompanying the Tax Reform Act of 1986 indicates that the regulations will provide that the prepayment assumption used for a REMIC regular certificate must be the same as that used in pricing the initial offering of that REMIC regular certificate. The prepayment assumption used in reporting original issue discount for each series of REMIC regular certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither the depositor, any master servicer nor the trustee will make any representation that the loans will in fact prepay at a rate conforming to the prepayment assumption or at any other rate.

      The original issue discount, if any, on a REMIC regular certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC regular certificates will be the first cash price at which a substantial amount of REMIC regular certificates of that class is sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a particular class of REMIC regular certificates is sold for cash on or prior to the closing date, the issue price for that class will be the fair market value of that class on the closing date. Under the OID Regulations, the stated redemption price of a REMIC regular certificate is equal to the total of all payments to be made on that certificate other than "qualified stated interest." "Qualified stated interest" is interest that is unconditionally payable at least annually, during the entire term of the instrument, at a single fixed rate, at a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates" or one "qualified inverse floating rate," or a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on that REMIC regular certificate.

      In the case of REMIC regular certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion of that amount will vary according to the characteristics of that REMIC regular certificates. If the original issue discount rules apply to those certificates, the related prospectus supplement will describe the manner in which those rules will be applied to those certificates in preparing information returns to the certificateholders and the IRS.

      Some classes of the regular certificates may provide for the first interest payment with respect to their certificates to be made more than one month after the date of issuance, a period which is longer than the subsequent monthly intervals between interest payments. Assuming the "accrual period," as defined below, for original issue discount is each monthly period that begins or ends on a distribution date, in some cases, as a consequence of this "long first accrual period," some or all interest payments may be required to be included in the stated redemption price of the regular certificate and accounted for as original issue discount. Because interest on regular certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the regular certificates.

      In addition, if the accrued interest to be paid on the first distribution date is computed for a period that begins prior to the closing date, a portion of the purchase price paid for a REMIC regular certificate will reflect that accrued interest. In those cases, information returns provided to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued for periods prior to the closing date is treated as part of the overall cost of that REMIC regular certificate, and not as a separate asset the cost of which is recovered entirely out of interest received on the next distribution date, and that the portion of the interest paid on the first distribution date in excess of interest accrued for a number of days corresponding to the number of days from the closing date to the first distribution date should be included in the stated redemption price of that REMIC regular certificate. However, the OID Regulations state that all or some portion of that accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first distribution date. It is unclear how an election to do so would be made under the OID Regulations and whether that election could be made unilaterally by a certificateholder.

      In spite of the general definition of original issue discount, original issue discount on a REMIC regular certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC


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regular certificate multiplied by its weighted average life. For this purpose, the weighted average life of the REMIC regular certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of that REMIC regular certificate, by multiplying:

      o the number of complete years, rounding down for partial years, from the issue date until that payment is expected to be made, presumably taking into account the prepayment assumption, by

      o a fraction, the numerator of which is the amount of payment, and the denominator of which is the stated redemption price at maturity of that REMIC regular certificate.

Under the OID Regulations, original issue discount of only a DE MINIMIS amount, other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of the total amount of that de minimis original issue discount and a fraction, the numerator of which is the amount of that principal payment and the denominator of which is the outstanding stated principal amount of the REMIC regular certificate. The OID Regulations also would permit a certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" for a description of that election under the OID Regulations.

      If original issue discount on a REMIC regular certificate is in excess of a de minimis amount, the holder of that certificate must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held that REMIC regular certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC regular certificate, the daily portions of original issue discount will be determined as follows.

      In most cases, as to each "accrual period," each period that ends on a date that corresponds to a distribution date and begins on the first day following the immediately preceding accrual period, or in the case of the first period, the period that begins on the closing date, a calculation will be made of the portion of the original issue discount that accrued during that accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of

      o the sum of (A) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC regular certificate, if any, in future periods and (B) the distributions made on that REMIC regular certificate during the accrual period of amounts included in the stated redemption price, over

      o the adjusted issue price of that REMIC regular certificate at the beginning of the accrual period.

      The present value of the remaining distributions referred to in the preceding sentence will be calculated:

      o assuming that distributions on the REMIC regular certificate will be received in future periods based on the loans being prepaid at a rate equal to the prepayment assumption, and in the case of mortgage assets other than loans, that distributions will be made with for each mortgage asset in accordance with the prepayment assumption, if any, described in the participation agreement or other organizational document under which that mortgage asset was issued, and

      o using a discount rate equal to the original yield to maturity of the certificate.

For these purposes, the original yield to maturity of the certificate will be calculated based on its issue price and assuming that distributions on the certificate will be made in all accrual periods based on the loans being prepaid at a rate equal to the prepayment assumption, and in the case of mortgage assets other than loans, that distributions will be made for each mortgage asset in accordance with the participation agreement or other organizational document under which that mortgage asset was issued. The adjusted issue price of a REMIC regular certificate at the beginning of any accrual period will equal the issue price of that certificate, increased by the aggregate amount of original issue discount that accrued for that certificate in prior accrual periods, and reduced by the amount of any distributions made on that REMIC regular certificate in prior accrual periods of amounts included in the stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.


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

      The OID regulations suggest that original issue discount for securities that represent multiple uncertificated regular interests, in which ownership interests will be issued simultaneously to the same buyer and which may be required under the related pooling and servicing agreement to be transferred together, should be computed on an aggregate method. In the absence of further guidance from the IRS, original issue discount for securities that represent the ownership of multiple uncertificated regular interests will be reported to the IRS and the certificateholders on an aggregate method based on a single overall constant yield and the prepayment assumption stated in the accompanying prospectus supplement, treating all uncertificated regular interests as a single debt instrument as set forth in the OID regulations, so long as the pooling and servicing agreement requires that the uncertificated regular interests be transferred together.

      A subsequent purchaser of a REMIC regular certificate that purchases that certificate at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount for that certificate. However, that daily portion will be reduced, if that cost is in excess of the REMIC regular certificate's "adjusted issue price," in proportion to the ratio that excess bears to the aggregate original issue discount remaining to be accrued on that REMIC regular certificate. The adjusted issue price of a REMIC regular certificate on any given day equals:

      o the adjusted issue price, or, in the case of the first accrual period, the issue price, of that certificate at the beginning of the accrual period which includes that day, plus

      o the daily portions of original issue discount for all days during that accrual period prior to that day, minus

      o any payments of amounts included in the stated redemption price made during that accrual period prior to that day for that certificate.

Market Discount

      A certificateholder that purchases a REMIC regular certificate at a market discount, that is, in the case of a REMIC regular certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC regular certificate issued with original issue discount, at a purchase price less than its adjusted issue price will recognize gain on receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Internal Revenue Code, that certificateholder in most cases will be required to allocate the portion of that distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, that election will apply to all market discount bonds acquired by that certificateholder on or after the first day of the first taxable year to which that election applies. In addition, the OID Regulations permit a certificateholder to elect to accrue all interest, discount, including de minimis market or original issue discount, and premium in income as interest, based on a constant yield method. If that election were made for a REMIC regular certificate with market discount, the certificateholder would be deemed to have made an election to include currently market discount in income for all other debt instruments having market discount that the certificateholder acquires during the taxable year of the election or after that year. Similarly, a certificateholder that made this election for a certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium for all debt instruments having amortizable bond premium that the certificateholder owns or acquires. See "Taxation of Owners of REMIC Regular Certificates--Premium." Each of these elections to accrue interest, discount and premium for a REMIC regular certificate on a constant yield method or as interest may not be revoked without the consent of the IRS.

      However, market discount for a REMIC regular certificate will be considered to be DE MINIMIS for purposes of Section 1276 of the Internal Revenue Code if that market discount is less than 0.25% of the remaining stated redemption price of that REMIC regular certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule for original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied for market discount, presumably taking into account the prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the market discount would be treated in a manner similar to original issue discount of a de minimis amount. See "Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." That treatment may result in market discount being included in income at a


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

slower rate than market discount would be required to be included in income using the method described in the preceding paragraph.

      Section 1276(b)(3) of the Internal Revenue Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department various rules described in the Committee Report should apply. The Committee Report indicates that in each accrual period market discount on REMIC regular certificates accrues, at the certificateholder's option:

      o     on the basis of a constant yield method,

      o in the case of a REMIC regular certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC regular certificate as of the beginning of the accrual period, or

      o in the case of a REMIC regular certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC regular certificate at the beginning of the accrual period.

Moreover, the prepayment assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect that regulations might have on the tax treatment of a REMIC regular certificate purchased at a discount in the secondary market.

      To the extent that REMIC regular certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which that market discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC regular certificate in most cases will be required to treat a portion of any gain on the sale or exchange of that certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

      Further, under Section 1277 of the Internal Revenue Code a holder of a REMIC regular certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC regular certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. That deferred interest expense would not exceed the market discount that accrues during that taxable year and is, in general, allowed as a deduction not later than the year in which that market discount is includible in income. If that holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by the holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

Premium

      A REMIC regular certificate purchased at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of that REMIC regular certificate may elect under Section 171 of the Internal Revenue Code to amortize that premium under the constant yield method over the life of the certificate. If made, that election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related debt instrument rather than as a separate interest deduction. By analogy to bond premium regulations, any allocable premium in excess of the interest income may be deductible to the extent of prior accruals of interest. The OID Regulations also permit certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating that certificateholder as having made the election to amortize premium. See "Taxation of Owners of REMIC Regular Certificates--Market Discount." The Committee Report states that the same rules that apply to accrual of market discount will also apply in amortizing bond premium under Section 171 of the Internal Revenue Code. Those rules presumably will require use of a prepayment assumption in accruing market discount or premium for REMIC regular certificates without regard to whether those certificates have original issue discount. The use of an assumption that there will be no prepayments might be required.


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

Realized Losses

      Under Section 166 of the Internal Revenue Code, both corporate holders of the REMIC regular certificates and noncorporate holders of the REMIC regular certificates that acquire those certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their certificates become wholly or partially worthless as the result of one or more realized losses on the loans. However, it appears that a noncorporate holder that does not acquire a REMIC regular certificate in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Internal Revenue Code until that holder's certificate becomes wholly worthless, that is, until its outstanding principal balance has been reduced to zero, and that the loss will be characterized as a short-term capital loss.

      Each holder of a REMIC regular certificate will be required to accrue interest and original issue discount for that certificate, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the loans until it can be established that the reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC regular certificate could exceed the amount of economic income actually realized by the holder in that period. Although the holder of a REMIC regular certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that as the result of a realized loss ultimately will not be realized, the law is unclear regarding the timing and character of that loss or reduction in income.

Taxation of Owners of REMIC Residual Certificates

General

      Although a REMIC is a separate entity for federal income tax purposes, a REMIC, in most cases, is not subject to entity-level taxation, except with regard to prohibited transactions and other transactions. See "--Prohibited Transactions and Other Possible REMIC Taxes." Rather, the taxable income or net loss of a REMIC is, in most cases, taken into account by the holder of the REMIC residual certificates. Accordingly, the REMIC residual certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC residual certificates were treated for federal income tax purposes as direct ownership interests in the loans or as debt instruments issued by the REMIC.

      A holder of a REMIC residual certificate, in most cases, will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that the holder owned that REMIC residual certificate. In most cases, for this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" method. The daily amounts so allocated will then be allocated among the REMIC residual certificateholders in proportion to their respective ownership interests on that day. Any amount included in the gross income of or allowed as a loss to any REMIC residual certificateholder by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described under "Taxable Income of the REMIC" and will be taxable to the REMIC residual certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC residual certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to limitations under Section 469 of the Internal Revenue Code on the deductibility of "passive activity losses."

      A holder of a REMIC residual certificate that purchased that certificate from a prior holder also will be required to report on its federal income tax return amounts representing its daily share of the taxable income, or net loss, of the REMIC for each day that it holds that certificate. Those daily amounts, in most cases, will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that modifications of the general rules may be made, by regulations or otherwise, to reduce, or increase the income of a REMIC residual certificateholder that purchased that certificate from a prior holder of that certificate at a price greater than, or less than, the adjusted basis, as defined under "Basis Rules, Net Losses and Distributions," that REMIC residual certificate would have had in the hands of an original holder of that certificate. The REMIC Regulations, however, do not provide for those modifications.

      Any payments received by a holder of a REMIC residual certificate in connection with the acquisition of that REMIC residual certificate will be taken into account in determining the income of that holder for federal income tax purposes. Although it appears likely that this payment would be includible in income immediately on its receipt, the IRS might assert that this payment should be included in income over time according to an amortization


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schedule or according to some other method. Because of the uncertainty concerning the treatment of those payments, holders of REMIC residual certificates should consult their tax advisors concerning the treatment of those payments for income tax purposes.

      The amount of income REMIC residual certificateholders will be required to report, or the tax liability associated with that income, may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC residual certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC residual certificates or unrelated deductions against which income may be offset, subject to the rules relating to "excess inclusions" and "noneconomic" residual interests discussed under "--Excess Inclusions" and "--Non-economic REMIC Residual Certificates." The fact that the tax liability associated with the income allocated to REMIC residual certificateholders may exceed the cash distributions received by those REMIC residual certificateholders for the corresponding period may significantly adversely affect those REMIC residual certificateholders' after-tax rate of return. That disparity between income and distributions may not be offset by corresponding losses or reductions of income attributable to the REMIC residual certificateholder until subsequent tax years and, then, may not be completely offset due to changes in the Internal Revenue Code, tax rates or character of the income or loss.

Taxable Income of the REMIC

      The taxable income of the REMIC will equal the income from the loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC regular certificates, less the deductions allowed to the REMIC for interest, including original issue discount and reduced by amortization of any premium on issuance, on the REMIC regular certificates, and any other class of REMIC certificates constituting regular interests in the REMIC not offered by this prospectus, amortization of any premium on the loans, bad debt losses for the loans and, except as described below, servicing, administrative and other expenses.

      For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC certificates, or, if a class of REMIC certificates is not sold initially, their fair market values. The issue price of any REMIC certificates offered by this prospectus will be determined in the manner described above under "--Taxation of Owners of REMIC Regular Certificates--Market Discount." Accordingly, if one or more classes of REMIC certificates are retained initially rather than sold, the trustee may be required to estimate the fair market value of those certificates in order to determine the basis of the REMIC in the loans and other property held by the REMIC.

      Subject to possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income for loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC regular certificates, that is, under the constant yield method taking into account the prepayment assumption. However, a REMIC that acquires loans at a market discount must include that market discount in income currently as it accrues, on a constant yield basis. See "--Taxation of Owners of REMIC Regular Certificates" in this section of the prospectus, which describes a method for accruing that discount income that is analogous to that required to be used by a REMIC as to loans with market discount that it holds.

      A loan will be deemed to have been acquired with discount, or premium, to the extent that the REMIC's basis in that loan, determined as described above, is less than, or greater than, its stated redemption price. That discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the REMIC regular certificates. It is anticipated that each REMIC will elect under Section 171 of the Internal Revenue Code to amortize any premium on the loans. Premium on any loan to which that election applies may be amortized under a constant yield method, presumably taking into account the prepayment assumption. Further, that election would not apply to any loan originated on or before September 27, 1985. Instead, premium on that loan should be allocated among the principal payments on that loan and be deductible by the REMIC as those payments become due or on the prepayment of that loan.

      A REMIC will be allowed deductions for interest, including original issue discount, on the REMIC regular certificates, which includes any other class of REMIC certificates constituting "regular interests" in the REMIC not offered by this prospectus, equal to the deductions that would be allowed if the regular interests were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--

Taxation of Owners of REMIC Regular Certificates--Original Issue Discount," except that the de minimis rule and the adjustments for subsequent holders of REMIC regular interests described in that Section will not apply.

      If a class of regular interests is issued at a premium, the net amount of interest deductions that are allowed the REMIC in each taxable year relating to the REMIC regular certificates of that class will be reduced by an amount equal to the portion of the issue premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that issue premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount."

      As a general rule, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--Prohibited Transactions and Other Possible REMIC Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Internal Revenue Code, which allows those deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income, will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All those expenses will be allocated as a separate item to the holders of REMIC residual certificates, subject to the limitation of Section 67 of the Internal Revenue Code. See "--Possible Pass- Through of Miscellaneous Itemized Deductions." If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, that excess will be the net loss for the REMIC for that calendar quarter.

Basis Rules, Net Losses and Distributions

      The adjusted basis of a REMIC residual certificate will be equal to the amount paid for that certificate, increased by amounts included in the income of the REMIC residual certificateholder and decreased, but not below zero, by distributions made, and by net losses allocated, to that REMIC residual certificateholder.

      A REMIC residual certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent that net loss exceeds that REMIC residual certificateholder's adjusted basis in its REMIC residual certificate as of the close of that calendar quarter, determined without regard to that net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC residual certificate. The ability of REMIC residual certificateholders to deduct net losses may be subject to additional limitations under the Internal Revenue Code, as to which REMIC residual certificateholders should consult their tax advisors.

      Any distribution on a REMIC residual certificate will be treated as a non-taxable return of capital to the extent it does not exceed the holder's adjusted basis in that certificate. To the extent a distribution on a REMIC residual certificate exceeds that adjusted basis, it will be treated as gain from the sale of that certificate. Holders of REMIC residual certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in those REMIC residual certificates will not be sufficiently large that those distributions will be treated as nontaxable returns of capital. Their bases in those REMIC residual certificates will initially equal the amount paid for those REMIC residual certificates and will be increased by their allocable shares of the taxable income of the REMIC. However, those basis increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, for which that REMIC taxable income is allocated to the REMIC residual certificateholders. To the extent that REMIC residual certificateholders' initial bases are less than the distributions to that REMIC residual certificateholders, and increases in those initial bases either occur after those distributions or, together with their initial bases, are less than the amount of those distributions, gain will be recognized to those REMIC residual certificateholders on those distributions and will be treated as gain from the sale of their REMIC residual certificates.

      The effect of these rules is that a REMIC residual certificateholder may not amortize its basis in a REMIC residual certificate, but may only recover its basis through distributions, through the deduction of any net losses of the REMIC or on the sale of its REMIC residual certificate. See "--Sales of REMIC Certificates," in this section of the prospectus. For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC residual certificate other than an original holder in order to reflect any difference between the cost of that REMIC residual certificate to that REMIC residual certificateholder and the adjusted basis that REMIC


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residual certificate would have had in the hands of an original holder, see
"--Taxation of Owners of REMIC Residual Certificates--General."

Excess Inclusions

      Any "excess inclusions" for a REMIC residual certificate will be subject to federal income tax in all events.

      In general, the "excess inclusions" for a REMIC residual certificate for any calendar quarter will be the excess, if any, of:

      o the daily portions of REMIC taxable income allocable to that REMIC residual certificate, over

      o the sum of the "daily accruals", as defined below, for each day during that quarter that the REMIC residual certificate was held by the REMIC residual certificateholder.

The daily accruals of a REMIC residual certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC residual certificate at the beginning of the calendar quarter and 120% of the "long-term Federal rate" in effect on the closing date. For this purpose, the adjusted issue price of a REMIC residual certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC residual certificate, increased by the sum of the daily accruals for all prior quarters and decreased, but not below zero, by any distributions made for that REMIC residual certificate before the beginning of that quarter. The issue price of a REMIC residual certificate is the initial offering price to the public, excluding bond houses and brokers, at which a substantial amount of the REMIC residual certificates were sold. The "long-term Federal rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

      For REMIC residual certificateholders, an excess inclusion:

      o will not be permitted to be offset by deductions, losses or loss carryovers from other activities,

      o will be treated as "unrelated business taxable income" to an otherwise tax-exempt organization, and

      o will not be eligible for any rate reduction or exemption under any applicable tax treaty for the

      o 30% United States withholding tax imposed on distributions to REMIC residual certificateholders that are foreign investors. See, however, "--Foreign Investors in REMIC Certificates," in this section of the prospectus.

Provisions governing the relationship between excess inclusions and the alternative minimum tax provide that:

      o the alternative minimum taxable income of the taxpayer is based on the taxpayer's regular taxable income computed without regard to the rule that taxable income cannot be less than the amount of excess inclusions,

      o the alternative minimum taxable of a taxpayer for a taxable year cannot be less than the amount of excess inclusions for that year, and

      o the amount of any alternative minimum tax net operating loss is computed without regard to any excess inclusions.

      Under Treasury regulations yet to be issued, in the case of any REMIC residual certificates held by a real estate investment trust, the aggregate excess inclusions for those certificates, reduced, but not below zero, by the real estate investment trust taxable income, within the meaning of Section 857(b)(2) of the Internal Revenue Code, excluding any net capital gain, will be allocated among the shareholders of that trust in proportion to the dividends received by those shareholders from that trust. Any amount so allocated will be treated as an excess inclusion for a REMIC residual certificate as if held directly by that shareholder. A similar rule will apply for regulated investment companies, common trust funds and various cooperatives.

Noneconomic REMIC Residual Certificates

      Under the REMIC Regulations, transfers of "noneconomic" REMIC residual certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax." If that transfer is disregarded, the purported transferor will continue to remain liable for any taxes due for the income on that "noneconomic" REMIC residual certificate. The REMIC Regulations


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provide that a REMIC residual certificate is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls or required qualified liquidation provided for in the REMIC's organizational documents:

      o the present value of the expected future distributions, discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue for the REMIC residual certificate, which rate is computed and published monthly by the IRS, on the REMIC residual certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and

      o the transferor reasonably expects that for each anticipated excess inclusion the transferee will receive distributions for the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

Accordingly, all transfers of REMIC residual certificates that may constitute noneconomic residual interests will be subject to various restrictions under the terms of the related pooling and servicing agreement that are intended to reduce the possibility of that transfer being disregarded. Those restrictions will require each party to a transfer to provide an affidavit that no purpose of that transfer is to impede the assessment or collection of tax, including various representations as to the financial condition of the prospective transferee, as to which the transferor will also be required to make a reasonable investigation to determine that transferee's historic payments of its debts and ability to continue to pay its debts as they come due in the future. The IRS has issued proposed changes to the REMIC regulations that would add to the conditions necessary to assure that a transfer of a noneconomic residual interest would be respected. The proposed additional condition would require that the amount received by the transferee be no less on a present value basis than the present value of the net tax detriment attributable to holding the residual interest reduced by the present value of the projected payments to be received on the residual interest. In the Revenue Procedure 2001-12, pending finalization of the new regulations, the IRS has expanded the "safe harbor" for transfers of non-economic residual interests to include certain transfers to domestic taxable corporations with large amounts of gross and net assets where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for one of the "safe harbor" provisions. Eligibility for this safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the residual interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility. The change is proposed to be effective for transfers of residual interests occurring after February 4, 2000. Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of that REMIC residual certificate by that purchaser to another purchaser at some future date might be disregarded in accordance with the above described rules, which would result in the retention of tax liability by that purchaser or the disallowance of a loss on the sale.

      The related prospectus supplement will disclose whether offered REMIC residual certificates may be considered "noneconomic" residual interests under the REMIC regulations. However, any disclosure that a REMIC residual certificate will not be considered "noneconomic" will be based on various assumptions, and the depositor will make no representation that a REMIC residual certificate will not be considered "noneconomic" for purposes of the above-described rules. See "--Foreign Investors In REMIC Certificates--REMIC Residual Certificates" below for additional restrictions applicable to transfers of various REMIC residual certificates to foreign persons.

Mark-to-market Rules

      On December 24, 1996, the IRS released Mark-to-Market Regulations relating to the requirement that a securities dealer mark-to-market securities held for sale to customers. This mark- to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark-to-Market Regulations provide that for purposes of this mark-to-market requirement, any REMIC residual certificate acquired after January 4, 1995 will not be treated as a security and therefore in most cases may not be marked to market.

Possible Pass-through of Miscellaneous Itemized Deductions

      Fees and expenses of a REMIC in most cases will be allocated to the holders of the related REMIC residual certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of those fees and expenses should be allocated to the holders of the related


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REMIC regular certificates. In most cases, those fees and expenses will be allocated to holders of the related REMIC residual certificates in their entirety and not to the holders of the related REMIC regular certificates.

      For REMIC residual certificates or REMIC regular certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder of that certificate is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts:

      o an amount equal to that individual's, estate's or trust's share of those fees and expenses will be added to the gross income of that holder, and

      o that individual's, estate's or trust's share of those fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Internal Revenue Code, which permits those deductions only to the extent they exceed in the aggregate two percent of a taxpayer's adjusted gross income.

      In addition, Section 68 of the Internal Revenue Code, which is scheduled to be phased out from 2006 through 2009, provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced.

      The amount of additional taxable income reportable by holders of those certificates that are subject to the limitations of either Section 67 or Section 68 of the Internal Revenue Code may be substantial. Furthermore, in determining the alternative minimum taxable income of a holder of a REMIC certificate that is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for that holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of those fees and other deductions will be included in that holder's gross income. Accordingly, those REMIC certificates may not be appropriate investments for individuals, estates or trusts, or passthrough entities beneficially owned by one or more individuals, estates or trusts. Those prospective investors should carefully consult with their own tax advisors prior to making an investment in those certificates.

Sales of REMIC Certificates

      If a REMIC regular certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC regular certificate. The adjusted basis of a REMIC regular certificate, in most cases, will equal the cost of that REMIC regular certificate to that certificateholder, increased by income reported by that certificateholder for that REMIC regular certificate, including original issue discount and market discount income, and reduced, but not below zero, by distributions on that REMIC regular certificate received by that certificateholder and by any amortized premium. The adjusted basis of a REMIC residual certificate will be determined as described under "--Taxation of Owners of REMIC Residual Certificates--Rules, Net Losses and Distributions." Except as provided in the following five paragraphs, the gain or loss described will be capital gain or loss provided that REMIC regular certificate is held as a capital asset, which in most cases is property held for investment, within the meaning of Section 1221 of the Internal Revenue Code.

      Gain from the sale of a REMIC regular certificate that might otherwise be capital gain will be treated as ordinary income to the extent that gain does not exceed the excess, if any, of:

      o the amount that would have been includible in the seller's income for that REMIC regular certificate assuming that income had accrued on that REMIC regular certificate at a rate equal to 110% of the "applicable Federal rate", in most cases, a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate based on the application of the prepayment assumption to that certificate, which rate is computed and published monthly by the IRS, determined as of the date of purchase of that certificate, over

      o the amount of ordinary income actually includible in the seller's income prior to that sale.

In addition, gain recognized on the sale of a REMIC regular certificate by a seller who purchased that certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of the discount that accrued during the period that REMIC certificate was held by that holder, reduced by any market discount included in income under the rules described above under "--Taxation of Owners of REMIC Regular Certificates--Market Discount" and "--Premium."


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

      REMIC regular certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Internal Revenue Code, so that gain or loss recognized from the sale of a REMIC regular certificate by a bank or thrift institution to which that section applies will be ordinary income or loss.

      A portion of any gain from the sale of a REMIC regular certificate that might otherwise be capital gain may be treated as ordinary income to the extent that the certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Internal Revenue Code. A conversion transaction, in most cases, is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in that transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income, in most cases, will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate", which rate is computed and published monthly by the IRS, at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

      Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include that net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income. Except as may be provided in Treasury regulations yet to be issued, if the seller of a REMIC residual certificate reacquires a REMIC residual certificate, or acquires any other residual interest in a REMIC or any similar interest in a "taxable mortgage pool", as defined in Section 7701(i) of the Internal Revenue Code, during the period beginning six months before, and ending six months after, the date of that sale, the sale will be subject to the "wash sale" rules of Section 1091, generally, of the Internal Revenue Code. In that event, any loss realized by the REMIC residual certificateholder on the sale will not be deductible, but instead will be added to that REMIC residual certificateholder's adjusted basis in the newly acquired asset.

Prohibited Transactions and Other Possible REMIC Taxes

      The Code imposes a prohibited transactions tax, which is a tax on REMICs equal to 100% of the net income derived from prohibited transactions. In general, subject to specified exceptions a prohibited transaction means the disposition of a loan, the receipt of income from a source other than any loan or other Permitted Investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the loans for temporary investment pending distribution on the REMIC certificates. It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, some contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a contributions tax, which is a tax on the REMIC equal to 100% of the value of the contributed property. Each pooling and servicing agreement or trust agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to the tax.

      REMICs also are subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property," in most cases, means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. In most cases, it is not anticipated that any REMIC will recognize "net income from foreclosure property" subject to federal income tax.

      In most cases, to the extent permitted by then applicable laws, any prohibited transactions tax, Contributions Tax, tax on "net income from foreclosure property" or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related master servicer or trustee, in either case out of its own funds, provided that the master servicer or the trustee, as the case may be, has sufficient assets to do so, and provided further that any of those taxes arises out of a breach of the master servicer's or the trustee's obligations, as the case may be, under the related pooling and servicing agreement and relating to compliance with applicable laws and regulations. That tax not borne by the master servicer or the trustee will be charged against the related trust, resulting in a reduction in amounts payable to holders of the related REMIC certificates.

      Tax and Restrictions on Transfers of REMIC Residual Certificates to Specific Organizations.

      If a REMIC residual certificate is transferred to a "disqualified organization" as defined below, a tax would be imposed in an amount, determined under the REMIC Regulations, equal to the product of:


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

      o the present value, which is discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue for the REMIC residual certificate, which rate is computed and published monthly by the IRS, of the total anticipated excess inclusions for that REMIC residual certificate for periods after the transfer and

      o the highest marginal federal income tax rate applicable to corporations.

The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on events that have occurred up to the time of that transfer, the prepayment assumption and any required or permitted clean up calls or required qualified liquidation provided for in the REMIC's organizational documents. That tax would be, in most cases, imposed on the transferor of the REMIC residual certificate, except that where that transfer is through an agent for a disqualified organization, the tax would instead be imposed on that agent. However, a transferor of a REMIC residual certificate would in no event be liable for that tax for a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization, and, as of the time of the transfer, the transferor did not have actual knowledge that the affidavit was false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that:

      o residual interests in that entity are not held by disqualified organizations and

      o information necessary for the application of the tax described in this prospectus will be made available.

Restrictions on the transfer of REMIC residual certificates and other provisions that are intended to meet this requirement will be included in the related pooling and servicing agreement, and will be discussed more fully in any prospectus supplement relating to the offering of any REMIC residual certificate.

      In addition, if a "pass-through entity," as defined below, includes in income excess inclusions for a REMIC residual certificate and a disqualified organization is the record holder of an interest in that entity, then a tax will be imposed on that entity equal to the product of:

      o the amount of excess inclusions on the REMIC residual certificate that are allocable to the interest in the pass-through entity held by that disqualified organization and

      o the highest marginal federal income tax rate imposed on corporations.

A pass-through entity, generally, will not be subject to this tax for any period, however, if each record holder of an interest in that pass-through entity furnishes to that pass-through entity:

      o that holder's social security number and a statement under penalty of perjury that the social security number is that of the record holder or

      o a statement under penalty of perjury that the record holder is not a disqualified organization.

In the case of a REMIC residual certificate held by an "electing large partnership," all interests in that partnership are treated as held by disqualified organizations, regardless of the actual partners, and the amount that would be subject to tax under the second preceding sentence is excluded from the gross income of the partnership, in lieu of a deduction in the amount of that tax, in most cases, allowed to pass-through entities.

      For these purposes, a "disqualified organization" means:

      o the United States, any State or political subdivision of the United States, any foreign government, any international organization, or any agency or instrumentality of the foregoing, not including instrumentalities described in Section 168(h)(2)(D) of the Internal Revenue Code or the Federal Home Loan Mortgage Corporation,

      o any organization, other than a cooperative described in Section 521 of the Internal Revenue Code, that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Internal Revenue Code, or

      o any organization described in Section 1381(a)(2)(C) of the Internal Revenue Code.

For these purposes, a "pass-through entity" means any regulated investment company, real estate investment trust, trust, partnership or other entities described in Section 860E(e)(6) of the Internal Revenue Code. In addition, a


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person holding an interest in a pass-through entity as a nominee for another person will, for that interest, be treated as a pass-through entity.

Termination and Liquidation

A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment relating to the loans or on a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC regular certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC residual certificate, if the last distribution on that REMIC residual certificate is less than the REMIC Residual certificateholder's adjusted basis in that certificate, that REMIC residual certificateholder should, but may not, be treated as realizing a loss equal to the amount of that difference, and that loss may be treated as a capital loss. If the REMIC adopts a plan of complete liquidation, within the meaning of Section 860F(a)(4)(A)(i) of the Internal Revenue Code, which may be accomplished by designating in the REMIC's final tax return a date on which that adoption is deemed to occur, and sells all of its assets, other than cash, within a 90-day period beginning, on that date, the REMIC will not be subjected to any "prohibited transactions taxes" solely on account of that qualified liquidation, provided that the REMIC credits or distributes in liquidation all of the sale proceeds plus its cash, other than the amounts retained to meet claims, to holders of regular and residual certificates within the 90-day period.

Reporting and Other Administrative Matters

      Solely for purposes of the administrative provisions of the Internal Revenue Code, the REMIC will be treated as a partnership and REMIC residual certificateholders will be treated as partners. In most cases, the trustee will file REMIC federal income tax returns on behalf of the REMIC, will hold at least a nominal amount of REMIC residual certificates, and will be designated as and will act as the "tax matters person" for the REMIC in all respects.

      The trustee, as the tax matters person or as agent for the tax matters person, subject to various notice requirements and various restrictions and limitations, in most cases will have the authority to act on behalf of the REMIC and the REMIC residual certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. REMIC residual certificateholders will, in most cases, be required to report that REMIC items consistently with their treatment on the related REMIC's tax return and may in some circumstances be bound by a settlement agreement between the trustee, as the tax matters person or as agent for the tax matters person, and the IRS concerning that REMIC item. Adjustments made to the REMIC tax return may require a REMIC residual certificateholder to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from that audit, could result in an audit of a REMIC residual certificateholder's return. No REMIC will be registered as a tax shelter under Section 6111 of the Code because it is not anticipated that any REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, with the name and address of that person and other information.

      Reporting of interest income, including any original issue discount, for REMIC regular certificates is required annually, and may be required more frequently under Treasury regulations. These information reports in most cases are required to be sent to various trusts and individual holders of REMIC regular interests and the IRS; holders of REMIC regular certificates that are corporations, trusts described in Sections 664(c) and 4947(a)(1) of the Internal Revenue Code, securities dealers and other non-individuals will be provided interest and original issue discount income information and the information provided in the following paragraph on request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. Reporting, for the REMIC residual certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets, will be made as required under the Treasury regulations, in most cases on a quarterly basis.

      As applicable, the REMIC regular certificate information reports will include a statement of the adjusted issue price of the REMIC regular certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations for computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, those regulations only require that information pertaining to the


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appropriate proportionate method of accruing market discount be provided. See
"--Taxation of Owners of REMIC Regular Certificates--Market Discount."

      The responsibility for complying with the foregoing reporting rules will be borne by the trustee.

Backup Withholding as to REMIC Certificates

      Payments of interest and principal, as well as payments of proceeds from the sale of REMIC certificates, may be subject to the "backup withholding tax" under Section 3406 of the Internal Revenue Code if recipients of those payments fail to furnish to the payor various information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from that tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against that recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

Foreign Investors in REMIC Regular Certificates

      A REMIC Regular certificateholder that is not a United States person, as defined below, and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC regular certificate will not, in most cases, be subject to United States federal income or withholding tax relating to a distribution on a REMIC regular certificate, provided that the holder complies to the extent necessary with various identification requirements. These requirements include delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is not a United States person and providing the name and address of that certificateholder. For these purposes, United States person means a citizen or resident of the United States, a corporation or partnership (including an entity treated as a partnership or corporation for United States Federal income tax purposes) created or organized in, or under the laws of, the United States, any state of the United States or the District of Columbia except, in the case of a partnership, to the extent provided in regulations, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, which regulations have not yet been issued, a trust which was in existence on August 20, 1996, other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter 1 of the Internal Revenue Code, and which was treated as a United States person on August 19, 1996, may elect to continue to be treated as a United States person regardless of the previous sentence. It is possible that the IRS may assert that the foregoing tax exemption should not apply for a REMIC regular certificate held by a REMIC Residual certificateholder that owns directly or indirectly a 10% or greater interest in the related REMIC residual certificates. If the holder does not qualify for exemption, distributions of interest, including distributions of accrued original issue discount, to that holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

      Special rules apply to partnerships, estates and trusts, and in certain cases, certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.

      In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on that United States shareholder's allocable portion of the interest income received by that controlled foreign corporation.

      Further, it appears that a REMIC regular certificate would not be included in the estate of a nonresident alien individual and would not be subject to United States estate taxes. However, certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question. In most cases, transfers of REMIC residual certificates to investors that are not United States persons will be prohibited under the related pooling and servicing agreement.

New Withholding Regulations

      The Treasury Department has issued new final regulations which revise procedures for complying with, or obtaining exemptions under, the withholding, backup withholding and information reporting rules described above. Prospective investors are urged to consult their tax advisors regarding the procedures for obtaining an exemption from withholding under the new regulations.


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Notes

      On or prior to the date of the related prospectus supplement for the proposed issuance of each series of notes, counsel to the depositor will deliver its opinion to the effect that, assuming compliance with all provisions of the indenture, owner trust agreement and related documents and on issuance of the notes, for federal income tax purposes:

      o     the notes will be treated as indebtedness and

      o the issuer, as created under the terms and conditions of the owner trust agreement, will not be characterized as an association, or publicly traded partnership, taxable as a corporation or as a taxable mortgage pool.

Status as Real Property Loans

      Notes held by a domestic building and loan association will not constitute "loans . . . secured by an interest in real property" within the meaning of Internal Revenue Code section 7701(a)(19)(C)(v); and (ii) notes held by a real estate investment trust will not constitute "real estate assets" within the meaning of Internal Revenue Code section 856(c)(4)(A) and interest on notes will not be considered "interest on obligations secured by mortgages on real property" within the meaning of Internal Revenue Code section 856(c)(3)(B).

Taxation of Noteholders

      Notes in most cases will be subject to the same rules of taxation as REMIC regular certificates issued by a REMIC, as described above, except that:

      o income reportable on the notes is not required to be reported under the accrual method unless the holder otherwise uses the accrual method and 100

      o the special rule treating a portion of the gain on sale or exchange of a REMIC regular certificate as ordinary income is inapplicable to the notes. See "--REMICs--Taxation of Owners of REMIC Regular Certificates" and "--Sales of REMIC Certificates."

                        STATE AND OTHER TAX CONSEQUENCES

      In addition to the federal income tax consequences described in "Material Federal Income Tax Consequences," potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the securities offered under this prospectus. State tax law may differ substantially from the corresponding federal tax law, and this discussion does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their own tax advisors as to the various tax consequences of investments in the securities offered under this prospectus.

                              ERISA CONSIDERATIONS

      The Employee Retirement Income Security Act of 1974, as amended, or ERISA, imposes fiduciary and prohibited transaction restrictions on employee pension and welfare benefit plans subject to ERISA, or ERISA plans and on those persons who are ERISA fiduciaries with respect to the assets of those ERISA plans.
Section 4975 of the Internal Revenue Code imposes similar prohibited transaction restrictions on qualified retirement plans described in Section 401(a) of the Internal Revenue Code and on individual retirement accounts, or IRAs, described in Section 408 of the Internal Revenue Code (these qualified plans and IRAs, together with ERISA plans, are referred to in this section as Plans).

      Some employee benefit plans, such as governmental plans as defined in
Section 3(32) of ERISA, and, if no election has been made under Section 410(d) of the Internal Revenue Code, church plans as defined in Section 3(33) of ERISA, are not subject to the ERISA requirements discussed in this prospectus. Accordingly, assets of those plans may be invested in securities without regard to the ERISA considerations described below, subject to the provisions of applicable federal and state law. Any plan that is a qualified retirement plan and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code, however, is subject to the prohibited transaction rules presented in Section 503 of the Internal Revenue Code.

      In addition to imposing general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan, Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit a broad range of transactions involving assets of Plans and Parties in Interest, unless a statutory, regulatory or administrative exemption is available. Parties in Interest that participate in a prohibited transaction may be subject to a penalty, or an excise tax, imposed under Section 502(i) of ERISA or Section 4975 of the Internal Revenue Code, unless a statutory, regulatory or administrative exemption is available.

      ERISA Plan Asset Regulations. Transactions involving a trust that issues securities offered under this prospectus could constitute prohibited transactions under ERISA and the Internal Revenue Code for a Plan that purchases the securities, if the underlying mortgage assets and other assets included in the trust are deemed to be assets of the Plan. The DOL has promulgated ERISA Plan Asset Regulations defining the term "plan assets" for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Internal Revenue Code. Under the ERISA Plan Asset Regulations, in most cases, when a Plan acquires an "equity interest" in another entity, such as the trust, the underlying assets of that entity may be considered to be ERISA plan assets unless exceptions apply. In addition to several exceptions not applicable to an entity like the trust, a Plan's assets will not include an undivided interest in each asset of an entity in which that Plan makes an equity investment if benefit plan investors, that is, Plans and employee benefit plans not subject to ERISA, do not own, in the aggregate, 25% or more in value of any class of equity securities issued by the entity. Neither Plans nor persons investing ERISA plan assets should acquire or hold securities in reliance on the availability of any exception under the ERISA Plan Asset Regulations. The ERISA Plan Asset Regulations provide that the term "equity interest" means any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no "substantial equity features." Under the ERISA Plan Asset Regulations, ERISA plan assets will be deemed to include an interest in the instrument evidencing the equity interest of a Plan, such as a certificate or a note with "substantial equity features," and depending on a number of facts relating to the investment, ERISA plan assets may be deemed to include an interest in the underlying assets of the entity in which a Plan acquires an interest, such as the trust. Without regard to whether the notes are characterized as equity interests, the purchase, sale and holding of notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the issuer, the applicable trustee or any of their respective affiliates is or becomes a Party in Interest for that Plan.

      Any person who has discretionary authority or control respecting the management or disposition of ERISA plan assets, and any person who provides investment advice for such assets for a fee, is a fiduciary of the investing Plan. If the mortgage assets and other assets included in a trust constitute ERISA plan assets, then any party exercising management or discretionary control regarding those assets, such as the master servicer, any servicer, any sub-servicer, the trustee, the obligor under any credit enhancement mechanism, or some affiliates of those entities may be deemed to be a Plan "fiduciary" and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Internal Revenue Code for the investing Plan. In addition, if the mortgage assets and other assets included in a trust constitute ERISA plan assets, the purchase of certificates by a Plan, as well as the operation of the trust, may constitute or involve a prohibited transaction under ERISA or the Internal Revenue Code.

      The ERISA Plan Asset Regulations provide that where a Plan acquires a "guaranteed governmental mortgage pool certificate," the Plan's assets include that certificate but do not solely by reason of the Plan's holdings of that certificate include any of the mortgages underlying that certificate. The ERISA Plan Asset Regulations include in the definition of a "guaranteed governmental mortgage pool certificate" Freddie Mac certificates, GNMA certificates and Fannie Mae certificates. Accordingly, even if those Agency Securities included in a trust were deemed to be assets of Plan investors, the mortgages underlying those Agency Securities would not be treated as assets of those ERISA plans. Private mortgage-backed securities are not "guaranteed governmental mortgage pool certificates" within the meaning of the ERISA Plan Asset Regulations. Potential Plan investors should consult their counsel and review the ERISA discussion in this prospectus and in the related prospectus supplement before purchasing private mortgage-backed certificates.

      Prohibited Transaction Exemption. The DOL has granted an individual prohibited transaction exemption, or PTE (PTE 89-90, as amended by PTE 97-34 and PTE 2000-58), to Credit Suisse First Boston Corporation, referred to as the Exemption. The Exemption generally exempts from the application of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on those prohibited transactions under Section 4975(a) and (b) of the Internal Revenue Code, transactions relating to the servicing and operation of mortgage pools and the purchase, sale, holding and disposition of mortgage securities underwritten by an underwriter, provided that conditions listed in the Exemption are satisfied. For purposes of the Exemption, the term "underwriter" includes (a) the underwriter named in the Exemption, (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with that underwriter and (c) any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager for a class of securities. "Securities" potentially covered by the Exemption would include certificates, interests issued by a trust that elects to be treated as a REMIC or FASIT, and securities denominated as debt instruments that are issued by an investment pool.

      The Exemption provides seven general conditions which must be satisfied for a transaction involving the purchase, sale and holding of securities to be eligible for exemptive relief under the Exemption. First, the acquisition of securities by a Plan or with ERISA plan assets must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the Exemption only applies to securities evidencing rights and interests that are not subordinated to the rights and interests evidenced by the other securities of the same entity unless the securities are issued in a "Designated Transaction" in which the investment pool contains certain specified types of assets, such as mortgage loans on real property, and none of the mortgage loans has a loan-to-value ratio or combined loan-to-value ratio at the date of issuance of the securities that exceeds 100%. Third, the securities at the time of acquisition by or with ERISA plan assets must be rated in one of the three highest generic rating categories (four, in a Designated Transaction) by Standard and Poor's, a division of The McGraw-Hill Companies, Inc., Moody's Investors Service, Inc., or Fitch, Inc., together, the Rating Agencies. However, the securities must have been rated in one of the two highest generic categories by one of the Rating Agencies if the loan-to-value ratio or combined loan-to-value ratio of any single-family residential mortgage loan or home equity loan held in the trust exceeded 100% at the date of issuance of the securities except that, in the case of a Trust Fund containing any single family residential mortgage loan or home equity loan with a loan to value ratio exceeding 100% at the date of issuance of the certificates, the Exemption will not apply: (1) to any of the securities if (x) any mortgage loan or other asset held in the trust (other than a single-family residential mortgage loan or home equity loan) has a loan-to- value ratio that exceeds 100% at the date of issuance of the certificates or (y) any single-family residential mortgage loan or home equity loan has a loan-to-value ratio that exceeds 125% at the date of issuance of the certificates or (2) to any subordinate certificates. Fourth, the trustee cannot be an affiliate of any other member of the Restricted Group, as defined below. Fifth, the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting or placing the securities; the sum of all payments made to and retained by the depositor under the assignment of the assets to the issuing entity must represent not more than the fair market value of those obligations, and the sum of all payments made to and retained by the master servicer, any servicer and any subservicer must represent not more than reasonable compensation for that person's services under the related agreement and reimbursement of that person's reasonable expenses in connection therewith. Sixth, the Exemption requires that the investing Plan be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended. Seventh, for issuers other than certain trusts, the documents establishing the issuer and governing the transaction must contain certain provisions as described in the Exemption intended to protect the assets of the issuer from creditors of the sponsor.

      The Restricted Group consists of the depositor, the related seller, any underwriter, any insurer, any trustee, any swap counterparty, the servicer, any obligor with respect to contracts included in the trust constituting more than five percent of the aggregate unamortized principal balance of the assets in the trust, or any affiliate of these parties.

      The Exemption also requires that a trust meet the following requirements:

      (1) The trust must consist solely of assets of a type that have been included in other investment pools;

      (2) The Securities in those other investment pools must have been rated in one of the three highest categories (four, in a Designated Transaction) of one of the Rating Agencies for at least one year prior to the Plan's acquisition of securities; and

      (3) The Securities in those other investment pools must have been purchased by investors other than ERISA plans for at least one year prior to any Plan's acquisition of securities.

      A fiduciary of any Plan or other investor of ERISA plan assets contemplating purchasing a certificate or note must make its own determination that the general conditions described above will be satisfied for that certificate or note. The fiduciary should consider that the rating of a security may change. If the rating of a security declines below the lowest permitted rating, the security will no longer be eligible for relief under the Exemption, and consequently may not be purchased by or sold to Plans (although a Plan that had purchased the security when it had a permitted investment grade rating would not be required by the Exemption to dispose of the security).

      If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407 of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Internal Revenue Code by reason of Sections 4975(c)(1)(A) through (D) of the Internal Revenue Code) in connection with the direct or indirect sale, exchange, transfer, holding, acquisition or disposition in the secondary market of securities by ERISA plans or with ERISA plan assets. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E) and 406(a)(2) of ERISA in connection with the direct or indirect sale, exchange, transfer, holding, acquisition or disposition of a certificate or note by a Plan or with ERISA plan assets of an "Excluded Plan", as defined below, by any person who has discretionary authority or renders investment advice for ERISA plan assets of that Excluded Plan. For purposes of the securities, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

      If specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and
(b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Internal Revenue Code in connection with:

      o or indirect sale, exchange or transfer of securities in the initial issuance of securities between the Company or an underwriter and a Plan when the person who has discretionary authority or renders investment advice for the investment of the relevant ERISA plan assets in the securities is (a) a mortgagor as to 5% or less of the fair market value of the assets of the related investment pool or
            (b) an affiliate of that person,

      o the direct or indirect acquisition or disposition of securities in the secondary market by a Plan or an entity investing ERISA plan assets, and o the holding of securities by a Plan or an entity investing ERISA plan assets.

      Further, if specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Internal Revenue Code by reason of Section 4975(c) of the Internal Revenue Code for transactions in connection with the servicing, management and operation of the investment pools. The depositor expects that the specific conditions of the Exemption required for this purpose will be satisfied for the securities so that the Exemption would provide an exemption from the restrictions imposed by Sections 406(a) and (b) and 407(a) of ERISA, as well as the excise taxes imposed by Sections 4975(a) and (b) of the Internal Revenue Code by reason of Section 4975(c) of the Internal Revenue Code, for transactions in connection with the servicing, management and operation of the investment pools, provided that the general conditions of the Exemption are satisfied.

      The Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Section 4975(a) and (b) of the Internal Revenue Code by reason of Sections 4975(c)(1)(A) through
(D) of the Internal Revenue Code if those restrictions would otherwise apply merely because a person is deemed to be a party in interest for an investing Plan (or the investing entity holding ERISA plan assets) by virtue of providing services to the Plan (or by virtue of having specified relationships to that person) solely as a result of the ownership of securities by a Plan or the investment of ERISA plan assets in securities.

      The Exemption provides exemptive relief to various mortgage-backed and asset-backed securities transactions using Funding Accounts for entities issuing securities. Mortgage loans supporting payments to securityholders, and having a value equal to no more than 25% of the total principal amount of the securities being offered by an entity (the Pre-Funding Limit), may be transferred to that entity within a 90-day or three-month period following the closing date (the Pre-Funding Period) instead of being required to be either identified or transferred on or before the closing date. In general, the relief applies to the purchase, sale and holding of securities which otherwise qualify for the Exemption, provided that the following general conditions are met:

      o the ratio of the amount allocated to the pre-funding account to the total principal amount of the securities being offered (the Pre-Funding Limit) must be less than or equal to 25%;

      o all obligations transferred after the closing date (the subsequent mortgage loans) must meet the same terms and conditions for eligibility as the original mortgage loans used to create the issuer, which terms and conditions have been approved by one of the Rating Agencies;

      o the transfer of those subsequent mortgage loans to the trust during the Pre-Funding Period must not result in the securities to be covered by the Exemption receiving a lower credit rating from a Rating Agency on termination of the Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the securities by the issuer;

      o solely as a result of the use of pre-funding, the weighted average annual percentage interest rate, or Average Interest Rate, for all of the mortgage loans and subsequent mortgage loans in the trust at the end of the Pre-Funding Period must not be more than 100 basis points lower than the Average Interest Rate for the mortgage loans which were transferred to the issuer on the closing date;

      o in order to ensure that the characteristics of the subsequent mortgage loans are substantially similar to those of the original mortgage loans:

            o the characteristics of the subsequent mortgage loans must be monitored by an insurer or other credit support provider which is independent of the depositor; or

            o an independent accountant retained by the depositor must provide the depositor with a letter, with copies provided to the Rating Agency rating the securities, the underwriter and the trustee, stating whether or not the characteristics of the subsequent mortgage loans conform to the characteristics described in the prospectus or prospectus supplement and/or agreement. In preparing that letter, the independent accountant must use the same type of procedures as were applicable to the mortgage loans which were transferred to the issuer as of the closing date;

      o the Pre-Funding Period must end no later than three months or 90 days after the closing date or earlier in various circumstances if the Funding Accounts falls below the minimum level specified in the agreement or an event of default occurs;

      o amounts transferred to any Funding Accounts and/or capitalized interest accounts used in connection with the pre-funding may be invested only in permitted investments;

            o the prospectus or prospectus supplement must describe any pre-funding account and/or capitalized interest account used in connection with the Funding Account, the duration of the Pre-Funding Period; the percentage and/or dollar amount of the Pre-Funding Limit for the issuer; and that the amounts remaining in the funding account at the end of the Pre-Funding Period will be remitted to securityholders as repayments of principal;

            o the trustee, or any agent with which the trustee contracts to provide trust services, must be a substantial financial institution or trust company experienced in trust activities and familiar with its duties, responsibilities and liabilities as a fiduciary under ERISA. The trustee, as local owner of the trust, must enforce all the rights created in favor of securityholders of the trust, including employee benefit plans subject to ERISA.

      Before purchasing a certificate or note, a fiduciary of a Plan or other investor of ERISA plan assets should itself confirm:

      o that the securities constitute "securities" for purposes of the Exemption, and

      o that the specific and general conditions provided in the Exemption and the other requirements provided in the Exemption would be satisfied.

In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the fiduciary or other Plan investor should consider its general fiduciary obligations under ERISA in determining whether to purchase any securities by or with ERISA plan assets.

      Any fiduciary or other Plan investor which proposes to purchase securities on behalf of or with

      ERISA plan assets should consult with its counsel concerning the potential applicability of ERISA and the Internal Revenue Code to that investment and the availability of the Exemption or any other prohibited transaction exemption in connection with that purchase. In particular, in connection with a contemplated purchase of securities representing a beneficial ownership interest in a pool of single-family residential first mortgage loans, the fiduciary or other Plan investor should consider the potential availability of the Exemption or Prohibited Transaction Class Exemption 83-1, or PTCE 83-1, for various transactions involving mortgage pool investment trusts. However,

PTCE 83-1 does not provide exemptive relief for securities evidencing interests in trusts which include Cooperative Loans and may not provide exemptive relief for securities having particular cash-flow characteristics that may be issued by a trust. In addition, a Plan fiduciary or other Plan investor should consider the availability of PTCE 96-23, regarding transactions effected by "in-house asset managers", PTCE 95-60, regarding investments by insurance company general accounts, PTCE 90-1, regarding investments by insurance company pooled separate accounts, PTCE 91-38, regarding investments by bank collective investment funds, and PTCE 84-14, regarding transactions effected by "qualified professional asset managers." The prospectus supplement for a series of securities may contain additional information regarding the application of the Exemption, PTCE 83-1, or any other exemption, for the securities offered by that prospectus supplement. There can be no assurance that any of these exemptions will apply for any particular Plan's or other Plan investor's investment in the securities or, even if an exemption were deemed to apply, that any exemption would apply to all prohibited transactions that may occur in connection with that investment.

      Insurance Company General Accounts. Insurance companies contemplating the investment of general account assets in the certificates should consult with their legal advisors with respect to the applicability of Section 401(c) of ERISA. The DOL issued final regulations under Section 401(c) which generally became applicable on July 5, 2001.

      Any Plan investor who proposes to use "plan assets" of any Plan to purchase certificates of any series or class should consult with its counsel with respect to the potential consequences under ERISA and Section 4975 of the Code of the acquisition and ownership of those certificates.

      Representations from ERISA Plans Investing in Securities. The exemptive relief afforded by the Exemption, or any similar exemption that might be available, may not apply to the purchase, sale or holding of some securities, such as securities backed by revolving credit loans and certain subordinate securities or any securities which are not rated in one of the three (four, in a Designated Transaction) highest generic rating categories by one of the Rating Agencies. Whether the conditions of the Exemption will be satisfied with respect to the securities will depend upon the relevant facts and circumstances existing at the time a plan acquires the securities. Plan investors should make their own determination, in consultation with their counsel, before acquiring securities in reliance on the applicability of the exemption.

      In the absence of the Exemption, the purchase and holding of the securities by a plan or by individual retirement accounts or other plans subject to Section 4975 of the Internal Revenue Code may result in prohibited transactions or the imposition of excise tax or civil penalties. Consequently, transfers of any classes of securities not eligible for the Exemption, as specified in the related prospectus supplement, will not be registered by the trustee unless the trustee receives:

            (a) a representation from the transferee of the security, acceptable to and in form and substance satisfactory to the trustee, to the effect that the transferee is not an employee benefit plan subject to Section 406 of ERISA or a plan or arrangement subject to Section 4975 of the Internal Revenue Code, nor a person acting on behalf of any plan or arrangement nor using the assets of any plan or arrangement to effect the transfer, called a benefit plan investor;

            (b) if the purchaser is an insurance company, a certification substantially to the effect that the purchase of securities by or on behalf of that Plan is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code and will not subject the depositor, the trustee or the master servicer to any obligation in addition to those undertaken in the related agreement and that the following statements are correct: the purchaser is an insurance company which is purchasing the securities with funds contained in an "insurance company general account", as the term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60, called PTCE 95-60, and that the conditions provided for in Sections I and III of PTCE 95-60 have been satisfied and that there is no Plan for which the amount of that general account's reserves and liabilities for contracts held by or on behalf of the Plan and all other ERISA plans maintained by the same employer, or any "affiliate" of that employer, as defined in PTCE 95-60, or by the same employee organization exceed 10% of the total of all reserves and liabilities of that general account, as determined under PTCE 95-60, as of the date of the acquisition of those securities; or

            (c) an opinion of counsel to the trustee, the depositor and the master servicer which is satisfactory to the trustee, the depositor and the master servicer, which opinion will not be at the expense of the depositor, the trustee or the master servicer, which states that the purchase of those securities by or on behalf of that Plan is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code and will not subject the depositor, the trustee or the master servicer to any obligation in addition to those undertaken in the related agreement.

An opinion of counsel or certification will not be required for the purchase of securities registered through DTC. Unless the prospectus supplement for a series of securities imposes a different requirement, any purchaser of a security registered through DTC will be deemed to have represented by that purchase that either (a) the purchaser is not a Plan and is not purchasing those securities on behalf of, or with ERISA plan assets of, any Plan or (b) the purchaser is an insurance company which is purchasing the securities with funds contained in an "insurance company general account", as the term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60, called PTCE 95-60, and that the conditions provided for in Sections I and III of PTCE 95-60 have been satisfied and that there is no Plan for which the amount of that general account's reserves and liabilities for contracts held by or on behalf of the Plan and all other ERISA plans maintained by the same employer, or any "affiliate" of that employer, as defined in PTCE 95-60, or by the same employee organization exceed 10% of the total of all reserves and liabilities of that general account, as determined under PTCE 95-60, as of the date of the acquisition of those securities or (c) that the Exemption is applicable to such purchase.

Tax Exempt Investors. A Tax Exempt Investor nonetheless will be subject to federal income taxation to the extent that its income is "unrelated business taxable income," or UBTI, within the meaning of Section 512 of the Internal Revenue Code. All "excess inclusions" of a REMIC allocated to a REMIC residual certificate held by a Tax Exempt Investor will be considered UBTI and thus will be subject to federal income tax. See "Material Federal Income Tax Consequences--Taxation of Owners of REMIC Residual Certificates- Excess Inclusions." Consultation With Counsel. Any fiduciary of a Plan or other Plan investor that proposes to acquire or hold securities on behalf of a Plan or with ERISA plan assets should consult with its counsel about the potential applicability of the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Internal Revenue Code to the proposed investment and the availability of the Exemption, PTCE 83-1 or any other prohibited transaction exemption.

                                LEGAL INVESTMENT

      Each class of securities offered by this prospectus and by the related prospectus supplement will be rated at the date of issuance in one of the four highest rating categories by at least one rating agency. In most cases, securities of any series will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, or SMMEA, so long as they are rated by a rating agency in one of its two highest categories and, as such, will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities. This group includes, but is not limited to, state-chartered savings banks, commercial banks, savings and loan associations and insurance companies, as well as trustees and state government employee retirement systems, created under or existing under the laws of the United States or of any State, including the District of Columbia and Puerto Rico, whose authorized investments are subject to State regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality of the United States constitute legal investments for those entities. Any class of securities that represents an interest in a trust that includes junior mortgage loans will not constitute "mortgage related securities" for purposes of SMMEA.

      Under SMMEA, if a State enacted legislation prior to October 4, 1991 specifically limiting the legal investment authority of those entities in relation to "mortgage related securities," the securities will constitute legal investments for entities subject to that legislation only to the extent provided in that legislation. Some States have enacted legislation which overrides the preemption provisions of SMMEA. SMMEA provides, however, that in no event will the enactment of that legislation affect the validity of any contractual commitment to purchase, hold or invest in "mortgage related securities," or require the sale or other disposition of those securities so long as that contractual commitment was made or those securities acquired prior to the enactment of that legislation.

      SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with mortgage-related securities without limitations as to the percentage of their assets represented by those mortgage-related securities, federal credit unions may invest in mortgage-related securities, and national banks may purchase mortgage-related securities for their own account without regard to the limitations applicable to investment


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

securities provided in 12 U.S.C. 24 (Seventh), subject in each case to the regulations as the applicable federal regulatory authority may prescribe.

      On April 23, 1998, the Federal Financial Institutions Examination Council issued the 1998 Policy Statement applicable to all depository institutions, providing guidelines for investments in "high-risk mortgage securities." The 1998 Policy Statement was adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC, the NCUA and the OTS with an effective date of May 26, 1998. The 1998 Policy Statement rescinded a 1992 policy statement that had required, prior to purchase, a depository institution to determine whether a mortgage derivative product that it was considering acquiring was high-risk, and, if so, required that the proposed acquisition would reduce the institution's overall interest rate risk. The 1998 Policy Statement eliminates constraints on investing in "high-risk" mortgage derivative products and substitutes broader guidelines for evaluating and monitoring investment risk.

      The OTS has issued Thrift Bulletin 13a, entitled "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities," or TB 13a, which is effective as of December 1, 1998 and applies to thrift institutions regulated by the OTS. One of the primary purposes of TB 13a is to require thrift institutions, prior to taking any investment position to conduct:

      o a pre-purchase portfolio sensitivity analysis for any "significant transaction" involving securities or financial derivatives, and

      o a pre-purchase price sensitivity analysis of any "complex security" or financial derivative.

For the purposes of TB 13a, "complex security" includes, among other things, any collateralized mortgage obligation or REMIC security, other than any "plain vanilla" mortgage pass-through security, that is, securities that are part of a single class of securities in the related pool that are non-callable and do not have any special features. One or more classes of certificates offered by this prospectus and by the related prospectus supplement may be viewed as "complex securities". The OTS recommends that while a thrift institution should conduct its own in-house pre-acquisition analysis, it may rely on an analysis conducted by an independent third-party as long as management understands the analysis and its key assumptions. Further, TB 13a recommends that the use of "complex securities with high price sensitivity" be limited to transactions and strategies that lower a thrift institution's portfolio interest rate risk. TB 13a warns that investment in complex securities by thrift institutions that do not have adequate risk measurement, monitoring and control systems may be viewed by OTS examiners as an unsafe and unsound practice.

      Some classes of securities offered by this prospectus, including any class that is not rated in one of the two highest categories by at least one rating agency, will not constitute "mortgage related securities" for purposes of SMMEA. Those classes of securities will be identified in the related prospectus supplement. Prospective investors in those classes of securities, in particular, should consider the matters discussed in the following paragraph.

      There may be other restrictions on the ability of some investors either to purchase various classes of securities or to purchase any class of securities representing more than a specified percentage of the investors' assets. The depositor will make no representations as to the proper characterization of any class of securities for legal investment or other purposes, or as to the ability of particular investors to purchase any class of securities under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of securities. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the securities of any class constitute legal investments under SMMEA or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction applicable to that investor.

                                  LEGAL MATTERS

      Some specific legal matters in connection with the securities offered by this prospectus will be passed on for the depositor and for the underwriters by Thacher Proffitt & Wood, New York, New York or Sidley Austin Brown & Wood LLP, New York, New York.


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                                  THE DEPOSITOR

      The depositor was incorporated in the State of Delaware on April 14, 1988 and is a wholly-owned subsidiary of Credit Suisse First Boston (USA), Inc. (formerly Donaldson, Lufkin & Jenrette, Inc.), a Delaware corporation. The principal executive offices of the depositor are located at Eleven Madison Avenue, 4th Floor, New York, New York 10010. Its telephone number is (212) 325-2000. On November 3, 2000, Donaldson, Lufkin & Jenrette, Inc., a corporation organized under the laws of Delaware ("DLJ"), merged with and into an indirect wholly owned subsidiary of Credit Suisse Group, a corporation organized under the laws of Switzerland ("CSG"). As a result of this transaction, DLJ became an indirect wholly owned subsidiary of CSG and changed its name to Credit Suisse First Boston (USA), Inc. All former subsidiaries of DLJ, including the depositor, are currently subsidiaries of Credit Suisse First Boston (USA), Inc.

      The depositor was organized, among other things, for the purposes of establishing trusts, selling beneficial interests in those trusts and acquiring and selling mortgage assets to those trusts. The depositor has one class of common stock, all of which is owned by Credit Suisse First Boston (USA), Inc. Neither the depositor, its parent nor any of the depositor's affiliates will ensure or guarantee distributions on the securities of any series.

      As described in this prospectus, the only obligations of the depositor will be under various representations and warranties relating the mortgage assets. See "Loan Underwriting Standards Representations and Warranties" and "The Agreements--Assignment of Mortgage Assets" in this prospectus. The depositor will have no ongoing servicing responsibilities or other responsibilities for any Mortgage Asset. The depositor does not have nor is it expected in the future to have any significant assets with which to meet any obligations for any trust. If the depositor were required to repurchase or substitute a loan, its only source of funds to make the required payment would be funds obtained from the seller of that loan, or if applicable, the master servicer or, the servicer. See "Risk Factors" in this prospectus.

                                 USE OF PROCEEDS

      The depositor will apply all or substantially all of the net proceeds from the sale of each series offered by this prospectus and by the related prospectus supplement to purchase the mortgage assets, to repay indebtedness which has been incurred to obtain funds to acquire the mortgage assets, to establish the reserve funds, if any, for the series and to pay costs of structuring, guaranteeing and issuing the securities. In some cases, securities may be exchanged by the depositor for mortgage assets. The depositor expects that it will make additional sales of securities similar to the securities from time to time, but the timing and amount of those additional offerings will be dependent on a number of factors, including the volume of mortgage loans purchased by the depositor, prevailing interest rates, availability of funds and general market conditions.

                              PLAN OF DISTRIBUTION

      The securities offered by this prospectus and by the related prospectus supplements will be offered in series may be sold directly by the depositor or may be offered through the underwriters through one or more of the methods described below. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to the depositor from that sale.

      The depositor intends that securities will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of securities may be made through a combination of two or more of these methods. The methods are as follows:

      o by negotiated firm commitment or best efforts underwriting and public re-offering by the underwriters;

      o by placements by the depositor with institutional investors through dealers; and

      o     by direct placements by the depositor with institutional investors.

      In addition, if specified in the related prospectus supplement, a series of securities may be offered in whole or in part in exchange for the loans, and other assets, if applicable, that would comprise the trust for those securities.

      If underwriters are used in a sale of any securities, other than in connection with an underwriting on a best efforts basis, those securities will be acquired by the underwriters for their own account and may be resold from


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time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The managing underwriter or underwriters related to the offer and sale of a particular series of securities will be named on the cover of the prospectus supplement relating to that series and the members of the underwriting syndicate, if any, will be named in that prospectus supplement.

      In connection with the sale of the securities, the underwriters may receive compensation from the depositor or from purchasers of the securities in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the securities may be deemed to be underwriters in connection with those securities, and any discounts or commissions received by them from the depositor and any profit on the resale of securities by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

      It is anticipated that the underwriting agreement pertaining to the sale of any series of securities will provide that the obligations of the underwriters will be subject to various conditions precedent, that the underwriters will be obligated to purchase those securities if any are purchased, other than in connection with an underwriting on a best efforts basis, and that, in limited circumstances, the depositor will indemnify the several underwriters and the underwriters will indemnify the depositor against civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments required to be made in connection with those civil liabilities.

      The prospectus supplement for any series offered by placements through dealers will contain information regarding the nature of that offering and any agreements to be entered into between the depositor and purchasers of securities of that series.

      This prospectus, together with the related prospectus supplement, may be used by Credit Suisse First Boston Corporation, an affiliate of the depositor, in connection with offers and sales related to market making transactions in the securities in which Credit Suisse First Boston Corporation acts as principal or agent. Sales in such transactions will be made at prices related to prevailing prices at the time of sale.

      The depositor anticipates that the securities offered by this prospectus will be sold primarily to institutional investors or sophisticated non-institutional investors. Purchasers of securities, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of securities. Holders of securities should consult with their legal advisors in this regard prior to that reoffer or sale.


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                                    GLOSSARY

      1998 Policy Statement--The revised supervisory statement setting for the guidelines for investments in "high risk mortgage securities". The 1998 Policy Statement was adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC, the NCUA and the OTS with an effective date of May 26, 1998.

      Accrual Termination Date--For a class of accrual securities, the distribution date on which all securities of the related series with final scheduled distribution dates earlier than that of that class of accrual securities have been fully paid, or another date or period as may be specified in the related prospectus supplement.

      Additional Collateral--Marketable securities, insurance policies, annuities, certificates of deposit, cash, accounts or other personal property and, in the case of Additional Collateral owned by any guarantor, may consist of real estate.

      Additional Collateral Loan--A mortgage loan that, in addition to being secured by the related mortgaged property, is secured by other collateral owned by the related mortgagors or are supported by third- party guarantees secured by collateral owned by the related guarantors.

      Advance--A cash advance by the master servicer or a servicer for delinquent payments of principal of and interest on a loan, and for the other purposes specified in this prospectus and in the related prospectus supplement.

      Agency Securities--Mortgage-backed securities issued or guaranteed by GNMA, Fannie Mae, Freddie Mac or other government agencies or government-sponsored agencies.

      Available Distribution Amount--The amount in the Payment Account, including amounts deposited in that account from any reserve fund or other fund or account, eligible for distribution to securityholders on a distribution date.

      Balloon Loan--A mortgage loan with payments similar to a conventional loan, calculated on the basis of an assumed amortization term, but providing for a Balloon Payment of all outstanding principal and interest to be made at the end of a specified term that is shorter than that assumed amortization term.

      Balloon Payment--The payment of all outstanding principal and interest made at the end of the term of a Balloon Loan.

      Bi-Weekly Loan--A mortgage loan which provides for payments of principal and interest by the borrower once every two weeks.

      Buy-Down Fund--A custodial account, established by the master servicer or the servicer for a Buy-Down Loan, that meets the requirements described in this prospectus.

      Buy-Down Loan--A level payment mortgage loan for which funds have been provided by a person other than the mortgagor to reduce the mortgagor's scheduled payment during the early years of that mortgage loan.

      Buy-Down Period--The period in which the borrower is not obligated to pay the full scheduled payment otherwise due on a Buy-Down Loan.

      Buy-Down Mortgage Rate--For any Buy-Down Loan, the hypothetical reduced interest rate on which scheduled payments are based.

      Buy-Down Amounts--For any Buy-Down Loan, the maximum amount of funds that may be contributed by the Servicer of that Buy-Down Loan.

      Call Certificate--Any Certificate evidencing an interest in a Call Class.

      Call Class--A class of certificates under which the holder will have the right, at its sole discretion, to terminate the related trust resulting in early retirement of the certificates of the series.

      Call Price--In the case of a call as to a Call Class, a price equal to 100% of the principal balance of the related certificates as of the day of that purchase plus accrued interest at the applicable pass-through rate.

      Collection Account--For a series, the account established in the name of the master servicer for the deposit by the master servicer of payments received from the mortgage assets in a trust, or from the servicers, if any.


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      Contributions Tax--The imposition of a tax on the REMIC equal to 100% of the value of the contributed property. Each pooling and servicing agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to the tax.

      Cooperative--A corporation owned by tenant-stockholders who, through the ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units.

      Cooperative Dwelling--An individual housing unit in a building owned by a cooperative.

      Cooperative Loan--A housing loan made for a Cooperative Dwelling and secured by an assignment by the borrower/tenant-stockholder, of a security interest in shares issued by the applicable Cooperative.

      Designated Seller Transaction--A series of securities where the mortgage loans included in the trust are delivered either directly or indirectly to the depositor by one or more unaffiliated sellers identified in the related prospectus supplement.

      Disqualified Persons--For these purposes means:

      o the United States, any State or political subdivision of the United States or any State, any foreign government, any international organization, or any agency or instrumentality of the foregoing, but would not include instrumentalities described in Section 168(h)(2)(D) of the Internal Revenue Code or Freddie Mac,

      o any organization, other than a cooperative described in Section 521 of the Internal Revenue Code, that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Internal Revenue Code,

      o any organization described in Section 1381(a)(2)(C) of the Internal Revenue Code,

      o an "electing large partnership," as described in Section 775 of the Code, or

      o any other person so designated by the trustee based on an opinion of counsel that the holding of an ownership interest in a REMIC certificate by that person may cause the related trust or any person having an ownership interest in the REMIC certificate, other than that person, to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the transfer of an ownership interest in a REMIC certificate to that person.

      Draw--With respect to any revolving credit loan, money drawn by the borrower in most cases with either checks or credit cards, subject to applicable law, on the revolving credit loan under the related credit line agreement at any time during the Draw Period.

      Draw Period--With respect to any revolving credit loan, the period specified in the related credit line agreement when a borrower on the revolving credit loan may make a Draw.

      Eligible Account--An account maintained with a federal or state chartered depository institution:

      o the short-term obligations of which are rated by each rating agency in its highest rating at the time of any deposit in that account,

      o insured by the FDIC to the limits established by that Corporation, the uninsured deposits in which account are otherwise secured in a way that, as evidenced by an opinion of counsel delivered to the trustee prior to the establishment of that account, the holders of the securities will have a claim as to the funds in that account and a perfected first priority security interest against any collateral securing those funds that is superior to claims of any other depositors or general creditors of the depository institution with which that account is maintained a trust account or accounts maintained with a federal or state chartered depository institution or trust company with trust powers acting in its fiduciary capacity, or

      o an account or accounts of a depository institution acceptable to the rating agencies.

Eligible Accounts may bear interest.

      Environmental Lien--A lien imposed by federal or state statute, for any cleanup costs incurred by a state on the property that is the subject of the cleanup costs.


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      Escrow Account--An account, established and maintained by the master servicer or the servicer for a loan, into which payments by borrowers to pay taxes, assessments, mortgage and hazard insurance premium and other comparable items that are required to be paid to the mortgagee are deposited.

      Excluded Balance--With respect to any revolving credit loan, that portion of the principal balance of that revolving credit loan not included in the Trust Balance at any time, which may include balances attributable to Draws after the cut-off date and may include a portion of the principal balance outstanding as of the cut-off date, and which may also include balances attributable to Draws after the occurrence of certain events specified in the related prospectus supplement.

      Funding Account--An account established for the purpose of purchasing additional loans.

      GPM Loan--A fixed rate, fully amortizing mortgage loan providing for monthly payments based on a 10-to 30-year amortization schedule, with further provisions for scheduled annual payment increases for a number of years with the full amount of those increases being applied to principal, and with further provision for level payments thereafter.

      GPM Fund--A trust account established by the master servicer or the servicer of a GPM Loan into which funds sufficient to cover the amount by which payments of principal and interest on that GPM Loan assumed in calculating payments due on the securities of the related multiple class series exceed scheduled payments on that GPM Loan.

      GPM Loan--A mortgage loan providing for graduated payments, having an amortization schedule:

      o requiring the mortgagor's monthly installments of principal and interest to increase at a predetermined rate annually for a predetermined period of time after which the monthly installments became fixed for the remainder of the mortgage term,

      o providing for deferred payment of a portion of the interest due monthly during that period of time, and

      o providing for recoupment of the interest deferred through negative amortization whereby the difference between the scheduled payment of interest on the mortgage note and the amount of interest actually accrued is added monthly to the outstanding principal balance of the mortgage note.

      Insurance Proceeds--Amounts paid by the insurer under any of the insurance policies covering any loan or mortgaged property.

      Interest Accrual Period--The period specified in the related prospectus supplement for a multiple class series, during which interest accrues on the securities or a class of securities of that series for any distribution date.

      Liquidation Expenses--Expenses incurred by the master servicer, or the related servicer, in connection with the liquidation of any defaulted mortgage loan and not recovered under a primary mortgage insurance policy.

      Liquidated Mortgage Loan--A defaulted mortgage loan as to which the master servicer has determined that all amounts which it expects to recover from or on account of that mortgage loan, whether from Insurance Proceeds, Liquidation Proceeds or otherwise have been recovered.

      Liquidation Proceeds--Amounts received by the master servicer or servicer in connection with the liquidation of a mortgage, net of liquidation expenses.

      Mark-to-Market Regulations--The final regulations of the IRS, released on December 24, 1996, relating to the requirement that a securities dealer mark to market securities held for sale to customers.

      Parties in Interest--For a Plan, persons who have specified relationships to the Plans, either `Parties in Interest' within the meaning of ERISA or Disqualified Persons within the meaning of the Internal Revenue Code.

      Payment Account--For a series, the account established in the name of the trustee for the deposit of remittances received from the master servicer relating to the mortgage assets in a trust.

      Periodic Rate Cap--For any ARM loan, the maximum amount by which mortgage rate of that ARM loan may adjust for any single adjustment period.

      Pre-Funding Period--For the securities, the period in which supporting payments of the related mortgage loans, having a value equal to no more than 25% of the total principal amount of those securities, to be transferred to


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the related trust instead of requiring that the related mortgage loans be either identified or transferred on or before the Closing Date, which period will be no longer than 90 days or three months following the Closing Date.

      Pre-Funding Limit--For the securities, the ratio of the amount allocated to the Funding Account to the total principal amount of the securities, which must be less than or equal to 25%.

      Qualified Insurer--A mortgage guarantee or insurance company duly qualified as a mortgage guarantee or insurance company under the laws of the states in which the mortgaged properties are located, duly authorized and licensed in those states to transact the applicable insurance business and to write the insurance provided.

      REO Property--Real property which secured a defaulted loan which has been acquired on foreclosure, deed in lieu of foreclosure or repossession.

      Repayment Period--With respect to a revolving credit loan, the period from the end of the related Draw Period to the related maturity date.

      Retained Interest--For a mortgage asset, the amount or percentage specified in the related prospectus supplement which is not sold by the depositor or seller of the mortgage asset and, therefore, is not included in the trust for the related series.

      Restricted Group--The group consisting of any underwriter, the master servicer, any servicer, any subservicer, the trustee and any obligor for assets of a trust constituting more than 5% of the aggregate unamortized principal balance of the assets in the trust as of the date of initial issuance of the securities.

      Servicer Account--An account established by a servicer, other than the master servicer, who is directly servicing loans, into which that servicer will be required to deposit all receipts received by it relating to the mortgage assets serviced by that servicer.

      Servicing Fee--The amount paid to the master servicer on a given distribution date, in most cases, determined on a loan-by-loan basis, and calculated at a specified per annum rate.

      Subordinated Amount--The amount, if any, specified in the related prospectus supplement for a series with a class of subordinate securities, that the subordinate securities are subordinated to the senior securities of the same series.

      Subordination Reserve Fund--The subordination reserve fund, if any, for a series with a class of subordinate securities, established under the related pooling and servicing agreement or indenture.

      Subsequent Mortgage Loan--Additional mortgage loans transferred to the related trust after the closing date.

      Subsidy Fund--For any loan, a custodial account, which may be interest-bearing, complying with the requirements applicable to a Collection Account in which the master servicer will deposit subsidy funds.

      Tax Exempt Investor--Tax-qualified retirement plans described in Section 401(a) of the Internal Revenue Code and on individual retirement accounts described in Section 408 of the Internal Revenue Code.

      Trust Balance--With respect to a mortgage pool consisting of revolving credit loans, as described in the related prospectus supplement, a specified portion of the total principal balance of each revolving credit loan outstanding at any time, which will consist of the principal balance thereof as of the cut-off date minus the portion of all payments and losses thereafter that are allocated to the Trust Balance and minus the portion of the principal balance that has been transferred to another trust fund prior to the cutoff date, and will not include any portion of the principal balance attributable to Draws made after the cut-off date.

      United States Person--"United States person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state of the United States or the District of Columbia, except, in the case of a partnership, to the extent provided in regulations, or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, which regulations have not yet been issued, a trust which was in existence on August 20, 1996, other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter 1 of the Code, and which was treated as a United States person on August 19, 1996, may elect to continue to be treated as a United States person regardless of the previous sentence.


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      The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

      You should carefully consider the Risk Factors beginning on Page 5 in this prospectus.

      This prospectus together with the accompanying prospectus supplement will constitute the full prospectus.


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